UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

Talen Energy Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☐ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Talen Energy Corporation common stock, par value $0.001 per share

(2)	Aggregate number of securities to which transaction applies:

128,526,720 shares of common stock, 0 shares of common stock underlying outstanding stock options with an exercise price of less than $14.00 per share, 1,925,217 restricted stock units, 876,069 performance units (assuming the target achievement of the performance goals applicable to such award, and assuming the satisfaction of all other conditions to such delivery) and 88,287.30 director stock units.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11(c), the filing fee of $185,290.45 was determined by multiplying 0.0001007 by the aggregate merger consideration of $1,840,024,356.20. The aggregate merger consideration was calculated as the sum of (a) 128,526,720 shares of common stock multiplied by the merger consideration of $14.00 per share, (b) 1,925,217 shares of common stock issuable upon settlement of restricted stock units multiplied by the merger consideration of $14.00 per share, (c) $196,250 (the amount of equity-based compensation that may be issued prior to the closing of the merger), (d) 876,069 shares of common stock issuable upon settlement of performance units multiplied by the merger consideration of $14.00 per share (assuming the target achievement of the performance goals applicable to such award, and assuming the satisfaction of all other conditions to such delivery) and (e) 88,287.30 shares of common stock issuable upon settlement of director stock units multiplied by the merger consideration of $14.00 per share.

(4)	Proposed maximum aggregate value of transaction:

$1,840,024,356.20

(5)	Total fee paid:

$185,290.45

☒ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

Talen Energy Corporation

835 Hamilton Street, Suite 150

Allentown, Pennsylvania 18101

[    ], 2016

Dear Stockholders:

You are invited to attend a special meeting (such meeting, including any adjournment or postponement thereof, the “Special Meeting”) of the stockholders of Talen Energy Corporation, which we refer to as the Company or Talen Energy, to be held on [   ], 2016, at [   ] (local time) at [     ].

At the Special Meeting you will be asked to approve the adoption of the Agreement and Plan of Merger, dated as of June 2, 2016 (as amended from time to time, the “Merger Agreement”) by and among RPH Parent LLC (“RPH”), SPH Parent LLC (“SPH”), CRJ Parent LLC (“CRJ” and collectively with RPH and SPH, “Parent”), RJS Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”) and the Company pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger. Parent and Merger Sub are beneficially owned by affiliates of Riverstone Holdings LLC (“Riverstone”).

Your vote is very important. Whether or not you plan to attend the Special Meeting, as promptly as possible please complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy over the Internet or by telephone. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

If the Merger is completed, each outstanding share of Talen Energy’s common stock, par value $0.001 per share (a “Share” or, collectively, the “Shares”) outstanding immediately prior to the effective time of the Merger (other than (i) Shares owned by Raven Power Holdings LLC, Sapphire Power Holdings LLC and C/R Energy Jade, LLC, affiliates of Riverstone (collectively, the “Sponsor Entities”), Parent and Merger Sub, Shares owned by the Company’s direct or indirect wholly owned subsidiaries and Shares owned by the Company as treasury stock, (ii) Shares owned by stockholders who have not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who have properly exercised and not withdrawn a demand for appraisal pursuant to Section 262 of the Delaware General Corporation Law (“DGCL”) with respect to such Shares, and (iii) Shares underlying the Company’s stock options and Shares that are subject to the Company’s restricted stock unit awards, the Company’s performance units and the Company’s director stock units) will be converted into the right to receive $14.00 per Share in cash, without interest, less any applicable withholding taxes.

The board of directors of the Company (the “Board”), with Ralph Alexander and Michael B. Hoffman, who are affiliated with Riverstone, recused, as more fully described in this proxy statement, evaluated the Merger in consultation with the Company’s management and legal and financial advisors. The Board (with Messrs. Alexander and Hoffman recused) has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair, advisable and in the best interests of the Company and its unaffiliated stockholders, (ii) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the holders of the Shares adopt the Merger Agreement, and directed that the Merger Agreement be submitted to the holders of Shares for their adoption. The approval of the proposal to adopt the Merger Agreement requires the affirmative vote of (i) the holders of a majority of outstanding Shares entitled to vote at the Special Meeting and (ii) the holders of a majority of the Shares present in person or by proxy at the Special Meeting that are beneficially owned, directly or indirectly, by the holders of the Shares other than Riverstone, Parent, Merger Sub, the Sponsor Entities and any of their respective affiliates. The Board (with Messrs. Alexander and Hoffman recused) recommends that you vote “FOR” the proposal to adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

You will also be asked to vote at the Special Meeting on (i) one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies, which requires the affirmative vote of the holders of a majority of the Shares present in person or by proxy and entitled to vote thereon at the Special Meeting, whether or not a quorum is present and (ii) the non-binding proposal regarding certain Merger-related executive compensation arrangements, which requires the affirmative vote of the holders of a majority of the Shares present in person or by proxy and entitled to vote thereon at the Special Meeting. The Board (with Messrs. Alexander and Hoffman recused) recommends that you vote “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, and “FOR” the non-binding proposal regarding certain Merger-related executive compensation arrangements.

Completion of the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement.

In connection with the Merger Agreement, on June 2, 2016, the Sponsor Entities, which collectively own approximately 35% of the issued and outstanding Shares, entered into a Support Agreement with the Company pursuant to which the Sponsor Entities have committed to vote their Shares in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger.

The accompanying proxy statement provides you with more detailed information about the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in this proxy statement. You may also obtain additional information about the Company from other documents we have filed with the Securities and Exchange Commission (the “SEC”). In particular, you should read the “Risk Factors” section beginning on page 16 in our annual report on Form 10-K for the fiscal year ended December 31, 2015, and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in this proxy statement, for risks relating to our business and for a discussion of the risks you should consider in evaluating the proposed transaction and how it may affect you.

If you have any questions or need assistance voting your Shares, please call Georgeson LLC, the Company’s proxy solicitor in connection with the Special Meeting, toll-free at (866) 741-9588.

Thank you in advance for your cooperation and continued support.

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Sincerely,

Paul A. Farr
President and Chief Executive Officer

The accompanying proxy statement is dated [   ], 2016, and is first being mailed to the Company’s stockholders on or about [   ], 2016.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

Talen Energy Corporation

835 Hamilton Street, Suite 150

Allentown, Pennsylvania 18101

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholders:

You are cordially invited to attend a special meeting (such meeting, including any adjournment or postponement thereof, the “Special Meeting”) of the stockholders of Talen Energy Corporation, which we refer to as the Company or Talen Energy, to be held on [  ], 2016, at [  ] (local time) at [     ], for the following purposes:

1.               To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 2, 2016, as amended from time to time, which we refer to as the Merger Agreement, by and among (i) RPH Parent LLC, SPH Parent LLC and CRJ Parent LLC, which we refer to, collectively, as Parent, (ii) RJS Merger Sub Inc., a wholly owned subsidiary of Parent, which we refer to as Merger Sub, and (iii) the Company, pursuant to which Merger Sub will merge with and into the Company, which we refer to as the Merger, with the Company surviving the Merger, which we refer to as the Merger Agreement Proposal. Parent and Merger Sub are beneficially owned by affiliates of Riverstone Holdings LLC, which we refer to as Riverstone. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.

2.               To consider and vote on one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, which we refer to as the Adjournment Proposal.

3.               To approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger, which we refer to as the Golden Parachute Proposal.

4.               To transact any other business that may properly come before the Special Meeting, or any adjournment or postponement of the Special Meeting, by or at the direction of the Company’s board of directors, which we refer to as the Board.

These items of business are more fully described in the proxy statement accompanying this notice.

The approval of the Merger Agreement Proposal by the affirmative vote of (i) the holders of a majority of outstanding Shares entitled to vote at the Special Meeting and (ii) the holders of a majority of the Shares present in person or by proxy at the Special Meeting that are beneficially owned, directly or indirectly, by the holders of the shares other than (a) Riverstone, (b) Parent, (c) Merger Sub, (d) Raven Power Holdings LLC, Sapphire Power Holdings LLC and C/R Energy Jade, LLC, which we refer to collectively as the Sponsor Entities, and any of their respective affiliates (as defined under Rule 405 of the Securities Act of 1933, as amended) which in the aggregate beneficially own 44,974,658 Shares, or approximately 35% of the issued and outstanding Shares, is required to complete the Merger described in the accompanying proxy statement.

The record date for the Special Meeting is September 1, 2016. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Any stockholder entitled to attend and vote at the Special Meeting is entitled to appoint a proxy to attend and act on such stockholder’s behalf. Such proxy need not be a stockholder of the Company.

Your vote is very important. To ensure your representation at the Special Meeting, please complete, date, sign and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please vote promptly regardless of whether you expect to attend the Special Meeting. Submitting a proxy now will not prevent you from being able to vote in person at the Special Meeting. The Board (with Messrs. Alexander and Hoffman, who are affiliated with Riverstone, recused) has approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Golden Parachute Proposal.

Submitting your proxy over the Internet or by telephone is fast and convenient, and your proxy is immediately confirmed and tabulated. Using the Internet or telephone helps save the Company money by reducing postage and proxy tabulation costs.

By Order of the Board of Directors,

Paul M. Breme

Senior Vice President, General Counsel and

Corporate Secretary

Allentown, Pennsylvania

Dated: [  ], 2016

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i

Table of Contents (CONT’D)

ii

SUMMARY TERM SHEET

The following summary term sheet highlights selected information in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information.” In this proxy statement, we refer to the Agreement and Plan of Merger, dated as of June 2, 2016, by and among RPH Parent LLC, SPH Parent LLC, CRJ Parent LLC, RJS Merger Sub Inc. and Talen Energy Corporation, as it may be amended from time to time, as the Merger Agreement, and the merger of RJS Merger Sub Inc. with and into Talen Energy Corporation pursuant to the Merger Agreement as the Merger. We refer to the Support Agreement, dated as of June 2, 2016, by and among Raven Power Holdings LLC, Sapphire Power Holdings LLC and C/R Energy Jade, LLC and Talen Energy Corporation, as it may be amended from time to time, as the Support Agreement. We refer to the Securities Act of 1933, as amended, as the Securities Act. In addition, we refer to (i) RPH Parent LLC, SPH Parent LLC and CRJ Parent LLC, collectively, as Parent, (ii) RJS Merger Sub Inc. as Merger Sub, (iii) Raven Power Holdings LLC, Sapphire Power Holdings LLC and C/R Energy Jade, LLC, collectively, as the Sponsor Entities, (iv) Riverstone Holdings LLC as Riverstone, (v) the Sponsor Entities, Parent and Merger Sub, collectively, as the Parent Group, (vi) R/C Sapphire Power IP, L.P., Riverstone/Carlyle Energy Partners II, L.P., R/C Renewable Energy GP II, LLC, Carlyle/Riverstone Global Energy and Power Fund III, L.P., Carlyle/Riverstone Energy Partners III, L.P., C/R Energy GP III, LLC, Riverstone V Raven Holdings, L.P., Riverstone Energy Partners V, L.P., Riverstone Energy GP V, LLC, Riverstone Energy GP V Corp., Pierre F. Lapeyre, Jr. and David M. Leuschen, collectively, as Their Controlling Affiliates, (vii) Riverstone, the Parent Group and Their Controlling Affiliates, as the Riverstone Filing Parties and (viii) Talen Energy Corporation as the Company, Talen Energy, us, our or we. We refer to the Company’s common stock, par value $0.001, each as a Share and collectively as the Shares, the holders of the Shares (other than Riverstone, the Parent Group and any of their respective affiliates (as defined under Rule 405 of the Securities Act)), as Disinterested Stockholders, the special meeting of the stockholders of the Company to be held on [       ], 2016, at [       ] (local time) at [       ] including any adjournment or postponement thereof, as the Special Meeting, and September 1, 2016, the record date for the Special Meeting, as the Record Date. As of the date of the filing of this proxy statement, none of Riverstone, the Parent Group or any of their respective affiliates (as defined under Rule 405 of the Securities Act) own any Shares except that the Sponsor Entities beneficially own 44,974,658 Shares. Accordingly, as of the date of the filing of this proxy statement, all stockholders of the Company are Disinterested Stockholders other than the Sponsor Entities.

If the Merger is completed, each Share outstanding immediately prior to the effective time of the Merger (other than (i) the Shares owned by the Parent Group and the Shares owned by the Company’s direct or indirect wholly owned subsidiaries and the Shares owned by the Company as treasury stock, (ii) the Shares owned by stockholders who have not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who have properly exercised and not withdrawn a demand for appraisal pursuant to Section 262 of the Delaware General Corporation Law, which we refer to as the DGCL, with respect to such Shares, which we refer to as the Dissenting Shares, and together with the Shares referred to in the immediately preceding clause (i), the Excluded Shares, and (iii) the Shares underlying the Company’s stock options and the Shares that are subject to the Company’s restricted stock unit awards, the Company’s performance units and the Company’s director stock units), will be converted into the right to receive $14.00 per Share in cash, without interest, which we refer to as the Merger Consideration, less any applicable withholding taxes.

Special Factors (page 16)

•	Background of the Merger. A description of the background of the Merger, including our discussions with Riverstone, is included in “Special Factors—Background of the Merger.”

•	Recommendation of the Board; Fairness of the Merger. The Board, pursuant to resolutions adopted (with Ralph Alexander and Michael B. Hoffman, who are affiliated with Riverstone, recused) at a meeting of the Board held on June 2, 2016, has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were fair, advisable and in the best interests of the Company and its unaffiliated stockholders, (ii) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the stockholders adopt the Merger Agreement, and directed that the Merger Agreement be submitted to the stockholders for their adoption. In evaluating the Merger, the Board consulted with the Company’s management and legal and financial advisors and considered various material factors. For a description of the material factors considered by the Board in deciding to recommend approval of the proposal to adopt the Merger Agreement, see “Special Factors—Recommendation of the Board; Fairness of the Merger.”

•	Position of the Riverstone Filing Parties as to the Fairness of the Merger. The “Riverstone Filing Parties” means (a) RPH Parent LLC, SPH Parent LLC and CRJ Parent LLC (collectively, “Parent”), (b) RJS Merger Sub, Inc. (“Merger Sub”), (c) Riverstone Holdings LLC (“Riverstone”), (d) Raven Power Holdings LLC, Sapphire Power Holdings LLC and C/R Energy Jade, LLC (collectively the “Sponsor Entities”) and (e) R/C Sapphire Power IP, L.P., Riverstone/Carlyle Energy Partners II, L.P., R/C Renewable Energy GP II, LLC, Carlyle/Riverstone Global Energy and Power Fund III, L.P., Carlyle/Riverstone Energy Partners III, L.P., C/R Energy GP III, LLC, Riverstone V Raven Holdings, L.P., Riverstone Energy Partners V, L.P., Riverstone Energy GP V, LLC, Riverstone Energy GP V Corp., Pierre F. Lapeyre, Jr. and David M. Leuschen (collectively, “Their Controlling Affiliates”). The Riverstone Filing Parties believe that the proposed Merger is substantively and procedurally fair to the Company’s unaffiliated stockholders. However, none of the Riverstone Filing Parties nor any of their respective affiliates (other than the Company) has performed, or engaged a financial advisor to perform, any valuation or other analysis for purposes of assessing the fairness of the Merger to the Company and its unaffiliated stockholders. The belief of the Riverstone Filing Parties as to the procedural and substantive fairness of the Merger is based on the factors discussed in “Special Factors—Position of the Riverstone Filing Parties as to the Fairness of the Merger.”

•	Opinion of Citigroup Global Markets Inc. In connection with the Merger, the Company’s financial advisor, Citigroup Global Markets Inc., which we refer to as Citi, delivered a written opinion, dated June 2, 2016, to the members of the Board, other than Messrs. Alexander and Hoffman, which we refer to as the Disinterested Directors, as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to be received by Disinterested Stockholders pursuant to the Merger Agreement. The full text of Citi’s written opinion, dated June 2, 2016, to the Disinterested Directors, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex C to this proxy statement and should be read carefully in its entirety. The description of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s financial advisory services and opinion were provided for the information of the Disinterested Directors (in their capacity as such) in connection with their evaluation of the Merger Consideration from a financial point of view and did not address any other terms, aspects or implications of the Merger. Citi expressed no view as to, and its opinion did not address, the underlying business decision of the Company to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage or consider. Citi’s opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger or otherwise. For a further discussion of Citi’s opinion, see “Special Factors—Opinion of Citigroup Global Markets Inc.”

•	Purpose and Reasons of the Company for the Merger. The Company’s purpose for engaging in the Merger is to enable its stockholders to receive the Merger Consideration, which represents a premium of (i) 85% over the closing price of the Shares on December 2, 2015, the day on which the acquisition proposal was first communicated to the chairman of the Board, (ii) 56% over the closing price of the Shares on March 31, 2016, the last trading day before the first public reports of a potential sale of the Company and (iii) 17% over the closing price of the Shares on June 2, 2016, the last trading day before the announcement of the Merger.

•	Certain Effects of the Merger. At the effective time of the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than the Excluded Shares and the Shares underlying the Company’s stock options and the Shares that are subject to the Company’s restricted stock unit awards, the Company’s performance units and the Company’s director stock units) will be converted into the right to receive the Merger Consideration, less applicable withholding taxes, upon the terms and subject to the conditions set forth in the Merger Agreement, whereupon all such Shares

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will be automatically canceled, will cease to be outstanding, and will cease to exist, and the holders of such Shares will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration. For a further discussion of the effects of the Merger, see “Special Factors—Certain Effects of the Merger.”

•	Treatment of Stock Options and Other Equity-Based Awards. Upon completion of the Merger:

All outstanding stock options will be cancelled in exchange for a cash payment equal to the product of (i) the number of Shares subject to the stock option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per Share of the stock option, which will be paid as promptly as practicable following the effective time of the Merger. If the exercise price per Share of any stock option is equal to or greater than the Merger Consideration, such stock option will be cancelled without any payment.

Outstanding restricted stock units will be cancelled in exchange for a cash payment equal to the product of (i) the Merger Consideration multiplied by (ii) the number of Shares underlying the restricted stock units, which we refer to as the RSU Cash Payment. The RSU Cash Payment will be paid either (a) for restricted stock units granted prior to the date of the Merger Agreement, as promptly as practicable following the effective time of the Merger or (b) for restricted stock units granted on or after the date of the Merger Agreement, following the effective time of the Merger, subject to the same vesting schedule applicable to the underlying restricted stock units.

Outstanding performance units, other than those held by certain executive officers, will be cancelled in exchange for a cash payment equal to the product of (i) the Merger Consideration multiplied by (ii) the number of Shares underlying the cancelled performance units assuming the target achievement of applicable performance goals, which we refer to as the PSU Cash Payment, which (except as described in the immediately following sentence) will be paid as promptly as practicable following the effective time of the Merger. Each of Messrs. Farr, McGuire, Hopf and Rausch will be paid a pro-rata portion of the PSU Cash Payment (calculated based on the number of performance units that would have been delivered to the executive officer upon the Merger under the terms of the applicable performance unit award agreement) as promptly as practicable following the effective time of the Merger and the remaining portion of the PSU Cash Payment payable to these executive officers will be paid following the effective time of the Merger subject to the same time-based (but not performance-based) vesting schedule applicable to the underlying performance units under the terms of the applicable performance unit award agreement.

Outstanding director stock units will be converted into a cash payment equal to the product of (i) the Merger Consideration multiplied by (ii) the number of Shares represented by the director stock unit, with such amount payable in accordance with the terms of the Directors Deferred Compensation Plan and any related deferral election. For a further discussion, see “Special Factors—Certain Effects of the Merger—Treatment of Stock Options and Other Equity-Based Awards.”

•	Interests of Executive Officers and Directors of the Company in the Merger. In considering the recommendations of the Board (with Messrs. Alexander and Hoffman recused) with respect to the Merger, the Company’s stockholders should be aware that the executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in making its recommendations. These interests include the following:

•	the accelerated vesting and payment of awards of the Company’s restricted stock units, the Company’s performance units and the Company’s director stock units;

•	certain severance and other separation benefits that may be payable following termination of employment after the effective time of the Merger under severance agreements or the Company’s executive severance plan, as applicable;

•	with respect to certain of our executive officers, the eligibility to receive cash-based retention bonuses, payable upon the earlier of the effective time of the Merger and September 2, 2017; and

•	the provision of indemnification and insurance arrangements pursuant to the Merger Agreement.

These interests are discussed in more detail under “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger.”

•	Intent to Vote in Favor of the Merger. Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the Shares owned directly by them in favor of the adoption of the Merger Agreement and each of the other proposals. As of September 1, 2016, the Record Date for the Special Meeting, our directors and executive officers directly owned, in the aggregate, [ ] Shares entitled to vote at the Special Meeting, or collectively approximately [ ]% of the outstanding Shares entitled to vote at the Special Meeting.

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•	Material U.S. Federal Income Tax Consequences of the Merger. The exchange of the Shares for cash in the Merger will be a taxable transaction to U.S. Holders (as defined below in “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. A U.S. Holder will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received by such holder in the Merger and the adjusted tax basis in the Shares surrendered in exchange therefor. Stockholders should consult their own tax advisors to determine the particular tax consequences to them (including the application of any U.S. federal non-income, state, local and non-U.S. tax laws) of the Merger. Stockholders should read “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger.”

•	Financing of the Merger. The Merger is not subject to any financing condition. Parent estimates that the total amount of funds necessary to complete the Merger and the related transactions will be approximately $1.3 billion. Parent expects this amount to be funded through a combination of the following:

•	approximately $[ ] billion of cash on hand at the Company and its subsidiaries, which may include cash available under the Company’s existing revolving credit facility, which we refer to as the Credit Facility, under the credit agreement, dated as of June 1, 2015, among Talen Energy Supply, LLC, an indirect, wholly owned subsidiary of the Company, which we refer to as Talen Energy Supply, the lenders and arrangers party thereto, and Citibank, N.A., which we refer to as the Credit Agreement, described under “Special Factors—Financing of the Merger,” and

•	up to approximately $250 million from the new secured term loan described under “Special Factors—Financing of the Merger.”

•	Regulatory Approvals. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, which we refer to collectively as the HSR Act, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the Department of Justice, which we refer to as the DOJ, and the Federal Trade Commission, which we refer to as the FTC, and all statutory waiting period requirements have been satisfied. Expiration or termination of the applicable waiting period (and any extension thereof) under the HSR Act is a condition to completion of the Merger.

The Merger is also conditioned on obtaining regulatory approvals from (i) the Federal Energy Regulatory Commission, which we refer to as the FERC, (ii) the Nuclear Regulatory Commission, which we refer to as the NRC, (iii) the New York Public Service Commission, which we refer to as the NYPSC, (iv) the Federal Communications Commission, which we refer to as the FCC, and (v) other applicable state agencies. See “Special Factors—Regulatory Approvals.”

•	Litigation Relating to the Merger. Currently, the Company is not aware of any pending litigation related to the Merger.

The Merger Agreement (page 88)

•	A summary of the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement, is included in “The Merger Agreement.”

•

Effective Time of the Merger; Closing. We are working to complete the Merger as promptly as practicable. Assuming timely satisfaction of necessary closing conditions set forth in the Merger Agreement, we anticipate that the Merger will be completed by the end of 2016. If our stockholders vote to adopt the Merger Agreement, the Merger will become effective as promptly as practicable following the satisfaction or written waiver of the other conditions to the Merger, including the receipt of all required regulatory approvals and consents. The Company, however, cannot assure completion of the Merger by any particular date, if at all.

•

Conditions to the Completion of the Merger. The closing of the Merger depends on a number of conditions being satisfied or waived. These conditions, which are described more fully in “The Merger Agreement—Conditions to the Completion of the Merger,” include:

•	the adoption of the Merger Agreement by the Company’s stockholders;

•	the receipt of specified regulatory approvals under the HSR Act and from the FERC, the NRC, the FCC, the NYPSC and other applicable state agencies;

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•	the absence of any law, statute, ordinance, or ruling of any governmental authority prohibiting consummation of the Merger or making the consummation of the Merger illegal;

•	the receipt by the Company of either a private letter ruling from the Internal Revenue Service, which we refer to as IRS, or an opinion of nationally recognized tax counsel or KPMG, PricewaterhouseCoopers, Deloitte or Ernst & Young to the effect that the Merger will not affect the intended tax-free status of the Talen Transactions (as defined below in “Summary Term Sheet—Parties to the Merger”), or waiver of such requirement by PPL Corporation;

•	the accuracy of each party’s representations and warranties in the Merger Agreement (subject to materiality qualifiers);

•	the performance in all material respects by each party of all obligations required to be performed by it under the Merger Agreement;

•	the delivery of an officers’ certificate by each party with respect to representation and warranties and performance of obligations under the Merger Agreement;

•	no material adverse effect or a Susquehanna material adverse effect (each, as defined under the Merger Agreement) having occurred;

•	the absence of law, regulatory approval or governmental authority requiring any undertakings or other acts that constitute a burdensome condition (as defined under the Merger Agreement);

•	the satisfaction of the requirement for the Company to have certain minimum liquidity; and

•	the absence of certain specified events of default under the Credit Agreement.

•	Solicitation of Acquisition Proposals. Pursuant to the Merger Agreement, the Company was permitted to actively solicit and consider Alternative Proposals (as defined below in “The Merger Agreement—Solicitation of Acquisition Proposals”) from third parties until 11:59 p.m., Eastern time, on July 12, 2016, which we refer to as the Go-Shop Period. As discussed in more detail in “Special Factors—Background of the Merger—Subsequent Events,” the Go-Shop Period expired with no party submitting an Alternative Proposal that constituted or could lead to a Superior Proposal (as defined below in “The Merger Agreement—Solicitation of Acquisition Proposals”).

Commencing at 12:01 a.m., Eastern time, on July 13, 2016, which we refer to as the No-Shop Period Start Date, the Company was required to cease all existing discussions or negotiations with any person with respect to any Alternative Proposal, except as otherwise provided below, and may not solicit any Alternative Proposals.

If the Company or any of its subsidiaries receives a written Alternative Proposal after the No-Shop Period Start Date and prior to obtaining stockholder approval of the Merger Agreement Proposal, the Company will be permitted to engage in discussions and negotiations regarding such Alternative Proposal if the Board determines in good faith (after consultation with the Company’s outside legal and financial advisors) that such Alternative Proposal is or would reasonably be expected to lead to a Superior Proposal.

The Board is prohibited from taking certain actions enumerated in the Merger Agreement that would amount to a change in the recommendation of the Board to the stockholders to approve the Merger Agreement Proposal, unless, prior to obtaining stockholder approval of the Merger Agreement Proposal, the Board determines in good faith, with respect to clause (i) below, after consultation with outside legal advisors, and with respect to clause (ii) below, after consultation with the Company’s outside legal and financial advisors, that (i) the failure to make such change would reasonably be expected to be inconsistent with the Board’s fiduciary duties or (ii) an Alternative Proposal constitutes a Superior Proposal.

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•	Termination. The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal, subject to specified exceptions and limitations, and provides that, upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee of $50 million. However, under specified conditions, where (i) the Company terminates the Merger Agreement in connection with its entry into a Superior Proposal with an Excluded Party or (ii) Parent terminates the Merger Agreement in connection with a change in the recommendation of the Board to the stockholders to approve the Merger Agreement Proposal resulting from a Superior Proposal with an Excluded Party, the Company was required to pay Parent a termination fee of $25 million.

Upon termination of the Merger Agreement by the Company or Parent under specified conditions, Parent will be required to pay the Company a termination fee of $85 million. In addition, subject to specified exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by March 2, 2017, which date will be extended to June 2, 2017 in the event that certain conditions remain unsatisfied as of March 2, 2017. We refer to March 2, 2017, as may be extended to June 2, 2017, as the End Date. See “The Merger Agreement—Termination—Termination Fees.”

Support Agreement (page 115)

•	In connection with the Merger Agreement, on June 2, 2016, the Sponsor Entities, which collectively own approximately 35% of the issued and outstanding Shares, entered into a Support Agreement with the Company pursuant to which the Sponsor Entities have committed to vote their Shares in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger. The Support Agreement will terminate upon the earliest to occur of (i) the effective time of the Merger, (ii) a termination of the Merger Agreement in accordance with its terms, (iii) a change of recommendation by the Board and (iv) a written agreement of the parties to the Support Agreement.

Parties to the Merger (page 118)

•	Talen Energy Corporation (the “Company”) is a Delaware corporation, whose business was formed as a result of the spinoff of Talen Energy Supply and the substantially contemporaneous combination of that business with the merchant power generation business of RJS Generation Holdings LLC, which we refer to as RJS, on June 1, 2015, which transactions we collectively refer to as the Talen Transactions. For more information on the Talen Transactions, see “Other Important Information Regarding the Company—Talen Transactions.” The Company is one of the largest competitive energy and power generation companies in North America. The Company owns or controls 16,000 megawatts of generating capacity in well-developed, structured wholesale power markets, principally in the Northeast, Mid-Atlantic and Southwest regions of the United States. Our principal executive office is located at 835 Hamilton Street, Suite 150, Allentown, Pennsylvania 18101, and the telephone number of our principal executive office is (888) 211-6011.

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•	RPH Parent LLC, SPH Parent LLC and CRJ Parent LLC (collectively, “Parent”) are each Delaware limited liability companies. Parent is beneficially owned by affiliates of Riverstone and was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Parent has not engaged in any business except for the activities incident to its formation and in connection with the transactions contemplated by the Merger Agreement. Parent’s principal executive office is located at c/o Extol Energy LLC, 2901 Via Fortuna Drive, Building 6, Suite 650, Austin, Texas 78746-7574, and the telephone number of its principal executive office is (512) 314-8600.

•	RJS Merger Sub Inc. (“Merger Sub”) is a Delaware corporation. Merger Sub is a wholly owned subsidiary of Parent and was formed solely for the purpose of engaging in the Merger and related transactions. Merger Sub has not engaged in any business other than in connection with the Merger and related transactions. At the effective time of the Merger, Merger Sub will be merged with and into the Company and will cease to exist and the Company will continue as the surviving corporation. Merger Sub’s principal executive office is located at c/o Extol Energy LLC, 2901 Via Fortuna Drive, Building 6, Suite 650, Austin, Texas 78746-7574, and the telephone number of its principal executive office is (512) 314-8600.

Other Important Information Regarding the Company (page 126)

•	Market Price of Common Stock and Dividends. The Shares are listed for trading on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “TLN.” We have not declared or paid any cash dividends on the Shares. The Merger Agreement does not permit us to pay any dividends on the Shares without the prior written consent of Parent. The closing price of the Shares on March 31, 2016, the last trading day before the first public reports of a potential sale of the Company, was $9.00 per Share.

On [       ], 2016, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for the Shares on the NYSE was $[     ] per Share. You are encouraged to obtain current market quotations for the Shares in connection with voting your Shares.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, all of which you should read carefully. See “Where You Can Find More Information.”

Q.	Why am I receiving this document?

A.	On June 2, 2016, the Company entered into the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company with the Company surviving the Merger. Parent and Merger Sub are beneficially owned by affiliates of Riverstone. A copy of the Merger Agreement is attached to this proxy statement as Annex A. Pursuant to resolutions adopted at a meeting of the Board held on June 2, 2016, the Board (with Messrs. Alexander and Hoffman recused) has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair, advisable and in the best interests of the Company and its unaffiliated stockholders, (ii) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the holders of the Shares adopt the Merger Agreement and directed that the Merger Agreement be submitted to the holders of the Shares for their adoption. In evaluating the Merger, the Board (with Messrs. Alexander and Hoffman recused) consulted with the Company’s management and legal and financial advisors and considered a number of factors.

The Company is soliciting proxies for the Special Meeting. You are receiving this proxy statement because you own Shares. This proxy statement contains important information about the proposed transaction and the Special Meeting, and you should read it carefully. The enclosed proxy card allows you to vote your Shares without attending the Special Meeting in person.

The Company is holding the Special Meeting so that our stockholders may vote with respect to the adoption of the Merger Agreement, the proposal to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies, and the non-binding proposal regarding certain Merger-related executive compensation arrangements.

Your vote is extremely important, and we encourage you to submit your proxy as soon as possible. For more information on how to vote your Shares, please see the section of this proxy statement entitled “The Special Meeting.”

Q.	What is the proposed transaction and what effects will it have on the Company?

A.	The proposed transaction is the merger of Merger Sub with and into the Company pursuant to the Merger Agreement. If the Merger Agreement is adopted by our stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into the Company and the Company will continue as the surviving corporation. As a result of the Merger, the Company will no longer be a publicly held corporation. In addition, following the consummation of the Merger, the registration of the Shares and the Company’s reporting obligation under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, with respect to the Shares will be terminated upon application to the Securities and Exchange Commission, which we refer to as the SEC, and the Shares will no longer be listed on any exchange or quotation system, including the NYSE, and price quotations will no longer be

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available. Following the consummation of the Merger, your Shares will represent only the right to receive the Merger Consideration, and you will no longer have any interest in our future earnings, growth, or value.

Q.	What happens if the Merger is not completed?

A.	If the proposal to adopt the Merger Agreement is not approved by our stockholders or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their Shares in connection with the Merger. Instead, the Company will remain a public company and our Shares will continue to be listed and traded on the NYSE, so long as the Company continues to meet the applicable listing requirements.

Q.	When and where is the Special Meeting?

A.	The Special Meeting of stockholders of the Company will be held on [ ], 2016, at [ ] (local time) at [ ].

Q.	Who can vote at the Special Meeting?

A.	Stockholders of record as of the close of business on September 1, 2016, the Record Date for the Special Meeting, are entitled to receive notice of and to attend and vote at, the Special Meeting, or any adjournment or postponement thereof. Each record holder of the Shares as of the Record Date is entitled to cast one vote on each matter properly brought before the Special Meeting for each Share that such holder owns of record as of the Record Date. If you are a stockholder of record, please be prepared to provide proper identification at the Special Meeting, such as a driver’s license. If you wish to attend the Special Meeting and your Shares are held in “street name” by your broker, bank or other nominee, you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification. “Street name” holders who wish to vote at the Special Meeting will need to obtain a proxy executed in such holder’s favor from the broker, bank or other nominee that holds their Shares of record. Seating will be limited at the Special Meeting.

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Q.	What is the difference between being a “stockholder of record” and a “beneficial owner” of shares held in “street name”?

A.	If your Shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those Shares, the “stockholder of record.” In that case, this proxy statement and your proxy card have been sent directly to you by the Company.

If your Shares are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of the Shares held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee which may be, with respect to those Shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your Shares by following their instructions for voting.

Q.	What am I being asked to vote on at the Special Meeting?

A.	You are being asked to consider and vote on the following:

•	A proposal to adopt the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, which we refer to as the Merger Agreement Proposal;

•	One or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, which we refer to as the Adjournment Proposal; and

•	A non-binding proposal regarding certain Merger-related executive compensation arrangements, as disclosed in the “Potential Change-in-Control Payments to Named Executive Officers” table contained in the section captioned “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Golden Parachute Compensation,” which we refer to as the Golden Parachute Proposal.

Q.	What is a quorum?

A.	The representation of the holders of a majority of the Shares outstanding and entitled to vote, present in person or by proxy, at the Special Meeting will constitute a quorum for the purposes of the Special Meeting.

Q.	What vote is required for the Company’s stockholders to approve the Merger Agreement Proposal?

A.	The approval of the proposal to adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the affirmative vote of (i) the holders of a majority of outstanding Shares entitled to vote at the Special Meeting and (ii) the holders of a majority of the Shares present in person or by proxy at the Special Meeting that are beneficially owned, directly or indirectly, by Disinterested Stockholders. As of the date of the filing of this proxy statement, none of Riverstone, the Parent Group or any of their respective affiliates (as defined under Rule 405 of the Securities Act) own any Shares except that the Sponsor Entities beneficially own 44,974,658 Shares. Accordingly, as of the date of the filing of this proxy statement, all stockholders of the Company are Disinterested Stockholders other than the Sponsor Entities.

As of September 1, 2016, which is the Record Date, there were [   ] Shares outstanding.

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In connection with the Merger Agreement, on June 2, 2016, the Sponsor Entities, which collectively own approximately 35% of the issued and outstanding Shares, entered into a Support Agreement with the Company pursuant to which the Sponsor Entities have committed to vote their Shares in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger.

Q.	What vote is required for the Company’s stockholders to approve the Adjournment Proposal?

A.	Approval of one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies requires the affirmative vote of the holders of a majority of the Shares present in person or by proxy and entitled to vote thereon at the Special Meeting, whether or not a quorum is present.

Q.	What vote is required for the Company’s stockholders to approve the Golden Parachute Proposal?

A.	Approval of the non-binding proposal regarding certain Merger-related executive compensation arrangements requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote thereon at the Special Meeting.

Q.	How are the votes counted?

A.	For each of the Merger Agreement Proposal, the Adjournment Proposal and the Golden Parachute Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” An abstention will have the same effect as an “AGAINST” vote for these proposals and will count for purposes of determining if a quorum is present at the Special Meeting.

Q.	How does the Board recommend that I vote?

A.	The Board (with Messrs. Alexander and Hoffman recused) recommends that you vote

•	“FOR” the Merger Agreement Proposal,

•	“FOR” the Adjournment Proposal, and

•	“FOR” the Golden Parachute Proposal.

You should read “Special Factors—Recommendation of the Board; Fairness of the Merger” for a discussion of the factors that the Board (with Messrs. Alexander and Hoffman recused) considered in deciding to recommend the approval of the Merger Agreement. See also “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger.”

Q.	How do I vote?

A.	If you are a stockholder of record as of the Record Date, you may vote your Shares on matters presented at the Special Meeting in any of the following ways:

•	in person—you may attend the Special Meeting and cast your vote there;

•	by proxy—stockholders of record have a choice of voting by proxy;

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•	over the Internet (the website address for Internet voting is printed on your proxy card);

•	by using the toll-free telephone number noted on your proxy card; or

•	by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you are a beneficial owner of the Shares as of the Record Date, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must have a legal proxy from your bank, brokerage firm or other nominee.

The control number located on your proxy card is designed to verify your identity and allow you to vote your Shares, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Please note that if you attend the Special Meeting in person, cameras, recording devices, cell phones and certain other electronic devices will not be permitted at the Special Meeting.

Q.	What is a proxy?

A.	A proxy is your legal designation of another person to vote your Shares. This written document describing the matters to be considered and voted on at the Special Meeting is called a proxy statement. The document used to designate a proxy to vote your Shares is called a proxy card.

Q.	If I am a stockholder of record, what happens if I do not vote or submit a proxy card?

A.	If you fail to vote, either in person or by proxy, your Shares will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.

Additionally, your failure to vote will (i) (a) have the effect of counting “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote at the Special Meeting and (b) have no effect on the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of a majority of the Shares present in person or by proxy at the Special Meeting that are beneficially owned, directly or indirectly, by Disinterested Stockholders, and (ii) have no effect on the Adjournment Proposal or the Golden Parachute Proposal.

Q.	If my Shares are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my Shares for me?

A.	Your bank, brokerage firm or other nominee will only be permitted to vote your Shares if you instruct your bank, brokerage firm or other nominee as to how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your Shares. Under NYSE rules, absent your instructions, a bank, brokerage firm or other nominee does not have discretionary authority to vote on “non-routine” matters and all of the matters to be considered at the Special Meeting are, under the NYSE rules, “non-routine.”

If you instruct your bank, brokerage firm or other nominee how to vote on at least one, but not all of the proposals to be considered at the Special Meeting, your Shares will be voted according to your instructions on those proposals for which you have provided instructions and will be counted

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as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a “broker non-vote” will occur with respect to each proposal for which you did not provide voting instructions to your bank, brokerage firm or other nominee.

A failure to provide instructions with respect to any of the proposals and a broker non-vote will have (i) the effect of an “AGAINST” vote on the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote at the Special Meeting, (ii) no effect on the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of a majority of the Shares present in person or by proxy at the Special Meeting that are beneficially owned, directly or indirectly, by Disinterested Stockholders and (iii) no effect on the Adjournment Proposal or the Golden Parachute Proposal.

Q.	If a stockholder gives a proxy, how are the Shares voted?

A.	Regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card will vote your Shares in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your Shares should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes indicating how your Shares should be voted on a matter, the Shares represented by your properly signed proxy will be voted “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Golden Parachute Proposal.

Q.	Can I change or revoke my vote?

A.	Yes. You have the right to revoke a proxy, including any proxy you may have given whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting another proxy, including a proxy card, at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary by the time the Special Meeting begins, or by attending the Special Meeting and voting in person. If your Shares are held in street name by your bank, broker or other nominee, please refer to the information forwarded by your bank, broker or other nominee for procedures on changing or revoking your proxy.

Only your last submitted proxy will be considered. Please cast your vote “FOR” each of the proposals listed in this proxy statement, following the instructions provided, as promptly as possible.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.	If you hold the Shares in “street name,” or through more than one bank, brokerage firm or other nominee, and also directly as a record holder or otherwise, you may receive more than one proxy or set of voting instructions relating to the Special Meeting. These should each be executed and returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your Shares are voted.

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Q.	What happens if I sell my Shares before the Special Meeting?

A.	The Record Date for stockholders entitled to vote at the Special Meeting is prior to both the date of the Special Meeting and the consummation of the Merger. If you transfer your Shares before the Record Date, you will not be entitled to vote at the Special Meeting and will not be entitled to receive the Merger Consideration. If you transfer your Shares after the Record Date but before the Special Meeting you will, unless special arrangements are made, retain your right to vote at the Special Meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your Shares. Unless special arrangements are made, the person to whom you transfer your Shares after the Record Date will not have a right to vote those Shares at the Special Meeting.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.	The Company has engaged Georgeson LLC to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Georgeson LLC a fee of $12,000, and to reimburse Georgeson LLC for reasonable out-of-pocket expenses. The Company will indemnify Georgeson LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of the Shares for their expenses in forwarding soliciting materials to beneficial owners of our Shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, by email, over the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	What do I need to do now?

A.	Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your Shares are represented at the Special Meeting. If you hold your Shares in your own name as the stockholder of record, please submit your proxy for your Shares by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, by using the telephone number printed on your proxy card or by following the Internet proxy instructions printed on your proxy card. If you decide to attend the Special Meeting and vote in person, your vote by ballot at the Special Meeting will revoke any proxy previously submitted. If you are a beneficial owner of the Shares, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	What is householding and how does it affect me?

A.	The SEC rules permit companies and intermediaries such as banks and brokers to satisfy delivery requirements with respect to two or more stockholders sharing the same address by delivering a

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single proxy statement or a single notice of Internet availability of proxy materials addressed to those stockholders. This process is commonly referred to as “householding.” While the Company does not household, a number of brokerage firms with account holders who are the Company’s stockholders may institute householding. Once you have received notice from your bank or broker that it will be householding materials to your address, householding generally will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice of internet availability of proxy materials, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you should contact your bank or broker.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the Merger Consideration for my Shares?

A.	Stockholders are entitled to appraisal rights under Section 262 of the DGCL, with respect to any or all of their Shares in connection with the Merger, provided they meet all of the conditions set forth in Section 262 of the DGCL, a copy of which is attached as Annex D to this proxy statement. This means that you are entitled to have the “fair value” of such Shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement Proposal, you must not submit a proxy or otherwise vote in favor of the Merger Agreement Proposal and you must hold such Shares continuously through the effective time of the Merger and otherwise comply with Section 262 of the DGCL. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. See “Appraisal Rights” and the text of Section 262 of the DGCL reproduced in its entirety as Annex D to this proxy statement. If you hold your Shares through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee. In view of the complexity of Section 262 of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors prior to making any decision whether to pursue appraisal rights with respect to their Shares.

Q.	Who can help answer my other questions?

A.	If you have additional questions about the Merger, need assistance in submitting your proxy or voting your Shares, or need additional copies of the proxy statement or the enclosed proxy card, please contact:

Georgeson LLC
1290 Avenue of the Americas
9th Floor
New York, NY 10104
Stockholders, Banks and Brokers: Toll Free (866) 741-9588

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SPECIAL FACTORS

This discussion of the Merger is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully because it is the legal document that governs the Merger.

We are asking our stockholders to vote on the adoption of the Merger Agreement. If the Merger is completed, the holders of the Shares (other than Excluded Shares) will have the right to receive the Merger Consideration, less any applicable withholding taxes.

Background of the Merger

The Company’s business was formed on June 1, 2015 pursuant to the Talen Transactions. As a result of the Talen Transactions, the Sponsor Entities collectively own approximately 35% of the outstanding Shares and are parties to a stockholders agreement, dated June 1, 2015, with the Company, which we refer to as the Stockholder Agreement. Pursuant to the Stockholder Agreement, Riverstone is entitled to designate for election three members of the Board, including one independent director who is not an officer, director or employee of Riverstone. Messrs. Alexander and Hoffman, each a Partner of Riverstone, are the Riverstone designees to the Board, with Mr. Casey serving as the independent director designee of Riverstone. For additional information regarding the material terms of the Stockholder Agreement, see “Other Important Information Regarding the Parent Group and Riverstone—Significant Past Transactions and Contracts—Stockholder Agreement.”

In late November 2015, representatives of a financial sponsor, which we refer to as Party A, contacted Paul Farr, a member of the Board and the Chief Executive Officer of the Company, to express interest in potentially exploring a transaction with the Company. Mr. Farr and Jeremy McGuire, the Chief Financial Officer of the Company, met with representatives of Party A at Party A’s offices on December 2. Topics discussed at the meeting included each party’s perspectives on the merchant power industry, possible opportunities to partner together on strategic transactions and the possibility of Party A taking the Company private. Party A did not make any proposal to the Company following these discussions.

On December 3, 2015, Mr. Hoffman communicated in a call to Stuart Graham, chairman of the Board, Riverstone’s interest in acquiring the Company’s outstanding Shares not beneficially owned by Riverstone for $11.00 per Share in cash, which represented an approximate 45% premium to the closing price of the Shares on December 2, 2015, which was followed the same day with an email communication outlining the proposal. Mr. Hoffman requested that Riverstone be provided an opportunity to present its proposal to the Board at or before its next meeting. Mr. Hoffman’s email was forwarded to the other members of the Board by Mr. Graham on the same day. Prior to December 3, 2015, none of Mr. Hoffman, Mr. Alexander, or any other representative of Riverstone or any of its affiliates had expressed to the Company any interest in Riverstone acquiring additional Shares.

On December 7, 2015, the members of the Board, other than Messrs. Alexander and Hoffman, which we refer to as the Disinterested Directors, held a telephonic meeting to discuss the proposal communicated by Mr. Hoffman and preliminary process considerations. The Disinterested Directors discussed the potential engagement of Citi as the Company’s financial advisor, citing, among other things, Citi’s familiarity with the Company and experience and reputation generally and in the merchant power generation industry specifically, and approved the engagement, subject to review of information regarding Citi’s material relationships. Representatives of Kirkland & Ellis LLP, which we refer to as Kirkland, the Company’s legal advisor, provided an overview to the Disinterested Directors regarding their fiduciary duties in considering Riverstone’s proposal and reviewed certain terms and legal aspects of the proposal, including Riverstone’s rights under the Stockholder Agreement and the terms of the standstill provision therein. Representatives of Kirkland noted that Messrs. Hoffman and Alexander, as non-independent representatives of Riverstone, should be recused from future deliberations and decision-making regarding the proposal as well as the evaluation of alternative options. Representatives of Kirkland also confirmed with Messrs. Farr and McGuire that they had not discussed potential post-transaction involvement in the

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management of the Company with Riverstone or any other potential acquiror. The Disinterested Directors instructed each to refrain from any such discussions without prior approval from the Disinterested Directors. Based on the foregoing and after discussion, the other Disinterested Directors decided Mr. Farr would not need to be recused from future deliberations and decision-making by the Disinterested Directors regarding the proposal or alternative options. Following discussion with representatives of Kirkland, the Disinterested Directors concluded that it was consistent with their fiduciary duties to consider the Riverstone proposal in order to evaluate whether it was in the best interests of the Company and the unaffiliated stockholders, and accordingly it was not necessary to further consider the standstill provision in the Stockholder Agreement (including those provisions which restricted the Sponsor Entities from acquiring additional Shares, consummating a merger or similar transactions or participating or engaging in a solicitation of proxies), which also provided an exception for any offer with respect to a transaction that is affirmatively publicly recommended by the Board. The Disinterested Directors also concluded that, subject to the receipt of acceptable independence questionnaires, the formation of a special committee of the Board was not necessary because none of the other directors, representing a majority of the Board, were conflicted from considering the transaction, provided that Messrs. Hoffman and Alexander continued to be recused from all meetings of the Board regarding the potential transaction. The Disinterested Directors concluded that they would consider the Riverstone proposal more fully on December 18, the date of the Board’s next regularly scheduled meeting, and invited representatives of Riverstone to present Riverstone’s proposal to the Disinterested Directors.

On December 11, 2015, the Company received a letter from Riverstone addressed to the Board, formally outlining the terms of the $11.00 per Share, all-cash acquisition proposal originally communicated to Mr. Graham on December 3. The proposal stated that Riverstone had retained Wachtell, Lipton, Rosen & Katz, which we refer to as Wachtell, and Vinson & Elkins LLP, which we refer to as V&E, as its legal advisors.

On December 18, 2015, at a regularly scheduled, in-person meeting of the full Board, management reviewed the long-range plan for the Company which had been prepared by management in the ordinary course of business, which we refer to as the December Business Plan. Following the meeting of the full Board, the Disinterested Directors held a separate meeting and invited representatives of Riverstone, including Mr. Hoffman, Mr. Alexander and Carl Williams, a Managing Director of Riverstone, to join that meeting. The representatives of Riverstone made a presentation regarding Riverstone’s proposal, indicating that, while Riverstone’s proposal to acquire additional Shares had not been contemplated in advance of the Talen Transactions, developments since then, including in the Company’s business and the power generation industry generally, had led to Riverstone’s interest in making a proposal. Representatives of Riverstone then outlined Riverstone’s proposal, including that Riverstone would consider including a “go-shop” provision to permit the Company to conduct a post-signing market check. Representatives of Riverstone also noted that, while markets had declined since the proposal on December 3, Riverstone would still be prepared to pay $11.00 per Share. Representatives of Riverstone then left the meeting, and the Disinterested Directors met to review and discuss the Riverstone proposal. Representatives of Kirkland made a presentation to the Disinterested Directors regarding their fiduciary duties, both generally and with respect to evaluating Riverstone’s proposal or other strategic transactions. Representatives of Kirkland also confirmed that all Disinterested Directors had returned independence questionnaires and based on such responses, the Disinterested Directors concluded that each of them (including Mr. Farr) was independent of Riverstone and other potentially interested parties with respect to the matters under consideration. Representatives of Kirkland then reviewed information received from Citi regarding its material relationships with Riverstone and certain other active participants in the merchant power generation industry. Based on the responses, the Disinterested Directors concluded that Citi had no material relationships that in the view of the Disinterested Directors

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would impair Citi’s ability to serve as financial advisor to the Company and, based on, among other things, Citi’s familiarity with the Company and experience and reputation generally and in the merchant power generation industry specifically, authorized the Company’s management to engage Citi as the Company’s financial advisor. Citi, which thereafter joined the meeting, then provided the Disinterested Directors with a general update on market conditions and trends impacting the merchant power generation sector, including investor and analyst perspectives on the sector and the Company, and discussed certain financial investors active in the merchant generation sector. Following discussion, the Disinterested Directors decided to consider Riverstone’s proposal further in January 2016 and instructed Citi to prepare a preliminary financial analysis for that meeting. Subsequent to the December 18 meeting, the Company executed an agreement with Citi, dated January 11, 2016, with respect to its engagement as the Company's financial advisor in connection with a possible transaction.

On January 11, 2016, the Disinterested Directors held a meeting to evaluate the Riverstone proposal and review a preliminary financial analysis with respect to the Company prepared by Citi based on the December Business Plan. The Disinterested Directors discussed the December Business Plan, including underlying assumptions, sensitivities and uncertainties in, and the likelihood of achieving, the forecasts reflected in the December Business Plan. The Disinterested Directors also discussed power and commodity price trends. Representatives of the Company’s management reviewed certain potential value creating options, including possible acquisitions and dispositions, changing the fuel supply for certain power plants and reducing operations and maintenance costs, and associated benefits and risks. Representatives of Kirkland reviewed the potential timeline of a transaction with Riverstone, the potential impact of Riverstone’s existing ownership stake and options for conducting a market check, including a publicly announced auction, a targeted, confidential pre-signing market check and a post-signing go-shop. Citi reviewed its preliminary financial analysis of the Company based on the December Business Plan. After further discussion with the Company’s management and advisors, the Disinterested Directors requested that the Company’s management prepare certain sensitivities regarding the potential effects of power and commodity price changes on the December Business Plan and that Citi review the impact of such sensitivities on its preliminary financial analysis. The Disinterested Directors determined to respond to the Riverstone proposal after they had an opportunity to review these sensitivities.

On January 14, 2016, the Disinterested Directors held a telephonic meeting at which the Company’s management reviewed certain power and commodity pricing sensitivities as requested at the prior meeting. Representatives of Kirkland advised the Disinterested Directors of their fiduciary duties, both generally and in the event of a potential M&A transaction, and available options with respect to the Riverstone proposal. The Disinterested Directors discussed the December Business Plan, potential value creating options that the Company could pursue and associated benefits and risks and Citi’s preliminary financial analysis taking into account certain power and commodity pricing sensitivities and consideration of possible upside and downside scenarios. After discussion and taking into account the foregoing (including the Company’s stand-alone prospects based on the December Business Plan, potential value creating options, which were discussed at the January 11 meeting, and associated benefits and risks and Citi’s preliminary financial analysis), the Disinterested Directors determined that Riverstone’s proposal of $11.00 per Share undervalued the Company and asked Mr. Graham to communicate that decision directly to Riverstone. Following the meeting, Mr. Graham communicated the Disinterested Directors’ decision to Mr. Hoffman.

On January 19, 2016, with the approval of Mr. Graham, a representative of the Company’s management met with a representative of Riverstone at Riverstone’s offices to discuss Riverstone’s $11.00 per Share proposal. The representative of the Company’s management conveyed the reasons why the $11.00 per Share proposal was not considered acceptable.

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On January 29, 2016, Mr. Hoffman and Mr. Graham spoke telephonically about the Riverstone proposal. Mr. Graham advised Mr. Hoffman that it was his sense, in light of the Disinterested Directors’ views of the Company’s stand-alone prospects based on the December Business Plan, that a meaningful price increase to $13.00 per Share would be required for the Disinterested Directors to change their conclusion and authorize further engagement. Mr. Hoffman advised Mr. Graham that he would need to discuss any price increase with Riverstone.

On January 31, 2016, the Disinterested Directors held a telephonic meeting to discuss Riverstone’s continued interest in an acquisition of the Company. Mr. Graham informed the Disinterested Directors that, based on his prior conversations with representatives of Riverstone, Riverstone may be willing to increase its proposed purchase price to as high as $13.00 per Share. The Disinterested Directors discussed a potential $13.00 per Share purchase price relative to the December Business Plan, potential value creating options and associated benefits and risks and the Company’s exposure to forward power and commodity prices. Citi provided a general update on market trends since the last meeting. In addition, the Disinterested Directors discussed with the Company’s management and advisors certain non-economic terms that would be important in any transaction, including various market check options, regulatory commitments, tax matters, due diligence and financing certainty. The Disinterested Directors and the advisors discussed the merits of conducting a pre-signing market check, using a post-signing “go-shop” process or using a combination of approaches if the Disinterested Directors determined to pursue a potential transaction with Riverstone. In particular, the Disinterested Directors discussed the effects that Riverstone’s existing ownership stake would have on any pre-signing market check, and, in the event a post-signing market check via a “go-shop” was utilized, the possibility of requiring Riverstone to commit to supporting a higher alternative proposal if subsequently received. The Disinterested Directors also discussed the possibility of conditioning a transaction with Riverstone on the approval by a majority vote of the non-Riverstone stockholders. Following discussion, the Disinterested Directors authorized engagement with Riverstone with respect to a proposal of $13.00 per Share (assuming Riverstone would reach such an offer price). The Disinterested Directors asked Mr. Graham to communicate this decision directly to Riverstone and directed the Company’s management and advisors to communicate to Riverstone’s advisors the Company’s expectations with respect to the non-economic terms that had been discussed (including with respect to the market check options, regulatory commitments, tax matters, due diligence and financing certainty) and to negotiate a confidentiality agreement. The Disinterested Directors also reiterated the previous instructions to members of the Company’s management that they not discuss any potential post-transaction employment or other arrangements with Riverstone or another potential acquiror at this stage.

Following the meeting on January 31, 2016, Mr. Graham spoke with representatives of Riverstone to communicate the response of the Disinterested Directors, and representatives of Kirkland, on behalf of the Company, spoke with representatives of Wachtell to communicate the Disinterested Directors’ expectations with respect to certain non-economic terms of a transaction.

On February 3, 2016, Riverstone delivered a letter addressed to the Board, outlining its proposal to acquire all of the outstanding Shares not owned by Riverstone for $13.00 per Share in cash, which represented a premium of approximately 88% over the Company’s closing stock price on February 2, 2016. The Riverstone letter also addressed certain non-economic terms of the proposal, including that Riverstone would agree to a post-signing market check through a go-shop process.

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On February 4, 2016, the Company delivered a letter to Riverstone pursuant to the authorization of the Disinterested Directors at their January 31 meeting. The Company’s letter included a draft confidentiality agreement and addressed certain previously discussed non-economic terms, including that the transaction should be conditioned on the approval by a majority vote of the non-Riverstone stockholders.

From February 4 to February 9, 2016, representatives of Kirkland, Wachtell and V&E negotiated the terms of the confidentiality agreement, which was executed by the Company and an affiliate of Riverstone on February 9.

On February 11, 2016, Riverstone delivered a letter addressed to the Board to clarify certain valuation assumptions in its February 3 letter including Riverstone’s expectation that the Company would retain cash proceeds from certain asset sales and that the Company's capital structure not be altered.

On February 12, 2016, representatives of Riverstone notified the Company of its intention to engage in discussions with Citibank, N.A., in its capacity as the administrative agent and a lender under the Credit Agreement, with respect to obtaining lender consents necessary to waive the change of control provisions of the facility in the event of a transaction (which was a necessary pre-condition for Riverstone to be able to proceed with its proposal), which would entail paying customary fees to the lenders, including Citibank, N.A., and to Citibank, N.A. as administrative agent in the event of a transaction.

On February 18, 2016, Riverstone delivered a due diligence request list to the Company. Over the course of the next several weeks, the Company shared responsive materials with Riverstone and its advisors.

On February 25, 2016, Kirkland delivered a draft merger agreement to Wachtell and V&E.

On February 26, 2016, the Disinterested Directors held a telephonic meeting to discuss the status of the Riverstone proposal. The Company’s management reviewed for the Disinterested Directors the status of Riverstone’s due diligence process and outstanding high priority due diligence requests. Representatives of Kirkland reviewed the key non-economic requests that were included in the draft merger agreement. The Disinterested Directors also considered Riverstone’s engagement in discussions with Citibank, N.A., in its capacity as administrative agent under the Credit Agreement and a lender thereunder, to seek consents from the lenders to waive the change of control provisions under the facility (which was a necessary pre-condition for Riverstone to be able to proceed with its proposal). Representatives of Kirkland reviewed for the Disinterested Directors relevant considerations and their duties in connection with Riverstone's engagement in discussions with Citibank, N.A. and summarized the possible fees payable, which in the case of the consent fee would be paid to all consenting lenders and which aggregate fees were nominal as compared to the fees that would be received by Citi from the Company in connection with a transaction with Riverstone or another party. After discussion, the Disinterested Directors concluded that Riverstone’s engagement in discussions with Citibank, N.A. was in the best interest of the Company’s stockholders and would not compromise Citi’s continued independence.

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On March 9, 2016, representatives of Wachtell and V&E had a conference call with representatives of Kirkland to discuss the draft merger agreement. Representatives of Wachtell and V&E raised certain preliminary points regarding the terms of the agreement proposed by the Company, which were discussed. Representatives of Wachtell and V&E informed representatives of Kirkland that Riverstone intended to propose a minimum liquidity closing condition. Representatives of Kirkland indicated that if such provision was included, then in order to evaluate such a provision it would be important for Riverstone to provide a sources and uses calculation and specify the amount of required liquidity with its response to the draft merger agreement. Representatives of Wachtell and V&E confirmed that they would respond with a revised draft of the merger agreement.

On March 15, 2016, Kirkland delivered a draft support agreement to Wachtell and V&E, which, among other things, would require each of the Sponsor Entities to vote in favor of the merger agreement, if a transaction with Riverstone was finalized. Later that day, Wachtell delivered a revised draft of the merger agreement to Kirkland.

On March 18, 2016, representatives of the Company, Riverstone, Wachtell, Kirkland and V&E had a conference call to discuss the revised draft of the merger agreement. Representatives of the Company’s management and Kirkland outlined certain issues raised by the revised draft of the merger agreement, including the removal of the requirement that the transaction be approved by a majority of the non-Riverstone stockholders, the absence of an equity commitment letter, the identity of the guarantors for purposes of the limited guarantee as the Sponsor Entities rather than a Riverstone fund to secure the payment of the reverse termination fee, the absence of a requirement to support a superior proposal recommended by the Board and the inclusion of a minimum liquidity closing condition.

Later on March 18, 2016, the Disinterested Directors held a telephonic meeting to discuss the status of the Riverstone proposal. Representatives of Kirkland outlined the most material revisions in the draft merger agreement prepared by Riverstone and related issues. The Disinterested Directors discussed Riverstone’s proposed financing structure and minimum liquidity closing condition and determined that closing certainty with respect to financing was a threshold issue to be resolved prior to further negotiation. The Disinterested Directors also determined that in light of Riverstone’s failure to provide a sources and uses calculation, lack of specificity on the amount of the required minimum liquidity closing condition, and absence of an equity commitment letter backstop, no decision could be made with respect to Riverstone’s proposed financing structure until Riverstone specified its sources and uses and the amount of liquidity that would be required. The Disinterested Directors instructed the Company’s management and advisors to request an indicative sources and uses calculation from Riverstone, and to communicate that other material issues existed in the markup. Following the meeting, representatives of Kirkland accordingly communicated such message to Wachtell that prior to further engagement on other remaining issues, the threshold issues to be resolved included the minimum liquidity closing condition, together with the identity of the guarantors for purposes of the limited guarantee as the Sponsor Entities rather than a Riverstone fund to secure the payment of the reverse termination fee, the absence of requirements for approval by a majority of the non-Riverstone stockholders and Riverstone’s willingness to support a superior proposal recommended by the Board.

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During the week of March 21, 2016, Riverstone communicated a proposed liquidity requirement of $500 million at the Company upon closing of the transaction. The Company provided to Riverstone an overview of the Company’s projected liquidity upon closing of a potential transaction, together with potential risk factors and various stress scenarios. Representatives of the Company also conveyed concerns with respect to the closing risk implied by a $500 million liquidity closing condition and indicated that a lower amount would be more appropriate or, alternatively, that Riverstone should provide an equity commitment letter to backstop a portion thereof.

On March 28, 2016, representatives of Party A called Mr. Farr to express interest in a potential acquisition of the Company. Mr. Farr indicated he would convey to the Board any credible proposals to acquire the Company.

On March 29, 2016, representatives of the Company, Riverstone, Kirkland, Citi and Wachtell held an in-person meeting to discuss Riverstone’s proposed financing structure and sources and uses schedule, including the $500 million minimum liquidity closing condition proposed by Riverstone. Representatives of Riverstone reviewed an overview they had prepared of the Company’s cash and revolver availability, expected transaction sources and uses of funds and the expected cushion available to the Company under Riverstone’s proposed condition. Representatives of Riverstone indicated that Riverstone would agree to incur a further $250 million of debt financing that could be used to assist the Company in meeting its minimum liquidity closing condition. Representatives of the Company again indicated that if a minimum liquidity condition were to be agreed, the required amount would need to provide the Company with sufficient closing certainty, and reiterated their request that at a minimum Riverstone should provide a limited guarantee from a creditworthy Riverstone fund to backstop the reverse termination fee in the merger agreement.

Later that same day, Mr. Farr consulted with Mr. Graham and they mutually concluded that Mr. Farr should respond to Party A’s March 28 inquiry and indicate a willingness to explore a potential proposal from Party A. Mr. Farr subsequently informed each of the other Disinterested Directors of Mr. Graham’s recommended response to Party A, and they supported that approach. On the evening of March 29, 2016, Mr. Farr advised Party A that the Company would be prepared to execute a confidentiality agreement with Party A to permit it to conduct preliminary due diligence. On March 30, 2016, the Company provided Party A with a draft confidentiality agreement, which was executed on March 31, 2016.

On April 1, 2016, SparkSpread, a publication that covers U.S. and European energy markets, published an article that identified the Company as the target of at least one buyout approach. The closing price of the Shares on March 31, 2016, the trading day prior to the publication of the SparkSpread report, was $9.00 per Share, which we refer to as the unaffected Share price.

Also on April 1, 2016, representatives of the Company’s management spoke with representatives of Riverstone to discuss the minimum liquidity closing condition. Representatives of the Company requested that Riverstone provide an incremental $150 million of committed financing (in addition to the $250 million proposed on March 29, which would have the effect of reducing the minimum liquidity amount to $350 million) and representatives of Riverstone discussed the possibility of agreeing to such request.

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On April 2, 2016, the Company sent Riverstone a list of material issues based on the March 15 Riverstone draft merger agreement, which also was separately communicated by Kirkland to Wachtell and V&E. The issues list set forth the Company’s counterproposals with respect to, among others, the minimum liquidity closing condition, the non-Riverstone stockholder approval requirement, the provision of a guarantee from a Riverstone fund, regulatory efforts, termination fees and Riverstone’s support of a superior proposal recommended by the Board. The issues list also stated that, in addition to the matters set forth, numerous other issues remained subject to negotiation.

Between April 3 and April 8, 2016, representatives of the Company, Kirkland, Riverstone, Wachtell and V&E had conference calls to discuss open issues in the draft merger agreement and Wachtell communicated that Riverstone would respond to the April 2 issues list after receiving a revised draft merger agreement.

On April 6, 2016, representatives of the Company’s management and Party A met in person to discuss preliminary financial information regarding the Company that had been requested by Party A in connection with its consideration of a potential acquisition of the Company.

Over the course of the next several weeks, representatives of each of Riverstone and Party A continued their engagement with the Company with respect to their respective due diligence efforts.

On April 8, 2016, Kirkland delivered a revised draft of the merger agreement to Wachtell and V&E.

On April 13, 2016, Party A delivered a letter to the Company outlining a non-binding expression of interest to acquire the Company at an indicative purchase price range of $13.50 to $14.00 per Share in cash, which represented a premium of approximately 24% to 29% over the market price of the Shares on April 12 and a premium of approximately 78% to 85% over the trailing 30-day volume-weighted average market price of the Shares ending on March 31, 2016, the trading day prior to the publication of the SparkSpread report. In its letter, Party A stated that its proposal was not subject to a financing contingency, would contain a customary financial sponsor financing and reverse termination fee structure and requested a five-week exclusivity period.

On April 15, 2016, the Disinterested Directors held a telephonic meeting and reviewed Party A’s April 13 proposal and discussed the status of Riverstone’s proposal. Representatives of Kirkland and Citi summarized Party A’s proposal and reviewed the status of open points under the Riverstone proposal. The Disinterested Directors noted the material terms of the merger agreement that remained to be negotiated with Riverstone, and the potential benefits of establishing a competitive dynamic between Party A and Riverstone with respect to price and terms. Representatives of Kirkland recommended that both potential bidders be put on a level playing field and that exclusivity for Party A was not appropriate in light of the respective proposals. After discussion, the Disinterested Directors determined that neither proposal warranted exclusivity at that time. The Disinterested Directors also discussed the fact that Party A had requested permission to discuss its proposal directly with Riverstone, but agreed with management’s advice and recommendation not to permit such a discussion at that time. The Disinterested Directors further discussed whether to contact other potential bidders.

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Representatives of Citi informed the Disinterested Directors that they had been contacted by representatives of a financial sponsor, which we refer to as Party B, within a few weeks of the publication of the SparkSpread report and that Party B had indicated that it was undertaking preliminary diligence on the basis of publicly available information and would follow up with Citi if Party B was interested in conducting further due diligence or making a proposal. Representatives of Party B subsequently informed Citi that Party B had decided not to conduct further due diligence or make a proposal in respect of a transaction with the Company and Citi communicated this to the Company’s management. Thereafter, Party B did not engage in discussions with Citi in respect of a transaction involving the Company. Citi also discussed with the Disinterested Directors other potential strategic acquirors and financial sponsors and their potential interest level in a transaction with the Company, noting that, in its view, other interested parties likely would have approached the Company following the SparkSpread report given the general knowledge of the potential transaction in the marketplace, as was the case with Party B. After discussion, the Disinterested Directors determined that at this time it was not necessary or desirable to contact other potential bidders in light of the offers already received and Citi's expectation, among other things, that other interested parties likely would have approached the Company, as Party B had done. The Disinterested Directors determined to explore the two proposals that had been received and to remain open to other inbound proposals, and directed the Company’s management and advisors to prepare a timeline for both proposals, send a process letter to each party and distribute a draft merger agreement to Party A on the basis of the latest draft delivered to Riverstone, with appropriate modifications to reflect Party A’s proposed financing structure. In light of the proposal from Party A, the Disinterested Directors also discussed the role of the Disinterested Directors and the Company’s management and advisors in the process and potential conflicts. Mr. Farr and Mr. McGuire confirmed that neither had, and that they would not without the Disinterested Directors’ approval have, discussions with Party A or Riverstone with respect to post-transaction involvement, as previously discussed. Following discussion, the Disinterested Directors concluded that no change to the process was warranted.

On April 19, 2016, a process letter was sent to representatives of each of Party A and Riverstone, and a draft merger agreement prepared by Kirkland was attached to Party A’s process letter, and Riverstone’s process letter referenced the prior version of the draft merger agreement exchanged by the parties. Each process letter requested that a markup to the draft merger agreement and any outstanding due diligence requests be submitted by May 13, 2016 and that binding bids be submitted by May 20, 2016.

On April 26, 2016, Riverstone delivered a letter addressed to the Board in response to the April 19 process letter. In its April 26 letter, Riverstone reaffirmed its previously communicated $13.00 per Share proposal, which represented a premium of approximately 44% to the Company’s unaffected Share price. The letter included executed debt commitment papers and communicated additional progress with respect to Riverstone’s proposed financing of a transaction. Riverstone’s letter also included a revised draft of the merger agreement and noted that, in Riverstone’s view, the agreement contained significant concessions with respect to regulatory, financing and liquidity matters (including by accepting the Company’s proposal for the minimum liquidity closing condition of $350 million) and the provision of a limited guarantee from certain unspecified Riverstone funds. In the letter, Riverstone also informed the Board that it did not at such time need to, nor did it have any intent to, sell its 35% stake in the Company, including by supporting an alternative proposal from a third party.

Between April 26 and April 29, 2016, representatives of Kirkland and the Company clarified with representatives of Riverstone and Wachtell the terms of the revised proposal.

On April 29, 2016, the Disinterested Directors held a telephonic meeting to discuss Riverstone’s April 26 letter and the status of the Party A proposal. Representatives of the Company’s management informed the Disinterested Directors that Party A was still undertaking due diligence efforts and seeking to obtain committed financing. Representatives of Kirkland

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provided an overview of the material terms of the revised Riverstone proposal, including with respect to the minimum liquidity closing condition, the Riverstone fund guarantee, the amount of the termination fees, support of a superior proposal recommended by the Board and the stockholder approval condition. Representatives of Kirkland and Citi noted for the Disinterested Directors that Riverstone was not likely to commit to support a superior proposal recommended by the Board based on statements set forth in Riverstone’s April 26 letter. The Disinterested Directors determined that this provision was potentially less important in light of press reports and the Disinterested Directors’ belief that interested parties had the opportunity to approach the Company prior to any potential transaction with Riverstone. After discussion, the Disinterested Directors instructed Kirkland to continue to seek a guarantee from a Riverstone fund with sufficient undrawn capital and a closing condition tied to the approval of non-Riverstone stockholders, and that the commitment to support a superior proposal should remain an open point for later resolution. The Disinterested Directors also discussed the revised financing and liquidity requirements with the Company’s management and advisors and directed them to continue to negotiate for more favorable terms in the draft merger agreement, including a more favorable minimum liquidity closing condition. The Disinterested Directors concluded that the Company should continue to proceed with both Riverstone and Party A pursuant to the April 19 process letter, and the Company’s management and advisors should discuss the open issues in the draft merger agreement with Riverstone in the interim. The Disinterested Directors also determined to respond with a letter back to Riverstone.

On May 3, 2016, Mr. Graham delivered a letter to representatives of Riverstone in response to the April 26 Riverstone letter communicating the Disinterested Directors’ conclusions from the April 29 meeting and highlighting material open issues in the Riverstone markup of the draft merger agreement, including the minimum liquidity closing condition, and requested that Riverstone proceed in accordance with the April 19 process letter.

On May 3 and May 9, 2016, representatives of the Company, Kirkland, Citi, Riverstone, V&E, Wachtell and Goldman Sachs & Co., which we refer to as Goldman, financial advisor to Riverstone, had a conference call to discuss Riverstone’s proposed financing structure, specifically the minimum liquidity closing condition. The parties discussed various options for such a condition and compared their respective analyses for base and stress case scenarios.

On May 6, 2016, representatives of Kirkland, Citi, V&E, Wachtell and Goldman had a conference call to discuss open issues in the draft merger agreement. In the subsequent two weeks, the parties had various additional conference calls to discuss the draft merger agreement, including provisions regarding the go-shop, no-shop, termination fee triggers, interim operating covenants, energy marketing and trading activities and regulatory matters as well as other open issues.

On May 11 and May 12, 2016, Messrs. Farr and McGuire spoke separately with each of the Disinterested Directors to determine if it was the appropriate time to permit Party A to speak directly with Riverstone with respect to Party A’s proposal given that Party A had indicated it was not in a position to proceed absent such a conversation. The Disinterested Directors concurred that these conversations should be permitted, and following these discussions, representatives of Party A were informed on May 12 that the Company would permit such communication.

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On May 13, 2016, Riverstone delivered a letter addressed to the Board to provide additional information with respect to certain open issues in the draft merger agreement. The letter confirmed Riverstone’s concession of reducing the minimum liquidity closing condition from $500 million to $350 million, and that $250 million of this amount would be provided by the committed debt financing obtained by Riverstone. The letter also stated that Riverstone was willing to provide a fund-level guarantee of payment of the reverse termination fee from its largest private equity fund, which had sufficient undrawn committed capital to pay the reverse termination fee in the event of, among other things, a financing failure.

On May 15, 2016, representatives of Kirkland had a conference call with representatives of Skadden, Arps, Slate, Meagher & Flom LLP, legal advisor to Party A, to discuss the process outlined in the Company’s April 19 process letter and preliminary feedback on the draft merger agreement.

On May 16, 2016, the Disinterested Directors held a telephonic meeting to discuss the status of the transaction process. Management provided a liquidity overview of the Company and expressed its belief that Riverstone’s most recent proposed condition requiring a minimum liquidity amount at closing of $350 million, together with the debt financing to be provided pursuant to Riverstone’s committed financing sources, implied sufficient closing certainty and an acceptable level of risk, and further indicated its belief that Riverstone was not prepared to consummate a transaction without such a condition. The Disinterested Directors discussed certain other points in the Riverstone draft of the merger agreement, including the closing condition tied to approval by non-Riverstone stockholders, amounts of the termination fees, Riverstone’s support of a superior proposal recommended by the Board (again observing that this had become less important in light of press reports regarding the transaction) and related matters. The Company’s advisors next indicated that they had been informed that Riverstone and Party A had spoken on May 12 as previously consented to by the Company, and that Riverstone had indicated to Party A that it was not interested in selling the Sponsor Entities’ stake in the Company in an acquisition by Party A or otherwise supporting Party A in a transaction. The Disinterested Directors also noted that, notwithstanding the Company’s request in the April 19, 2016 process letter, Party A had not provided a markup of the proposed merger agreement, although it had orally indicated to representatives of Citi and Kirkland that it remained interested in a transaction near the top end of its previously communicated range of $13.50 to $14.00 per Share. Citi provided the Disinterested Directors a general market update, including an overview of the Company’s Share price performance. Representatives of Kirkland reviewed with the Disinterested Directors their fiduciary duties, both generally and in the event of a potential M&A transaction.

On May 23, 2016, the Disinterested Directors held an in-person meeting to review the status of the Riverstone and Party A proposals in light of the Company’s request in its process letters for final bids on May 20. Representatives of the Company’s management first presented updated forecasts with respect to the Company’s long-range plan, which we refer to as the May Forecasts. The May Forecasts were prepared for purposes of assisting the Disinterested Directors in evaluating potential strategic initiatives for the Company with the assistance of the Company’s management and advisors and in light of the passage of time since the December Business Plan. The Disinterested Directors also considered certain strategic initiatives, including possible dispositions, changing the fuel supply for certain power plants and reducing operations and maintenance costs, and potential acquisition opportunities in the market, including potential acquisition of power generation assets, and associated potential valuation enhancement estimates. Citi provided an overview of the premiums implied by Riverstone’s and Party A’s proposals and an

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updated preliminary financial analysis taking into account the May Forecasts. Representatives of Kirkland discussed the status of the Riverstone draft of the merger agreement, and noted that the same points discussed with the Disinterested Directors at the May 16 meeting remained open, including the closing condition tied to approval by non-Riverstone stockholders. Representatives of Kirkland also reviewed for the Disinterested Directors their fiduciary duties, both generally and in the event of a potential M&A transaction. After discussion, the Disinterested Directors determined that, in light of the factors discussed, Riverstone’s proposed price of $13.00 per Share undervalued the Company. The Disinterested Directors requested that Mr. Graham communicate to Riverstone that its proposed price was insufficient and that the current draft of the merger agreement was also not acceptable to the Company, but that the Company remained open to an improved proposal. The Disinterested Directors also agreed that because Party A had not yet made a definitive proposal or provided a contract markup, no response to Party A was warranted at that time.

On May 24, 2016, PJM Interconnection, L.L.C., which we refer to as PJM, released the results of the 2019/2020 planning year capacity auction, which we refer to as the PJM Auction, which were materially lower than industry and research analysts’ expectations and the assumptions underlying the Company’s long-term business plan for the affected years.

On May 26, 2016, Riverstone delivered a letter to the Company, and Wachtell delivered a revised draft of the merger agreement to Kirkland. In its May 26 letter, Riverstone stated that it remained prepared to pursue a transaction at a price of $13.00 per Share notwithstanding the negative results of the PJM Auction. In its revised draft merger agreement, Riverstone agreed to condition the transaction on the approval by a majority vote of the non-Riverstone stockholders and also agreed to the termination fee amounts previously proposed by the Company, but did not commit to support a superior proposal recommended by the Board.

On May 27, 2016, in accordance with the directives of the Disinterested Directors, representatives of Kirkland and Citi separately had conference calls with representatives of Party A to discuss the status of its indication of interest. Representatives of Party A communicated that Party A remained interested in a transaction consistent with its initial proposal and believed it would still be close to a purchase price of $14.00 per Share, but that it would not proceed without Riverstone’s decision as a stockholder to support a transaction. Representatives of Kirkland and Citi encouraged Party A to submit a definitive proposal to the Disinterested Directors if Party A desired to pursue a transaction.

On May 28, 2016, the Disinterested Directors held a telephonic meeting to discuss Riverstone’s May 26 letter in light of the impact of the PJM Auction results on the Company and its future stand-alone prospects. Representatives of the Company’s management provided an overview of the results of the PJM Auction and discussed their impact on the May Forecasts. The Company’s management explained that the PJM Auction results reflected capacity pricing of $100/megawatt-day, which was lower than the Company’s forecasts of $131/megawatt-day which had been presented to the Disinterested Directors in the May Forecasts. The Company’s management further explained that the PJM Auction had resulted in less megawatt capacity sold by the Company than anticipated and that these results could lead to a reduction in the Company’s revenues for calendar years 2019 and 2020, respectively. The Company’s management noted for the Disinterested Directors that one potential mitigating factor was the Company’s ability to sell additional megawatt capacity into the market in future capacity auctions or through bilateral agreements with prospective counterparties. The Disinterested Directors discussed the revised projections and the impact of the PJM auction results, including underlying assumptions, sensitivities and uncertainties. Citi then reviewed for the Disinterested Directors the effect of the PJM Auction results, taking into account management’s assessment of their impact on the May Forecasts, on Citi’s preliminary financial analysis. Representatives of Kirkland provided an overview of the material terms in the revised draft merger agreement, noting the concessions made by Riverstone in agreeing to the non-Riverstone stockholder approval condition and the termination fee amounts, but also indicating that there remained key open issues, including with respect to Riverstone’s proposed restrictions

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on the Company’s ordinary course operations during the pre-closing period with respect to liquidity management, marketing and trading activities and employee matters. Representatives of Kirkland and Citi also noted for the Disinterested Directors Riverstone’s position that it would not agree to support a superior proposal recommended by the Board. The Disinterested Directors noted that, as previously discussed, this request had become less important in light of the expectation that any interested party would likely approach the Company following the SparkSpread report, as was the case with Party B. Representatives of Citi then provided an update on Party A, noting that Party A had not submitted a merger agreement markup or secured financing and had not pursued its prior proposal. After discussion, the Disinterested Directors determined that, in light of the factors discussed (including, among other things, the Company’s stand-alone prospects based on the May Forecasts taking into account the results of the PJM Auction, as well as potential value creating options and associated benefits and risks and Citi’s preliminary financial analysis taking into account the Company’s stand-alone prospects) and notwithstanding the PJM Auction results, Riverstone’s proposed purchase price of $13.00 per Share remained insufficient and that the draft merger agreement proposed by Riverstone was not acceptable. In addition, the Disinterested Directors noted that a purchase price of $14.00 per Share, in light of the factors discussed (including, among other things, the Company’s stand-alone prospects based on the May Forecasts taking into account the results of the PJM Auction, as well as potential value creating options and associated benefits and risks and Citi’s preliminary financial analysis taking into account the Company's stand-alone prospects) and noting also that $14.00 per Share represented an attractive premium over the closing price of Shares on March 31, 2016, the last trading day before the first public reports of a potential sale of the Company, and equaled the highest proposal received by the Company, would be acceptable if coupled with an acceptable contract. The Disinterested Directors asked Mr. Graham to communicate this conclusion to Riverstone, and instructed Kirkland to send to Wachtell and V&E a markup of the draft merger agreement reflecting the terms the Company would consider acceptable.

Following the meeting of the Disinterested Directors, on May 28, 2016, Mr. Graham had a telephone conversation with representatives of Riverstone to communicate the Disinterested Directors’ determination and that the Company was not prepared to enter into a transaction at a price below $14.00 per Share.

On May 29, 2016, Kirkland delivered a revised draft of the merger agreement to Wachtell and V&E.

On May 30, 2016, representatives of Riverstone conveyed to Mr. Graham through a call and simultaneous email communication that Riverstone may be prepared to increase its price to $14.00 per Share, but that certain issues remained open in the draft merger agreement and that Riverstone expected the terms of the merger agreement to be closer to those last proposed by Riverstone. Mr. Graham and Mr. Hoffman agreed that the most advisable course of action for all parties was to meet in person to assess whether a mutually acceptable form of merger agreement could be negotiated.

On May 30, 2016, representatives of the Company’s management updated the Disinterested Directors in an email communication with respect to developments since the last meeting, including that Kirkland had delivered a revised merger agreement to Wachtell and V&E, Riverstone’s preliminary response on price and to the merger agreement, and that an in-person meeting was scheduled for May 31.

On May 31, 2016, Mr. Graham, representatives of the Company’s management, Kirkland, Citi, Riverstone, Wachtell, V&E and Goldman held an in-person meeting to negotiate open points in the draft merger agreement, including matters related to the appropriate minimum liquidity closing condition, regulatory approvals and operations during the pre-closing period with respect to liquidity management, marketing and trading activities and employee matters. At the conclusion of the meeting, Riverstone confirmed the deal price of $14.00 per Share. Over the next two days, the parties continued to negotiate the terms of the proposed merger agreement, support agreement and limited guarantee and exchanged drafts of such agreements. On June 2, 2016, the parties finalized the transaction documents.

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On June 2, 2016, the Disinterested Directors held a telephonic meeting to discuss the outcome of negotiations with Riverstone and the terms of the proposed transaction. Representatives of Kirkland reviewed with the Disinterested Directors their fiduciary duties, including in connection with the consideration of the proposed transaction with Riverstone and provided an overview of the Disinterested Directors’ process in reviewing the Riverstone proposal and alternative options. Representatives of Kirkland described, and the Disinterested Directors discussed, the terms of the final merger agreement, support agreement and limited guarantee. Citi reviewed its financial analysis of the Merger Consideration and rendered an oral opinion, confirmed by delivery of a written opinion dated June 2, 2016, to the Disinterested Directors to the effect that, as of such date and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken described in such opinion, the Merger Consideration to be received by Disinterested Stockholders pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Following discussion, and after considering the foregoing and the factors described under “Special Factors—Recommendation of the Board; Fairness of the Merger,” the Disinterested Directors unanimously adopted resolutions (i) determining that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were fair, advisable and in the best interests of the Company and the unaffiliated stockholders, (ii) approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolving to recommend that the holders of the Shares adopt the Merger Agreement, and direct that the Merger Agreement be submitted to the holders of Shares for their adoption.

In the evening on June 2, 2016, the Company, Parent and Merger Sub executed the Merger Agreement. On June 3, 2016, the Company and Riverstone issued a joint press release announcing the execution of the Merger Agreement. Contemporaneously with the execution of the Merger Agreement, the Sponsor Entities and the Company executed the Support Agreement and Parent and Riverstone Global Energy and Power Fund V (FT), L.P. entered into the Guarantee.

Subsequent Events

Under the terms of the Merger Agreement, the Company and its advisors were permitted to actively solicit and negotiate Alternative Proposals from third parties during a “go-shop” period that began on June 3, 2016 and expired at 11:59 p.m. Eastern time on July 12, 2016. See “The Merger Agreement—Solicitation of Acquisition Proposals.” During the “go-shop” period, Citi, under the direction of the Disinterested Directors, undertook a broad solicitation effort, contacting 20 potential acquirors, comprising nine strategic parties and 11 financial parties, including the financial investors active in the merchant generation sector that were discussed at the December 18, 2015 meeting of the Board. However, none of the prospective buyers contacted during the “go-shop” period submitted an Alternative Proposal and no other person made an unsolicited Alternative Proposal.

Accordingly, no third party qualified as an Excluded Party for purposes of the Merger Agreement. The Company is now subject to customary “non-solicitation” provisions that, subject to limited exceptions, prohibit it from soliciting, encouraging, discussing or negotiating Alternative Proposals from third parties or providing non-public information to third parties. See “The Merger Agreement—Solicitation of Acquisition Proposals.”

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Recommendation of the Board; Fairness of the Merger

At its meeting on June 2, 2016, the Disinterested Directors (including a majority of the Company’s directors who are not employees of the Company) unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair, advisable and in the best interests of the Company and the unaffiliated stockholders, (ii) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the holders of the Shares adopt the Merger Agreement and directed that the Merger Agreement be submitted to the holders of Shares for their adoption.The Disinterested Directors believe that the Merger is fair to the Company’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act.

In evaluating the Merger, the Disinterested Directors consulted with the Company’s management team, as well as the Company’s legal and financial advisors, and considered the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

•

the Merger Consideration of $14.00 per Share represented a premium of (i) 85% over the closing price of Shares on December 2, 2015, the day on which the acquisition proposal was first communicated to Mr. Graham, the chairman of the Board, (ii) 56% over the closing price of Shares on March 31, 2016, the last trading day before the first public reports of a potential sale of the Company and (iii) 17% over the closing price of Shares on June 2, 2016, the last trading day before the announcement of the Merger;

•	the current and historical market prices of the Company’s common stock, including those set forth in the table under “Other Important Information Regarding the Company—Market Price of Common Stock and Dividends,” taking into account the market performance of the Company’s common stock relative to the common stock of other participants in the industry in which the Company operates and general market indices, and the fact that the trading price of the Company’s common stock had declined since the initial public offering of the Company, which decline the Disinterested Directors believed reflected increasing uncertainty as to the prospects for the power generation industry in general and specific challenges faced by the Company;

•	information with respect to the Company’s business, operations, financial condition, earnings and prospects, the Company’s long-range plans, and the risk in achieving those prospects and plans, as well as industry, economic and market conditions and trends, including the Disinterested Director’s evaluation of the Company’s exposure to commodity and energy price changes, the impact on the Company of general, macro-economic developments and other risks and uncertainties discussed in the Company’s public filings with the SEC as evidenced by the results of the PJM Auction;

•	Riverstone’s representation to the Company that the $14.00 per Share Merger Consideration was its best offer, that such offer represented a premium of approximately 27% over Riverstone’s initial proposal of $11.00 per Share and a premium of approximately 8% over Riverstone’s proposal of $13.00 per Share prior to the negative results of the PJM Auction, and the conclusion reached by the Disinterested Directors, after discussions with the Company’s management and advisors and negotiations with Riverstone, that the per Share

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Merger Consideration of $14.00 was likely the highest price per Share that Riverstone was willing to pay and that the combination of Riverstone’s agreement to pay that price and the “go-shop” process (as more fully described under “The Merger Agreement”) would likely result in a sale of the Company at the highest price per Share that was reasonably attainable;

•	the Disinterested Director’s belief that the $14.00 per Share Merger Consideration at least equaled the highest proposal received by the Company, including the top of the indicative purchase price range proposed by Party A prior to the PJM Auction results, the only other proposal received by the Company;

•	that the per Share Merger Consideration consists solely of cash, providing the Company’s stockholders with certainty of value and liquidity;

•	the knowledge that the Company’s valuation, measured as a multiple of enterprise value to earnings before income, taxes, depreciation and amortization (the principal valuation metric for the competitive power generation sector), has historically traded at a discount relative to other participants in the independent power producer sector in which the Company operates;

•	that, although SparkSpread had reported on April 1, 2016 that the Company was a potential target for a leveraged buyout and the Board had received interest from multiple potential bidders, including Party B, no potential acquiror other than Riverstone and Party A made a proposal to acquire the Company before the Merger Agreement was executed on June 2, 2016, and the Disinterested Directors’ belief that potential acquirors would have approached the Company after the SparkSpread report and that interested third parties would still have the opportunity to make a proposal during and after the “go-shop” period (as more fully described under “The Merger Agreement”);

•	the financial and other terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Merger, resulting from extensive negotiations conducted at the direction of the Disinterested Directors, with the assistance of experienced legal and financial advisors, during a process that resulted in, among other things, an approximately 27% increase in the Merger Consideration from Riverstone’s initial proposal from Riverstone of $11.00 per Share on December 11, 2015 to its final offer of $14.00 per Share;

•	the strategic review and discussion undertaken by the Disinterested Directors with the assistance of the Company’s management and advisors, which involved the evaluation of multiple options, including the Company’s stand-alone business plan, potential value creating options, and a review of potentially available acquisition targets in the market, the consideration by the Disinterested Directors of multiple potential acquirors, negotiation with certain of such acquirors, the fact that Party A did not make any definitive proposal and Party B did not make any indicative proposal, together supporting the Disinterested Directors’ belief that the Merger Agreement and the transactions contemplated thereby, including the Merger, were more favorable to the Company and the unaffiliated stockholders, when compared with other strategic initiatives reasonably available to the Company taking into account the Company’s stand-alone business plan and certain potential value enhancement opportunities, including possible acquisitions and dispositions, changing the fuel supply for certain power plants and reducing operations and maintenance costs, and their associated benefits and risks (as more fully described under “Special Factors—Background of the Merger”);

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•	the financial presentation and opinion of Citi, dated June 2, 2016, to the Disinterested Directors as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to be received by Disinterested Stockholders pursuant to the Merger Agreement, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken (as more fully described under “Special Factors—Opinion of Citigroup Global Markets Inc.”);

•	the likelihood of the Merger being completed, based on, among other matters:

o	Parent having obtained committed debt financing in connection with the transaction, the reputation of the financing sources and the obligation of Parent to use reasonable best efforts to obtain the debt financing;

o	the absence of a financing condition in the Merger Agreement;

o	the Company’s ability, under circumstances specified in the Merger Agreement, to seek specific performance of Parent’s obligation to cause the Merger to occur;

o	the requirement that, in the event of a failure of the Merger to be consummated under certain circumstances, Parent pay the Company a termination fee of $85 million, and the commitment with respect to such payment obligation by Riverstone (as more fully described under “The Merger Agreement—Termination—Termination Fees”);

o	the requirement that Parent use reasonable best efforts to obtain the regulatory approvals required to consummate the Merger, including effecting divestitures and providing additional financial support from the Company and its subsidiaries, unless such action would have certain burdensome consequences specified in the Merger Agreement; and

o	the likelihood and anticipated timing of completing the proposed Merger in light of the scope of the conditions to completion, including that there were no anticipated substantive issues expected in connection with the required regulatory approvals;

o	the likelihood of satisfaction of the condition requiring the Company to have available liquidity (unrestricted cash and unutilized Credit Facility capacity) of at least $350 million at the consummation of the Merger;

•	the terms and conditions of the Merger Agreement, including:

o	the Company’s right to solicit offers with respect to alternative acquisition proposals during a 40-day “go-shop” period and to continue discussions with certain excluded “parties” that make acquisition proposals during the go-shop period for an additional 20-day period and, notwithstanding the fact that the Sponsor Entities have not agreed to vote their Shares in favor of a “Superior Proposal,” the Disinterested Directors’ view that the go-shop period would invite additional parties to make proposals and could lead to a “Superior Proposal” if another party were interested;

o	the Company’s right, from the end of the “go-shop” period and prior to the time the Company’s stockholders approve the proposal to adopt the Merger Agreement, subject to certain conditions and requirements, to consider and respond to unsolicited acquisition proposals or engage in discussions or negotiations with third parties making such

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acquisition proposal and to terminate the Merger Agreement to accept a “superior proposal”, and pay Parent a termination fee of $50 million, or $25 million if the termination is in connection with the Company’s entry into a definitive agreement with an “excluded party” (as more fully described under “The Merger Agreement—Termination—Termination Fees”);

o	the belief of the Disinterested Directors that the Company’s termination fees were reasonable in light of, among other matters, the benefit of the Merger to the Company’s stockholders, the size of such termination fees in similar transactions and the enterprise value of the Company;

o	the terms of the Merger Agreement providing the Company sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the Merger or the termination of the Merger Agreement;

o	the ability of the Company to seek specific performance to prevent certain breaches of the Merger Agreement by Parent and Merger Sub;

•	that the Sponsor Entities agreed in the Support Agreement to vote their Shares in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger (as more fully described under “Support Agreement”);

•	the Guarantee, provided by an affiliate of Riverstone, guaranteeing Parent’s obligations under the Merger Agreement with respect to payment of the Parent termination fee and certain reimbursement obligations;

•	the Disinterested Directors’ belief that they were fully informed about the extent to which the interests of Riverstone in the Merger differ from those of the Company’s other stockholders; and

•	that management did not negotiate or enter into any contracts (including as to post-closing employment) with Riverstone or its affiliates in connection with the execution of the Merger Agreement or during the course of the Company’s negotiations with Riverstone.

The Disinterested Directors believe that sufficient procedural safeguards were and are present to ensure the fairness of the Merger and to permit the Disinterested Directors to represent effectively the interests of the unaffiliated stockholders, and in light of such procedural safeguards the Disinterested Directors did not consider it necessary to retain an unaffiliated representative to act solely on behalf of our unaffiliated stockholders for purposes of negotiating the terms of the Merger Agreement or preparing a report concerning the fairness of the Merger Agreement and the Merger. These procedural safeguards include the following:

•	that each of the Disinterested Directors (representing a majority of the Board) were disinterested in Riverstone’s proposal to acquire the Company;

•	that from December 7, 2015 (the date of the first Disinterested Directors meeting following Riverstone’s submission of a proposal for the acquisition of the Company), the members of

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the Board who were partners or employees of Riverstone were excluded from all deliberations with respect to the negotiation, evaluation or approval of the Merger Agreement and the Merger and the consideration of other strategic alternatives, deferring all decisions relating to the Merger and the Company’s potential strategic alternatives to the Disinterested Directors;

•	that the Disinterested Directors, as a majority of the Board, had the power to negotiate, and terminate at any time negotiations relating to, a potential transaction;

•	that the Disinterested Directors, other than Mr. Farr, are not officers or employees of the Company and the Disinterested Directors (including Mr. Farr) are not representatives of Riverstone, and are not expected to have, an economic interest in the Company or the surviving corporation following the completion of the Merger;

•	that the Disinterested Directors received the advice and assistance of experienced legal and financial advisors;

•	that, at the direction of the Disinterested Directors, with the assistance of legal and financial advisors, extensive negotiations occurred with Riverstone regarding the Merger Consideration, that resulted in an increase in the Merger Consideration from $11.00 to $14.00 per Share, and the other terms of the Merger and the Merger Agreement, including the operating covenants, the amount of the termination fees, and the requirement that the proposal to adopt the Merger Agreement be approved by the affirmative vote of Disinterested Stockholders;

•	that the Disinterested Directors met at least 13 times during the course of approximately six months to review potential transactions and other options, including the proposal from and negotiations with Riverstone, the proposal from Party A, and other options (including the stand-alone business plan) potentially available to the Company;

•	that the consummation of the Merger requires the affirmative vote of not only the holders of a majority of outstanding Shares entitled to vote at the Special Meeting, but also Disinterested Stockholders;

•	the various terms of the Merger Agreement, including that the Merger Agreement contains “go-shop” provisions and the ability of the Company to terminate the Merger Agreement under certain circumstances to accept a “superior proposal” (each as more fully described under “The Merger Agreement”), that are intended to help ensure that the Company’s stockholders receive the highest price per Share reasonably available;

•	that the Disinterested Directors made their evaluation of the Merger Agreement and the Merger based upon the factors discussed in this proxy statement and with the full knowledge of the interests of Riverstone in the Merger;

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•	the ability of the Disinterested Directors, under certain circumstances, to change, qualify, withhold, withdraw or modify their recommendation that stockholders vote to adopt the Merger Agreement;

•	that the Disinterested Directors, at a meeting held on December 7, 2015, considered the terms of the Stockholder Agreement when evaluating whether the Merger was fair to and in the best interests of the unaffiliated stockholders, as more fully described on page 17 of this proxy statement (for additional information regarding the Stockholder Agreement, see “Other Important Information Regarding the Parent Group and Riverstone—Significant Past Transactions and Contracts—Stockholder Agreement”); and

•	the availability to the stockholders of the Company who do not vote in favor of the adoption of the Merger Agreement of appraisal rights under Delaware law.

The Disinterested Directors also considered the following uncertainties, risks and potentially negative factors in their deliberations concerning the Merger, which are not intended to be exhaustive and are not presented in any relative order of importance:

•	that, following the completion of the Merger, the Company will no longer exist as an independent public company and that the consummation of the Merger and receipt of the Merger Consideration, while providing relative certainty of value, will not allow the Company’s stockholders to participate in potential further growth in the Company’s assets, future earnings growth, future appreciation in value of the Shares or any future dividends after the Merger;

•	the risk that the transactions contemplated by the Merger Agreement, including the Merger, and the financing for the transaction, may not be consummated in a timely manner or at all, and the consequences thereof, including (i) the potential loss of value to the Company’s stockholders, (ii) the potential negative impact on the operations and prospects of the Company, including the risk of loss of key personnel, and (iii) the market’s perception of the Company’s prospects could be adversely affected if such transactions were delayed or were not consummated;

•	the possible effects of the pendency or consummation of the transactions contemplated by the Merger Agreement, including the potential for suits, actions or proceedings in respect of the Merger Agreement or the transactions contemplated by the Merger Agreement, the risk of any loss or change in the relationship of the Company and its subsidiaries with their respective employees, agents, customers and other business relationships, and any possible effect on the Company’s ability to attract and retain key employees, including that certain key members of senior management might choose not to remain employed with the Company prior to the completion of the Merger;

•	the risks and potentially negative factors described in “Special Factors—Certain Effects of the Merger” and “Special Factors—Certain Effects on the Company if the Merger is not Completed,” respectively;

•	that the Company’s directors, officers and employees have expended and will expend extensive efforts attempting to complete the transactions contemplated by the Merger Agreement and such persons have experienced and will experience significant distractions from their work during the pendency of such transactions and that the Company has incurred and will incur substantial costs in connection with such transactions, even if such transactions are not consummated;

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•	that the receipt of the Merger Consideration in exchange for Shares pursuant to the Merger Agreement will be a taxable transaction for U.S. federal income tax purposes;

•	the restrictions imposed by the Merger Agreement on the Company’s solicitation of acquisition proposals from third parties after the “go-shop” period, and that prospective bidders may perceive Parent’s right under the Merger Agreement to negotiate with the Company to match the terms of any “superior proposal” prior to the Company being able to terminate the Merger Agreement and accept a “superior proposal” to be a deterrent to making alternative proposals;

•	that the Sponsor Entities’ ownership interest in the Company would likely be taken into account by third parties considering whether to make alternative proposals during the “go-shop” period;

•	the possibility that the Company may be required to pay Parent (or its designee) a termination fee of $50 million or $25 million (as more fully described under “The Merger Agreement—Termination—Termination Fees”), under certain circumstances, including to accept a “superior proposal”;

•	that the Company’s remedy in the event of the failure of the Merger to close as a result of a financing failure is limited to receipt of an $85 million termination fee payable by Parent;

•	that Parent and Merger Sub are newly formed entities with essentially no assets and the Guarantee, provided by an affiliate of Riverstone, guarantees Parent’s obligations under the Merger Agreement only with respect to payment of the Parent termination fee and certain reimbursement obligations, and is subject to a cap of $90 million;

•	that, if the Merger Agreement is terminated in connection with the Company’s entry into a definitive agreement with respect to a “superior proposal”, the Sponsor Entities have not agreed to vote their Shares in favor of such “superior proposal”;

•	the understanding that some of the Company’s directors and executive officers have other interests in the Merger in addition to their interests as stockholders of the Company, including the manner in which they would be affected by the Merger (as discussed under “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger”);

•	the condition to the Merger that the Company must have liquidity and undrawn capacity of at least $350 million at the consummation of the Merger;

•	the condition to the Merger relating to the receipt of a tax opinion in connection with the transactions;

•	the condition to the Merger that no specified event of default shall have occurred or be continuing under the Company’s revolving credit agreement immediately prior to giving effect to the consummation of the Merger; and

•	the restrictions placed on the conduct of the Company’s business prior to the completion of the Merger pursuant to the terms of the Merger Agreement, which could delay or prevent the Company from undertaking business opportunities that may arise or any other action it would

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otherwise take with respect to the operations of the Company absent the pending completion of the Merger.

The Disinterested Directors concluded that the uncertainties, risks and potentially negative factors relevant to the Merger were outweighed by the potential benefits.

In the course of reaching its decision to approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, the Disinterested Directors did not consider the liquidation value of the Company because (i) it considered the Company to be a viable, going concern, (ii) it believes that liquidation sales generally result in proceeds substantially less than sales of going concerns, (iii) it considered determining a liquidation value to be impracticable given the significant execution risk involved in any breakup of the Company and (iv) the Company will continue to operate its business following the Merger. For the foregoing reasons, the Disinterested Directors did not consider liquidation value to be a relevant methodology. Further, the Disinterested Directors did not consider net book value, which is an accounting concept, as a factor because it believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs and because net book value does not take into account the prospects of the Company, market conditions, trends in the industry in which the Company operates or the business risks inherent in that industry. The Disinterested Directors did not seek to determine a pre-Merger going concern value for the Common Stock to determine the fairness of the Merger Consideration to the Company’s unaffiliated stockholders. The Disinterested Directors believe that the trading price of the Common Stock at any given time represents the best available indicator of the Company’s going concern value at that time so long as the trading price at that time is not impacted by speculation regarding the likelihood of a potential transaction. The Disinterested Directors were not aware of any firm offer for a merger, sale of all or a substantial part of the Company’s assets, or a purchase of a controlling amount of the Company securities having been received by the Company from anyone other than a person disclosing its offer or purchase in reports filed with the SEC in the two years preceding the signing of the Merger Agreement. The Disinterested Directors adopted Citi’s opinion and analyses. Although the reference to Disinterested Stockholders in Citi's opinion did not exclude the Company’s directors and officers (other than those affiliated with the Riverstone Filing Parties) notwithstanding that such persons are deemed affiliates of the Company, such reference did not affect the Disinterested Directors’ determination in respect of the Merger Agreement and the transactions contemplated thereby, including the Merger, because such directors and officers will receive the same Merger Consideration as unaffiliated stockholders.

The foregoing discussion is not exhaustive, but is intended to summarize the material information and factors considered by the Disinterested Directors in their consideration of the transactions contemplated by the Merger Agreement, including the Merger. The Disinterested Directors reached the unanimous decision to approve the entry into the Merger Agreement and recommend its adoption by the Company’s stockholders in light of the factors described above and other factors that each member of the Disinterested Directors believed were appropriate. In view of the variety of factors and the quality and amount of information considered, the Disinterested Directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations. In addition, each individual Disinterested Director may have given different weight to different factors. The Disinterested Directors conducted an overall review of the factors described above, including through discussions with the Company’s management and legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determinations. It should be noted that this explanation of the reasoning of the Disinterested Directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Concerning Forward-Looking Information.”

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Position of the Riverstone Filing Parties as to the Fairness of the Merger

Under the SEC rules governing “going private” transactions, each of the Riverstone Filing Parties is an affiliate of the Company that is engaged in the “going private” transaction and, therefore, is required to express its position as to the fairness of the proposed Merger to the Company’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act. The Riverstone Filing Parties are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The “Riverstone Filing Parties” means (a) RPH Parent LLC, SPH Parent LLC and CRJ Parent LLC (collectively, “Parent”), (b) RJS Merger Sub, Inc. (“Merger Sub”), (c) Riverstone Holdings LLC (“Riverstone”), (d) Raven Power Holdings LLC, Sapphire Power Holdings LLC and C/R Energy Jade, LLC (collectively the “Sponsor Entities”) and (e) R/C Sapphire Power IP, L.P., Riverstone/Carlyle Energy Partners II, L.P., R/C Renewable Energy GP II, LLC, Carlyle/Riverstone Global Energy and Power Fund III, L.P., Carlyle/Riverstone Energy Partners III, L.P., C/R Energy GP III, LLC, Riverstone V Raven Holdings, L.P., Riverstone Energy Partners V, L.P., Riverstone Energy GP V, LLC, Riverstone Energy GP V Corp., Pierre F. Lapeyre, Jr. and David M. Leuschen (collectively, “Their Controlling Affiliates”).

The Riverstone Filing Parties believe that the Merger (which is the Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement was filed with the SEC) is fair to the Company’s unaffiliated stockholders on the basis of the factors described in “Special Factors—Purpose and Reasons of the Riverstone Filing Parties for the Merger” and the additional factors described below.

The Riverstone Filing Parties did not participate in the deliberations of the Disinterested Directors regarding, or received advice from the Company’s legal or financial advisors as to, the fairness of the proposed Merger. The Riverstone Filing Parties have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purpose of assessing the fairness of the Merger to the Company’s unaffiliated stockholders. Based on the knowledge and analysis by the Riverstone Filing Parties of available information regarding the Company, as well as discussions with members of the Company’s senior management regarding the Company and its business and the factors considered by, and the analysis and resulting conclusions of, the Board discussed in this proxy statement in “Special Factors—Purpose and Reasons of the Company for the Merger,” the Riverstone Filing Parties believe that the Merger is substantively and procedurally fair to the Company’s unaffiliated stockholders. In particular, the Riverstone Filing Parties believe that the proposed Merger is both procedurally and substantively fair to the unaffiliated stockholders of the Company based on their consideration of the following factors, among others, which are not presented in any relative order of importance:

•	that the Merger Consideration represents a premium of 56% above the closing price of the Shares on March 31, 2016, the last trading day before the first public reports of a potential sale of the Company, a premium of 101% over the volume-weighted average price of the Shares during the 60 calendar days that ended on March 31, 2016, and a premium of 17% over the closing price of the Shares on June 2, 2016, the last trading day before the announcement of the Merger;

•	that the Merger Consideration is all cash, which provides certainty of value and liquidity to the unaffiliated stockholders;

•	that consummation of the Merger will allow the unaffiliated stockholders not to be exposed to risks and uncertainties relating to the prospects of the Company following completion of the Merger;

•	that the Merger Consideration resulted from lengthy negotiations between the Disinterested Directors and Riverstone both before and after the Company attempted to institute a competitive bidding process involving Party A;

•	that the Merger Agreement and the transactions contemplated thereby were negotiated and unanimously approved by members of the Board (other than Messrs. Alexander and Hoffman, who are affiliated with Riverstone, and accordingly recused themselves from the vote and deliberations) and the fact that, the members of the Board who approved the Merger Agreement and transactions contemplated thereby consisted solely of the Disinterested Directors who have no economic interest or expectancy of an economic interest in the Parent Group, Riverstone or their affiliates following the Merger;

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•	that the Merger is conditioned on approval by Disinterested Stockholders, present in person or by proxy at the Special Meeting, in addition to approval by the Company stockholders representing a majority of outstanding Shares entitled to vote at the Special Meeting;

•	that the Merger Agreement provides for a 40-day post-signing Go-Shop Period, during which the Company—with the assistance of its legal and financial advisors—may actively solicit, receive, evaluate and potentially enter into negotiations with parties that offer Alternative Proposals;

•	that the Company is permitted to continue discussions with certain parties that make a qualifying offer during the Go-Shop Period for an additional 20 days following the end of the Go-Shop Period and, subject to customary requirements included in the Merger Agreement, enter into or recommend a transaction with a person or group that makes a Superior Proposal;

•	that after the No-Shop Period Start Date, the Merger Agreement further permits the Company to provide information and participate in negotiations with respect to unsolicited acquisition proposals in circumstances described in the Merger Agreement and to terminate the Merger Agreement to accept a Superior Proposal;

•	that if the Company accepts a Superior Proposal made during the Go-Shop Period, the termination fee that the Company is required to pay is reduced from $50 million to $25 million;

•	the requirement that in the event of a failure of the Merger to be consummated under certain circumstances, Parent must pay the Company a Parent termination fee of $85 million without the Company being required to establish any damages, which payment obligation is guaranteed by the Guarantor (as defined below in “The Merger Agreement—Guarantee”);

•	the fact that the Disinterested Directors received an opinion of Citi, dated June 2, 2016, to the Disinterested Directors as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to be received by Disinterested Stockholders pursuant to the Merger Agreement, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken (as more fully described under “Special Factors—Opinion of Citigroup Global Markets Inc.”);

•	that the Merger and the Merger Agreement were unanimously approved by the Board and that the Board unanimously determined (in each case, with Messrs. Alexander and Hoffman, who are affiliated with Riverstone, recused) that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were fair, advisable and in the best interests of the Company and its unaffiliated stockholders; and

•	that under Delaware law, the stockholders of the Company have the right to dissent to the Merger and to seek payment of the fair value of their Shares in accordance with the procedures provided under Delaware law if the proposed Merger is effected.

In their consideration of the fairness of the proposed Merger, the Riverstone Filing Parties did not find it practicable to, and did not, appraise the assets of the Company to determine the liquidation value for the Company’s unaffiliated stockholders (i) because of the impracticability of determining a liquidation value given the significant execution risk involved in any breakup, (ii) because the Riverstone Filing Parties

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considered the Company to be a viable going concern and (iii) because the Company will continue to operate its business following the Merger. The Riverstone Filing Parties did not consider net book value, which is an accounting concept, for purposes of determining the fairness of the per Share Merger Consideration to the Company’s unaffiliated stockholders because, in the Riverstone Filing Parties’ view, net book value is neither indicative of the Company’s market value nor its value as a going concern, but rather is an indicator of historical costs. The Riverstone Filing Parties did not seek to establish a pre-Merger going concern value for the Company’s Shares to determine the fairness of the Merger Consideration to the unaffiliated stockholders because following the Merger, the Company will have a different capital structure, cost profile and operating strategy, among other things. However, to the extent that the closing price for the Company’s Shares on the NYSE on March 31, 2016, the last trading day before first public reports of a potential sale of the Company, and June 2, 2016, the last trading day before the announcement of the Merger, represented the per Share going concern value of the Company, the Merger Consideration represented a premium of approximately 56% and 17%, respectively, to the going concern value of the Company.

The foregoing discussion of the information and factors considered and weight given by the Riverstone Filing Parties in connection with their evaluation of the fairness to the Company’s unaffiliated stockholders of the Merger is not intended to be exhaustive but is believed to include all material factors considered. The Riverstone Filing Parties did not find it practicable to assign, nor did they assign, relative weight to the individual factors considered in reaching their conclusions as to fairness. The Riverstone Filing Parties believe that these factors provide a reasonable basis for their belief that the proposed Merger is fair to the Company’s unaffiliated stockholders. This belief should not, however, be construed as a recommendation to any of the Company’s stockholders to approve the Merger Agreement. The Riverstone Filing Parties do not make any recommendation as to how stockholders of the Company should vote their Shares on the Merger Agreement Proposal.

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Opinion of Citigroup Global Markets Inc.

The Company has engaged Citi as its financial advisor in connection with the proposed Merger. In connection with this engagement, the Company requested that Citi evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by Disinterested Stockholders pursuant to the Merger Agreement. On June 2, 2016, at a meeting of the Disinterested Directors held to evaluate the Merger, Citi rendered an oral opinion, confirmed by delivery of a written opinion dated June 2, 2016, to the Disinterested Directors to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications described in its opinion, the Merger Consideration to be received by Disinterested Stockholders pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Citi’s written opinion, dated June 2, 2016, to the Disinterested Directors, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex C to this proxy statement and should be read carefully in its entirety. The description of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s financial advisory services and opinion were provided for the information of the Disinterested Directors (in their capacity as such) in connection with their evaluation of the Merger Consideration from a financial point of view and did not address any other terms, aspects or implications of the Merger. Citi expressed no view as to, and its opinion did not address, the underlying business decision of the Company to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage or consider. Citi’s opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger or otherwise.

In arriving at its opinion, Citi:

•	reviewed a draft, dated June 2, 2016, of the Merger Agreement;

•	held discussions with certain senior officers, directors and other representatives and advisors of the Company concerning the businesses, operations and prospects of the Company;

•	reviewed certain publicly available and other business and financial information relating to the Company, including certain internal financial forecasts and other information and data relating to the Company provided to or discussed with Citi by the Company’s management;

•	reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things, current and historical market prices of the Shares, the historical and projected earnings and other operating data of the Company, and the capitalization and financial condition of the Company;

•	analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of the Company;

•	considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the Merger; and

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•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the management and other representatives of the Company that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to financial forecasts and other information and data relating to the Company that Citi was directed to utilize in its analyses, Citi was advised by the Company’s management, and Citi assumed, with the Company’s consent, that such financial forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company and the other matters covered thereby.

Citi relied, at the Company’s direction, upon the assessments of the Company’s management as to, among other things, (i) matters relating to the separation of Talen Energy Holdings, Inc., the former parent company of the Company, which we refer to as Holdco, and Talen Energy Supply, from PPL Corporation, which we refer to as PPL, consummated in 2015, which we refer to as the “separation,” and certain tax indemnities, opinions and other arrangements contemplated in connection with the separation, (ii) the potential impact on the Company of certain market, competitive, cyclical and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the merchant power generation industry, including assumptions of the Company’s management as to, among other things, future commodity, capacity markets, wholesale and retail energy prices, operational, maintenance and production costs, transmission capacity and demand for energy commodities reflected in the financial forecasts and other information and data utilized in Citi’s analyses or otherwise relevant for purposes of Citi’s opinion, which are subject to significant volatility and which, if different than as assumed, could have a material impact on Citi’s analyses and opinion and (iii) existing and future commercial relationships, agreements and arrangements of the Company. Citi assumed, with the Company’s consent, that there would be no developments with respect to any such matters that would have an adverse effect on the Company or the Merger or that otherwise would be meaningful in any respect to Citi’s analyses or opinion.

Citi did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent, off-balance sheet, derivative or otherwise) of the Company or any other entity and Citi did not make any physical inspection of the properties or assets of the Company or any other entity. Citi assumed, with the Company’s consent, that the Merger would be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements, amendments or modifications, would be imposed or occur that would have an adverse effect on the Company or the Merger or that otherwise would be meaningful in any respect to Citi’s analyses or opinion. Representatives of the Company advised Citi, and Citi also assumed, that the final terms of the Merger Agreement would not vary materially from those set forth in the draft Citi reviewed. Citi did not express any view or opinion as to the prices at which the Shares (or any other securities of or relating to the Company) may trade or otherwise be transferable at any time. Citi also did not express any view or opinion with respect to any tax (including, without limitation, tax consequences resulting from the separation, the Merger or otherwise), accounting, regulatory, legal or similar matters and Citi relied, with the Company’s consent, upon the assessments of representatives of the Company as to such matters. In connection with Citi’s engagement, Citi was not requested to, and Citi did not, undertake a third-party solicitation process on behalf of the Company; however, Citi held discussions on behalf of the Company with certain third parties that had made inbound inquiries regarding a possible acquisition of the Company and Citi was requested, following public announcement of the Merger, to undertake on

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behalf of the Company a go-shop process, as contemplated by the provisions of the Merger Agreement and subject to certain limitations, to solicit third-party indications of interest in the acquisition of the Company.

Citi’s opinion addressed only the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration (to the extent expressly specified in the opinion) to Disinterested Stockholders. Citi’s opinion did not address any other terms, aspects or implications of the Merger, including, without limitation, the form or structure of the Merger, any guarantee, support agreement or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. Citi expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other payments to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration or otherwise. Citi’s opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Citi as of the date of its opinion. Although subsequent developments may affect Citi’s opinion, Citi has no obligation to update, revise or reaffirm its opinion. As the Disinterested Directors were aware, the credit, financial and stock markets, and the industries in which the Company operates, have experienced and continue to experience volatility and Citi expressed no opinion or view as to any potential effects of such volatility on the Company or the Merger. The issuance of Citi’s opinion was authorized by Citi’s fairness opinion committee.

In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of Citi’s opinion or the analyses underlying, and factors considered in connection with, Citi’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citi arrived at its ultimate opinion based on the results of all analyses undertaken by it and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Citi believes that the analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.

In its analyses, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of the Company. No company, business or transaction reviewed is identical or directly comparable to the Company, its businesses or the Merger and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics or other factors that could affect the public trading, acquisition or other values of the companies, business segments or transactions reviewed and may not necessarily reflect all companies or business segments, transactions or other information deemed relevant for purposes of Citi’s analyses.

The estimates contained in Citi’s analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi’s analyses are inherently subject to substantial uncertainty.

Citi was not requested to, and it did not, recommend or determine the specific consideration payable in the Merger. The type and amount of consideration payable in the Merger were determined

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through negotiations between the Company and Riverstone and the decision to enter into the Merger Agreement was solely that of the Disinterested Directors. Citi’s opinion was only one of many factors considered by the Disinterested Directors in their evaluation of the Merger and should not be viewed as determinative of the views of such directors or the Company’s management with respect to the Merger or the Merger Consideration.

The following is a summary of the material financial analyses presented to the Disinterested Directors in connection with Citi’s opinion, dated June 2, 2016. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, Citi, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Citi. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. None of the Company, Riverstone, Citi or any other person assumes responsibility if future results are different from those described, whether or not any such difference is material. For purposes of the financial analyses described below, (i) the term “adjusted EBITDA” means net income (loss) before interest, income taxes, depreciation and amortization, which we refer to as “EBITDA,” adjusted for certain non-cash and other items that the Company’s management believes are not indicative of ongoing operations, including, but not limited to, unrealized gains and losses on derivative contracts, stock-based compensation expense, asset retirement obligation accretion, gains and losses on securities in the nuclear decommissioning trust fund, impairments, gains or losses on sales, dispositions or retirements of assets, debt extinguishments, and transition, transaction and restructuring costs, (ii) the term “adjusted free cash flow” means cash from operations less capital expenditures, excluding growth-related capital expenditures, adjusted for changes in counterparty collateral and further adjusted for after-tax transaction and restructuring costs, and certain other after-tax cash items that the Company’s management believes are not indicative of ongoing operations, (iii) other than in the case of the selected public companies analysis in respect of free cash flow yield, the Company’s total debt was adjusted for the Company’s cash, pro forma for certain assets sold in 2016 (as so adjusted and pro forma for certain assets sold in 2016, “adjusted net debt”), and (iv) in the case of the discounted cash flow analysis described below, unlevered cash taxes were based on a specified tax rate and taxes as provided by the Company’s management, and included the benefits expected by the Company’s management to result from the utilization of the Company’s net operating losses and bonus depreciation during the five-year period ending December 31, 2020.

June 2, 2016 Financial Presentation

The financial presentation provided to the Disinterested Directors in connection with Citi’s opinion, dated June 2, 2016, to such directors, which we refer to as the June 2, 2016 financial presentation, included the following material financial analyses:

Discounted Cash Flow Analysis. Citi performed a discounted cash flow analysis of the Company by calculating the estimated present value (as of March 31, 2016) of the unlevered free cash flows that the Company was forecasted to generate during the last three quarters of the fiscal year ending December 31, 2016 through the full fiscal year ending December 31, 2019 based on internal financial forecasts and estimates of the Company’s management, as more fully described by the Company under “—Prospective Financial Information—Post-PJM Auction Forecasts.” Citi calculated the implied terminal value of the Company by applying to the Company’s fiscal year 2020 estimated adjusted EBITDA a selected range of EBITDA multiples of 7.5x to 8.5x derived based on Citi’s professional judgment and taking into account, among other factors, the calendar year 2017 estimated mean EBITDA multiple observed for the selected companies. The present values (as of March 31, 2016) of the Company’s cash flows and terminal values were then calculated using a selected range of discount rates of 5.9% to 6.6% derived from a weighted average cost of capital calculation. This analysis indicated the following approximate implied per Share equity value reference range for the Company, as compared to the Merger Consideration:

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Approximate Implied Per Share Equity Value Reference Range	Merger Consideration
$9.24 - $13.66	$14.00

Selected Public Companies Analysis. Citi performed a selected public companies analysis of the Company in which Citi reviewed certain financial and stock market information of two selected companies, as noted below, that Citi considered relevant as publicly traded independent power producer companies with business, financial and operating characteristics generally similar to those of the Company, which we collectively refer to as the selected companies.

Citi reviewed, among other information, enterprise values (calculated as fully diluted equity values based on closing stock prices on May 31, 2016 plus total debt, preferred stock and non-controlling interests (as applicable) and less cash and cash equivalents and investments in unconsolidated affiliates (as applicable)), as a multiple of calendar year 2017 and calendar year 2018 estimated EBITDA. Citi also reviewed, among other information, calendar year 2016 estimated free cash flow yields. Financial data of the selected companies were based on public filings, Wall Street research analysts’ consensus estimates and other publicly available information and, in the case of Dynegy Inc.’s calendar year 2017 and calendar year 2018 estimated EBITDA and calendar year 2016 estimated free cash flow yield, was pro forma for its pending acquisition of the U.S. fossil portfolio of Engie SA. Financial data of the Company were based on internal financial forecasts and estimates of the Company’s management.

As derived from the data in the following table, the overall low to high (i) equity values and enterprise values observed for the selected companies were approximately $2,257 million to $5,235 million (with a mean of $3,746 million and a median of $3,746 million) and approximately $10,523 million to $24,967 million (with a mean of $17,745 million and a median of $17,745 million), respectively, (ii) calendar year 2017 and calendar year 2018 estimated EBITDA multiples observed for the selected companies were 7.2x to 8.8x (with a mean of 8.0x and a median of 8.0x) and 6.6x to 8.3x (with a mean of 7.4x and a median of 7.4x), respectively, and (iii) calendar year 2016 estimated free cash flow yields observed for the selected companies were 14.7% to 21.0% (with a mean of 17.9% and a median of 17.9%):

			Enterprise Value as a Multiple of:
	Equity Value ($ in millions)	Enterprise Value ($ in millions)	CY2017E EBITDA	CY2018E EBITDA	CY2016E Free Cash Flow Yield
Dynegy Inc.	$2,257	$10,523	7.2x	6.6x	14.7%
NRG Energy, Inc.	$5,235	$24,967	8.8x	8.3x	21.0%

Based on Citi’s professional judgment and taking into account, among other factors, the calendar year 2017 and calendar year 2018 estimated EBITDA multiples observed for the selected companies, Citi then applied selected ranges of calendar year 2017 and calendar year 2018 estimated EBITDA multiples of 7.2x to 8.8x and 6.6x to 8.3x, respectively, derived from the selected companies to the Company’s calendar year 2017 and calendar year 2018 estimated adjusted EBITDA, respectively. Based on Citi’s professional judgment and taking into account, among other factors, the calendar year 2016 estimated free cash flow yields observed for the selected companies, Citi also applied a selected range of calendar year 2016 estimated free cash flow yields of 14.7% to 21.0% derived from the selected companies to the Company’s calendar year 2016 estimated adjusted free cash flow. Approximate implied per share equity values for the Company derived from such selected estimated EBITDA multiples were calculated as total implied enterprise value less adjusted net debt as of March 31, 2016 divided by the total number of fully diluted Shares estimated by the Company’s management to be outstanding as of December 31, 2016. Approximate implied per share equity values for the Company derived from such selected estimated free cash flow yields were calculated as total implied equity value divided by the total number of fully diluted Shares estimated by the Company’s management to be outstanding as of December 31, 2016. This analysis indicated the following approximate implied per Share equity value reference ranges for the Company, as compared to the Merger Consideration:

Approximate Implied Per Share Equity Value Reference Ranges Based on:			Merger Consideration
CY 2017E Adjusted EBITDA $13.31 – $21.83	CY 2018E Adjusted EBITDA $10.44 – $19.92	CY 2016E Adjusted Free Cash Flow $13.39 – $19.09	$14.00

Selected Precedent Transactions Analysis. Citi performed a selected precedent transactions analysis of the Company in which Citi reviewed financial data relating to 13 selected transactions, as noted below, that Citi considered relevant involving target companies, assets or asset portfolios with business, financial and operating characteristics generally similar to those of the Company, which we collectively refer to as the selected transactions.

Citi reviewed, among other information, transaction values of the selected transactions (which transaction values ranged from approximately $660 million to $32 billion), calculated as the purchase prices paid for the assets or asset portfolios or fully diluted equity values of the target companies, as applicable, based on closing stock prices as of the announcement dates of the relevant transactions plus total debt plus preferred stock and non-controlling interests (as applicable) and less cash and cash equivalents and investments in unconsolidated affiliates (as applicable), as a multiple of next fiscal year estimated EBITDA. Financial data of the selected transactions were based on public filings and other publicly available information. Financial data of the Company were based on internal financial forecasts and estimates of the Company’s management.

As derived from the data in the following table, the overall low to high next fiscal year estimated EBITDA multiples observed for the selected transactions were 6.2x to 9.8x (with a mean of 7.7x and a median of 7.3x):

Announcement Date	Acquiror	Target	Enterprise Value ($ in millions)	Enterprise Value as a Multiple of Next Fiscal Year Estimated EBITDA

February 25, 2016	• Dynegy Inc./Energy Capital Partners	• Engie SA (U.S. fossil portfolio)	$3,300	7.3x
December 23, 2015	• ArcLight Capital Partners, LLC	• Tenaska Capital Management, LLC (natural gas and duel-fired portfolio)	$2,370	7.9x
August 22, 2014	• Dynegy Inc.	• Duke Energy Corporation/Energy Capital Partners (Midwest generation assets)	$6,250	7.3x
October 18, 2013	• NRG Energy, Inc.	• Edison Mission Energy	$2,635	9.5x
March 14, 2013	• Dynegy Inc.	• Ameren Corporation (merchant generation business of Ameren Energy Resources Company, LLC)	$900	7.0x
July 22, 2012	• NRG Energy, Inc.	• GenOn Energy, Inc.	$17,000	6.2x
August 13, 2010	• The Blackstone Group L.P.	• Dynegy Inc.	$660	7.9x
April 21, 2010	• Calpine Corporation	• Pepco Holdings, Inc. (Conectiv Energy power generation assets)	$1,700	6.9x
April 11, 2010	• Mirant Corporation	• RRI Energy, Inc.	$3,000	7.0x
October 19, 2008	• Exelon Corporation	• NRG Energy, Inc.	$6,800	6.5x
February 26, 2007	• Investor Group	• TXU Corp.	$32,000	9.8x
May 30, 2006	• Mirant Corporation	• NRG Energy, Inc.	$8,000	9.4x
October 2, 2005	• NRG Energy, Inc.	• Texas Genco LLC	$5,800	7.5x

Based on Citi’s professional judgment and taking into account, among other factors, the next fiscal year estimated mean EBITDA multiple observed for the selected transactions, Citi then applied a selected range of next fiscal year estimated EBITDA multiples of 7.2x to 8.2x derived from the selected transactions to the Company’s calendar year 2017 estimated adjusted EBITDA. Approximate implied per share equity values for the Company derived from such selected estimated EBITDA multiples were calculated as total implied enterprise value less adjusted net debt as of March 31, 2016 divided by the total number of fully diluted Shares estimated by the Company’s management to be outstanding as of December 31, 2016. This analysis indicated the following approximate implied per Share equity value reference range for the Company, as compared to the Merger Consideration:

Approximate Implied Per Share Equity Value Reference Range	Merger Consideration
$13.40 - $18.75	$14.00

Sum-of-the-Parts Selected Precedent Transactions Analysis. Citi performed a sum-of-the-parts selected precedent transactions analysis of the Company on an asset-by-asset basis, categorized by power production technology, fuel type and independent system operator.  In evaluating the Company’s asset portfolio, Citi reviewed certain financial terms of 15 selected transactions, as noted below, that Citi deemed relevant as transactions involving technologies, fuel types and/or independent system operators, consisting of three selected transactions involving PJM-CCGT, which we refer to as the selected PJM-CCGT transactions, one selected transaction involving ERCOT-CCGT, which we refer to as the selected ERCOT-CCGT transaction, two selected transactions involving ISO-NE-CCGT, which we refer to as the selected ISO-NE-CCGT transactions, four selected transactions involving cogeneration, which we refer to as the selected cogeneration transactions, four selected transactions involving peaker power plants, which we refer to as the selected peaker power transactions, and one selected transaction involving coal, which we refer to as the selected coal transaction and, together with the selected PJM-CCGT transactions, the selected ERCOT-CCGT transaction, the selected ISO-NE-CCGT transactions, the selected cogeneration transactions and the selected peaker power transactions, which we collectively refer to as the selected sum-of-the-parts transactions.

Citi reviewed, among other things, transaction values of the selected sum-of-the-parts transactions (which transaction values ranged from approximately $80 million to $1.3 billion), calculated as the purchase prices paid for the target companies, assets or portfolios, as applicable, as a multiple of the capacity (which capacities ranged from approximately 205 to 2,988 megawatts) of such target companies, assets or portfolios. Financial data of the selected sum-of-the-parts transactions were based on Wall Street research analysts’ estimates and other publicly available information. Financial data of the Company were based on public filings and internal financial forecasts and estimates of the Company’s management.

As derived from the data in the following table, the overall low to high dollars per kilowatt multiples observed for the selected sum-of-the-parts transactions were $151 to $929, with overall low to high (as applicable) dollars per kilowatt multiples observed for the selected PJM-CCGT transactions of $535 to $929 (with an average of $793), the selected ERCOT-CCGT transaction of $438, selected ISO-NE-CCGT transactions of $671 to $840 (with an average of $756), the selected cogeneration transactions of $211 to $477 (with an average of $367), the selected peaker power transactions of $328 to $398 (with an average of $366) and the selected coal transaction of $151:

Date	Acquiror	Target	Transaction Value ($ in millions)	Capacity (Megawatts)	Dollars per Kilowatt

Selected PJM-CCGT Transactions

November 13, 2015	• Macquarie Infrastructure Partners III/Siemens Financial Services	• Clean Energy Future (Lordstown Energy Center)	$860	940	$915
October 8, 2015	• TransCanada Corporation	• Talen Energy Corporation (Ironwood Power Plant)	$654	704	$929
February 27, 2012	• Energy Capital Partners	• The AES Corporation (AES Red Oak LLC)	$445	832	$535

Selected ERCOT-CCGT Transaction

November 27, 2015	• Luminant	• NextEra Energy Resources LLC (La Frontera Portfolio)	$1,310	2,988	$438

Selected ISO-NE-CCGT Transactions

October 13, 2015	• Calpine Corporation	• Granite Ridge Holdings, LLC (Granite Ridge Energy Center)	$500	745	$671
October 8, 2015	• Carlyle Power Partners II L.P. and Carlyle Power Opportunities Capital Partners L.P.	• Entergy Corp. (Rhode Island State Energy Center)	$490	583	$840

Selected Cogeneration Transactions

December 12, 2014	• First Reserve Management, LP	• ArcLight Capital Partners, LLC (Redwood Portfolio)	$82	389	$211
May 1, 2014	• Nevada Power Company (d/b/a NV Energy)	• Southwest Generation (Las Vegas Cogeneration I and Las Vegas Cogeneration II)	$131	274	$477
April 8, 2013	• NRG Energy, Inc.	• Atlantic Power Corporation, John Hancock Life Insurance Company (U.S.A.) and Rockland Capital, LLC (Gregory Power Partners)	$244	560	$436
January 31, 2013	• Quantum Utility Generation, LLC	• Atlantic Power Corporation (Atlantic Power Portfolio)	$136	397	$343

Selected Peaker Power Transactions

November 10, 2014	• DTE Energy Company	• The LS Power Group (Renaissance Power Plant)	$240	732	$328
October 3, 2014	• Wayzata Investment Partners	• Exelon Corp. (West Valley)	$80	205	$390
November 8, 2013	• Energy Capital Partners	• Richland-Stryker Investment LLC (Richland-Stryker Generation LLC)	$161	464	$347
September 10, 2013	• Tenaska Capital Management, LLC	• US Power Generating Company	$868	2,180	$398

Selected Coal Transaction
August 9, 2012	• Riverstone Holdings LLC	• Exelon Corp. (Maryland Coal Portfolio)	$400	2,649	$151

Citi then applied multiples within a selected range of dollars per kilowatt of $150 to $750 to the Company’s capacity (measured by megawatts) based on Citi’s professional judgment and taking into account, among other things, available information, including the selected sum-of-the-parts transactions and, in the case of nuclear assets, a dollars per kilowatt multiple of $500 derived from a Wall Street research analyst estimate, and other asset values derived from the Company’s public filings and internal estimates of the Company’s management in the case of certain combined cycle gas plant and renewable energy assets. Approximate implied per share equity values for the Company derived from such multiples and asset values were calculated as total implied enterprise value (determined on an asset-by-asset basis) less adjusted net debt as of March 31, 2016 divided by the total number of fully diluted Shares estimated by the Company’s management to be outstanding as of December 31, 2016. This analysis indicated the following approximate implied per Share equity value reference range for the Company, as compared to the Merger Consideration:

Approximate Implied Per Share Equity Value Reference Range	Merger Consideration
$10.61 - $16.29	$14.00

Other Information

Citi observed certain additional information that was not considered part of its financial analyses for its opinion but was noted for informational purposes, including the following:

•	stock price targets for the Shares as reflected in selected publicly available Wall Street research analysts’ reports and other publicly available information, which indicated an overall low to high target stock price range for the Company of $7.00 to $15.00 per Share (with a consensus target stock price of $11.63 per Share);

•	historical trading prices of the Shares during the period from June 2, 2015 through May 31, 2016, which indicated low to high closing prices for the Shares during such period of approximately $5.76 to $19.80 per Share;

•	utilizing publicly available information and public filings, the implied premiums paid (to the extent publicly available) in eight selected precedent all-cash U.S. mergers and acquisitions transactions announced from February 12, 2015 to March 14, 2016 and completed within the latest 12 months with transaction values of $1.0 billion to $2.0 billion, which indicated (i) overall low to high implied premiums in such transactions based on the closing stock prices of the target companies involved in such transactions one trading day prior to announcement of such transactions of approximately 17% to 50% (with 25th to 75th percentile premiums of 30.3% to 45.9%, respectively), and (ii) after applying a selected range of implied premiums of 30.3% to 45.9% to the closing price of the Shares of $9.00 per Share on March 31, 2016 (the last trading day prior to a news report regarding a potential sale of the Company), indicated an approximate implied per Share equity value reference range for the Shares of $11.72 to $13.13 per Share;

•	based on public filings, Wall Street research analysts’ consensus estimates and other publicly available information, the calendar year 2017 and calendar year 2018 estimated EBITDA multiples and calendar year 2016 estimated free cash flow yield for Calpine Corporation, an independent power producer with a significant natural gas portfolio, which indicated calendar year 2017 and calendar year 2018 estimated EBITDA multiples of 8.5x and 7.9x, respectively, and a calendar year 2016 estimated free cash flow yield of 14.5%; and

•	based on internal financial forecasts and estimates of the Company’s management and the preliminary discounted cash flow analysis described above (assuming a discount rate of 6.3%), an illustrative sensitivities overview of the potential impact on the Company’s approximate implied per Share equity value assuming calendar year 2020 estimated adjusted EBITDA for the Company of $502 million to $702 million and next fiscal year estimated EBITDA multiples of 6.0x to 9.0x, which indicated an illustrative approximate implied per Share equity value reference range of $0.54 to $20.57 per Share.

Other Materials

In addition to the June 2, 2016 financial presentation summarized above, Citi also provided preliminary discussion materials to the Disinterested Directors dated (i) December 18, 2015 (utilized for purposes of a meeting of the Disinterested Directors held on that date), which we refer to as the December 18, 2015 preliminary discussion materials, (ii) January 11, 2016 (utilized for purposes of a meeting of the Disinterested Directors held on that date), which we refer to as the January 11, 2016 preliminary discussion materials, (iii) January 14, 2016 (utilized for purposes of a meeting of the Disinterested Directors held on that date), which we refer to as the January 14, 2016 preliminary discussion materials, (iv) April 29, 2016 (utilized for purposes of a meeting of the Disinterested Directors held on that date), which we refer to as the April 29, 2016 preliminary discussion materials, (v) May 13, 2016 (utilized for purposes of a meeting of the Disinterested Directors held on May 16, 2016), which we refer to as the May 13, 2016 preliminary discussion materials, (vi) May 23, 2016 (utilized for purposes of a meeting of the Disinterested Directors held on that date), which we refer to as the May 23, 2016 preliminary discussion materials, and (vii) May 27, 2016 (utilized for purposes of a meeting of the Disinterested Directors held on May 28, 2016), which we refer to as the May 27, 2016 preliminary discussion materials. We refer to these preliminary discussion materials collectively as the preliminary discussion materials.

The preliminary financial considerations and other information in the preliminary discussion materials reflected market data as of dates proximate to such materials and were based on financial,

economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to Citi as of, the date of such materials. Accordingly, the results of such preliminary financial considerations and other information may have differed from the June 2, 2016 financial presentation as a result of, among other things, changes in the Company’s internal forecasts and estimates, such financial, economic, monetary, market and other conditions and circumstances and other information. Citi also continued to refine various aspects of such preliminary financial considerations and other information.

None of the preliminary discussion materials constituted an opinion of, or recommendation by, Citi with respect to a possible transaction or otherwise.

December 18, 2015 Preliminary Discussion Materials. The December 18, 2015 preliminary discussion materials referenced, for informational purposes, among other things, (i) an overview of U.S. equity market performance from December 31, 2014 to December 15, 2015, which included comparisons of the performance of the S&P 500 index, the S&P 500 Energy Sector and an index of independent power producers comprised of Calpine Corporation, Dynegy Inc., NRG Energy, Inc. and the Company and comparisons of the performance of various U.S. equity market sectors during 2014 and 2015 (to December 15, 2015), including the energy and independent power producer sectors, (ii) the relative Share price performance of the Company, Dynegy Inc., NRG Energy, Inc. and Calpine Corporation during the period June 2, 2015 to December 15, 2015, as compared to the performance of the S&P 500 index and certain commodities, and related observations, (iii) selected Wall Street research analysts’ views as to the Company and independent power producers generally, (iv) declines, based on public filings and other publicly available information, during the period June 2, 2015 to December 15, 2015 in the next fiscal year estimated EBITDA multiples of the Company, Dynegy Inc., NRG Energy, Inc. and Calpine Corporation relative to the average historical next fiscal year EBITDA multiple of Dynegy Inc., NRG Energy, Inc. and Calpine Corporation and related observations, (v) observations regarding implications for independent power producers of changes in the methodologies used to evaluate independent power producers, investor sentiment regarding independent power producers’ leverage and liquidity levels and commodities exposure and supply and demand fundamentals, (vi) an overview of the credit profiles of the Company, Dynegy Inc., NRG Energy, Inc. and Calpine Corporation, (vii) an overview of adverse changes in bond and term loan bid prices and yields during the latest 12 months ended December 15, 2015 and (vii) an overview of certain financial investors active in the merchant generation sector.

January 11, 2016 Preliminary Discussion Materials. The January 11, 2016 preliminary discussion materials primarily focused on the types of analyses summarized above for the June 2, 2016 financial presentation, utilizing procedures that were generally consistent with those contained in the June 2, 2016 financial presentation.

The January 11, 2016 preliminary discussion materials contained the following preliminary financial analyses:

•	a preliminary discounted cash flow analysis of the Company, which generally used a similar methodology as described above under “—June 2, 2016 Financial Presentation—Discounted Cash Flow Analysis,” except that, among other things, the estimated present value of the unlevered free cash flows that the Company was forecasted to generate during the fiscal years ending December 31, 2016 through December 31, 2019 based on internal financial forecasts and estimates of the Company’s management was calculated as of December 31, 2015, an implied terminal value of the Company was calculated by applying to the Company’s fiscal year 2020 estimated adjusted EBITDA a selected range of EBITDA multiples of 6.8x to 7.8x, and the present values (as of December 31, 2015) of the Company’s cash flows and terminal values were calculated using a selected range of discount rates of 6.7% to 7.3%; this preliminary analysis indicated an approximate implied per Share equity value reference range for the Company of $7.92 to $12.67 per Share;

•	a preliminary selected public companies analysis of the Company, which generally used a similar methodology as described above under “—June 2, 2016 Financial Presentation—Selected Public Companies Analysis,” except that, among other things, the observed overall low to high calendar year 2017 estimated EBITDA multiples were 6.5x to 8.1x (with a mean of 7.3x and a median of 7.3x) and overall low to high calendar year 2016 estimated free cash flow yields were 23.6% to 26.2% (with a mean of 24.9% and a median of 24.9%) for the selected companies; applying these selected ranges of calendar year 2017 estimated EBITDA multiples and calendar year 2016 estimated free cash flow yields derived from the selected companies to the Company’s calendar year 2017 estimated adjusted EBITDA and the Company’s calendar year 2016 estimated adjusted free cash flow, respectively, indicated approximate implied per Share equity value reference ranges for the Company of $9.75 to $18.42 per Share (based on the Company’s calendar year 2017 estimated adjusted EBITDA) and $8.14 to $9.03 per Share (based on the Company’s calendar year 2016 estimated adjusted free cash flow), utilizing internal estimates of the Company’s management;

•	a preliminary selected precedent transactions analysis of the Company, which generally used a similar methodology as described above under “—June 2, 2016 Financial Presentation—Selected Precedent Transactions Analysis,” except that, among other things, observed overall low to high next fiscal year estimated EBITDA multiples observed for the selected transactions (other than Dynegy Inc./Energy Capital Partners acquisition of Engie SA (U.S. fossil portfolio), which was announced on February 25, 2016) were 6.2x to 9.8x (with a mean of 7.7x and a median of 7.4x); applying a selected range of next fiscal year estimated EBITDA multiples of 7.2x to 8.2x derived from the selected precedent transactions to the Company’s calendar year 2017 estimated adjusted EBITDA utilizing internal estimates of the Company’s management indicated an approximate implied per Share equity value reference range for the Company of $13.79 to $19.35 per Share;

•	a preliminary sum-of-the-parts selected precedent transactions analysis of the Company, which generally used the same methodology as described above under “—June 2, 2016 Financial Presentation—Sum-of-the-Parts Precedent Transactions Analysis,” and reflected an approximate implied per Share equity value reference range for the Company of $10.78 to $16.65 per Share.

The January 11, 2016 preliminary discussion materials also referenced, for informational purposes, among other things, (i) stock price targets for the Shares as reflected in selected publicly available Wall Street research analysts’ reports and other publicly available information, (ii) historical trading prices of the Shares during the period from June 2, 2015 to January 7, 2016 and (iii) utilizing publicly available information and public filings, the implied premiums paid (to the extent publicly available) in 12 selected precedent all-cash U.S. mergers and acquisitions transactions announced from January 12, 2015 to November 11, 2015 and completed within the latest 12 months (as of January 7, 2016) with transaction values of $0.5 million to $1.0 billion, which indicated overall low to high implied premiums based on the closing stock prices of the target companies involved in such transactions one trading day prior to announcement of such transactions of approximately 8% to 109% (with 25th to 75th percentile premiums of 14% to 63%, respectively); applying a selected range of premiums of 14% to 63% to the closing price of the Shares of $6.32 per Share on January 7, 2016 indicated an approximate implied per Share equity value reference range for the Shares of $7.21 to $10.31 per Share.

In the January 11, 2016 preliminary discussion materials, Citi also observed, for informational purposes:

•	the potential impact on the discounted cash flow analysis described above of additional cash flows that the Company was forecasted to generate during the fiscal years ending December 31, 2016 through December 31, 2020 based on the Company’s management’s preliminary plan to execute certain priority strategic and operational initiatives, which indicated that such additional cash flows could result in an additional approximate implied per Share equity value for the Company of $8.17 to $8.98 per Share;

•	based on public filings, Wall Street research analysts’ consensus estimates and other publicly available information, the calendar year 2017 estimated EBITDA multiple and calendar year 2016 estimated free cash flow yield for Calpine Corporation, which indicated for Calpine Corporation a calendar year 2017 estimated EBITDA multiple of 8.3x and a calendar year 2016 estimated free cash flow yield of 15.1%; and

•	utilizing public filings, Wall Street research analysts’ estimates and other publicly available information, calendar year 2016 estimated EBITDA multiples for Calpine Corporation, Dynegy Inc. and NRG Energy, Inc. after adjusting for the net present value of net operating loss carryforwards, which indicated calendar year 2016 estimated EBITDA multiples for Calpine Corporation, Dynegy Inc. and NRG Energy, Inc. of 8.3x, 6.3x and 7.2x, respectively (with an average of 7.3x), as compared to such companies’ unadjusted calendar year 2016 estimated EBITDA multiples of 8.9x, 6.7x and 7.5x, respectively.

The January 11, 2016 preliminary discussion materials also referenced, for informational purposes, among other things, (i) the relative Share price performance of the Company, Dynegy Inc., NRG Energy, Inc. and Calpine Corporation during the period June 2, 2015 to January 7, 2016, as compared to the performance of the S&P 500 index and certain commodities, and related observations, (ii) a comparison of certain financial and trading metrics and data and the respective asset mixes of the Company, Dynegy Inc., NRG Energy, Inc. and Calpine Corporation and related observations, (iii) declines, based on public filings and other publicly available information, during the period from June 2, 2015 to January 7, 2016 in the next fiscal year estimated EBITDA multiples of the Company, Dynegy Inc. NRG Energy, Inc. and Calpine Corporation relative to the average historical next fiscal year EBITDA multiple of Dynegy Inc. NRG Energy, Inc. and Calpine Corporation, increases during such period in such companies’ free cash flow yields relative to the average historical next fiscal year free cash flow yield of Dynegy Inc., NRG Energy, Inc. and Calpine Corporation and related observations, (iv) certain strategic considerations in connection with a potential sale of the Company and (v) an overview of the Company’s assets.

January 14, 2016 Preliminary Discussion Materials. The January 14, 2016 preliminary discussion materials contained an illustrative sensitivities overview based on internal financial forecasts and estimates of the Company’s management of the potential impact of power and commodity price changes on the Company’s approximate implied per Share equity value, as calculated pursuant to preliminary discounted cash flow analyses, which generally used the same methodology as described above under “—January 11, 2016 Preliminary Discussion Materials,” except that gas and power prices were assumed to decline by 20% and 10%, respectively, in a “downside” case and to increase by 20% and 10%, respectively, in an “upside” case. This overview indicated overall illustrative approximate implied per Share equity value reference ranges for the Company of $7.92 to $12.68 per Share under the base case without taking into account changes in gas and power prices, $4.23 to $8.49 per Share under the downside case and $14.77 to $20.40 per Share under the upside case.

April 29, 2016 Preliminary Discussion Materials. The April 29, 2016 preliminary discussion materials referenced, for informational purposes, among other things, (i) certain Share price information for the Company, Dynegy Inc., NRG Energy, Inc. and Calpine Corporation, including the companies’ relative stock price performance from March 31, 2016 to April 28, 2016, (ii) based on internal financial forecasts and estimates of the Company’s management, public filings and other publicly available information, improvements from January 7, 2016 to April 28, 2016 in the companies’ respective next fiscal year estimated EBITDA multiples and free cash flow yields and (iii) premiums implied if the Company were acquired for $13.00 or $14.00 per Share in cash, noting that the Company’s closing stock prices of $9.00 per Share on March 31, 2016, $10.04 per Share on April 1, 2016 and $11.81 per Share on

April 28, 2016 implied premiums of approximately 44.4%, 29.5% and 10.1%, respectively, based on a $13.00 per Share purchase price and approximately 55.6%, 39.4% and 18.5%, respectively, based on a $14.00 per Share purchase price and further noting that the Company’s implied stock prices of $9.00 per Share on March 31, 2016, $9.08 per Share on April 1, 2016 and $9.86 per Share on April 28, 2016 assuming the Company’s stock price performed consistently with the stock prices of its peers implied premiums of approximately 44.4%, 43.1% and 31.8%, respectively, based on a $13.00 per Share purchase price and approximately 55.6%, 54.1% and 41.9%, respectively, based on a $14.00 per Share purchase price.

May 13, 2016 Preliminary Discussion Materials. The May 13, 2016 preliminary discussion materials referenced, for informational purposes, (i) certain Share price information for the Company, Dynegy Inc., NRG Energy, Inc. and Calpine Corporation, including the companies’ relative stock price performance from March 31, 2016 to May 13, 2016 and (ii) premiums implied if the Company were acquired for $13.00 or $14.00 per Share in cash, noting that the Company’s closing stock prices of $9.00 per Share on March 31, 2016, $10.04 per Share on April 1, 2016 and $13.07 per Share on May 13, 2016 implied premiums of approximately 44.4%, 29.5% and (0.5%), respectively, based on a $13.00 per Share purchase price and approximately 55.6%, 39.4% and 7.1%, respectively, based on a $14.00 per Share purchase price and further noting that the Company’s implied stock prices of $9.00 per Share on March 31, 2016, $9.11 per Share on April 1, 2016 and $10.28 per Share on May 13, 2016 assuming the Company’s stock price performed consistently with the stock prices of its peers implied premiums of approximately 44.4%, 42.7% and 26.4%, respectively, based on a $13.00 per Share purchase price and approximately 55.6%, 53.7% and 36.2%, respectively, based on a $14.00 per Share purchase price.

May 23, 2016 Preliminary Discussion Materials. The May 23, 2016 preliminary discussion materials primarily focused on the types of analyses summarized above for the June 2, 2016 financial presentation, utilizing procedures that were generally consistent with those contained in the June 2, 2016 financial presentation.

The May 23, 2016 preliminary discussion materials contained the following preliminary financial analyses:

•	a preliminary discounted cash flow analysis of the Company, which generally used the same methodology as described above under “—June 2, 2016 Financial Presentation—Discounted Cash Flow Analysis,” except that, among other things, the implied terminal value of the Company was calculated by applying to the Company’s fiscal year 2020 estimated adjusted EBITDA a selected range of next fiscal year estimated EBITDA multiples of 7.4x to 8.4x and the present values (as of March 31, 2016) of the Company’s cash flows and terminal values were calculated using a selected range of discount rates of 6.0% to 6.7%, which indicated an approximate implied per Share equity value reference range for the Company of $10.97 to $15.68 per Share;

•	a preliminary selected public companies analysis of the Company, which generally used the same methodology as described above under “—June 2, 2016 Financial Presentation—Selected Public Companies Analysis,” except that, among other things, the observed overall low to high calendar year 2017 and calendar year 2018 estimated EBITDA multiples were 7.1x to 8.6x (with a mean of 7.9x and a median of 7.9x) and 6.5x to 8.2x (with a mean of 7.4x and a median of 7.4x), respectively, and overall low to high calendar year 2016 estimated free cash flow yields were 15.3% to 22.2% (with a mean of 18.7% and a median of 18.7%) for the selected companies; applying these selected ranges of calendar year 2017 and calendar year 2018 estimated EBITDA multiples and calendar year 2016 estimated free cash flow yields derived from the selected companies to the Company’s calendar year 2017 and calendar year 2018 estimated adjusted EBITDA and the Company’s calendar year 2016 estimated adjusted free cash flow, respectively, indicated approximate implied per Share equity value reference ranges for the Company of $13.02 to $20.94 per Share (based on the Company’s calendar year 2017 estimated adjusted

EBITDA), $10.17 to $19.41 per Share (based on the Company’s calendar year 2018 estimated adjusted EBITDA) and $12.66 to $18.42 per Share (based on the Company’s calendar year 2016 estimated adjusted free cash flow), utilizing internal estimates of the Company’s management;

•	a preliminary selected precedent transactions analysis of the Company, which generally used the same methodology and reflected the same approximate implied per Share equity value reference range for the Company as described above under “—June 2, 2016 Financial Presentation—Selected Precedent Transactions Analysis;” and

•	a preliminary sum-of-the-parts selected precedent transactions analysis of the Company, which generally used the same methodology and reflected the same approximate implied per Share equity value reference range for the Company as described above under “—June 2, 2016 Financial Presentation— Sum-of-the-Parts Selected Precedent Transactions Analysis.”

The May 23, 2016 preliminary discussion materials also contained an illustrative sensitivities overview based on internal financial forecasts and estimates of the Company’s management and the preliminary discounted cash flow analysis described above (assuming a discount rate of 6.3%) of the potential impact on the Company’s approximate implied per Share equity value assuming calendar year 2020 estimated adjusted EBITDA for the Company of $597 million to $697 million and next fiscal year estimated EBITDA multiples of 6.0x to 9.0x, which indicated an illustrative approximate implied per Share equity value reference range for the Company of $4.15 to $20.40 per Share.

The May 23, 2016 preliminary discussion materials also referenced, for informational purposes, among other things, (i) stock price targets for the Shares as reflected in selected publicly available Wall Street research analysts’ reports and other publicly available information, (ii) historical trading prices of the Shares during the period from June 2, 2015 to May 19, 2016 and (iii) utilizing publicly available information and public filings, the implied premiums paid (to the extent publicly available) in nine selected precedent all-cash U.S. mergers and acquisitions transactions announced from February 12, 2015 to March 14, 2016 and completed within the latest 12 months (as of May 19, 2016) with transaction values of $1.0 billion to $2.0 billion, which indicated overall low to high implied premiums based on the closing stock prices of the target companies involved in such transactions one trading day prior to announcement of such transactions of approximately 17% to 50% (with 25th to 75th percentile premiums of 31.0% to 44.5%, respectively); applying a selected range of premiums of 31.0% to 44.5% to the closing price of the Shares of $9.00 per Share on March 31, 2016 (the last trading day prior to the publishing of a news report regarding a potential acquisition of the Company) indicated an approximate implied per Share equity value reference range for the Company common stock of $11.79 to $13.01 per Share.

In the May 23, 2016 preliminary discussion materials, Citi also observed, for informational purposes:

•	based on public filings, Wall Street research analysts’ consensus estimates and other publicly available information, the calendar year 2017 and calendar year 2018 estimated EBITDA multiples and calendar year 2016 estimated free cash flow yield for Calpine Corporation, which indicated for Calpine Corporation calendar year 2017 and calendar year 2018 estimated EBITDA multiples of 8.5x and 7.8x, respectively, and a calendar year 2016 estimated free cash flow yield of 14.8%; and

•	utilizing public filings, Wall Street research analysts’ estimates and other publicly available information, quarterly historical next fiscal year estimated EBITDA multiples for Dynegy Inc., NRG Energy, Inc. and Calpine Corporation for the period beginning December 31, 2009 through May 19, 2016, which indicated 10th to 90th percentile next fiscal year estimated EBITDA multiples for such companies of 6.7x to 10.1x; applying this range of EBITDA multiples to the calendar year 2017 estimated adjusted EBITDA of the Company based on internal financial forecasts and estimates of the Company’s management indicated an approximate implied per Share equity value reference range for the Shares of $10.47 to $29.10 per Share.

The May 23, 2016 preliminary discussion materials also referenced, for informational purposes, (i) a general timeline and overview of the transaction process, (ii) certain Share price information for the Company, Dynegy Inc., NRG Energy, Inc. and Calpine Corporation, including such companies’ relative stock price performance during the period from March 31, 2016 to May 19, 2016, (iii) based on internal financial forecasts and estimates of the Company’s management, public filings and other publicly available information, improvements during the period from January 7, 2016 to May 19, 2016 in the next fiscal year estimated EBITDA multiples of the Company, Dynegy Inc., NRG Energy, Inc. and Calpine Corporation, the discount to the Company’s next fiscal year estimated adjusted EBITDA trading multiple relative to the next fiscal year estimated EBITDA multiples of Dynegy Inc., NRG Energy, Inc. and Calpine Corporation, improvements during such period in the Company’s and such other companies’ free cash flow yields and in the Company’s weighted average cost of capital and related observations, and (iv) premiums implied if the Company were acquired for $13.00 or $14.00 per Share in cash, noting that the Company’s closing stock prices of $9.00 per Share on March 31, 2016, $10.04 per Share on April 1, 2016 and $12.49 per Share on May 19, 2016 implied premiums of approximately 44.4%, 29.5% and 4.1%, respectively, based on a $13.00 per Share purchase price and approximately 55.6%, 39.4% and 12.1%, respectively, based on a $14.00 per Share purchase price and further noting that the Company’s implied stock prices of $9.00 per Share on March 31, 2016, $9.11 per Share on April 1, 2016 and $10.24 per Share on May 19, 2016 assuming the Company’s stock price performed consistently with the stock prices of its peers implied premiums of approximately 44.4%, 42.7% and 26.9%, respectively, based on a $13.00 per Share purchase price and approximately 55.6%, 53.7% and 36.7%, respectively, based on a $14.00 per Share purchase price.

May 27, 2016 Preliminary Discussion Materials. The May 27, 2016 preliminary discussion materials primarily focused on the types of analyses summarized above for the June 2, 2016 financial presentation, utilizing procedures that were generally consistent with those contained in the June 2, 2016 financial presentation.

The May 27, 2016 preliminary discussion materials contained the following preliminary financial analyses:

•	a preliminary discounted cash flow analysis of the Company, which generally used the same methodology as described above under “—June 2, 2016 Financial Presentation—Discounted Cash Flow Analysis,” except that, among other things, the implied terminal value of the Company was calculated by applying to the Company’s fiscal year 2020 estimated adjusted EBITDA a selected range of next fiscal year estimated EBITDA multiples of 7.4x to 8.4x and the present values (as of March 31, 2016) of the Company’s cash flows and terminal values were calculated using a selected range of discount rates of 6.0% to 6.6%; this preliminary analysis indicated an approximate implied per Share equity value reference range for the Company of $8.82 to $13.21 per Share;

•	a preliminary selected public companies analysis of the Company, which generally used the same methodology as described above under “—June 2, 2016 Financial Presentation—Selected Public Companies Analysis,” except that, among other things, the observed overall low to high calendar year 2017 and calendar 2018 estimated EBITDA multiples were 7.1x to 8.7x (with a mean of 7.9x and a median of 7.9x) and 6.5x to 8.3x (with a mean of 7.4x and a median of 7.4x), respectively, and overall low to high calendar year 2016 estimated free cash flow yields were 15.7% to 21.7% (with a mean of 18.7% and a median of 18.7%) for the selected companies; applying these selected ranges of calendar year 2017 and calendar year 2018 estimated EBITDA multiples and calendar year 2016 estimated free cash flow yields derived from the selected companies to the Company’s calendar year 2017 and calendar year 2018 estimated adjusted EBITDA and the Company’s calendar year 2016 estimated adjusted free cash flow, respectively, indicated approximate implied per Share equity value reference ranges for the Company of $12.80 to $21.15 per Share (based on the Company’s calendar year 2017 estimated adjusted EBITDA), $9.97 to $19.62 per Share (based on the Company’s calendar year 2018 estimated adjusted EBITDA) and $12.95 to $17.92 per Share (based on the Company’s calendar year 2016 estimated adjusted free cash flow), utilizing internal estimates of the Company’s management;

•	a preliminary selected precedent transactions analysis of the Company, which generally used the same methodology and reflected the same approximate implied per Share equity value reference range for the Company as described above under “—June 2, 2016 Financial Presentation—Selected Precedent Transactions Analysis;” and

•	a preliminary sum-of-the-parts selected precedent transactions analysis of the Company, which generally used the same methodology and reflected the same approximate implied per Share equity value reference range for the Company as described above under “—June 2, 2016 Financial Presentation— Sum-of-the-Parts Selected Precedent Transactions Analysis.”

The May 27, 2016 preliminary discussion materials also contained an illustrative sensitivities overview based on internal financial forecasts and estimates of the Company’s management and the preliminary discounted cash flow analysis described above (assuming a discount rate of 6.3%) of the potential impact on the Company’s approximate implied per Share equity value assuming calendar year 2020 estimated adjusted EBITDA for the Company ranging from $502 million to $702 million and next fiscal year estimated EBITDA multiples ranging from 6.0x to 9.0x, which indicated an illustrative approximate implied per Share equity value reference range for the Company of $0.52 to $20.53 per Share.

The May 27, 2016 preliminary discussion materials also referenced, for informational purposes, among other things, (i) stock price targets for the Shares as reflected in selected publicly available Wall Street research analysts’ reports and other publicly available information, (ii) historical trading prices of the Shares during the period from June 2, 2015 to May 25, 2016 and (iii) utilizing publicly available information and public filings, the implied premiums paid (to the extent publicly available) in nine selected precedent all-cash U.S. mergers and acquisitions transactions announced from February 12, 2015 to March 14, 2016 and completed within the latest 12 months with transaction values of $1.0 billion to $2.0 billion, which indicated overall low to high implied premiums based on the closing stock prices of the target companies involved in such transactions one trading day prior to announcement of such transactions of approximately 17% to 50% (with 25th to 75th percentile premiums of 31.0% to 44.5%, respectively); applying a selected range of premiums of 31.0% to 44.5% to the closing price of the Shares of $9.00 per Share on March 31, 2016 (the last trading day prior to the publishing of a news report relating to a potential acquisition of the Company) indicated an approximate implied per Share equity value reference range for the Shares of $11.79 to $13.01 per Share.

In the May 27, 2016 preliminary discussion materials, Citi also observed, for informational purposes:

•	based on public filings, Wall Street research analysts’ consensus estimates and other publicly available information, the calendar year 2017 and calendar year 2018 estimated EBITDA multiples and calendar year 2016 estimated free cash flow yield for Calpine Corporation, which indicated for Calpine Corporation observed calendar year 2017 and calendar year 2018 estimated EBITDA multiples of 8.5x and 7.8x, respectively, and a calendar year 2016 estimated free cash flow yield of 14.8%; and

•	utilizing public filings, Wall Street research analysts’ estimates and other publicly available information, quarterly historical next fiscal year estimated EBITDA multiples for Dynegy Inc., NRG Energy, Inc. and Calpine Corporation for the period beginning December 31, 2009 through May 25, 2016, which indicated 10th to 90th percentile next fiscal year estimated EBITDA multiples of 6.7x to 10.1x; applying these EBITDA multiples to the calendar year 2017 estimated adjusted EBITDA of the Company based on internal financial forecasts and estimates of the Company’s management indicated an approximate implied per Share equity value reference range for the Shares of $10.47 to $29.10 per Share.

The May 27, 2016 preliminary discussion materials also referenced, for informational purposes, certain other information, including (i) a general timeline and overview of the transaction process, (ii) certain Share price information for the Company, Dynegy Inc., NRG Energy, Inc. and Calpine Corporation, including the companies’ relative stock price performance during the period from March 31, 2016 to May 25, 2016, and stock price declines following the May 24, 2016 announcement of PJM Auction results as compared to an increase in the S&P 500 index, (iii) based on internal financial forecasts and estimates of the Company’s management, public filings and other publicly available information, improvements during the period from January 7, 2016 to May 25, 2016 in the next fiscal year estimated EBITDA multiples of the Company, Dynegy Inc., NRG Energy and Calpine Corporation, the discount to the Company’s next fiscal year estimated adjusted EBITDA multiple relative to the next fiscal year estimated EBITDA multiples of Dynegy Inc., NRG Energy and Calpine Corporation, improvements during such period in the Company’s and such other companies’ free cash flow yields and in the Company’s weighted average cost of capital and related observations, and (iv) premiums implied if the Company were acquired for $13.00 or $14.00 per Share in cash, noting that the Company’s closing stock prices of $9.00 per Share on March 31, 2016, $10.04 per Share on April 1, 2016 and $11.11 per Share on May 25, 2016 implied premiums of approximately 44.4%, 29.5% and 17.0%, respectively, based on a $13.00 per Share purchase price and approximately 55.6%, 39.4% and 26.0%, respectively, based on a $14.00 per Share purchase price and further noting that the Company’s implied stock prices of $9.00 per Share on March 31, 2016, $9.11 per Share on April 1, 2016 and $10.22 per Share on May 25, 2016 assuming the Company’s stock price performed consistently with the stock prices of its peers implied premiums of approximately 44.4%, 42.7% and 27.2%, respectively, based on a $13.00 per Share purchase price and approximately 55.6%, 53.7% and 37.0%, respectively, based on a $14.00 per Share purchase price.

Miscellaneous

The Company has agreed to pay Citi for its services in connection with the proposed Merger an aggregate fee of $25 million, a portion of which was payable during the course of Citi’s engagement, a portion of which was payable upon delivery of Citi’s opinion, a portion of which is payable in connection with the go-shop process and approximately $14 million is payable contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse Citi for Citi’s expenses, including fees and expenses of counsel, and to indemnify Citi and related parties against certain liabilities, including liabilities under federal securities laws, arising out of Citi’s engagement.

As the Disinterested Directors were aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to the Company and its affiliates unrelated to the proposed Merger, for which services Citi and its affiliates have received and expect to receive compensation, including, during the two-year period prior to the date of Citi’s opinion, having acted or acting as (i) financial advisor in connection with the separation and related transactions and as financial advisor to the Company in connection with its acquisition of MACH Gen, LLC, (ii) remarketing agent for a repurchase of senior notes of the Company and as lead or joint bookrunning manager for certain debt offerings of certain affiliates of the Company and (iii) lead arranger, administrative agent and collateral trustee for, and/or as a lender or letter of credit issuer under, credit facilities of certain affiliates of the Company, for which services described in clauses (i)

through (iii) above Citi and its affiliates received during such two-year period aggregate fees of approximately $30 million. In addition, a consent fee of approximately $695,000 was payable to Citi’s affiliate, Citibank, N.A., as a lender in respect of the waiver of change of control provisions under the Credit Agreement in connection with the Merger. As the Disinterested Directors also were aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Riverstone and/or certain of its affiliates and portfolio companies, for which services Citi and its affiliates have received and expect to receive compensation, including, during the two-year period prior to the date of Citi’s opinion, having acted or acting as (i) joint bookrunning manager for certain equity and debt offerings of certain affiliates and/or portfolio companies of Riverstone and (ii) arranger and/or bookrunner for, and/or as a lender under, credit facilities, term loans, construction loans and/or letters of credit of certain affiliates and/or portfolio companies of Riverstone, for which services described in clauses (i) and (ii) above Citi and its affiliates received during such two-year period aggregate fees of approximately $20 million. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities of the Company, Riverstone and their respective affiliates and/or portfolio companies for their own account or for the account of their customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the Company, Riverstone and their respective affiliates and/or portfolio companies.

The Company selected Citi as its financial advisor in connection with the proposed Merger based on Citi’s reputation, experience and familiarity with the Company and its business. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Purpose and Reasons of the Company for the Merger

The Company’s purpose for engaging in the Merger is to enable its stockholders to receive the Merger Consideration, which Merger Consideration represents a premium of (i) 85% over the closing price of the Shares on December 2, 2015, the day on which the acquisition proposal was first communicated to the chairman of the Board, (ii) 56% over the closing price of the Shares on March 31, 2016, the last trading day before the first public reports of a potential sale of the Company and (iii) 17% over the closing price of the Shares on June 2, 2016, the last trading day before the announcement of the Merger. The Company believes that the Merger provides the best opportunity to maximize stockholder value. The Company has determined to undertake the Merger at this time based on the analyses, determinations and conclusions of the Disinterested Directors described in detail above under “Special Factors—Recommendation of the Board; Fairness of the Merger.”

Purpose and Reasons of the Riverstone Filing Parties for the Merger

Under the SEC rules governing “going private” transactions, each of the Riverstone Filing Parties is an affiliate of the Company that is engaged in the “going private” transaction and, therefore, each is required to express its purposes and reasons for the Merger to the Company’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act. The Riverstone Filing Parties are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

If the Merger is completed, the Company will become a subsidiary of the Sponsor Entities. For the Riverstone Filing Parties, the purpose of the Merger is to effectuate the transactions contemplated by the Merger Agreement and to bear the rewards and risks of such ownership after the Shares cease to be publicly traded. The Riverstone Filing Parties did not consider any alternatives for achieving these purposes.

Although Talen Energy has only been a public company since June 2015, the Riverstone Filing Parties also believe that as a private company, Talen Energy could operate more efficiently and effectively. Operating as a public company entails substantial expense. The Riverstone Filing Parties believe that other improvements to the Company’s cost structure and strategic direction could be achieved, free of the market pressures imposed on a publicly traded company with regard to operating results. In addition, the Riverstone Filing Parties considered what they believed were competitive advantages of the Company ceasing to be a public company, including less transparency to competitors and greater access to capital resources to capitalize on market opportunities, if any. Further, absent the reporting and other substantial burdens placed on public companies, the Riverstone Filing Parties believe that the management and employees of the Company will be able to better execute on the Company’s future strategic plans due to increased time and narrowed focus.

Riverstone was aware of the increased costs and burdens associated with public company status at the time of the Talen Transactions, but at that time it believed that those costs could be managed and that they would be outweighed by the potential synergies created by the Talen Transactions. Riverstone believed that these potential synergies, among other things, would allow it to realize a greater return by selling its Shares of Talen Energy than it could have obtained by selling RJS to a third party.

However, unanticipated and meaningful declines in natural gas and wholesale power prices combined with an increasingly negative view of the merchant power industry in the fall of 2015, resulted in the trading price of the Shares declining from $20.06 per Share on the close of business on the date of consummation of the Talen Transactions to $7.20 per share at the close of business on December 3, 2015. Due to these changing circumstances, Riverstone decided that the best manner in which to derive value from its investment in Talen Energy would be to invest in, manage and operate the business privately, without the burdens and constraints associated with public company status, and, accordingly, it no longer felt that the costs associated with being a public company were justifiable.

The Riverstone Filing Parties have undertaken to pursue the Merger at this time for the reasons described above.

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Although the Riverstone Filing Parties believe that there will be significant opportunities associated with their investment in the Company, the Riverstone Filing Parties realize that there are also substantial risks (including the risks and uncertainties relating to the prospects of the Company) and that such opportunities may never be fully realized.

The Riverstone Filing Parties believe that structuring the transaction as a merger transaction is preferable to other transaction structures because (i) it will enable the Parent Group to acquire all of the outstanding Shares at the same time and (ii) it represents an opportunity for the Company’s stockholders (except the Sponsor Entities) to receive a compelling premium for their Shares in the form of the Merger Consideration. Further, the Riverstone Filing Parties believe that structuring the transaction as a merger transaction provides a prompt and orderly transfer of ownership of the Company in a single step, without the necessity of financing separate purchases of the Shares in a tender offer and implementing a second-step merger to acquire any Shares not tendered into any such tender offer, and without incurring any additional transaction costs associated with such activities.

Plans for the Company After the Merger

At the effective time of the Merger, Parent anticipates that the Company will generally continue its current operations, but will cease to be an independent public company. If the Merger is consummated, the Shares will be delisted from the NYSE and will cease to be registered under the Exchange Act (via termination of registration pursuant to Section 12(g) of the Exchange Act). At the effective time of the Merger, the directors of Merger Sub immediately prior to the effective time will become the directors of the Company, and the officers of the Company immediately prior to the effective time will remain the officers of the Company, in each case until their successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be.

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Certain Effects of the Merger

If the Merger Agreement is adopted by the requisite votes of the Company’s stockholders and all other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will merge with and into the Company, with the Company surviving the Merger.

Treatment of the Shares

At the effective time of the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than Excluded Shares and the Shares underlying the Company’s stock options and the Shares that are subject to the Company’s restricted stock unit awards, the Company’s performance units and the Company’s director stock units) will be converted into the right to receive the Merger Consideration, less applicable withholding taxes, upon the terms and subject to the conditions set forth in the Merger Agreement, whereupon all such Shares will be automatically canceled, will cease to be outstanding, and will cease to exist, and the holders of such Shares will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration.

Treatment of Stock Options and Other Equity-Based Awards

Stock Options. At the effective time of the Merger, outstanding stock options, whether vested or unvested, will be cancelled in exchange for a cash payment, payable as soon as practicable following the effective time of the Merger, equal to the product of (i) the total number of the Shares subject to the stock option immediately prior to the effective time of the Merger multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per Share of the stock option, without interest and less applicable taxes required to be withheld, which will be paid as promptly as practicable following the effective time of the Merger. Any outstanding stock option that has an exercise price per Share equal to or in excess of the Merger Consideration will be canceled at the effective time of the Merger for no consideration.

Restricted Stock Units. At the effective time of the Merger, outstanding restricted stock units will be cancelled in exchange for the RSU Cash Payment. For restricted stock units granted prior to June 2, 2016, the RSU Cash Payment will be paid as promptly as practicable following the effective time of the Merger. For restricted stock units granted between June 2, 2016 and the effective time of the Merger, the RSU Cash Payment will be paid following the effective time of the Merger subject to the same vesting schedule and other vesting terms and conditions applicable to the underlying restricted stock units as of the effective time of the Merger (including conditions governing certain terminations of employment).

Performance Units. At the effective time of the Merger, outstanding performance units, other than those held by Messrs. Farr, McGuire, Hopf and Rausch will be cancelled in exchange for a cash payment, payable as promptly as practicable following the effective time of the Merger, equal to the product of (i) the Merger Consideration multiplied by (ii) the total number of the Shares underlying the cancelled performance units assuming the target achievement of applicable performance goals and the satisfaction of all other conditions of delivery, without interest and less applicable taxes required to be withheld. A pro rata portion of the performance units held by Messrs. Farr, McGuire, Hopf and Rausch (determined based on the relative portion of the applicable performance period that has elapsed as of the effective time of the Merger) will be treated in the same manner as the performance units held by all other employees of the Company, and the remaining performance units held by Messrs. Farr, McGuire, Hopf and Rausch will be converted into the right to receive a cash payment in an amount equal to the product of

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(x)(a) the total number of the Shares that would be delivered to the executive officer assuming the target achievement of the performance goals applicable to such performance unit, minus (b) the total number of the Shares that would be delivered to the executive officer upon a “change in control” under the terms of the applicable performance unit award agreement and (y) the Merger Consideration, which cash amount will be subject to the service-based (but not the performance-based) vesting terms and conditions applicable to the underlying performance unit as of the effective time of the Merger (including conditions governing certain terminations of employment).

Director Stock Units. At the effective time of the Merger, each outstanding director stock unit will be converted into cash payment, without interest, equal to the product of (i) the Merger Consideration multiplied by (ii) the total number of the Shares represented by that director stock unit, with such amount payable or distributed in accordance with the terms of the Directors Deferred Compensation Plan (and any applicable deferral election).

Benefits of the Merger for the Company’s Unaffiliated Stockholders

The primary benefit of the Merger to the unaffiliated stockholders will be their right to receive the Merger Consideration, less applicable withholding taxes, for each Share held by such stockholders as described above, representing a premium of 56% above the closing price of Shares on March 31, 2016, the last trading day before the first public reports of a potential sale of the Company, a premium of 101% over the volume-weighted average price of Shares during the 60 calendar days that ended on March 31, 2016, and a premium of 17% over the closing price of Shares on June 2, 2016, the last day before the announcement of the Merger. Additionally, such stockholders will avoid the risk after the Merger of any possible decrease in our future earnings, growth or value.

Detriments of the Merger to the Company’s Unaffiliated Stockholders

The primary detriments of the Merger to our unaffiliated stockholders include the lack of an interest of such stockholders in the potential future earnings, growth, or value realized by the Company after the Merger.

Certain Effects of the Merger for Riverstone and the Sponsor Entities

Following the Merger, it is contemplated that all of the equity interests in the Company will be owned by the Sponsor Entities. If the Merger is completed, these equity investors, and Riverstone by virtue of its control of the Sponsor Entities, will be the sole beneficiaries of our future earnings, growth and value, if any, and such equity investors will be the only ones entitled to vote on corporate matters affecting the Company.

Additionally, following the Merger, the Company will be a private company, wholly owned by the Sponsor Entities and any additional investors permitted by the Sponsor Entities, and, as such, will be relieved of the burdens on companies having publicly traded equity securities, including the pressure to meet analyst forecasts and the requirements and restrictions on trading that our directors, officers and beneficial owners of more than 10% of the Shares face as a result of the provisions of Section 16 of the Exchange Act. In addition, registration of the Shares under the Exchange Act will be terminated, which will reduce the information required to be furnished by the Company to our stockholders and the SEC. Talen Energy Supply files periodic reports with the SEC under the Exchange Act as a voluntary filer because it has debt that is publicly tradable, and it may choose to continue to do so following the Merger. The Company currently estimates that the amount of any regulatory compliance cost savings will be approximately $1.5 million per year, excluding any decision regarding future filings of Talen Energy Supply. The Sponsor Entities, and Riverstone by virtue of its control of the Sponsor Entities, will benefit from any regulatory compliance cost savings realized by the Company after it becomes a private company.

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As of December 31, 2015, the Company recorded deferred tax assets of (i) $110 million in respect of accrued federal net operating loss carryforwards, and (ii) $19 million in respect of accrued state net operating loss carryforwards, that the Company expected (on a more likely than not basis) to be able to utilize to offset future tax liabilities prior to the expiration of such net operating loss carryforwards. After the completion of the Merger, the Company again will evaluate the facts and circumstances to determine the extent (if any) to which such asset may be utilizable. Because utilization of the net operating losses after the Merger will depend on the income and other deductions of the Company after the Merger, which cannot be determined in advance, no assurance can be given as to when, or the extent to which (if at all), such utilization will occur after the Merger. As a result of the Sponsor Entities’ ownership interests in the Company following the completion of the Merger, the Sponsor Entities, and Riverstone by virtue of its control of the Sponsor Entities, will become the beneficiaries of any such utilization.

The primary detriments of the Merger to the Sponsor Entities include the fact that all of the risk of any possible decrease in the earnings, growth or value of the Company following the Merger will be borne by the Sponsor Entities and any additional permitted investors. Additionally, the equity investment of the Sponsor Entities and any additional investors permitted by them in the Company will be illiquid, with no public trading market for such securities.

The directors of Merger Sub immediately prior to the effective time of the Merger will be the directors of the surviving corporation and the officers of the Company immediately prior to the effective time of the Merger will be the officers of the surviving corporation, in each case until their successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be. The certificate of incorporation of the surviving corporation will be amended and restated in its entirety to be in the form of the certificate of incorporation attached as Exhibit A to the Merger Agreement. The bylaws of the Merger Sub immediately prior to the effective time of the Merger will be the bylaws of the surviving corporation.

The Sponsor Entities beneficially own approximately 35% of the issued and outstanding Shares. Following consummation of the Merger, the Sponsor Entities will own 100% of the Shares and will have a corresponding interest in our net book value and net earnings or losses. Each stockholder of the Sponsor Entities will have an indirect interest in our net book value and net earnings or losses in proportion to such stockholder’s ownership interest in the Sponsor Entities. Our net loss for the fiscal year ended December 31, 2015 was approximately $341 million and our net book value as of December 31, 2015 was approximately $4.303 billion. Our net income for the six months ended June 30, 2016 was approximately $148 million and our net book value as of June 30, 2016 was approximately $4.465 billion. The table below sets forth the direct and indirect interests in the Company’s net book value and net earnings of the Sponsor Entities before the Merger and the Sponsor Entities immediately after the Merger, based on the net book value at December 31, 2015 and June 30, 2016 and net income (loss) for the fiscal year ended December 31, 2015 and the six months ended June 30, 2016.

	Ownership of the Company Prior to the Merger					Ownership of the Company After the Merger
	% Ownership	Net book value at June 30, 2016	Net book value at December 31, 2015	Net income (loss) for the six months ended June 30, 2016	Net income (loss) for the year ended December 31, 2015	% Ownership	Net book value at June 30, 2016	Net book value at December 31, 2015	Net income (loss) for the six months ended June 30, 2016	Net income (loss) for the year ended December 31, 2015
	(dollars in millions)
Sponsor Entities	35%	$ 1,563	$ 1,506	$ 51.80	$ (119.4)	100%	$ 4,465	$ 4,303	$ 148	$ (341)

Certain Effects on the Company if the Merger is not Completed

If the Merger Agreement is not adopted by the Company’s stockholders or if the Merger is not completed for any other reason, Talen Energy’s stockholders will not receive any payment for their Shares in connection with the Merger. Instead, Talen Energy will remain an independent public company, and the Shares will continue to be quoted on the NYSE, for so long as it continues to meet eligibility listing standards. In addition, if the Merger is not completed, the Company expects that management will operate Talen Energy’s business in a manner similar to that in which it is being operated today and that Talen Energy’s stockholders will continue to be subject to the same risks and opportunities to which they

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are currently subject, including, without limitation, risks related to the power generation industry in which Talen Energy operates and adverse economic conditions.

Failure to complete the Merger could negatively impact our business and the market price of the Shares.

Furthermore, if the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, the price of the Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Shares would return to the price at which the Shares trade as of the date of this proxy statement. Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your Shares. If the Merger is not completed, the Board will continue to evaluate and review the Company’s business operations, properties, dividend policy, share repurchase policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the Merger Agreement is not adopted by the Company’s stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Talen Energy will be offered or that Talen Energy’s business, prospects or results of operation will not be adversely impacted.

If the Merger is not completed for any reason, we will be subject to a number of material risks, including the disruption to our business resulting from the announcement of the signing of the Merger Agreement, the diversion of management’s attention from our day-to-day business and the substantial restrictions imposed by the Merger Agreement on the operation of our business during the period before the completion of the Merger may make it difficult for us to achieve our business goals if the Merger does not occur.

Failure to complete the Merger could trigger the payment of a termination fee.

If the Merger Agreement is terminated, under specified conditions, Talen Energy would be required to pay Parent a termination fee in an amount equal to $50 million. If the Merger Agreement had been terminated in connection with a Superior Proposal with an Excluded Party, the Company would have been required to pay Parent a termination fee of $25 million.

Upon termination of the Merger Agreement by the Company or Parent under specified conditions, Parent will be required to pay the Company a termination fee of $85 million. See “The Merger Agreement—Termination—Termination Fees.”

Prospective Financial Information

The Company does not generally make public projections as to future performance or earnings beyond the current fiscal year and is especially cautious of making projections for extended periods due to the unpredictability of its business and the markets in which it operates. However, financial projections prepared by management were made available to the Board in connection with its consideration of the Company’s stand-alone prospects and potential strategic transactions available to the Company. Certain of these financial projections and forecasts (or certain information contained therein) also were made available to the Company’s financial advisor, including the financial projections and forecasts reflected below under “—Post-PJM Auction Forecasts” that were provided to the Company’s financial advisor for its use and reliance in connection with its opinion and related analyses as described in “Special Factors—Opinion of Citigroup Global Markets Inc.,” the Company’s legal advisors and to Riverstone and the Sponsor Entities.

These financial projections and forecasts are included in this proxy statement not to influence your decision whether to vote for or against the proposal to adopt the Merger Agreement, but because these financial projections and forecasts were made available to the Board, as well as, in the case of certain of these financial projections and forecasts (or certain information contained therein), to the

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Company’s financial and legal advisors and to Riverstone and the Sponsor Entities. The inclusion of this information should not be regarded as an indication that the Company, the Board, the Company’s financial or legal advisors, Riverstone, the Sponsor Entities or any other recipient of this information considered, or now considers, such financial projections or forecasts to be necessarily predictive of actual future results. No person has made or makes any representation to any stockholder regarding the information included in these financial projections or forecasts.

The prospective financial information is subjective in many respects and reflects numerous judgments, estimates and assumptions that are inherently uncertain, many of which are difficult to predict or cannot be predicted, are subject to significant economic and competitive uncertainties and are beyond the Company’s control, including estimates and assumptions regarding industry performance, general business, economic, regulatory, market and financial conditions, future commodity, capacity markets, wholesale and retail energy prices, operational, maintenance and production costs, transmission capacity and demand for energy commodities, as well as other future events. Important factors may cause actual results to differ from the prospective financial information, including the factors described under “Cautionary Statement Concerning Forward-Looking Information,” the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2015 and other risk factors detailed from time to time in the Company’s other reports filed with the SEC, including those that are incorporated by reference in this proxy statement. In addition, since the financial projections and forecasts cover multiple years, such information by its nature becomes less reliable with each successive year. As a result, there can be no assurance that the projected results, and underlying estimates and assumptions made in preparing the financial projections and forecasts will be realized or that actual results will not be significantly higher or lower than projected.

Except as otherwise discussed below, the financial projections and forecasts do not take into account any circumstances or events occurring after the date they were prepared. Except as may be required in order to comply with applicable securities laws, the Company does not intend to update, or otherwise revise, the financial projections or forecasts, or the specific portions presented, to reflect circumstances existing after the date the financial projections and forecasts were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. In addition, the financial projections and forecasts assume that the Company will remain a publicly traded company.

The financial projections and forecasts were not prepared with a view toward public disclosure, soliciting proxies or complying with Generally Accepted Accounting Principles, which we refer to as GAAP, the published guidelines of the SEC regarding financial projections and forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts. Neither Ernst & Young LLP, the Company’s independent registered public accounting firm, nor any other independent registered public accounting firm has examined, compiled or performed any procedures with respect to the accompanying financial projections and forecasts, and, accordingly, neither Ernst & Young LLP nor any other public accounting firm expresses an opinion or any other form of assurance with respect to such projections and forecasts. The Ernst & Young LLP reports incorporated by reference into this proxy statement relate to the Company’s historical financial information. They do not extend to the financial projections and forecasts and should not be read to do so.

The financial projections and forecasts include non-GAAP financial measures, and they were presented because management believed they could be useful indicators of the Company’s projected future operating performance and cash flow. The Company prepared the financial projections and forecasts on a non-GAAP basis. The financial projections and forecasts included in this proxy statement should not be considered in isolation or in lieu of the Company’s operating and other financial information determined in accordance with GAAP (see “Other Important Information Regarding the Company—Selected Historical Consolidated Financial Data”). In addition, because non-GAAP financial measures are not determined consistently by all companies, the non-GAAP measures presented in these financial projections and forecasts may not be comparable to similarly titled measures of other companies.

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For the foregoing reasons, as well as the bases and assumptions on which the financial projections and forecasts were compiled, the inclusion of specific portions of the financial projections and forecasts in this proxy statement should not be regarded as an indication that the Company considers such financial projections or forecasts to be necessarily predictive of actual future events, and the financial projections and forecasts should not be relied on as such an indication. No one has made any representation to any stockholder of the Company or anyone else regarding the ultimate performance of the Company as reflected in the financial projections and forecasts discussed below.

December Business Plan

Set forth below is prospective financial information based on the information contained in the Company’s long-range plan, which had been prepared by the Company’s management for review by the Board in connection with routine internal planning processes and not in connection with any potential transaction involving the Company. Amounts set forth below are in millions of U.S. dollars.

The Company’s management used the following key assumptions in preparing the December Business Plan:

•	Energy Margins:

•	Forward market prices as of October 30, 2015.

•	Blending of market information and the Company’s fundamental pricing models beginning in 2018 for assets located in the PJM, New York Independent System Operator, which we refer to as NYISO, and Western Electricity Coordinating Council, which we refer to as WECC, markets.

•	Transition to 100% fundamental price forecast by 2020 for assets located in the PJM, NYISO and WECC markets.

•	Generation availability based on timing and duration for planned and unplanned (historical average) outages.

•	Capacity Margins:

•	PJM capacity margins based on the actual PJM auction results through May 2019.

•	PJM capacity margins, beginning with June 2019, based on internally developed prices forecast.

•	Exclusion of economics associated with the Ironwood, C.P. Crane, Holtwood and Lake Wallenpaupack generating facilities, which were sold in 2016 pursuant to agreements announced in 2015.

•	Operations and maintenance expenses, prepared in the fourth fiscal quarter 2015, developed by each department based on expected headcount, general maintenance, contractors and expected outage costs.

•	Capital expenditures, prepared in the fourth quarter 2015, based on expected cost for each project, service contract, uranium pricing, along with experience associated with normal outage cost.

•	Taxes based on the result of operations, traditional tax income reporting reconciliation items, along with preliminary estimates for the utilization of net operating losses acquired in connection with the acquisition of MACH Gen, LLC, which we refer to as MACH Gen, in November 2015.

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	2016	2017	2018	2019	2020
Adjusted EBITDA(a)	$774	$717	$666	$691	$685
Adjusted Free Cash Flow(b)	$275	$164	$145	$160	$197
Gross Margin(c)	$1,771	$1,720	$1,681	$1,695	$1,712

(a)	Adjusted EBITDA represents net income (loss) before interest, income taxes, depreciation and amortization, or EBITDA, further adjusted for certain non-cash and other items that the Company’s management believes are not indicative of ongoing operations, including, but not limited to, unrealized gains and losses on derivative contracts, stock-based compensation expense, asset retirement obligation accretion, gains and losses on securities in the nuclear decommissioning trust fund, impairments, gains or losses on sales, dispositions or retirements of assets, debt extinguishments, and transition, transaction and restructuring costs.

(b)	Adjusted Free Cash Flow represents Cash from Operations less capital expenditures, excluding growth-related capital expenditures, adjusted for changes in counterparty collateral and further adjusted for after-tax transaction and restructuring costs, and certain other after-tax cash items that management believes are not indicative of ongoing operations. Adjusted Free Cash Flow should not be considered an alternative to Cash from Operations, which is determined in accordance with GAAP. We believe that Adjusted Free Cash Flow, although a non-GAAP measure, is an important measure to both management and investors as an indicator of the Company’s ability to sustain operations without additional outside financing beyond the requirement to fund maturing debt obligations.

(c)	A non-GAAP financial measure representing Operating Income adjusted to account for items that the Company’s management believes are not indicative of profitability from ongoing operations. Gross Margin should not be considered an alternative to Operating Income, which is determined in accordance with GAAP. We believe that Gross Margin, although a non-GAAP measure, is an important measure to both the Company’s management and investors as an indicator of the Company’s profitability.

Set forth below is a reconciliation to GAAP of each of Adjusted EBITDA, Adjusted Free Cash Flow and Gross Margin (amounts shown in millions). Net Income (Loss), Cash from Operations and Operating Income, respectively, are the GAAP financial measures that are most closely comparable to Adjusted EBITDA, Adjusted Free Cash Flow and Gross Margin, respectively.

	2016	2017	2018	2019	2020
Net Income (Loss)	$370	$3	$3	$22	$19
Income Taxes	$(9)	$(15)	$(18)	$(9)	$(5)
Interest Expense	$226	$197	$183	$192	$184
Depreciation and Amortization	$614	$606	$580	$565	$562
EBITDA	$1,201	$791	$748	$770	$761
Nuclear Fuel Amortization	$(143)	$(136)	$(137)	$(135)	$(136)
Non-Cash Compensation	$12	$16	$18	$17	$18
Asset Retirement Obligation	$39	$42	$45	$49	$53
Nuclear decommissioning trust losses (gains)	$(10)	$(10)	$(10)	$(10)	$(10)
(Gain)/Loss on Sale of Assets	$(367)
Transition Services Agreement (TSA) costs and Other Adjustments	$41	$14	$2	—	—
Adjusted EBITDA	$774	$717	$666	$691	$685

Cash from Operations	$414	$626	$602	$626	$623
Capital Expenditures, excluding growth	$(464)	$(470)	$(458)	$(465)	$(426)
Transition Services Agreement (TSA) costs and Other Adjustments	$41	$14	$2	—	—
Taxes on TSA and Other Adjustments	$(17)	$(5)	$(1)	—	—
Taxes Paid on Mitigated Assets	$300
Adjusted Free Cash Flow	$275	$164	$145	$160	$197

Operating Income	$577	$174	$158	$195	$189
Operations and Maintenance Expense	$1,066	$1,057	$1,062	$1,049	$1,076
Depreciation	$471	$470	$443	$430	$426
(Gain) loss on Sale	$(367)
Taxes, other than income	$47	$41	$43	$45	$46
Energy Related Business Revenue	$(23)	$(24)	$(25)	$(24)	$(26)
Gross Margin	$1,771	$1,720	$1,681	$1,695	$1,712

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May Forecasts

Set forth below is prospective financial information based on the information contained in the updated forecasts with respect to the Company’s long-range plan prepared by the Company’s management in May 2016 to assist the Disinterested Directors in evaluating the Company’s potential strategic transactions with the assistance of the Company’s advisors and in light of the passage of time since the December Business Plan was prepared. The methodology applied by management to market items was consistent with the Company’s historical planning and budgeting process and the methods used in preparing the December Business Plan. Amounts set forth below are in millions of U.S. dollars.

The Company’s management used the following key assumptions in preparing the May Forecasts:

•	Energy Margins:

•	Forward market prices as of April 30, 2016.

•	Blending of market information and the Company’s fundamental pricing models beginning in 2018 for assets located in the PJM, NYISO and WECC markets.

•	Transition to 100% fundamental price forecast by 2020 for assets located in the PJM, NYISO and WECC markets.

•	Generation availability based on timing and duration for planned and unplanned (historical average) outages.

•	Capacity Margins:

•	PJM capacity margins based on the actual PJM auction results through May 2019.

•	PJM capacity margins, beginning with June 2019, based on internally developed prices forecast.

•	Operations and maintenance expenses, prepared in the first fiscal quarter 2016, developed by each department based on expected headcount, general maintenance, contractors and expected outage cost.

•	Capital expenditures, prepared in the first quarter 2016, based on expected cost for each project, service contract, uranium pricing, along with experience associated with normal outage cost.

•	Taxes based on the result of operations, traditional tax income reporting reconciliation items, along with bonus depreciation through 2019 and the utilization of net operating losses acquired in connection with the acquisition of MACH Gen in November 2015.

	2016	2017	2018	2019	2020
Adjusted EBITDA(a)	$755	$704	$713	$641	$647
Adjusted Free Cash Flow(b)	$370	$139	$205	$143	$185
Gross Margin(c)	$1,712	$1,689	$1,724	$1,633	$1,657

(a)	Adjusted EBITDA represents net income (loss) before interest, income taxes, depreciation and amortization, or EBITDA, further adjusted for certain non-cash and other items that the Company’s management believes are not indicative of ongoing operations, including, but not limited to, unrealized gains and losses on derivative contracts, stock-based compensation

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expense, asset retirement obligation accretion, gains and losses on securities in the nuclear decommissioning trust fund, impairments, gains or losses on sales, dispositions or retirements of assets, debt extinguishments, and transition, transaction and restructuring costs.

(b)	Adjusted Free Cash Flow represents Cash from Operations less capital expenditures, excluding growth-related capital expenditures, adjusted for changes in counterparty collateral and further adjusted for after-tax transaction and restructuring costs, and certain other after-tax cash items that management believes are not indicative of ongoing operations. Adjusted Free Cash Flow should not be considered an alternative to Cash from Operations, which is determined in accordance with GAAP. We believe that Adjusted Free Cash Flow, although a non-GAAP measure, is an important measure to both management and investors as an indicator of the Company’s ability to sustain operations without additional outside financing beyond the requirement to fund maturing debt obligations.

(c)	A non-GAAP financial measure representing Operating Income adjusted to account for items that the Company’s management believes are not indicative of profitability from ongoing operations. Gross Margin should not be considered an alternative to Operating Income, which is determined in accordance with GAAP. We believe that Gross Margin, although a non-GAAP measure, is an important measure to both the Company’s management and investors as an indicator of the Company’s profitability.

Set forth below is a reconciliation to GAAP of each of Adjusted EBITDA, Adjusted Free Cash Flow and Gross Margin (amounts shown in millions). Net Income (Loss), Cash from Operations and Operating Income, respectively, are the GAAP financial measures that are most closely comparable to Adjusted EBITDA, Adjusted Free Cash Flow and Gross Margin, respectively.

	2016	2017	2018	2019	2020
Net Income (Loss)	$153	$4	$32	$(9)	$0
Income Taxes	$102	$(10)	$7	$(23)	$(11)
Interest Expense	$220	$217	$196	$181	$152
Depreciation and Amortization	$559	$566	$560	$570	$580
EBITDA	$1,033	$778	$796	$720	$723
Nuclear Fuel Amortization	$(141)	$(136)	$(137)	$(135)	$(136)
Non-Cash Compensation	$11	$16	$18	$17	$18
Asset Retirement Obligation	$40	$42	$45	$49	$53
Unrealized (gains) losses on derivative contracts	$(82)
Nuclear decommissioning trust losses (gains)	$(12)	$(10)	$(10)	$(10)	$(10)
(Gain)/Loss on Sale of Assets	$(140)
Transition Services Agreement (TSA) costs and Other Adjustments	$46	$14	$2	—	—
Adjusted EBITDA	$755	$704	$713	$641	$647

Cash from Operations	$500	$612	$681	$610	$607
Capital Expenditures, excluding growth	$(450)	$(481)	$(477)	$(467)	$(423)
Counterparty collateral paid (received)	$(22)
Transition Services Agreement (TSA) costs and Other Adjustments	$69	$14	$2	—	—
Taxes on TSA and Other Adjustments	$(28)	$(6)	$(1)	—	—
Taxes Paid on Mitigated Assets	$300
Adjusted Free Cash Flow	$370	$139	$205	$143	$185

Operating Income	$460	$201	$225	$140	$132
Operations and Maintenance Expense	$1,030	$1,040	$1,058	$1,038	$1,060
Depreciation	$417	$430	$423	$435	$445
(Gain) loss on Sale	$(140)	—	—	—	—
Taxes, other than income	$47	$41	$43	$45	$46
Energy Related Business	$(20)	$(24)	$(25)	$(24)	$(26)
Unrealized (Gain) Loss	$(82)
Gross Margin	$1,712	$1,689	$1,724	$1,633	$1,657

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Post-PJM Auction Forecasts

Set forth below is prospective financial information based on the projections prepared by the Company’s management in late May 2016 to assist the Disinterested Directors in evaluating the impact of the PJM Auction on the Company and its future stand-alone prospects. Amounts set forth below are in millions of U.S. dollars.

In addition to the key assumptions that the Company’s management used in preparing the May Forecasts, the Company’s management also relied on the PJM Auction results, including a reduction in the Company’s forecast revenues for calendar years 2019 and 2020, respectively, in preparing the Post-PJM Auction Forecasts.

	2016	2017	2018	2019	2020
Adjusted EBITDA(a)	$755	$704	$713	$576	$602
Adjusted Free Cash Flow(b)	$370	$139	$205	$78	$140

(a)	Adjusted EBITDA represents net income (loss) before interest, income taxes, depreciation and amortization, or EBITDA, further adjusted for certain non-cash and other items that the Company’s management believes are not indicative of ongoing operations, including, but not limited to, unrealized gains and losses on derivative contracts, stock-based compensation expense, asset retirement obligation accretion, gains and losses on securities in the nuclear decommissioning trust fund, impairments, gains or losses on sales, dispositions or retirements of assets, debt extinguishments, and transition, transaction and restructuring costs.

(b)	Adjusted Free Cash Flow represents Cash from Operations less capital expenditures, excluding growth-related capital expenditures, adjusted for changes in counterparty collateral and further adjusted for after-tax transaction and restructuring costs, and certain other after-tax cash items that management believes are not indicative of ongoing operations. Adjusted Free Cash Flow should not be considered an alternative to Cash from Operations, which is determined in accordance with GAAP. We believe that Adjusted Free Cash Flow, although a non-GAAP measure, is an important measure to both management and investors as an indicator of the Company’s ability to sustain operations without additional outside financing beyond the requirement to fund maturing debt obligations.

Set forth below is a reconciliation to GAAP of each of Adjusted EBITDA and Adjusted Free Cash Flow (amounts shown in millions). Net Income (Loss) and Cash from Operations, respectively, are the GAAP financial measures that are most closely comparable to Adjusted EBITDA and Adjusted Free Cash Flow, respectively.

	2016	2017	2018	2019	2020
Net Income (Loss)	$153	$4	$32	$(48)	$(27)
Income Taxes	$102	$(10)	$7	$(49)	$(29)
Interest Expense	$220	$217	$196	$181	$152
Depreciation and Amortization	$417	$430	$423	$435	$445
EBITDA	$892	$642	$658	$520	$542
Non-Cash Compensation	$11	$16	$18	$17	$18
Asset Retirement Obligation	$40	$42	$45	$49	$53
Unrealized (gains) losses on derivative contracts	$(82)
Nuclear decommissioning trust losses (gains)	$(12)	$(10)	$(10)	$(10)	$(10)
(Gain)/Loss on Sale of Assets	$(140)
Transition Services Agreement (TSA) costs and Other Adjustments	$46	$14	$2	—	—
Adjusted EBITDA	$755	$704	$713	$576	$602

Cash from Operations	$500	$612	$681	$545	$562
Capital Expenditures, excluding growth	$(450)	$(481)	$(477)	$(467)	$(423)
Counterparty collateral paid (received)	$(22)
Transition Services Agreement (TSA) costs and Other Adjustments	$69	$14	$2	—	—
Taxes on TSA and Other Adjustments	$(28)	$(6)	$(1)	—	—
Taxes Paid on Mitigated Assets	$300
Adjusted Free Cash Flow	$370	$139	$205	$78	$140

Interests of Executive Officers and Directors of the Company in the Merger

The Company’s executive officers and directors have interests in the Merger that are different from, or in addition to, those of the Company’s stockholders generally. In considering the recommendations of the Board, including that you vote to approve the Merger Agreement Proposal, you should be aware of these interests. In reaching its decision to make such recommendations and to approve the Merger, the Board was aware of and considered the interests described below.

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Payments to Executive Officers in Respect of Equity Awards

Upon the effective time of the Merger, each restricted stock unit, performance unit and director stock unit will be converted into the right to receive the Merger Consideration as described below. All unvested stock options held by the Company’s executive officers have exercise prices in excess of the Merger Consideration, and therefore such stock options will be canceled as of the closing date of the Merger for no consideration.

Restricted Stock Units. At the effective time of the Merger, outstanding restricted stock units will be cancelled in exchange for the RSU Cash Payment. For restricted stock units granted prior to June 2, 2016, the RSU Cash Payment will be paid as promptly as practicable following the effective time of the Merger. For restricted stock units granted between June 2, 2016 and the effective time of the Merger, the RSU Cash Payment will be paid following the effective time of the Merger subject to the same vesting schedule and other vesting terms and conditions applicable to the underlying restricted stock units as of the effective time of the Merger (including conditions governing certain terminations of employment).

Performance Units. At the effective time of the Merger, outstanding performance units, other than those held by Messrs. Farr, McGuire, Hopf and Rausch will be cancelled in exchange for a cash payment, payable as promptly as practicable following the effective time of the Merger, equal to the product of (i) the Merger Consideration multiplied by (ii) the total number of the Shares underlying the cancelled performance units assuming the target achievement of applicable performance goals and the satisfaction of all other conditions of delivery, without interest and less applicable taxes required to be withheld. A pro rata portion of the performance units held by Messrs. Farr, McGuire, Hopf and Rausch (determined based on the relative portion of the applicable performance period that has elapsed as of the effective time of the Merger) will be treated in the same manner as the performance units held by all other employees of the Company, and the remaining performance units held by Messrs. Farr, McGuire, Hopf and Rausch will be converted into the right to receive a cash payment in an amount equal to the product of (x)(a) the total number of the Shares that would be delivered to the executive officer assuming the target achievement of the performance goals applicable to such performance unit, minus (b) the total number of the Shares that would be delivered to the executive officer upon a “change in control” under the terms of the applicable performance unit award agreement and (y) the Merger Consideration, which cash amount will be subject to the service-based (but not the performance-based) vesting terms and conditions applicable to the underlying performance unit as of the effective time of the Merger (including conditions governing certain terminations of employment).

Director Stock Units. At the effective time of the Merger, each outstanding director stock unit will be converted into an obligation to pay an amount in cash, without interest, equal to the product of (i) the Merger Consideration multiplied by (ii) the total number of the Shares represented by that director stock unit, with such amount payable or distributed in accordance with the terms of the Directors Deferred Compensation Plan (and any applicable deferral election).

For an estimate of the amount payable to each of Talen Energy’s named executive officers in respect of such unvested equity-based awards on the closing date of the Merger, which we assume to be August 23, 2016 for these purposes, see “—Golden Parachute Compensation” below.

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The table below also sets forth the total amount, based on the number of Shares and equity-based awards determined as described above, per individual, payable in respect of such Shares and equity-based awards on the closing date of the Merger, assuming (i) the closing date of the Merger was August 23, 2016 and (ii) the number of outstanding Shares and equity-based awards for each director and executive officer on the closing of the Merger were equal to the number of Shares and equity-based awards that were outstanding as of August 23, 2016, the latest practicable date to determine such amounts before the filing of this proxy statement (such numbers do not forecast any grants, any vesting, additional issuances, dividends, additional deferrals or forfeitures of equity-based awards following the date of this proxy statement). For purposes of these estimates, the number of the Shares owned and the Shares subject to restricted stock units, performance units and director stock units were multiplied by the per Share Merger Consideration of $14.00. All of the director stock units noted in the table below were fully vested as of August 23, 2016.

Shares and Equity Awards held by Directors and Executive Officers

Name	Shares of Common Stock (#)	Restricted Stock Units (#)	Performance Units (#)	Director Stock Units (#)	Amount ($)
Named Executive Officers
Paul A. Farr	64,997	330,148	407,366	N/A	$11,235,154
Jeremy R. McGuire	22,119	71,133	90,121	N/A	$2,576,222
Clarence J. Hopf, Jr.	9,065	47,269	54,972	N/A	$1,558,284
Timothy S. Rausch	16,759	51,905	77,701	N/A	$2,049,110
James E. Schinski	32,128	48,915	52,179	N/A	$1,865,108

Other Executive Officers
Paul M. Breme	321	34,180	41,500	N/A	$1,064,014

Directors
Ralph A. Alexander	0	N/A	N/A	0	$0
Frederick M. Bernthal	734	N/A	N/A	16,842	$246,064
Edward J. Casey, Jr.	0	N/A	N/A	16,842	$235,788
Philip G. Cox	1,072	N/A	N/A	17,106	$254,492
Louis K. Goeser	6,940	N/A	N/A	16,842	$332,948
Stuart E. Graham	4,415	N/A	N/A	45,853	$703,752
Michael B. Hoffman	0	N/A	N/A	0	$0

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The Company’s executive officers and directors also hold vested stock options, which, provided they remain unexercised at the effective time of the Merger, will be canceled in exchange for the Merger Consideration, as described above. The value of vested stock options held by the Company’s executive officers and directors is not included in the estimate above because the exercise price for each stock option outstanding as of August 23, 2016 is greater than the Merger Consideration.

Change in Control Severance Agreements

Each of Messrs. Farr, McGuire, Hopf, and Rausch is party to a Change in Control Severance Agreement with the Company, which provides for enhanced severance and other separation benefits in the event an executive officer experiences a qualifying termination of employment in connection with the completion of a transaction such as the Merger.

The Change in Control Severance Agreements provide that, in the event the executive officer is terminated by the Company without “cause” (as defined below) or by the executive officer for “good reason” (in each case, as defined below) (a “qualifying termination”) during the two-year period (or three-year period, in the case of Mr. Farr) following completion of the Merger or in the event the executive officer experiences a qualifying termination prior to the completion of the Merger and such qualifying termination was at the request or direction of Riverstone, he will be paid or provided with the following severance benefits:

•	a lump-sum cash payment payable on the first day of the seventh month following the executive officer’s date of termination equal to two times (three, in the case of Mr. Farr) the sum of (i) the executive officer’s base salary in effect immediately prior to the date of termination or, if higher, immediately prior to the first occurrence of an event or circumstance constituting “good reason,” and (ii) the average of annual bonuses earned by the executive officer in respect of the last three fiscal years ending immediately prior to the fiscal year in which the termination occurs or, if higher, the fiscal year immediately prior to the fiscal year in which an event or circumstance constituting “good reason” first occurs, or in the case of Mr. Farr, Mr. Farr’s target annual cash bonus payable in respect of the fiscal year in which the termination occurs or, if higher, immediately prior to the fiscal year in which an event or circumstance constituting “good reason” first occurs;

•	a lump-sum cash payment payable within 30 days following the executive officer’s date of termination equal to the value of any annual bonus or cash incentive plan payment the executive officer would have received for service in the final calendar year of employment, as if 100% of target goals were achieved, but prorated based on the number of full calendar months of service completed;

•	a lump-sum cash payment payable within 30 days following the executive officer’s date of termination equal to the value of any restricted stock units that he would have been awarded for service in the final calendar year of employment, as if 100% of target goals (including time-based vesting requirements) were achieved, but prorated based on the number of full calendar months of service completed;

•	for executive officers other than Mr. Farr, a lump-sum cash payment payable on the first day of the seventh month following the executive officer’s date of termination equal to the aggregate

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amount of COBRA premiums otherwise payable by the executive officer for the 24-month period following termination and for Mr. Farr, continuation of life, disability, accident, and health benefits substantially similar to those provided to Mr. Farr and his dependents immediately prior to the date of termination or, if more favorable to Mr. Farr, immediately prior to the first occurrence of an event or circumstance constituting “good reason” for the 36-month period following termination;

•	a lump-sum cash payment payable on the first day of the seventh month following the executive officer’s date of termination equal to the value of any unpaid incentive compensation that has been allocated or awarded for a previous performance period but not yet paid;

•	accelerated vesting of all contingent cash-based incentive compensation awards for all then uncompleted periods, calculated on a prorated basis of months of completed service, assuming achievement at the actual level of performance (or maximum level of performance, for Mr. Farr) as of the date of the completion of a transaction such as the Merger, except for a pro rata portion of the performance units held by Messrs. Farr, McGuire, Hopf and Rausch, which will be treated as described in “The Merger Agreement—Treatment of Stock Options and Other Equity-Based Awards” below;

•	in the case of Mr. Farr, a lump sum cash payment payable on the first day of the seventh month following the executive officer’s date of termination equal to the excess of (i) the actuarial equivalent of the aggregate retirement pension which Mr. Farr would have accrued under the terms of all Talen Energy pension plans (including tax-qualified, supplemental, and excess defined benefit pension plans), determined as if Mr. Farr were fully vested thereunder and had accumulated after the date of termination 36 additional months of service credit thereunder and had been credited under each pension plan during such period with compensation equal to his compensation during the twelve months immediately preceding the date of termination or, if higher, during the 12 months immediately prior to the first occurrence of an event or circumstance constituting good reason, over (ii) the actuarial equivalent of the aggregate retirement pension which Mr. Farr had accrued pursuant to the provisions of the pension plans as of the date of termination;

•	outplacement services until December 31 of the second calendar year after termination (or for three years after termination in the case of Mr. Farr) or, if earlier, until the first acceptance by the executive officer of an offer of employment, and, for executive officers other than Mr. Farr, not to exceed $50,000; and

•	post-retirement health care and life insurance benefits, but only if the executive officer would have become eligible to receive such benefits within the 24-month period (36-month period in the case of Mr. Farr) following termination commencing on the date on which such coverage would have first become available (or, for Mr. Farr, if later, the date on which the above-referenced benefits continuation would have ceased).

For purposes of the Change in Control Severance Agreements, “good reason” will exist, subject to certain exceptions and notice and cure opportunities, after the occurrence of any one of the following events without the executive officer’s consent: (i) an adverse change in the executive officer’s duties, or for Mr. Farr, reporting relationship, or a substantial adverse change in the executive officer’s responsibilities; (ii) a reduction in the executive officer’s base salary, except for across-the-board decreases uniformly affecting management, key employees and salaried employees of the Company; (iii) a relocation of the executive officer’s primary work location by more than 30 miles; (iv) the failure of the Company to pay the executive officer any portion of his current or deferred compensation within seven days of the date on which it is due; (v) the failure of the Company, or any successor thereto, to continue in effect any compensation or benefit plan in which the executive officer participates immediately prior to the completion of a transaction such as the Merger that

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is material to the executive officer’s compensation unless an alternative equitable arrangement is made or (vi) the failure of the Company, or any successor thereto, to continue to provide the executive officer with benefits substantially similar to those enjoyed by the executive officer under any of the Company’s pension, savings, life insurance, medical, health and accident or disability plans in which the executive officer was participating immediately prior to the completion of a transaction such as the Merger, except for across-the-board changes in any plans that impact all participants uniformly, or any other action taken by the Company that would directly or indirectly materially reduce any such benefits enjoyed by the executive officer.

For purposes of the Change in Control Severance Agreements, “cause” will generally exist upon (i) the willful and continued failure by the executive officer to substantially perform his duties with the Company after a written demand for substantial performance is delivered to the executive officer by the Board and (ii) the willful engaging by the executive officer in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.

The Change in Control Severance Agreements provide that in the event that payments and other benefits made to the named executive officers are subject to the golden parachute excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, such payments will be reduced to the extent such reduction would result in the named executive officer retaining a greater after-tax amount.

Executive Severance Plan

The Company maintains the Executive Severance Plan, which provides for the payment of severance benefits to Messrs. Schinski and Breme and other selected executives in the event of an involuntary termination of employment meeting the conditions described in the plan. In the event an eligible executive is terminated by Talen Energy without “cause” (as defined below) or by the executive for “good reason” (as defined below) at any time prior to or following the effective date of the Merger, and the executive does not have a Change in Control Severance Agreement with the Company as described above, and subject to the executive’s execution and non-revocation of a release of claims in favor of Talen Energy, the Talen Energy Executive Severance Plan provides that Messrs. Schinski and Breme and such other selected executives will be entitled to receive the following severance payments:

•	a lump-sum cash payment payable within 60 days following the executive’s date of termination equal to two times (in the case of Messrs. Schinski and Breme) or one time (in the case of other selected executives) the executive’s base salary in effect immediately prior to the date of termination;

•	a lump-sum cash payment payable within 60 days following the executive’s date of termination equal to the aggregate amount of COBRA premiums otherwise payable by the executive for the 24-month (in the case of Messrs. Schinski and Breme) or 12-month (in the case of other selected executives) period following termination for the executive and his eligible dependents;

•	a lump-sum cash payment payable within 60 days following the executive’s date of termination equal to the value of any annual bonus or cash incentive plan payment the executive would have received for service in the final calendar year of employment, as if 100% of target goals were achieved, prorated based on the number of full calendar months of service completed; and

•	outplacement assistance at the level offered to executive level employees of the Company for a period of 18 months, not to exceed $50,000 (in the case of Messrs. Schinski and Breme) or 12 months, not to exceed $25,000 (in the case of other selected executives).

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For purposes of the Executive Severance Plan, “cause” will exist upon (i) the executive officer’s engagement in misconduct which is materially injurious to the Company or any of its affiliates, (ii) the executive officer’s insubordination after clear and lawful direction, (iii) the executive officer’s commission of a felony in the performance of duties to the Company or any of its affiliates, (iv) the executive officer’s commission of an act or acts constituting any fraud against or embezzlement from the Company or any of its affiliates, (v) the executive officer’s material breach of any confidentiality or non-competition covenant entered into between the executive officer and the Company or any of its affiliates, (vi) the executive officer’s employment with a competitor while employed by the Company or any of its affiliates and (vii) the executive officer’s egregious violation of the Company policy resulting in termination.

For purposes of the Executive Severance Plan, “good reason” will exist, subject to certain notice and cure opportunities, upon one or more of the following events without the executive officer’s consent (i) a change caused by the Company in the executive officer’s duties and responsibilities which is materially inconsistent with the executive officer’s position at the Company or any of its affiliates, (ii) a material reduction in the executive officer’s annual base salary, annual incentive compensation opportunity or other employee benefits (excluding any such reduction that is part of a plan to reduce annual base salaries, annual incentive compensation opportunities or other employee benefits of comparably situated employees of the Company or any of its affiliates generally), or (iii) a relocation of the executive officer’s principal place of employment to a location that is more than 50 miles from the executive officer’s current principal place of employment.

For an estimate of the value of the payments and benefits described above that would become payable under the Executive Severance Plan to Mr. Schinski, see “—Golden Parachute Compensation” below. The aggregate value of the payments and benefits that would become payable to Mr. Breme, the Company’s other executive officer, assuming that the effective time of the Merger is August 23, 2016 and Mr. Breme experienced a termination without “cause” or resignation with “good reason” on such date, is $1,132,167. This estimate is based on compensation and benefit levels in effect on August 23, 2016, the latest practicable date to determine such amounts before the filing of this proxy statement; therefore, if compensation and benefit levels are changed after such date, the actual value of Mr. Breme’s severance payments and benefits may be different from those provided for above.

Retention Bonus Plan

Pursuant to the Merger Agreement and prior to the effective time of the Merger, the Company may, after consultation with Riverstone, establish one or more cash retention programs for employees, other than Messrs. Farr, McGuire, Hopf and Rausch, and may make individual retention awards in an aggregate amount not to exceed $5,000,000. No retention award may be payable prior to the earlier of the effective time of the Merger and September 2, 2017, and all retention award payments must be subject to the relevant employee signing a release of claims prior to payment. In the event of an award recipient’s termination of employment by the Company without cause or due to the employee’s death or disability prior to the effective time of the Merger, the Company may pay a pro rata portion of the retention bonus award on the closing of the Merger. On June 20, 2016, the Company granted a retention award to Mr. Schinski in the amount of $400,000 and to Mr. Breme in the amount of $444,050, which will be payable as described above.

Indemnification Benefits

Each of the Company’s executive officers and directors are entitled to the indemnification benefits in favor of the Company directors and executive officers, as described in more detail in “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance.”

Golden Parachute Compensation

The table below, entitled “Potential Change-in-Control Payments to Named Executive Officers,” along with its footnotes, sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation payable to the Company’s chief executive officer, chief financial officer and three other

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most highly compensated executive officers, as determined for purposes of its most recent annual proxy statement (each of whom we refer to as a “named executive officer”), which compensation is subject to an advisory vote of the Company’s stockholders, as described below in “Merger-Related Executive Compensation Arrangements (The Golden Parachute Proposal—Proposal 3).” The table assumes the consummation of the Merger occurred on August 23, 2016 and the employment of the named executive officer was terminated without “cause” or for “good reason” on such date. The value of any equity-based awards was calculated by multiplying the number of the Shares subject to restricted stock units and performance units by the per Share Merger Consideration of $14.00.

The calculations in the table below do not include amounts that the Company’s executive officers were already entitled to receive or vested in as of the date hereof or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all the Company’s salaried employees.

Potential Change-in-Control Payments to Named Executive Officers

Name	Cash ($) (1)	Equity ($) (2)	Welfare Benefits ($) (3)	Total ($) (4)
Paul A. Farr	$10,524,211	$10,325,196	$108,134	$20,957,541
Jeremy R. McGuire	$2,434,929	$2,257,556	$50,000	$4,742,485
Clarence J. Hopf, Jr.	$1,717,722	$1,431,374	$50,000	$3,199,096
Timothy S. Rausch	$2,202,063	$1,814,484	$50,000	$4,066,547
James E. Schinski	$1,371,823	$1,415,316	$50,000	$2,837,139

(1)	As described above in “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Change in Control Severance Agreements,” the cash payments to Messrs. Farr, McGuire, Hopf, and Rausch consist of (i) two times (three times, in the case of Mr. Farr) the sum of (a) the executive officer’s base salary in effect immediately prior to the date of termination or, if higher, immediately prior to the first occurrence of an event or circumstance constituting “good reason,” and (b) the average of annual bonuses earned by the executive officer in respect of the last three fiscal years ending immediately prior to the fiscal year in which the termination occurs or, if higher, the fiscal year immediately prior to the fiscal year in which an event or circumstance constituting “good reason” first occurs (or, in the case of Mr. Farr, the target annual cash bonus payable in respect of the fiscal year in which the termination occurs), (ii) a pro rata portion of the value of any annual bonus or cash incentive plan payment the executive officer would have received for service in the final calendar year of employment based on target achievement of any applicable performance goals, and (iii) a pro rata portion of the value of any restricted stock units that the executive officer would have been awarded for service in the final calendar year of employment based on target achievement of any performance goals, (iv) for named executive officers other than Mr. Farr, a lump-sum cash payment equal to the aggregate amount of COBRA premiums otherwise payable by the executive officer for the 24-month period following termination and (v) for Mr. Farr, a lump sum cash payment equal to the excess of (a) the actuarial equivalent of the aggregate retirement pension which Mr. Farr would have accrued under the terms of all pension plans (including tax-qualified, supplemental, and excess defined benefit pension plans), determined as if Mr. Farr were fully vested thereunder and had accumulated after the date of termination 36 additional months of service credit thereunder, over (b) the actuarial equivalent of the aggregate retirement pension which Mr. Farr had accrued pursuant to the provisions of the pension plans as of the date of termination. As described above in “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Executive Severance Plan,” the cash payments to Mr. Schinski consist of (i) two times the executive officer’s base salary, (ii) a lump-sum cash payment equal to the aggregate amount of COBRA premiums otherwise payable by the executive officer for the 24-month period following termination, (iii) a pro rata portion of Mr. Schinski’s annual bonus assuming 100% of target goals were achieved and (iv) payment of Mr. Schinski’s retention bonus award.

Other than Mr. Schinski’s retention bonus award, the above payments are “double-trigger” in nature as they will only be

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payable in the event of a termination of employment without “cause” or for “good reason” following the effective time of the Merger, as described above. Mr. Schinski’s retention bonus award is “single-trigger” in nature as it will become payable immediately upon the closing date, whether or not his employment is terminated. The amounts shown in this column are based on the compensation and benefit levels in effect on August 23, 2016, the latest practicable date to determine such amounts before the filing of this proxy statement; therefore, if compensation and benefit levels are changed after such date, actual payments to an executive officer may be different than those provided for above.

The cash payments described in this column (1) include the following components:

Name	Base Salary Severance ($)	Annual Cash Bonus Severance ($)	Pro Rata Bonus ($)	Retention Bonus ($)	Pro Rata Restricted Stock Units ($)		Cash Value of Welfare and Retirement Benefits ($)	Total ($)
Paul A. Farr	$2,850,000	$3,135,000	$672,771	$0		$2,446,440	$1,420,000	$10,524,211
Jeremy R. McGuire	$963,040	$639,312	$217,002	$0		$573,505	$42,070	$2,434,929
Clarence J. Hopf, Jr.	$800,000	$418,229	$128,760	$0		$334,776	$35,957	$1,717,722
Timothy S. Rausch	$979,490	$612,221	$157,649	$0		$409,887	$42,815	$2,202,063
James E. Schinski	$800,000	N/A	$128,760	$400,000	$	N/A	$43,063	$1,371,823

(2)	As described above in “The Merger Agreement—The Merger; Merger Consideration—Treatment of Stock Options and Other Equity-Based Awards,” the equity amounts consist of the accelerated vesting and payment of unvested restricted stock units, performance units (assuming achievement of target performance). All unvested stock options held by the Company’s executive officers have exercise prices in excess of the Merger Consideration, and therefore such stock options will be canceled as of the closing date of the Merger for no consideration. The amounts shown are based on the number of such equity-based awards held by each named executive officer as of August 23, 2016, the latest practicable date to determine such amounts before the filing of this proxy statement. The amounts shown do not attempt to forecast any grants, additional issuances, dividends, additional deferrals or forfeitures of equity-based awards following the date of this proxy statement. Depending on when the closing date occurs, certain equity-based awards will vest in accordance with their terms.

The above payments are “single-trigger” in nature as they will become payable immediately upon the closing date, whether or not employment is terminated, except that a portion of the performance unit payment for Messrs. Farr, McGuire, Hopf and Rausch is “double-trigger” in nature in that it will only be payable in the event of a termination of employment without “cause” or for “good reason” or due to death or disability following the effective time of the Merger.

The equity payments described in this column (2) include the following components:

Name	Restricted Stock Units ($)	“Single Trigger” Performance Units ($)	“Double Trigger” Performance Units ($)		Total ($)
Paul A. Farr	$4,622,072	$1,232,686		$4,470,438	$10,325,196
Jeremy R. McGuire	$995,862	$268,744		$992,950	$2,257,556
Clarence J. Hopf, Jr.	$661,766	$164,542		$605,066	$1,431,374
Timothy S. Rausch	$726,670	$257,152		$830,662	$1,814,484
James E. Schinski	$684,810	$730,506	$	N/A	$1,415,316

(3)	As described above in the sections entitled “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Change in Control Severance Agreements” and “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Executive Severance Plan,” the welfare benefits to the named executive officers consist of (i) outplacement

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services until December 31 of the second calendar year after termination (for Mr. Schinski, until the 18-month anniversary of termination) or, if earlier, until the first acceptance by the executive officer of an offer of employment, not to exceed $50,000 and, for Mr. Farr, outplacement services for a period of three years or, if earlier, until the first acceptance by Mr. Farr of an offer of employment; and (ii) for Mr. Farr, life, disability, accident and health and benefits continuation for three years.

The above payments are “double-trigger” in nature as they will only be payable in the event of a termination of employment without cause or for constructive termination following the completion of the Merger. The amounts reflected in the column above reflect health and benefits rates in effect for 2016; therefore if benefits levels change between the date of this proxy statement and the closing of the Merger, such amounts will change.

(4)	The amounts in this column represent the total of all compensation in columns (1), (2) and (3).

The “single-trigger” and “double-trigger” components of the aggregate total compensation amounts, respectively, for each executive officer are as follows:

Name	Single-Trigger Payments ($)	Double-Trigger Payments ($)
Paul A. Farr	$5,854,758	$15,102,783
Jeremy R. McGuire	$1,264,606	$3,477,879
Clarence J. Hopf, Jr.	$826,308	$2,372,788
Timothy S. Rausch	$983,822	$3,082,725
James E. Schinski	$1,815,316	$1,021,823

Any amounts shown in the tables above that are subject to the golden parachute excise tax under Section 4999 of the Code may be subject to reduction to the extent such reduction would result in the named executive officer retaining a greater after-tax amount of such payment.

Intent to Vote in Favor of the Merger

Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the Shares owned directly by them in favor of the Merger Agreement Proposal and each of the other proposals listed in this proxy statement. As of September 1, 2016, the Record Date for the Special Meeting, our directors and executive officers directly owned, in the aggregate, [    ] Shares entitled to vote at the Special Meeting, or collectively approximately [    ]% of the outstanding Shares entitled to vote at the Special Meeting.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the Merger to U.S. Holders (as defined below) of the Shares. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a holder of the Shares in light of their particular circumstances. This discussion is based on the Code, the Treasury regulations promulgated under the Code, judicial authority, published administrative positions of the Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. This discussion does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation, nor does it address any aspects of the unearned income Medicare contribution tax. In addition, this discussion only applies to the Shares that are held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code

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and does not address tax considerations applicable to any holder of the Shares that may be subject to special treatment under U.S. federal income tax law, including:

•	a bank or other financial institution;

•	a tax-exempt organization;

•	a retirement plan or other tax-deferred account;

•	a partnership, S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);

•	a person holding a direct or indirect interest in Parent or Merger Sub;

•	an insurance company;

•	a mutual fund;

•	a real estate investment trust;

•	a dealer or broker in stocks and securities or in currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a stockholder subject to the alternative minimum tax provisions of the Code;

•	a stockholder that received the Shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a person that has a functional currency other than the U.S. dollar;

•	a person that holds the Shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; and

•	certain former U.S. citizens or long-term residents.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. Such holders should consult their own tax advisors regarding the tax consequences of exchanging the Shares pursuant to the Merger. In addition, holders of Shares who are not U.S. Holders may be subject to different tax consequences than those described below and are urged to consult their tax advisors regarding their tax treatment under U.S. and non-U.S. tax laws.

The following summary is for general informational purposes only and is not a substitute for careful tax planning and advice. Holders are urged to consult their own tax advisor with respect to the specific tax consequences to them of the Merger in light of their own particular circumstances, including U.S. federal estate, gift and other non-income tax consequences, and tax consequences under state, local and non-U.S. tax laws.

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U.S. Holders

The following is a summary of the material U.S. federal income tax consequences of the Merger that will apply to U.S. Holders. For purposes of this discussion, the term U.S. Holder refers to a beneficial owner of the Shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident in the United States;

•	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a “United States person” under applicable Treasury regulations.

Exchange of the Shares for Cash Pursuant to the Merger Agreement. The exchange of the Shares for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the Shares exchanged therefor. Gain or loss will be determined separately for each block of the Shares (generally, the Shares acquired at the same cost in a single transaction) held by such U.S. Holder. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder’s holding period for the Shares is more than one year at the time of the exchange. Long-term capital gains recognized by an individual U.S. Holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding Tax. Proceeds from the exchange of the Shares pursuant to the Merger generally will be subject to information reporting. In addition, backup withholding tax at the applicable rate (currently 28%) generally will apply unless the applicable U.S. Holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed IRS Form W-9) or otherwise establishes an exemption from backup withholding tax. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a U.S. Holder will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS. Each U.S. Holder should duly complete, sign and deliver to the exchange agent an appropriate IRS Form W-9 to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the exchange agent.

Tax Condition to the Closing of the Merger Agreement

Pursuant to the Separation Agreement, dated as of June 5, 2014, by and among PPL, Holdco, the Company, PPL Energy Supply, LLC and the Sponsor Entities, entered into in connection with the Talen Transactions, the Company agreed not to take certain actions (such as the Merger), during the two-year period ending June 1, 2017, unless (i) the Company obtains, at its sole cost either, (A) a private letter ruling from the IRS to the effect that such action will not affect the intended tax-free status of the Talen Transactions, or (B) an opinion of nationally recognized tax counsel or KPMG, PricewaterhouseCoopers, Deloitte or Ernst & Young to the effect that such action will not affect the intended tax-free status of the Talen Transactions, or (ii) PPL waives the requirement to obtain such tax opinion or a private letter ruling from the IRS.

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In order for the Merger to close, either (i) the Company must have obtained, at its sole cost, (A) a private letter ruling from the IRS to the effect that such transaction will not affect the intended tax-free status of the Talen Transactions, or (B) an opinion from Kirkland & Ellis, LLP, the Company’s counsel, or any other nationally recognized tax counsel or KPMG, PricewaterhouseCoopers, Deloitte or Ernst & Young to the effect that, based on certain representations made by the Company, PPL and the Sponsor Entities and subject to the limitations and qualifications set forth in such opinion, the Merger will not affect the intended tax-free status of the Talen Transactions, or (ii) PPL must waive the requirement to obtain such tax opinion or a private letter ruling from the IRS.

Financing of the Merger

We anticipate that the funds needed to complete the Merger will be funded with approximately $[     ] billion cash on hand of the Company, which may include cash borrowed under the Credit Facility, prior to the closing of the Merger, and proceeds from a new secured term loan (as described below). Under the Merger Agreement, the Company has agreed to deposit with a designated exchange agent prior to the effective time of the Merger the amount of cash necessary to pay the amounts due to the Company’s stockholders and holders of equity awards at the closing of the Merger (which we anticipate, based upon the Shares and equity awards outstanding as of August 23, 2016, will be approximately $1.2 billion).

In connection with the Merger, on June 2, 2016, Parent and Merger Sub obtained a commitment letter for up to an aggregate principal amount of $1.1 billion, which, as amended from time to time in accordance with the Merger Agreement, we refer to as the Debt Commitment Letter, from Goldman Sachs Bank USA, Royal Bank of Canada, Barclays Bank PLC, Credit Suisse AG and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Deutsche Bank AG New York Branch, Morgan Stanley Senior Funding, Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., collectively referred to as the Commitment Parties, and will rank pari passu with the Credit Facility. We anticipate that $250 million in proceeds from the new secured term loan will be used (i) to fund the payment of fees and expenses in connection with the debt financing as well as certain fees and expenses under the Merger Agreement and (ii) for ongoing working capital and other general corporate purposes of the surviving corporation. The remaining $850 million of the commitment was to be utilized as a backstop facility in connection with potential repurchase obligations of the Company resulting from the Merger as described in more detail under “The Debt Commitment Letter.” On August 15, 2016, Parent and Merger Sub provided the Commitment Parties with notice of the expiration of all specified time periods during which a repurchase obligation may be triggered under the documents governing the 2025 Senior Notes and the Municipal Bonds. In accordance with the terms of the Debt Commitment Letter, the commitment of the Commitment Parties thereunder was subsequently reduced by $850 million.

Also in connection with the Merger Agreement, Talen Energy Supply entered into a consent agreement with respect to the Credit Agreement, which we refer to as the Credit Agreement Amendment, pursuant to which the requisite lenders agreed to waive the change of control event of default that otherwise would result from the closing of the Merger and Talen Energy Supply agreed to certain other amendments to the Credit Agreement (including a reduction in total commitments thereunder from $1.85 billion to $1.4 billion), which other amendments will become effective as of the closing of the Merger.

Also in connection with the Merger Agreement, Talen Energy Supply entered into that certain Supplemental Indenture No. 14, which we refer to as the Supplemental Indenture, to the Indenture, dated as of October 1, 2001, which, as further amended and supplemented, we refer to as the Indenture, by and among Talen Energy Supply, Talen Investment Corporation, Talen Generation, LLC, Susquehanna Nuclear, LLC, Martins Creek, LLC, Brunner Island, LLC, Pennsylvania Mines, LLC, Montour, LLC, Lower Mount Bethel Energy, LLC, Raven Power Generation Holdings, LLC, Raven Power Finance LLC, Raven Power Operating LLC, Raven Power Marketing LLC, Raven Power Fort Smallwood LLC, Raven Lot 15 LLC, Raven FS Property Holdings LLC, Fort Armistead Road – Lot 15 Landfill, LLC, H.A. Wagner LLC, Brandon Shores LLC, Jade Power Generation Holdings LLC, C/R Topaz Holdings, LLC, Topaz Power Group GP II, LLC, Topaz Power Group LP II, LLC, Barney M. Davis, LP, Laredo WLE, LP, Nueces Bay WLE, LP, Talen Energy Marketing, LLC and Topaz Power Holdings, LLC, which we collectively refer to as the New Guarantors, and the Bank of New York Mellon, as trustee, which we refer to as the Trustee, relating to Talen Energy Supply’s Senior Notes,

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6.500% Series due 2025, which we refer to as the 2025 Senior Notes. Pursuant to the Supplemental Indenture, the New Guarantors have guaranteed, effective upon the closing of the Merger and the other transactions contemplated by the Merger Agreement, all of Talen Energy Supply’s obligations under the Indenture with respect to the 2025 Senior Notes. On August 5, 2016, Talen Energy Supply entered into that certain Supplemental Indenture No. 15, which we refer to as the Subsequent Supplemental Indenture, to the Indenture by and among Talen Energy Supply, the New Guarantors and the Trustee relating to the 2025 Senior Notes. Pursuant to the Subsequent Supplemental Indenture, Talen Energy Supply and the New Guarantors agreed that any future release of the New Guarantors from their obligations in connection with the 2025 Senior Notes would be subject to the consent to such release by the holders of the 2025 Senior Notes constituting at least a majority in aggregate principal amount of 2025 Seniors Notes then outstanding, other than with respect to certain customary automatic release provisions.

In addition, Talen Energy Supply entered into (i) that certain Guaranty, which we refer to as the Series 2009A Guaranty, by and among Talen Energy Supply and the New Guarantors, relating to Talen Energy Supply’s Exempt Facilities Revenue Refunding Bonds, Series 2009A (PPL Energy Supply, LLC Project) municipal bonds, which we refer to as the Series 2009A bonds, issued pursuant to the Series 2009A Trust Indenture dated as of April 1, 2009, which we refer to as the Series 2009A Indenture, (ii) that certain Guaranty, which we refer to as the Series 2009B Guaranty, by and among Talen Energy Supply and the New Guarantors, relating to Talen Energy Supply’s Exempt Facilities Revenue Refunding Bonds, Series 2009B (PPL Energy Supply, LLC Project) municipal bonds, which we refer to as the Series 2009B bonds, issued pursuant to the Series 2009B Trust Indenture dated as of April 1, 2009, which we refer to as the Series 2009B Indenture, and (iii) that certain Guaranty, which we refer to as the Series 2009C Guaranty, and which we refer to together with the Series 2009A Guaranty and Series 2009B Guaranty, as the Guaranties, by and among Talen Energy Supply and the New Guarantors, relating to Talen Energy Supply’s Exempt Facilities Revenue Refunding Bonds, Series 2009C (PPL Energy Supply, LLC Project) municipal bonds, which we refer to as the Series 2009C bonds, and together with the Series 2009A bonds and Series 2009B bonds, as the Municipal Bonds) issued pursuant to the Series 2009C Trust Indenture dated as of April 1, 2009, which we refer to as the Series 2009C Indenture, and together with the Series 2009A Indenture and Series 2009B Indenture, as the Municipal Bonds Indentures. Pursuant to the Guaranties, the New Guarantors have guaranteed, effective upon the closing of the Merger and the other transactions contemplated by the Merger Agreement, all of Talen Energy Supply’s obligations under the Municipal Bonds Indentures with respect to the Municipal Bonds.

We believe proceeds from the new secured term loan, together with cash on hand of the Company (which may include cash borrowed under the Credit Facility prior to the closing of the Merger), will be sufficient to complete the Merger, but we cannot assure you of that. Such amounts may be insufficient if, among other things, the Commitment Parties fail to fund the new secured term loan in breach of the Debt Commitment Letter or the definitive documents related to such facility, the Company’s cash on hand, including amounts available to be drawn under the Credit Facility, is less than the Company expects, or the fees, expenses or other amounts required to be paid or reserved in connection with the Merger are greater than anticipated. Under the terms of the Debt Commitment Letter, the Commitment Parties’ obligation to fund the new secured term loan is subject to customary conditions, including the consummation of the Merger in accordance with the terms of the Merger Agreement and other customary conditions, including, but not limited to:

•	the execution and delivery of definitive documentation consistent with the Debt Commitment Letter;

•	the absence, since June 2, 2016, of a material adverse effect (which, for purposes of the Debt Commitment Letter, is defined as in the Merger Agreement) on the Company and its subsidiaries taken as a whole;

•	the payment of all applicable fees and expenses;

•	the delivery of certain audited and unaudited financial statements of the Company and its subsidiaries and certain pro forma financial statements of the borrower;

•	the Commitment Parties having been afforded a marketing period of at least 20 consecutive business days (subject to certain blackout dates and other conditions) following receipt of certain

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financial statements and other information customarily delivered for the preparation of a confidential information memorandum;

•	receipt by the lenders of documentation and other information required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act);

•	the delivery of customary closing documents; and

•	the accuracy of certain representations and warranties in the Merger Agreement and specified representations and warranties in the definitive debt documents.

If any portion of the debt financing becomes unavailable on the terms and conditions (including the flex provisions) contemplated in the Debt Commitment Letter, Parent shall promptly notify the Company of such unavailability and, to the knowledge of Parent, the reason therefor, and use its reasonable best efforts to cause to be obtained, as promptly as practicable and in any event no later than the last day of the marketing period, sufficient alternative financing on terms and conditions, taken as a whole, no less favorable to Parent than the terms and conditions (including the flex provisions) in the Debt Commitment Letter. As of [   ], 2016, the last practicable date before the printing of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing is not available as anticipated. The documentation governing the new secured term loan contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement. The Commitment Parties may invite other banks, financial institutions and institutional lenders to participate in the debt financing contemplated by the Debt Commitment Letter.

Although obtaining the proceeds of the new secured term loan is not a condition to the completion of the Merger, the failure of Parent and Merger Sub to obtain sufficient debt financing may result in the failure of the Merger to be completed. In that case, Parent and Merger Sub may be obligated to pay the Company a fee of $85 million. See “The Merger Agreement—Termination—Termination Fees” for a further discussion of the Parent termination fee. Payment of the Parent termination fee is guaranteed by Riverstone Global Energy and Power Fund V (FT), L.P. pursuant to the limited guarantee referred to below in “The Merger Agreement—Guarantee.”

Fees and Expenses

The estimated fees and expenses incurred or expected to be incurred by the Company in connection with the Merger are as follows:

Description	Amount
Financial advisory fees and expenses	$	[●]
Legal fees and expenses	$	[●]
Accounting and tax advisory fees	$	[●]
SEC filing fees		$185,290
Printing, proxy solicitation and mailing costs		$525,000
Miscellaneous	$	[●]
Total	$	[●]

It is also expected that Merger Sub and/or Parent will incur approximately $32 million of legal, financial and other advisory fees.

Except as provided below in “The Merger Agreement—Remedies,” whether or not the transactions contemplated by the Merger Agreement are consummated, all fees and expenses incurred in connection with the Merger will be paid by the party incurring or required to incur such fees and expenses.

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Regulatory Approvals

Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the DOJ and the FTC, and all statutory waiting period requirements have been satisfied. Notification and Report Forms were filed with the Antitrust Division of the DOJ and the FTC on June 16, 2016, and the Antitrust Division of the DOJ and the FTC granted early termination of the applicable waiting period on June 24, 2016.

The Merger is also conditioned on obtaining approvals from (i) the FERC under Section 203 of the Federal Power Act, (ii) the NRC, in connection with any indirect transfer of control of the NRC licenses deemed to be created by the Merger and with respect to change in control over radiological monitoring licenses at certain coal-fired generating facilities, (iii) the NYPSC, in connection or in compliance with its rules and regulations, (iv) the FCC, with respect to change in control over wireless radio licenses and (v) applicable state agencies with respect to change in control over radiological monitoring licenses at certain coal-fired generating facilities. Application for Order Approving Indirect Transfer of Control of Facility Operating Licenses was filed with the NRC on June 29, 2016. An application requesting grant of regulatory approvals by FERC and a petition requesting expedited review and declaratory ruling by NYPSC were each filed on July 15, 2016.

At any time before or after the effective time of the Merger, the Antitrust Division of the DOJ or the FTC could take action under the antitrust laws, including seeking to enjoin the consummation of the Merger, conditionally approve the Merger upon the divestiture of assets of the Company, subject the consummation of the Merger to regulatory conditions or seek other remedies. In addition, state attorneys general and other regulators could take action under the antitrust or other laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the applicable laws under some circumstances. There can be no assurance that a challenge to the Merger will not be made or, if such a challenge is made, that it would not be successful.

Litigation Relating to the Merger

On August 8, 2016, a purported stockholder of the Company commenced a putative class action lawsuit in the Court of Chancery of the State of Delaware captioned Manuel Abt, individually and on behalf of all others similarly situated, Case No. 12638VCL. The complaint names as defendants the Company, the directors of the Company, Riverstone and its affiliates, and the Parent Group. The complaint alleges, among other things, that the directors of the Company breached fiduciary duties owed to the Company’s public stockholders in approving the Merger. The complaint also alleges that Riverstone, together with the Parent Group, constitute a de facto controlling stockholder of the Company and breached fiduciary duties owed to the Company and minority stockholders in the Merger.

Also on August 8, 2016, two purported stockholders of the Company commenced a separate putative class action lawsuit in the Court of Chancery of the State of Delaware captioned Wendell R. Hunt and Kenneth J. Melchiorre, individually and on behalf of all others similarly situated, Case No. 12634VCL. The complaint names as defendants the Company, the directors of the Company, Riverstone, Parent and Merger Sub. The complaint alleges, among other things, that the directors of the Company breached fiduciary duties owed to the Company’s public stockholders in approving the Merger. The complaint also alleges that Riverstone, Parent and Merger Sub have aided and abetted the directors of the Company in the alleged breaches of their fiduciary duties.

Both complaints seek to enjoin the Merger and also seek damages, costs and attorney’s fees.

The Company believes the allegations in each complaint are without merit, and it intends to defend vigorously against all of the allegations. However, at this time it is not possible to predict the outcome of these matters or their effects on the Company or the Merger. An adverse judgment for monetary damages could have an adverse effect on the operations and liquidity of the Company. A preliminary injunction could delay or jeopardize the completion of the Merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger.

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Effective Time of the Merger

The closing of the Merger is expected to take place on (i) the date that is three business days following the date on which the last of the conditions to the closing of the Merger (described in “The Merger Agreement—Conditions to the Completion of the Merger”) has been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions at such time) or (ii) such other date as agreed to in writing by Parent, Merger Sub and the Company. Notwithstanding the foregoing, Parent and Merger Sub will not be required to effect the Closing until the earlier to occur of (x) any business day during the marketing period to be specified by Parent to the Company on no less than two business days’ written notice to the Company and (y) the third business day following the final day of the marketing period.

The effective time of the Merger will occur as soon as practicable following the closing of the Merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date as we and Parent and Merger Sub agree and specify in the certificate of merger).

Payment of Merger Consideration

At the effective time of the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than (i) Excluded Shares and (ii) the Shares underlying the Company’s stock options and the Shares that are subject to the Company’s restricted stock unit awards, the Company’s performance units and the Company’s director stock units) will be converted into the right to receive the Merger Consideration, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Merger Agreement whereupon all such Shares will be automatically canceled, will cease to be outstanding and will cease to exist, and the holders of such Shares will cease to have any rights with respect thereto other than the right to receive the Merger Consideration. Prior to the effective time of the Merger, the Company will designate an exchange agent to exchange the Shares for the Merger Consideration. Prior to the effective time of the Merger, the Company will deposit with the exchange agent, for the benefit of the holders of the Shares, sufficient cash to pay the aggregate Merger Consideration. The exchange agent will promptly pay each holder of record the Merger Consideration upon the entry through a book-entry transfer agent of the surrender of such Shares on a book-entry account statement. Interest will not be paid or accrue in respect of any cash payments of the Merger Consideration. The exchange agent will reduce the amount of any Merger Consideration paid by any applicable withholding taxes.

After the completion of the Merger, you will cease to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration upon the terms and subject to the conditions set forth in the Merger Agreement.

At any time following the first anniversary of the closing date of the Merger, upon the surviving corporation’s demand, the exchange agent will return to the surviving corporation all funds in its possession. After that time, if you have not received payment of the Merger Consideration, you may look only to the surviving corporation for payment of the Merger Consideration, subject to applicable abandoned property, escheat and other similar laws.

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Provisions for Unaffiliated Stockholders

No provision has been made to grant the Company’s stockholders, other than Parent or its affiliates, access to the corporate files of the Company or any other party to the Merger or to obtain counsel or appraisal services at the expense of the Company or any other such party.

Accounting Treatment

The Company, as the surviving corporation in the Merger, is considered the acquirer for accounting purposes. Therefore, its net assets remain at historical cost.

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THE MERGER AGREEMENT

The following describes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference herein. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The Company and Parent encourage you to read carefully the Merger Agreement in its entirety before making any decisions regarding the Merger because it is the principal document governing the Merger.

In reviewing the Merger Agreement, please remember that it is included to provide you with information regarding its terms. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties have been made for the benefit of the other party to the Merger Agreement and:

•	have been qualified by certain disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement; and

•	may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. As of the date of this proxy statement, except as set forth in the Company’s public disclosures, there are no specific material facts that exist that the Company believes materially contradicts its representations and warranties in the Merger Agreement. The Company will provide additional disclosure in its public reports to the extent it becomes aware of the existence of any specific material facts that are required to be disclosed under U.S. federal securities laws and might contradict its representations and warranties contained in the Merger Agreement. In any event, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference herein. See “Where You Can Find More Information.”

The Merger; Merger Consideration

The Merger

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the DGCL, Merger Sub will merge with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will be the surviving corporation in the Merger and will continue its corporate existence under Delaware law.

At the effective time of the Merger:

•	each Share that as of immediately prior to the effective time of the Merger is owned by the Company as treasury stock or owned by Merger Sub will be canceled and cease to exist, without consideration;

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•	each Share that as of immediately prior to the effective time of the Merger is owned by a Sponsor Entity, Parent or any of the Company’s subsidiaries will be converted into one fully paid and nonassessable share of common stock, par value $0.001 per share, of the surviving corporation;

•	each Share issued and outstanding as of immediately prior to the effective time of the Merger (other than Excluded Shares described in the preceding two bullets and Dissenting Shares, if any) will be converted into the right to receive the Merger Consideration; and

•	each issued and outstanding share of capital stock of Merger Sub will be canceled and cease to exist, without any consideration.

At the effective time of the Merger:

•	the certificate of incorporation of the Company (as the surviving corporation in the Merger) will be amended and restated at the effective time of the Merger to be in the form of the certificate of incorporation attached as an exhibit to the Merger Agreement, until amended as provided by such certificate of incorporation and the DGCL;

•	the bylaws of Merger Sub as in effect immediately prior to the effective time of the Merger will become the bylaws of the Company (as the surviving corporation in the Merger), until amended as provided by the certificate of incorporation, such bylaws and the DGCL;

•	each of the directors of Merger Sub as of immediately prior to the effective time of the Merger will become a director of the surviving corporation, until his or her successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be; and

•	each of the officers of the Company as of immediately prior to the effective time of the Merger will remain an officer of the surviving corporation, until his or her successor is appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be.

Treatment of Stock Options and Other Equity-Based Awards

Stock Options. At the effective time of the Merger, outstanding stock options, whether vested or unvested, will be canceled in exchange for a cash payment equal to the product of (i) the total number of the Shares subject to the stock option immediately prior to the effective time of the Merger multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per Share of the stock option, without interest and less applicable taxes required to be withheld, which will be paid as promptly as practicable following the effective time of the Merger. Any outstanding stock option that has an exercise price per Share equal to or in excess of the Merger Consideration will be canceled at the effective time of the Merger for no consideration.

Restricted Stock Units. At the effective time of the Merger, outstanding restricted stock units will be canceled in exchange for the RSU Cash Payment. For restricted stock units granted prior to June 2, 2016, the RSU Cash Payment will be paid as promptly as practicable following the effective time of the Merger. For restricted stock units granted between June 2, 2016 and the effective time of the Merger, the RSU Cash Payment will be paid following the effective time of the Merger subject to the same vesting schedule and other vesting terms and conditions applicable to the underlying restricted stock units as of the effective time of the Merger (including conditions governing certain terminations of employment).

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Performance Units. At the effective time of the Merger, outstanding performance units, other than those held by Messrs. Farr, McGuire, Hopf and Rausch will be canceled in exchange for a cash payment, payable as promptly as practicable following the effective time of the Merger, equal to the product of (i) the Merger Consideration multiplied by (ii) the total number of the Shares underlying the cancelled performance units assuming the target achievement of applicable performance goals and the satisfaction of all other conditions of delivery, without interest and less applicable taxes required to be withheld. A pro rata portion of the performance units held by Messrs. Farr, McGuire, Hopf and Rausch (determined based on the relative portion of the applicable performance period that has elapsed as of the effective time of the Merger) will be treated in the same manner as the performance units held by all other employees of the Company, and the remaining performance units held by Messrs. Farr, McGuire, Hopf and Rausch will be converted into the right to receive a cash payment in an amount equal to product of (i) (a) the total number of the Shares that would be delivered to the executive officer assuming the target achievement of the performance goals applicable to such performance unit, minus (b) the total number of the Shares that would be delivered to the executive officer upon a “change in control” under the terms of the applicable performance unit award agreement and (y) the Merger Consideration, which cash amount will be subject to the service-based (but not the performance-based) vesting terms and conditions applicable to the underlying performance unit as of the effective time of the Merger (including conditions governing certain terminations of employment).

Director Stock Units. At the effective time of the Merger, each outstanding director stock unit will be converted into cash payment, without interest, equal to the product of (i) the Merger Consideration multiplied by (ii) the total number of the Shares represented by that director stock unit, with such amount payable or distributed in accordance with the terms of the Directors Deferred Compensation Plan (and any applicable deferral election).

Exchange Procedures

Prior to the effective time of the Merger, the Company will designate an exchange agent for the purpose of exchanging the Shares for the Merger Consideration. Prior to the effective time of the Merger, the Company will take such actions as are necessary and appropriate such that funds are available to the Company on the closing date of the Merger in an amount equal to the sum of (i) the aggregate Merger Consideration and (ii) the Equity Award Consideration, which is the amount necessary for the surviving corporation to make payments to the holders of stock options, restricted stock units, performance units and director stock units. Out of such available funds, the Company will deposit with the exchange agent prior to the effective time of the Merger, cash in an amount necessary to pay the aggregate Merger Consideration. Following the effective time of the Merger, Parent agrees to cause the surviving corporation to make available to the exchange agent, from time to time as needed, additional cash, without interest, to pay the Merger Consideration. All payments of the Equity Award Consideration will be made as promptly as reasonably practicable following the effective time of the Merger, but in no event later than the first regularly scheduled payroll date following the effective time of the Merger.

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Withholding

Parent, the surviving corporation and the exchange agent will be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts otherwise payable pursuant to the Merger Agreement any amount it is required to deduct and withhold with respect to the making of such payment under the applicable U.S. federal, state, local or foreign law. To the extent amounts are so deducted and withheld, and paid over to the appropriate governmental authority, such withheld amounts will be treated for purposes of the Merger Agreement as having been paid to the person with respect to which such deduction and withholding was made.

Effective Time of the Merger; Closing

Unless otherwise mutually agreed in writing between the Company and Parent, the closing of the Merger will take place on the third business day following the satisfaction or waiver of the conditions to the closing of the Merger (see “The Merger Agreement—Conditions to the Completion of the Merger”) (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions), except that Parent will not be required to effect closing until the earlier to occur of (i) the third business day following the final day of the marketing period or (ii) such earlier date as may be specified by Parent on no less than two business days’ prior notice to the Company, in each case subject to the satisfaction or waiver of the conditions of the Merger (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions at such time).

We are working to complete the Merger as promptly as practicable. Assuming timely satisfaction of necessary closing conditions, we anticipate that the Merger will be completed by the end of 2016. The effective time of the Merger will occur on the same day as the closing of the Merger, following the closing of the Merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as the Company and Parent may agree and specify in such certificate of merger).

Marketing Period

The “marketing period” referred to above is the first period of 20 consecutive business days (provided that (i) the marketing period will either end on or prior to August 17, 2016, or if the marketing period has not ended on or prior to August 17, 2016, then the marketing period will commence no earlier than September 6, 2016, (ii) July 1-5, 2016, October 10, 2016 and November 23-27, 2016 are not considered business days for purposes of the marketing period and (iii) the marketing period shall either end on or prior to December 21, 2016 or, if the marketing period has not ended on or prior to December 21, 2016, then the marketing period shall commence no earlier than January 2, 2017) after the date of the Merger Agreement during and at the end of which (a) Parent shall have all of the required information (as described under “The Merger Agreement—Financing; Talen Energy Cooperation”) regarding the Company and its subsidiaries and (b) the conditions to each party’s obligations to effect the Merger (other than obtaining the stockholder approvals (as described under “The Merger Agreement—Conditions to the Completion of the Merger”), after May 2, 2017, the termination or expiration of all waiting periods applicable to the Merger under the HSR Act and the receipt by the parties of any required regulatory approvals, and those conditions that by their terms are to be satisfied at the closing of the Merger) have been satisfied or waived (and remain satisfied or waived) and nothing has occurred and no condition exists that would cause any of the conditions to the obligations of Parent or Merger Sub to effect the Merger to fail to be satisfied, assuming that the date of the closing of the Merger were to be scheduled for any time during such 20 consecutive business day period.

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However, the marketing period will not commence or be deemed to have commenced if, prior to the completion of the marketing period, (i) the Company’s independent accountants shall have withdrawn any audit opinion with respect to any financial statements included in the required information, in which case the marketing period shall not be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to such financial statements for the applicable period by the applicable independent accountants or another independent public accounting firm of recognized national standing reasonably acceptable to Parent, (ii) the Company or any of its subsidiaries shall have failed to file any report or other document required to be filed with the Securities Exchange Commission by the date required under the Exchange Act or the Securities Act, as applicable, containing any financial statements that would be required to be contained therein, in which case the marketing period shall not be deemed to commence unless and until, at the earliest, all such reports have been filed or (iii) the Company publicly announces its intention to (or determines that it must) restate any historical financial statements or other historical financial information included in the required information, in which case, the Marketing Period shall not be deemed to commence unless and until such restatement has been completed or the Company has publicly announced that it has concluded that no such restatement shall be necessary.

The marketing period will end on any earlier date prior to the expiration of the relevant twenty consecutive business day period if the debt financing or any alternative financing pursuant to the terms of the Merger Agreement is obtained on such earlier date.

The purpose of the marketing period as described above is to provide Parent with a reasonable and appropriate period of time during which the Commitment Parties can market and place the debt financing contemplated by the Debt Commitment Letter entered into by Parent and Merger Sub in connection with the Merger, as described in more detail under “The Merger Agreement—Financing; Talen Energy Cooperation” and “The Debt Commitment Letter.”

Conditions to the Completion of the Merger

The obligations of Company and Parent to complete the Merger are subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the closing of the Merger of the following conditions:

•	the Merger Agreement shall have been adopted by the affirmative vote of (i) the holders of a majority of outstanding Shares entitled to vote thereon and (ii) the holders of a majority of the Shares present in person or by proxy at the Special Meeting that are beneficially owned, directly or indirectly, by Disinterested Stockholders;

•	all waiting periods (and extensions thereof) applicable to the Merger under the HSR Act will have been terminated or have expired;

•	certain specified regulatory approvals will have been obtained, including the approval of the FERC, the NRC, the NYPSC and the FCC, and certain other required regulatory consents and approvals;

•	no law, statute, ordinance, code, rule, regulation, injunction, judgment, order or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority will be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal; and

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•	(i) the Company shall have received either (A) a private letter ruling from the IRS to the effect that the Merger will not effect the intended tax-free status of the Talen Transactions, or (B) an opinion of nationally recognized tax counsel or KPMG, PricewaterhouseCoopers, Deloitte or Ernst & Young to the effect that the Merger will not affect the intended tax-free status of the Talen Transactions, or (ii) PPL shall have waived the requirement to obtain such tax opinion or a private letter ruling from the IRS.

In addition, each of Parent’s and Merger Sub’s obligations to effect the Merger is subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the closing of the Merger of the following conditions:

•	certain specified representations and warranties of the Company with respect to organization, capitalization, authority, absence of certain changes, anti-takeover statutes, financial advisor opinion, brokers and advisors and stockholder approval being true and correct in all material respects as of the date of the Merger Agreement and as of the effective time of the Merger (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty must be true and correct as of such earlier date);

•	certain representations and warranties of the Company with respect to the absence of any change, event, occurrence, fact, development, circumstance, condition or effect that has had or would reasonably be expected to have a material adverse effect from December 31, 2015 to the date of the Merger Agreement being true and correct in all respects as of the date of the Merger Agreement and as of the effective time of the Merger (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty must be true and correct as of such earlier date);

•	certain representations and warranties of the Company with respect to the outstanding Shares and equity awards as of June 2, 2016 and certain related capitalization matters being true and correct, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, as of the date of the Merger Agreement and as of the effective time of the Merger (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be true and correct is de minimis;

•	the representations and warranties of the Company, excluding the representations and warranties identified in the foregoing three bullets, being true and correct (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect) as of the date of the Merger Agreement and as of the effective time of the Merger (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect;

•	Parent having received a certificate signed on behalf of the Company by an executive officer of the Company stating that the conditions relating to representations and warranties have been satisfied;

•	the Company having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the closing of the Merger, and Parent having received a certificate signed on behalf of the Company by an executive officer of the Company to such effect;

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•	no law, regulatory approvals described above or governmental authority imposing or requiring any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions, or any structural or remedial actions or other acts or things (including any required action, as specified in the Merger Agreement, to obtain all regulatory approvals) that, individually or in the aggregate, constitute a burdensome condition, which is defined as an undertaking, term, condition, liability, obligation, commitment or sanction (including any required action, as specified in the Merger Agreement, to obtain all regulatory approvals) imposed upon or otherwise affecting, directly or indirectly, the Company, the surviving corporation or any of their subsidiaries, that (a) individually or in the aggregate would have or would be reasonably likely to have a material adverse effect on the business, assets, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, after giving effect to the Merger, or (b) would require or involve, directly or indirectly, (i) the sale or disposition of Susquehanna Steam Electric Station, Susquehanna Nuclear, LLC or assets or properties thereof that are material to the ownership, operation or maintenance of Susquehanna Steam Electric Station or (ii) the funding or establishment of cash reserves, letters of credit or other credit support in excess of $250,000,000 with respect to regulatory approvals; provided that no such undertakings, terms, conditions, liabilities, obligations, commitments or sanctions (including any required action by a governmental authority) imposed upon or otherwise affecting, directly or indirectly, the Company, the surviving corporation or any of their respective subsidiaries as a direct result of any investment, acquisition or joint venture, in each case in power generation, made or entered into by any affiliate (as defined in 18 C.F.R. Section 35.36(a)(9)) of Parent or Merger Sub (other than the Company and its subsidiaries) that owns or controls electric generation or transmission facilities within any geographic market relevant for the preparation of a horizontal Competitive Analysis Screen under 18 C.F.R. Section 33.3 for the transactions contemplated by the Merger Agreement, shall be taken into account in determining whether a “burdensome condition” exists;

•	after giving effect to the Merger and the closing of the Merger, including the debt financing, and assuming the prior payment of the aggregate Merger Consideration, the Equity Award Consideration and any transaction costs, and without giving effect to the posting, provision, funding, establishment or grant of, or commitment to post, provide, fund, establish or grant, up to an aggregate amount equal to $250,000,000 in credit support with respect to regulatory approvals in the aggregate (it being understood that credit support to the extent above $250,000,000 shall be given effect), the pro forma liquidity amount (which is defined to mean the (i) amount of aggregate commitments of the lenders available to be drawn under the Credit Agreement (as defined below) to make loans thereunder, less the aggregate outstanding principal amount of all outstanding loans and letters of credit issued thereunder and (ii) the cash and cash equivalents in U.S. dollars immediately available to the Company and its consolidated subsidiaries that would be reflected on a consolidated balance sheet prepared in accordance with GAAP and would not appear as “restricted” on such consolidated balance sheet) being greater than or equal to $350,000,000 less an amount, in U.S. dollars, determined as of immediately prior to the closing of the Merger, equal to the lesser of (a) $85,000,000 and (b) the aggregate amount of cash or letters of credit required to be posted by the Company or its Subsidiaries as replacement collateral in respect of any affected energy marketing and trading transactions, as defined in the Merger Agreement, in accordance with their terms in order to permit such affected energy marketing and trading transactions to remain in effect immediately after giving effect to the Closing;

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•	immediately prior to giving effect to the consummation of the Merger, no specified event of default, as defined in the Merger Agreement, having occurred or continuing under the Credit Agreement; and

•	no change, event, occurrence, fact, development, circumstance, condition or effect having occurred that, individually or in the aggregate, has had or would reasonably be expected to have (i) a material adverse effect, (ii) a Susquehanna material adverse effect, which is defined to mean (a) an incident reasonably expected to constitute an extraordinary nuclear occurrence (as defined in the Atomic Energy Act) at the Susquehanna Steam Electric Station or (b) Susquehanna Unit 1 or Susquehanna Unit 2 being placed in NRC Reactor Oversight Process Matrix Column 4 or Column 5, and Parent having received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

In addition, the Company’s obligation to effect the Merger is subject to the satisfaction (or waiver, if permissible under applicable law) on or prior to the closing of the Merger of the following conditions:

•	the representations and warranties of each of Parent and Merger Sub being true and correct (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect) as of the date of the Merger Agreement and as of the effective time of the Merger (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to prevent, materially delay or materially impede consummation by Parent and Merger Sub of the Merger, and the Company having received a certificate on behalf of Parent and Merger Sub to such effect; and

•	each of Parent and Merger Sub having performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the closing of the Merger, and the Company having received a certificate on behalf of Parent and Merger Sub to such effect.

For purposes of the Merger Agreement, “material adverse effect” means, when used with respect to the Company, any change, event, occurrence, fact, development, circumstance, condition or effect that, individually or in the aggregate, (a) would or would reasonably be expected to prevent or materially impede or materially delay the consummation by the Company of the Merger; or (b) is or would reasonably be expected to be materially adverse to the business, assets, results of operations or financial condition of the Company and its subsidiaries taken as a whole; other than, in the case of clause (b), any change, event, occurrence, or effect to the extent arising out of or resulting from or relating to the following: (i) general changes in the industries or markets in which the Company or its subsidiaries operates; (ii) any enactment of, change in, or change in interpretation of, any law or GAAP or governmental policy after June 2, 2016; (iii) general economic, regulatory or political conditions (or changes therein after June 2, 2016) or conditions (or changes therein after June 2, 2016) in the financial, credit or securities markets (including changes in interest or currency exchange rates) in any country or region in which the Company or any of its subsidiaries conducts business; (iv) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of terrorism, armed hostilities or war; (v) subject to certain exceptions, the execution, announcement or performance of the Merger Agreement, the consummation of the Merger, or the identity of Parent, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees, consultants or governmental authorities; (vi) the taking of any specific action as expressly required by the terms of the Merger Agreement or at the written direction of Parent or Merger Sub or the

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failure to take any specific action by the Company or its subsidiaries if that specific action is expressly prohibited by the Merger Agreement and Parent denied a written request from the Company seeking consent to take such specific action; (vii) any change in the market price, or change in trading volume, of the capital stock of the Company, in and of itself; (viii) any failure by the Company or its subsidiaries to meet internal, analysts’ or other earnings estimates or financial projections or forecasts for any period, or any changes in credit ratings and any changes in any analysts recommendations or ratings with respect to the Company or any of its subsidiaries, in each case, in and of itself; and (ix) any pending, initiated or threatened legal or administrative proceeding, claim, suit or action against the Company, any of its subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution of the Merger Agreement or the Merger; provided that the changes, events, occurrences or effects set forth in clauses (i), (ii), (iii) and (iv) may be taken into account in determining whether a “material adverse effect” has occurred or would reasonably be expected to occur, in each case to the extent, and only to the extent, that such changes, events, occurrences, facts, developments, circumstances, conditions or effects have a disproportionate adverse impact on the Company and its subsidiaries, taken as a whole, compared to other companies operating in the industries in which any of the Company or its subsidiaries operate; provided, further, that the exceptions in clauses (vii) and (viii) above will not prevent or otherwise affect a determination that the underlying cause of any failure or change referred to therein (if not otherwise falling within any of the exceptions provided by clauses (i) through (vi) and (ix) above) has had or contributed to a “material adverse effect.”

Solicitation of Acquisition Proposals

During the Go-Shop Period, the Company, its subsidiaries, directors, officers, employees and representatives had the right to:

•	solicit, initiate, encourage or facilitate any Alternative Proposal, including by furnishing non-public information pursuant to acceptable confidentiality agreements (to the extent that any material non-public information furnished to another person had not previously been provided to Parent, the Company was required to substantially concurrently provide such information to Parent); and

•	enter into, or otherwise participate in any discussions or negotiations with any persons or groups of persons regarding any Alternative Proposal.

We refer to the following as an Alternative Proposal: any inquiry, proposal or offer from any person (other than Parent, Merger Sub and any affiliates thereof) to purchase or otherwise acquire, in a single transaction or series of related transactions, (i) assets of the Company and its subsidiaries (including securities of subsidiaries), whether by asset acquisition, joint venture or otherwise, that account for 20% or more of the Company’s consolidated assets or from which 20% or more of the Company’s revenues or earnings on a consolidated basis are derived, (ii) 20% or more of the outstanding Shares (or 20% or more of the voting power in respect thereof) or the capital stock or voting power of the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity (including if such ownership is through the equityholders of any such parent) pursuant to a merger, consolidation or other business combination, recapitalization, liquidation, dissolutions, binding share exchange purchase or sale of shares of capital stock, tender offer, exchange offer or similar transaction or (iii) any combination of the foregoing.

Except as expressly permitted under the Merger Agreement, from the No-Shop Period Start Date, the Company is required to, and is required to cause its subsidiaries and their respective directors, officers, employees and representatives to, immediately cease all existing discussions or negotiations with any person with respect to any Alternative Proposal and request that all confidential information previously furnished to any such

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person be returned or destroyed promptly. From and after the No-Shop Period Start Date until the earlier of the effective time of the Merger or the termination of the Merger Agreement in accordance with its terms, the Company will not, and will cause its subsidiaries and their respective directors, officers, employees and representatives not to, directly or indirectly:

•	solicit, initiate, propose, knowingly encourage or knowingly facilitate (including by way of furnishing non-public information) any Alternative Proposal or any proposal, offer, inquiry or request for information or request for negotiations or discussions that would reasonably be expected to lead to any Alternative Proposal or inquiries regarding or the making, disclosure, submission or consummation of any Alternative Proposal;

•	engage in, knowingly facilitate, knowingly encourage or otherwise participate in any discussions (except solely to notify such person of the existence of the no-shop provisions of the Merger Agreement without any other or further discussions) or negotiations regarding, or furnish to any person any non-public information in connection with, any Alternative Proposal or any proposal, offer, inquiry or request for information or request for negotiations or discussions that would reasonably be expected to lead to any Alternative Proposal;

•	approve, authorize, endorse, declare advisable, adopt, enter into or recommend, or publicly propose to approve, authorize, endorse, declare advisable, adopt, enter into or recommend any Alternative Proposal, merger agreement or similar agreement constituting or providing for an Alternative Proposal;

•	adopt resolutions or otherwise take any action to make the provisions of any anti-takeover statute inapplicable to any Alternative Proposal; or

•	resolve, agree or propose to do any of the foregoing actions.

Notwithstanding the foregoing, at any time from and after the No-Shop Period Start Date and prior to the obtaining of the stockholder approvals, if the Company receives a written Alternative Proposal that did not result from a material breach of the no-shop provisions of the Merger Agreement, from any person, the Company and its representatives may engage in negotiations and discussions with respect to the Alternative Proposal and provide information (including non-public information) regarding the Company and its subsidiaries to any person making such Alternative Proposal pursuant to acceptable confidentiality agreements (to the extent that any material non-public information provided to another person had not previously been provided to Parent, the Company will substantially concurrently provide such information to Parent), if the Board determines in good faith after consultation with outside legal and financial advisors that such Alternative Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal.

Notwithstanding the occurrence of the No-Shop Period Start Date, the Company and its subsidiaries and their respective representatives were permitted to continue to engage in the activities permitted during the Go-Shop Period with respect to an excluded party until the earlier of (i) 12:01 a.m., Eastern time, on August 1, 2016, which we refer to as the Cut-Off Time, and (ii) the date on which such person ceases to be an excluded party. Within two business days after the No-Shop Period Start Date, the Company was required to notify Parent in writing of each person that the Company considered to be an excluded party as of the No-Shop Period Start Date. An “excluded party” means any person or group of persons from whom the Company has received during the Go-Shop Period a bona fide written Alternative Proposal (provided that for purposes of the definition of “excluded party,” the references to “20%” in the definition of “Alternative Proposal” will be deemed to be references to “50%”) that the Board determines in good faith, after consultation with outside legal and financial advisors, prior to the No-Shop Period Start Date,

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is, or would reasonably be expected to lead to, a Superior Proposal; provided that any such person or group of persons shall cease to be an excluded party upon the earliest to occur of the following: (i) the ultimate equityholder(s) of such person and the other persons who were members of such group, if any, as of immediately prior to the No-Shop Period Start Date cease to constitute at least 50% of the equity financing of such person or group at any time from and after the No-Shop Period Start Date; (ii) if at any time prior to the Cut-Off Time, such person’s Alternative Proposal is withdrawn, terminated or expires; and (iii) the Cut-Off Time.

Following the No-Shop Period Start Date, the Company will keep Parent informed on a reasonably current basis of the existence, status and terms of any Alternative Proposal or any proposal, or inquiry that would reasonably be expected to lead to an Alternative Proposal, including material terms and conditions and the identity of the person making such Alternative Proposal or other proposal, inquiry, offer or request. With respect to an Alternative Proposal (or other such proposal, inquiry, offer or request) received in writing, the Company will promptly notify Parent of the identity of the person making such Alternative Proposal and provide Parent with a copy of such written Alternative Proposal or other such proposal, inquiry, offer or request.

Except as expressly permitted by the terms of the Merger Agreement, the Board will not (i) fail to include the Board’s affirmative recommendation with respect to the adoption of the Merger Agreement in the proxy statement, (ii) withdraw, qualify or withhold, amend or modify or publicly propose to withdraw or withhold, amend, qualify or modify in a manner adverse to Parent or Merger Sub, the Board’s recommendation, (iii) fail to, within ten days following a written request from Parent following any public announcement of an Alternative Proposal or any material modification thereto, publicly reaffirm the Board’s recommendation (provided that Parent may not make any such request more than one time in respect of each Alternative Proposal or each material modification thereto), (iv) fail to recommend against any Alternative Proposal that is a tender or exchange offer within ten business days after the commencement of such of such tender or exchange offer, (v) approve, authorize, endorse, declare advisable, adopt, enter into, recommend, or publicly propose to approve, authorize, endorse, declare advisable, adopt, enter into, or recommend to the stockholders of the Company, an Alternative Proposal, (vi) approve or enter into, or publicly propose to approve or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other agreement providing for or constituting any Alternative Proposal (other than an acceptable confidentiality agreement), or (vii) resolve, agree or publicly propose to do any of the foregoing, which we refer to as an “adverse recommendation change”).

Prior to the time the stockholder approvals are obtained, provided that the Company, its subsidiaries and their directors, officers, employees and other representatives have not materially breached the no-shop provisions of the Merger Agreement, the Board (i) may make an adverse recommendation change of the type described in clause (i), clause (ii) of the immediately preceding paragraph or, solely with respect to the actions described in clauses (i) and (ii), clause (vii) of the immediately preceding paragraph, in response to an intervening event (as defined below) if the Board determines in good faith, after consultation with outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, and (ii) solely with respect to an Alternative Proposal that the Board has determined in good faith, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal, may make an adverse recommendation change or terminate the Merger Agreement pursuant to its termination provisions in order to concurrently enter into a definitive agreement with respect to such Superior Proposal.

In each case, prior to making an adverse recommendation change or terminating the Merger Agreement:

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•	the Company must provide prior written notice to Parent, at least four business days in advance, that it intends to effect such adverse recommendation change or terminate the Merger Agreement, which notice must include the basis for such adverse recommendation change or termination, including, in the case of an intervening event, a description of the circumstances of such event and a description of the reasons for taking such action, and in the case of a Superior Proposal, the financial and other material terms of such Superior Proposal and a copy of the proposed agreement relating to such Superior Proposal and the identity of the person making such Superior Proposal, and any other material documents in respect of such Superior Proposal; provided that any material change to the facts and circumstances relating to the intervening event or to the terms of such Superior Proposal (including any change to the economic terms thereof) requires a new written notice to Parent, at least three business days in advance of effecting such adverse recommendation change or terminating the Merger Agreement.

•	after providing such notice and prior to effecting such adverse recommendation change or terminating the Merger Agreement, the Company must make available and direct its necessary representatives to discuss and negotiate in good faith with Parent during such period any proposed modifications to the terms of the Merger Agreement; and

•	after providing such notice and prior to effecting such adverse recommendation change or terminating the Merger Agreement, (i) in the case of an intervening event, the Board, after taking into account any modifications to the Merger Agreement to which Parent and Merger Sub would agree, determines in good faith, after consultation with outside legal counsel, that failure to effect such adverse recommendation change would reasonably be expected to be inconsistent with its fiduciary duties under applicable law or (ii) in the case of a Superior Proposal, the Board, after taking into account any modifications to the Merger Agreement to which Parent and Merger Sub would agree, determines in good faith, after consultation with outside legal counsel and financial advisors, that such Alternative Proposal continues to constitute a Superior Proposal; provided that any such purported termination to enter into a definitive agreement for a Superior Proposal shall not be effective unless and until the Company pays the Company termination fee in full (as described in more detail under “The Merger Agreement—Termination—Termination Fees”).

Nothing in the provisions of the Merger Agreement relating to Alternative Proposals prevents the Board from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (ii) making any disclosure to the stockholders of the Company if the Board determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with applicable law (iii) in response to an inquiry, responding to inform any person of the go-shop provisions of the Merger Agreement or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act or any similar communication.

We refer to the following as an “intervening event”: a material event, change, effect, development, condition or occurrence that affects or would be reasonably likely to affect the business, financial condition or continuing results of operations of the Company and its subsidiaries, taken as a whole, that (i) is not known and is not reasonably foreseeable by the Board as of the date of the Merger Agreement, (ii) does not relate to a Superior Proposal or an Alternative Proposal and (iii) did not result from any breach of the Merger Agreement by the Company or its subsidiaries or its or their directors, officers, employees or other representatives.

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We refer to the following as a Superior Proposal: any bona fide written Alternative Proposal (provided that for purposes of the definition of Superior Proposal, the references to “20%” in the definition of Alternative Proposal will be deemed to be references to “50%”) that did not result from any material breach of the no-shop provisions of the Merger Agreement, which the Board determines in good faith, after consultation with outside legal counsel and financial advisors, to be more favorable to Disinterested Stockholders than the Merger from a financial perspective, taking into account the applicable legal, financial, regulatory, timing and other aspects of such proposal and the Merger Agreement that the Board considers relevant, and to be reasonably likely to be completed on the terms proposed.

Financing; Talen Energy Cooperation

Parent and Merger Sub have represented that the third party debt financing arranged by Parent in connection with the Merger (assuming such debt financing is funded in accordance with the Debt Commitment Letter), when taken together with the unrestricted balance sheet cash and undrawn revolver capacity of the Company and assuming that the surviving corporation has pro forma liquidity of at least $350 million (subject to certain limited exceptions) after payment of the aggregate Merger Consideration and Equity Award Consideration and any transaction costs, will provide sufficient funds required for consummation of the Merger.

Parent and Merger Sub have agreed to use their reasonable best efforts to cause the debt financing to be obtained on the terms and conditions (including the flex provisions) described in the Debt Commitment Letter, and will use reasonable best efforts to:

•	maintain in effect the Debt Commitment Letter;

•	negotiate definitive agreements with respect to the debt financing, which we refer to as the Definitive Documents, on the terms and conditions (including any flex provisions) contained in the Debt Commitment Letter or on such terms, taken as a whole, no less favorable to Parent or Merger Sub than the terms and conditions (including any flex provisions) in the Debt Commitment Letter and that would not adversely affect the ability of Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement;

•	comply in all material respect with their respective obligations under the Debt Commitment Letter and the Definitive Documents;

•	timely satisfy, or seek waiver of, all conditions to funding applicable to Parent and within Parent’s control in the Debt Commitment Letter and the Definitive Documents; and

•	subject to certain conditions, enforce their rights under the Debt Commitment Letter, including through litigation pursued in good faith.

Without the prior written consent of the Company, Parent will not permit any amendment or modification to be made to, replacement or supplement of, or any waiver of any of its rights under, the Debt Commitment Letter or the Definitive Documents which would:

•	reduce the aggregate amount of the debt financing;

•	add conditions to the debt financing or amend, replace, supplement or modify any conditions to the debt financing relative to the conditions in the Debt Commitment Letter as in effect as

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of June 2, 2016 in a manner that would reasonably be expected to prevent, impede, impair or delay the availability of the debt financing or the consummation of the Merger;

•	adversely affect the ability of Parent or Merger Sub to enforce their respective rights under the Debt Commitment Letter or the Definitive Documents relative to their respective ability to enforce their rights thereunder as of June 2, 2016; or

•	prevent or materially impede, impair or delay the availability of the debt financing or the consummation of the Merger.

Subject to certain exceptions, Parent has agreed to give the Company prompt written notice if:

•	Parent obtains knowledge of any material breach or default (or any event that would reasonably be expected to result in a material breach or default) by any party to the Debt Commitment Letter or the Definitive Documents;

•	Parent or Merger Sub receives any written notice or other written communication from any debt financing source with respect to any (i) actual or threatened breach, default, termination or repudiation of the Debt Commitment Letter or any Definitive Document, in each case, with respect to any material provision thereof or (ii) material dispute among any parties to the Debt Commitment Letter or the Definitive Documents, in each case, with respect to the debt financing; and

•	Parent or Merger Sub believes in good faith that all or any portion of the debt financing will not be available to the Company on the terms set forth in the Debt Commitment Letter or the Definitive Documents.

If any portion of the debt financing becomes unavailable on the terms and conditions (including the flex provisions) contemplated in the Debt Commitment Letter, Parent shall promptly notify the Company of such unavailability and, to the knowledge of Parent, the reason therefor, and use its reasonable best efforts to cause to be obtained, as promptly as practicable and in any event no later than the last day of the marketing period, sufficient alternative financing on terms and conditions, taken as a whole, not materially less favorable to Parent than the terms and conditions (including the flex provisions) in the Debt Commitment Letter.

The Company has agreed to use its reasonable best efforts to, and to cause each of its subsidiaries to use their reasonable best efforts to, and to use its reasonable best efforts to cause its and their respective representatives (including legal and accounting) to use their reasonable best efforts to, in each case, at Parent’s sole expense, provide Parent and Merger Sub such cooperation reasonably requested by Parent in connection with the debt financing, including:

•	assisting with the preparation of all offering documents, including furnishing customary authorization letters in connection therewith;

•	preparing and furnishing to Parent and the debt financing sources as promptly as practicable (A) the following required information, which we refer to as the Required Information:
•	(a)(i) the audited financial statements, including combined balance sheets, statements of operations, statements of cash flows, statements of stockholders equity of the Company, as of and for the years ended December 31, 2015 and December 31, 2016 and (ii) the audited financial statements, including combined balance sheets, statements of operations, statements of cash flows, statements of stockholders equity of PPL Energy Supply, LLC, as of and for the years ended December 31, 2013 and December 31, 2014;
•	(b) within 45 days after the end of each subsequent interim fiscal quarter, unaudited financial statements, including consolidated balance sheets, statements of operations and statements of cash flows of the Company for such fiscal quarter and for the comparable periods of the preceding fiscal year; and
•	(c) a pro forma consolidated balance sheet and related pro forma statement of income of the Borrower on a consolidated basis as of the last day of and for the most recently completed four fiscal quarter period ending prior to the consummation of the Merger for which financial statements were required to be delivered pursuant to the preceding clause (b), prepared after giving effect to the Merger and the transactions consummated in connection therewith as if the Merger and the transactions consummated in connection therewith had occurred as of such date (in each case of such balance sheet) or at the beginning of such period (in the case of the statement of income);

and (B) certain other information reasonably requested by Parent regarding the Company and its subsidiaries that is customarily provided to assist in preparation of the bank information memorandum;

•	participating (and using reasonable best efforts to cause members of senior management of the Company to participate) in marketing efforts, including a reasonable number of meetings,

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presentations, road shows, sessions with rating agencies, due diligence sessions and other similar assistance;

•	assisting in the preparation of, and executing and delivering, the Definitive Documents and other documents as may reasonably be requested by Parent with respect to solvency matters;

•	assisting the debt financing sources in benefiting from existing lending relationships of the Company and its subsidiaries;

•	facilitating the pledging of collateral;

•	taking all corporate actions necessary and reasonably requested by Parent to permit the consummation of the debt financing and to permit the proceeds thereof to be made available on the closing date of the Merger;

•	causing its independent accountants to provide assistance and cooperation to Parent;

•	providing at least three business days prior to the closing date of the Merger all documentation and other information required by applicable “know your customer” and anti-money laundering rules and regulations;

•	satisfying the conditions precedent set forth in the Debt Commitment Letter;

•	periodically updating any information required to be provided by the Company under the Debt Commitment Letter to the extent it does not meet the applicable requirements set forth in the Merger Agreement;

•	assisting Parent in preparing pro forma financial information and financial statements to be included in the offering documents in connection with the debt financing;

•	cooperating with Parent to execute certain confirmations and waivers to permit and facilitate the transactions contemplated by the Merger Agreement; and

•	cooperating with Parent to obtain corporate and facilities rating from rating agencies;

provided, however, that, (a) the Company and its subsidiaries will not be required to extend such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its subsidiaries or would require the Company or its subsidiaries to pay any commitment or other fee or make any other payment in connection with the debt financing prior to the closing date of the Merger (unless promptly reimbursed by Parent pursuant to the terms of the Merger Agreement), (b) no obligation of the Company or any of its subsidiaries under any agreement executed pursuant to the foregoing will be effective prior to the closing of the Merger (provided, however, that the Company will be required to provide prior to the closing of the Merger, to the extent reasonably requested by Parent, customary authorization letters with respect to any offering documents in connection with the debt financing) and (c) the Board will not be required to enter into any resolutions or take similar action approving the debt financing prior to the effective time of the Merger.

In addition, the Company has agreed to use its reasonable best efforts to, and to cause each of its subsidiaries to use their reasonable best efforts to, provide Parent such cooperation reasonably requested by Parent in connection with:

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•	the Credit Agreement Amendment; and

•	certain supplemental indentures, guarantees and other documents with respect to its outstanding unsecured debt securities, which we refer to as the Enhancement Documents, as requested by Parent;

provided, however, that, (a) the Company and its subsidiaries will not be required to pay any commitment or any other payment in connection with such amendment or such supplemental documents (unless paid directly in full by Parent on behalf of the Company prior to the effectiveness thereof) and (b) no obligation of the Company or any of its subsidiaries under any agreement executed pursuant to the foregoing will be effective prior to the effective time of the Merger.

Subject to certain exceptions, Parent has agreed to indemnify and hold harmless the Company, its subsidiaries and its and their representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arranging of the debt financing (including any alternative financing), any Enhancement Documents or the Credit Agreement Amendment (including any action taken in accordance with the Company’s cooperation requirements with respect to the foregoing and any information utilized in connection therewith (other than historical information relating to the Company or its subsidiaries provided by the Company or its subsidiaries in writing)). Parent has agreed to, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs (including reasonable attorneys’ and accountants’ fees) incurred by the Company or its subsidiaries in connection with the arrangement of the debt financing (including any alternative financing) and the Credit Agreement Amendment (including any action taken in accordance with the Company’s cooperation requirements with respect to the foregoing); provided, however, that the Company shall bear all such costs related to its obligations with respect to the preparation, review, delivery and audit of historical information relating to the Company or its subsidiaries).

The obtaining of the debt financing (including any alternative financing) or the Credit Agreement Amendment is not a condition to the closing of the Merger.

Subject to certain conditions and exceptions, Parent and Merger Sub will be permitted to terminate up to $850,000,000 of commitments in respect of the senior secured term loan facility contemplated by the Debt Commitment Letter; provided that the change in control expiration date with respect to certain of the Company’s outstanding bonds has expired.

Regulatory Approvals; Third-Party Consents

The Company, Parent and Merger Sub, their respective subsidiaries and, in limited circumstances, Parent’s affiliates, have agreed to use their respective reasonable best efforts to, and cooperate with the other parties to, cause the Merger to be consummated as soon as practicable, including using their reasonable best efforts to:

•	make promptly all required submissions and filings with applicable governmental authorities that are necessary to obtain certain regulatory approvals;

•	promptly furnish information required in connection with such submissions and filings;

•	obtain approvals of FERC, the NRC, the NYPSC and the FCC as soon as practicable; and

•	defend any litigation or other action challenging the consummation of any of the transactions contemplated by the Merger Agreement;

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provided that, subject to certain limited exceptions, neither party will be required to pay any fee, penalty or other consideration to any other party (other than filing fees payable to governmental authorities) for any consent or approval required for the consummation of the Merger.

Each of the parties will jointly coordinate the overall development of the positions and strategies taken, information presented and regulatory action requested in any application, filing or other communication with a governmental authority in connection with the regulatory approvals necessary to consummate the Merger, except that the Company and its subsidiaries may not make any material filing or submission with a governmental authority in connection with any regulatory approval without Parent’s prior written consent.

The Company and Parent have agreed to, and have agreed to cause their respective subsidiaries and, in certain limited circumstances, their affiliates to:

•	file with the DOJ and the FTC a notification and report form pursuant to the HSR Act within 10 business days after the date of the Merger Agreement;

•	file, within 30 business days after the date of the Merger Agreement, certain regulatory filings and approvals, including filings necessary to obtain the approval of FERC, the NRC and the NYPSC, and certain other required regulatory consents and approvals;

•	use reasonable best efforts to cause the expiration of the waiting periods under the HSR Act; and

•	supply as soon as practical any additional information required under applicable law or reasonably requested by the relevant governmental authority.

The Company, Parent and Merger Sub have agreed to, and have agreed to cause their respective subsidiaries and, in certain limited circumstances, their affiliates to:

•	furnish to the other parties to the Merger Agreement such necessary information as the others may reasonably request in connection with the preparation of any registrations, applications, filings, notifications, communications or submissions in connection with relevant regulatory approvals;

•	promptly notify the other parties of, and, if in writing, furnish the other parties with copies of any communication received from a governmental authority or any other third party whose consent or approval is or may be required in connection with the Merger;

•	keep the other parties reasonably informed of the status of any such submissions and filings; and

•	not independently participate in any meeting, hearing, proceeding or discussions with or before a governmental authority in respect of the Merger without giving the other parties reasonable prior notice of such meeting or discussions and, unless prohibited by such governmental authority, the opportunity to attend or participate.

In furtherance of the foregoing, each of the Company, Parent and Merger Sub have agreed to, and have agreed to cause their respective subsidiaries to, subject to certain exceptions, take promptly any steps necessary to obtain all regulatory approvals so as to enable the parties to close the Merger as soon as reasonably practicable, including:

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•	the sale or other disposition of assets of the Company or its subsidiaries;

•	terminating or modifying existing relationships, contractual rights or other arrangements of the Company or its subsidiaries;

•	creating any relationship, contractual rights or other arrangement of the Company or its subsidiaries; and

•	subject to certain conditions, committing or causing the Company or its subsidiaries to provide and maintain any additional assets, guarantees or other commitments as are necessary to establish the financial qualification of the Company and the surviving corporation;

in each case, if such foregoing actions are reasonably necessary to (x) avoid the commencement of any litigation or other action by a governmental authority challenging the Merger or (y) obtain the relevant regulatory approvals; provided that:

•	Parent and Merger Sub will not be required to (and the Company and its subsidiaries will not, without Parent’s written consent) offer or accept, or commit to agree or consent to, any condition or obligation in respect of or affecting the Company, the surviving corporation or their respective subsidiaries that constitutes a burdensome condition;

•	Parent shall have the right, on behalf of the Company, the surviving corporation and their respective subsidiaries, to consent or agree to (and to direct the Company and its subsidiaries to consent or agree to) any agreement, commitment, condition, settlement or order (and any modification of any of the foregoing) with any governmental authority in connection with the Merger, so long as such agreement, commitment, condition, settlement or order is expressly conditioned on the closing of the Merger occurring;

•	none of the Company and its subsidiaries will become subject to, or be required to consent or agree to any agreement, commitment or condition (including any required action) in connection with the consummation of the Merger to which the Company or the surviving corporation or any of their respective subsidiaries is a party or by which the Company or the surviving corporation or any of their respective subsidiaries or the assets thereof are or will be bound the effectiveness of which is not expressly conditioned upon the closing of the Merger occurring;

•	subject to the immediately preceding clause, and without limiting Parent’s obligations listed above, in the event that alternative required actions, agreements, commitments or conditions that are proposed by or acceptable to a governmental authority, Parent will have the right to elect (after consultation with the Company), in its sole discretion, among such alternatives and to direct the Company and its subsidiaries to consent and agree thereto;

•	nothing in the Merger Agreement will require Parent or Merger Sub to accept (and the applicable regulatory approval shall not be considered obtained if it includes) any conditions, restrictions, obligations or requirements, including any required action, imposed upon or applicable to Parent, Merger Sub or any of their respective affiliates (other than, conditioned upon the closing of the Merger, the Company or the surviving corporation and any of their respective subsidiaries) or otherwise limiting the rights or interests of any of the foregoing persons in the surviving corporation or its subsidiaries in connection with or as a condition to the consummation of the Merger; and

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•	without limiting Parent’s obligations listed above, the Company and its subsidiaries will not, without Parent’s prior written consent, propose, offer, negotiate or accept, or agree or consent to, any required action.

None of the Company, Parent or Merger Sub shall, nor shall they permit their respective subsidiaries or specified affiliates to, make any investment, acquisition or joint venture in power generation if such investment, acquisition or joint venture would reasonably be expected to materially delay or prevent the obtaining of any specified regulatory approval.

Termination

The Merger Agreement may be terminated at any time prior to the effective time of the Merger (i) by mutual written consent of the Company and Parent or (ii) by either the Company or Parent:

•	if the Merger is not consummated on or before the End Date; provided that this termination right will not be available to a party if the failure of the Merger to be consummated on or before the End Date was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement;

•	subject to certain exceptions, if any law, injunction, judgment, order or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority enjoining, restraining or prohibiting the consummation of the Merger or making the Merger illegal becomes final and non-appealable, or if any required regulatory approval shall have been denied, and such denial has become final and non-appealable; provided that this termination right will not be available to a party if the issuance of such final, non-appealable law, injunction, judgment, order or ruling was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement; or

•	if the Special Meeting shall have concluded and the stockholder approvals shall not have been obtained.

Subject to certain exceptions, the Merger Agreement may be terminated at any time prior to the effective time of the Merger by Parent:

•	if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, and such breach (i) would give rise to the failure of certain of Parent’s conditions to closing and (ii) cannot be cured by the Company by the End Date or, if capable of being cured, shall not have been cured within thirty days following receipt of written notice from Parent stating Parent’s intention to terminate the Merger Agreement; or

•	if the Board shall have effected an adverse recommendation change regarding the Merger or the Company fails to include the recommendation of the Board in the proxy statement.

Subject to certain exceptions, the Merger Agreement may be terminated at any time prior to the effective time of the Merger by the Company:

•	if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, and such breach (i) would give rise to the failure of certain of the Company’s conditions to closing and (ii) cannot be cured by Parent or Merger Sub by the End Date or, if capable of being cured, shall

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not have been cured within thirty days following receipt of written notice from the Company stating the Company’s intention to terminate the Merger Agreement; or

•	at any time prior to the adoption of the Merger Agreement by the Company’s stockholders, in order to enter into a definitive agreement for a Superior Proposal; provided that such termination shall not be effective unless the Company concurrently pays or has paid the Company termination fee to Parent;

•	if (i) the conditions to Parent and Merger Sub’s obligations to close the transactions contemplated by the Merger Agreement have been and continue to be satisfied, (ii) Parent and Merger Sub fail to consummate the transactions contemplated by the Merger Agreement within two business days of the date such closing should have occurred and (iii) the Company has given Parent at least two business days’ written notice prior to termination that the Company stands ready and willing to consummate the Merger from the date such closing should have occurred and stating the Company’s intention to terminate the Merger Agreement pursuant to this termination right (we refer to the foregoing as a “financing failure”).

Termination Fees

In the event that the Merger Agreement is terminated by the Company in order to enter into a definitive agreement for a Superior Proposal, the Company must pay to Parent the termination fee prior to or concurrently with the termination of the Merger Agreement. The termination fee is a cash amount equal to $50,000,000, except that in the event that the Merger Agreement is terminated (i) by the Company in order to enter into a definitive agreement for a Superior Proposal with an excluded party or (ii) by Parent pursuant to an adverse recommendation change resulting from a Superior Proposal with an excluded party, the Company termination fee will be a cash amount equal to $25,000,000. In the event that the Merger Agreement is terminated by Parent pursuant to an adverse recommendation change by the Board, the Company shall pay the Company termination fee within three business days of such termination.

In the event that the Merger Agreement is terminated (i) by Parent or the Company because the Merger has not been consummated by the End Date, provided that the Company stockholders meeting has not yet occurred, (ii) by Parent or the Company in the event of failure to obtain stockholder approval or (iii) by Parent due to the Company’s breach, and an Alternative Proposal, in the case of termination in the event of failure to obtain stockholder approval, has not been publicly withdrawn, shall have been publicly disclosed and not publicly withdrawn or, in the case of termination for failure of the Merger to occur by the End Date or for the Company’s breach, shall have become known to the Board and not withdrawn, and within twelve months of such termination the Company enters into an acquisition agreement with respect to an Alternative Proposal, then the Company must pay Parent the Company termination fee on the earlier of entry into such acquisition agreement or consummation of such Alternative Proposal.

In the event that the Merger Agreement is terminated (i) by the Company pursuant to a financing failure or (ii) by the Company or Parent because the Merger has not been consummated by the End Date, and if at the time of such termination, the Company would have been entitled to terminate the Merger Agreement pursuant to a financing failure, Parent must pay, within three business days after such termination, a termination fee of $85,000,000 in cash, which we refer to as the Parent termination fee.

In no event will Parent be required to pay the Parent termination fee or the Company be required to pay the Company termination fee on more than one occasion.

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Remedies

The parties are entitled to injunctions to prevent breaches of the Merger Agreement or an order to enforce specifically the performance of the terms of the Merger Agreement, provided that the Company’s right to seek such equitable remedies in connection with enforcing Parent’s obligation to effect the closing of the Merger is subject to the requirements that (i) all conditions to Parent’s obligations to close the Merger have been satisfied or waived at the time when the closing of the Merger would have been required to occur, (ii) the debt financing has been funded or would be funded if Parent were to effect the closing of the Merger and (iii) the Company has irrevocably confirmed in writing that if specific performance is granted and the debt financing is funded and Parent effects the closing of the Merger, then the closing of the Merger will occur. Notwithstanding the foregoing, under no circumstances will any party be entitled to receive both a grant of specific performance requiring consummation of the Merger and payment of termination fees.

Maximum Aggregate Liability

In no event will the aggregate liability of the Company and any of its respective former, current or future affiliates, and any directors, officers, employees, agents, direct or indirect stockholders or representatives of any of the foregoing exceed $105,000,000, which we refer to as the Liability Cap, and in no event will Parent, its affiliates, their respective stockholders or representatives or any other person seek, directly or indirectly, to recover against any of the such parties, or compel any payment by any of such parties of, any damages or other payments whatsoever that are, in aggregate, in excess of the Liability Cap.

In no event will the aggregate liability of Parent, Merger Sub, their subsidiaries or affiliates, the Guarantor, the Sponsor Entities, the debt financing sources or any other financing source of Parent, and any of their respective former, current or future, direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, affiliates, affiliated (or commonly advised) funds, members, managers, general or limited partners, attorneys, advisors or other representatives, or any of their respective successors or assigns or other representative of any of the foregoing exceed the Liability Cap, and in no event will the Company, its affiliates, their respective stockholders or representatives or any other person seek, directly or indirectly, to recover against any of the such parties (other than Parent, Merger Sub and the Sponsor Entities), or compel any payment by any of such parties of, any damages or other payments whatsoever that are, in aggregate, in excess of a maximum aggregate liability of $90,000,000, and any amounts in excess thereof and up to the Liability Cap may be sought only from Parent, Merger Sub or the Sponsor Entities.

Conduct of Business Pending the Merger

Pursuant to the terms of the Merger Agreement, the Company agreed that, except as expressly contemplated or required by the Merger Agreement, subject to certain exceptions contained in its confidential disclosure schedule, as required by law or unless Parent otherwise consents (such approval not to be unreasonably withheld, delayed or conditioned), between the date of the Merger Agreement and the effective time, it will, and will cause each of its subsidiaries to conduct its business in the ordinary course in all material respects and to the extent consistent with that, will use reasonable efforts to:

•	preserve intact its present lines of business;

•	maintain its rights and franchises;

•	retain the services of its key personnel; and

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•	preserve satisfactory relationships with governmental authorities, employees, customers and suppliers.

The Company also has agreed that, except as expressly contemplated by the Merger Agreement, subject to certain exceptions contained in its confidential disclosure schedule, as required by law or unless Parent otherwise consents (such approval not to be unreasonably withheld, delayed or conditioned) that it will not, nor permit any of its subsidiaries to:

•	sell, lease (as lessor), otherwise dispose of, or exchange any assets having a value in excess of $5,000,000 individually or $20,000,000 in the aggregate, except for dispositions (i) of inventory in the ordinary course of business, (ii) of excess or obsolete assets, (iii) pursuant to certain scheduled contracts in force as of June 2, 2016, (iv) of assets in transactions solely among the Company and/or its wholly owned subsidiaries (which we refer to as Intercompany Transactions) or (v) pursuant to certain permitted hedging transactions;

•	amend its capital expenditure plan, expend capital for any purpose not substantially as contemplated by the capital expenditure plan or expend capital in aggregate amounts exceeding 120% of the amount budgeted in the capital expenditure plan.

•	(i) increase or commit to increase the compensation or benefits of any employees or contractors; (ii) establish, terminate or materially amend any compensation or benefits under any company benefits plan (or any agreement that would constitute a company benefits plan had it been in effect on June 2, 2016); (iii) grant, pay or increase any severance, bonus or similar compensation or benefits payable to any of its directors, employees or independent contractors, (iv) hire any new employees or terminate any existing employees (other than for cause) with an annualized base salary in excess of $200,000; (v) fund or agree to fund any compensation or benefits; or (vi) effect any facility closings or layoffs that would implicate the WARN Act;

•	enter into, amend or terminate any collective bargaining agreement or any other agreement with a labor organization;

•	adopt any equity compensation plan or amend the Company’s existing equity compensation plan

•	change its working capital policies or manage working capital other than in the ordinary course of business or make any change to its methods of accounting except as required by GAAP (or any interpretation thereof) or any quasi-governmental or governmental authority;

•	(i) make or change any material tax election; (ii) change any material tax accounting method; (iii) amend any material tax return; or (iv) settle or abandon any material tax liability or refund;

•	other than with respect to taxes, agree to settle any proceeding or consent to the entry of any order that, in each case: (i) involves payment in excess of $1,000,000 individually or $10,000,000 in the aggregate (to the extent not paid by a third party insurer or indemnitor) or (ii) imposes any material non-monetary obligations on the Company;

•	fail to maintain insurance in a manner that is customary for companies engaged in the power generation industry;

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•	change the Company’s risk management policy in a manner that is not more restrictive to Company (except with respect to clerical or administrative modifications);

•	terminate, suspend or grant any exception to the Company’s risk management policy, subject to certain exceptions in connection with a market dislocation event;

•	adopt any shareholder rights plan (other than in connection with the Merger or Riverstone and its affiliates), unless the failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law;

•	enter into or assume any energy marketing and trading contract, or otherwise engage in any energy marketing and trading transaction other than: (i) in compliance with the risk management policy; (ii) a transaction that is entered into after June 2, 2016, that does not contain a restrictive provision (as defined in the Merger Agreement), and that is not a specified energy marketing and trading transaction (as defined in the Merger Agreement); (iii) if entered into after June 2, 2016 and secured, a transaction pursuant to which the Company used commercially reasonable efforts (a) to assure that a consent to any default or termination event arising in connection with the Merger (and related transactions) was obtained or was not necessary and (b) to secure the transaction pursuant to the Company’s secured trading facility; and (iv) ordinary course transactions for the sale of natural gas at retail, associated ordinary course hedging trading and associated ordinary course natural gas transportation arrangements;

•	terminate or transfer any energy marketing and trading contract or energy marketing and trading transaction other than (i) in the ordinary course of business with respect transactions involving the sale of electricity or natural gas at retail and (ii) to the extent it would result in a reduction (but not below 100%) in the percentage of the Company’s energy facilities’ forecasted delta generation that is hedged for the peak or off-peak periods (as measured pursuant to the Merger Agreement);

•	renew, extend or modify in any material respect, or forgo any material right or claim under, any energy marketing and trading contract or in respect of any energy marketing and trading transaction, other than (i) in compliance with the risk management policy and (ii) solely to the extent that such modification or other action would not (a) create a restrictive provision (as defined in the Merger Agreement) or (b) result in such transaction becoming a specified energy marketing and trading transaction (as defined in the Merger Agreement);

•	materially defer the commencement of any planned maintenance or scheduled outage for or make any material changes to the fuel supply practices at the Susquehanna Steam Electric Station;

•	terminate or otherwise modify or grant any consent or waiver under the Credit Agreement Amendment, the EMT Confirmations or any Enhancement Documents (in each case, as defined in the Merger Agreement); or

•	agree to take any of the foregoing actions.

Further, the Company also has agreed that, except as expressly contemplated by the Merger Agreement, subject to certain exceptions contained in its confidential disclosure schedule, as required by law or unless Parent otherwise consents, that it will not, nor permit any of its subsidiaries to:

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•	issue or encumber any equity or voting securities or equity or voting interests, including with respect to any contingent equity or voting securities or interests (which such securities or interests we collectively refer to as Company Equity and Voting Interests) or effect any other changes to the Company’s capitalization other than in an issuances pursuant to an Intercompany Transaction or the issuance of Shares in connection with settlement of company equity awards outstanding as of June 2, 2016 or that are permitted to be issued after June 2, 2016 under the Merger Agreement;

•	except in connection with an Intercompany Transaction, split, combine, subdivide or reclassify any Company Equity and Voting Interests other than (i) Share acquisitions in connection with net exercise of Company stock options, (ii) withholding of Shares to satisfy tax obligations with respect to Company equity awards and (iii) acquisitions of forfeited Company equity awards;

•	(i) other than dividends or distributions by a wholly owned subsidiary of the Company or among wholly owned subsidiaries, declare or pay any dividend on or otherwise distribute any cash or property in respect of any Company Equity and Voting Interests or (ii) adjust, split, combine, subdivide or reclassify any Company Equity and Voting Interests;

•	(i) redeem, incur, acquire or modify the terms of any Company indebtedness (in any material respects) or become responsible for any third party indebtedness; (ii) issue or sell any debt securities (or derivatives thereof); (iii) enter into any agreement to maintain any financial condition of a third party; or (iv) enter into any arrangement having the economic effect of (i) through (iii); in each case, other than (a) borrowings and letters of credit pursuant to the Company’s credit facilities in the ordinary course of business, (b) customary non-speculative interest rate hedging arrangements entered into in the ordinary course of business that do not exceed $25,000,000 in aggregate notional amount, (c) capital leases entered into in the ordinary course of business and (d) certain scheduled indebtedness;

•	make any loans or advances to, or provide any credit support for, or investments in, a third party (other than the Company’s wholly owned subsidiaries);

•	subject to other applicable interim operating covenants, encumber or otherwise subject to any Lien (other than a Permitted Lien, as defined in the Merger Agreement) any properties or assets of the Company or any of its subsidiaries

•	acquire (i) any capital stock or a material portion of the assets a third party or (ii) any other properties or assets of a third party (other than in an Intercompany Transaction) for consideration in excess of $25,000,000 in the aggregate (other than with respect to certain permitted energy marketing and trading transactions), except for (a) acquisitions of inventory in the ordinary course of business, (b) capital expenditures pursuant to the Company’s capital expenditure plan and applicable interim operating covenants or (c) pursuant to certain scheduled contracts in force as of June 2, 2016;

•	amend the Company’s certificate of incorporation or bylaws;

•	adopt a plan or agreement of complete or partial liquidation or other reorganization (including merger), other than pursuant to an Intercompany Transaction;

•	enter into any new line of business; or

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•	agree to take any of the foregoing actions.

Indemnification; Directors’ and Officers’ Insurance

From and after the effective time of the Merger, Parent will, and will cause the surviving corporation to, indemnify, defend and hold harmless each current and former director and officer of the Company and any of its subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another entity at the request of the Company (each of which we refer to as an Indemnitee) against all claims, fines, costs and expenses, and similar liabilities in connection with any actual or threatened claim related to such Indemnitees’ service at or prior to the effective time, (including any claim relating to the Merger Agreement), to the fullest extent permitted under applicable law. Additionally, from and after the effective time of the Merger, Parent and the surviving corporation will assume all obligations of the Company and its subsidiaries to the Indemnitees related to liability and indemnification as provided in the Company’s organizational documents or in any other indemnification agreements in effect as of June 2, 2016.

The surviving corporation will also maintain the directors’ and officers’ liability insurance and fiduciary liability insurance that were in effect as of June 2, 2016 at the Company (which we refer to as the Policies) for a period of six years following the effective time of the Merger or will purchase a six-year prepaid “tail” insurance policy that provides coverage and substantially equivalent benefits to those of the Policies. However, regardless of whether the surviving corporation chooses to maintain the Policies or purchase a prepaid tail, it is not required to pay an annual premium in excess of 350% of the last annual premium paid by the Company for such Policies or spend more than 350% of the last annual premium paid by the Company for its directors’ and officers’ liability insurance coverage, respectively.

Employee Matters

Pursuant to the Merger Agreement, Parent has agreed that it will provide or cause to be provided, after the effective time of the Merger, to each employee of the Company and its subsidiaries, with the exception of employees represented by any labor organization, until at least the first anniversary of the effective time of the Merger, for so long as the employee is employed by the surviving corporation or any of its subsidiaries, with (i) base salary or wage rate and incentive compensation opportunities (taking into account the value allocable to cash and equity based compensation opportunities for purposes of determining an employee’s annual compensation opportunity) to each such continuing employee that are no less favorable than those provided to each such employee as immediately prior to the effective time of the Merger and (ii) employee benefits (excluding incentive compensation and retiree welfare benefits) that are no less favorable in the aggregate than the same provided to such employee immediately prior to the effective time of the Merger. Notwithstanding the foregoing, Parent will provide or cause to be provided to each employee of the Company and its subsidiaries not represented by a labor organization whose employment terminates under certain circumstances prior to the first anniversary of the effective time of the Merger with certain specified severance benefits. With respect to employees of the Company or its subsidiaries who are represented by a labor organization, Parent will cause the surviving corporation to honor all existing collective bargaining agreements applicable to such employees as may remain in effect.

Additional Covenants

The Merger Agreement also contains certain other customary covenants, including relating to cooperation in the preparation and filing of this proxy statement the Schedule 13E-3, the holding of the Company’s stockholders meeting, public announcements, access to information and confidentiality, applicability of takeover laws, litigation relating to the Merger, matters relating to Section 16 of the

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Exchange Act, certain tax opinions in connection with the transaction, delisting of the Company’s stock and notification of certain matters.

Representations and Warranties

The Merger Agreement contains customary and, in certain cases, reciprocal, representations and warranties by the Company and by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure schedules. Further, none of the representations and warranties will survive the Merger.

The reciprocal representations and warranties relate to, among other things:

•	organization, standing and corporate power;

•	corporate power and authorization to enter into the Merger Agreement; and

•	the absence of legal proceedings against the Company or Parent or Merger Sub, as applicable, that would reasonably be expected to have a material adverse effect.

The representations and warranties made by the Company relate to, among other things:

•	capital structure;

•	noncontravention of applicable laws or the organizational documents of the Company and adoption of Board resolutions approving the Merger;

•	required consents and approvals of governmental authorities in connection with the Merger;

•	documents filed with the SEC and financial statements;

•	disclosure controls and procedures and internal controls over financial reporting;

•	absence of undisclosed liabilities;

•	absence of a material adverse effect since December 31, 2015, and the conduct of the ordinary course of business;

•	absence of liens, indebtedness or restricted payments specified under the Credit Agreement;

•	the absence of legal proceedings against the Company that would reasonably be expected to have a material adverse effect;

•	compliance with laws and licenses;

•	taxes;

•	employee benefits matters;

•	environmental matters;

•	labor matters;

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•	intellectual property, data privacy and information security;

•	nonapplicability of anti-takeover statutes;

•	properties;

•	material contracts;

•	the opinion of the Company’s financial advisor;

•	brokers and finders;

•	required stockholder approval;

•	regulatory matters;

•	risk management policy; and

•	information in the proxy statement and Schedule 13E-3.

The representations and warranties made by Parent and Merger Sub relate to, among other things:

•	government filings;

•	brokers and advisors;

•	the capitalization of Merger Sub;

•	debt financing;

•	the Guarantee (as defined below);

•	the solvency of the surviving corporation following the Merger;

•	information in the proxy statement and Schedule 13E-3; and

•	non-reliance on estimates, projections and other forward-looking statements of the Company.

Governing Law and Venue; Waiver of Jury Trial

The Merger Agreement is governed by Delaware law. Each party has submitted to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery does not have subject matter jurisdiction, the state or federal courts within the State of Delaware) in any proceeding relating to the Merger Agreement or the transactions contemplated thereby (including with respect to enforcement of related judgments). However, the parties have agreed that neither they nor their respective affiliates will bring, or support any claim, against any debt financing source related to the Merger Agreement or any of the transactions contemplated thereby other than in (i) any New York State court sitting in the Borough of Manhattan or (ii) the United States District Court for the Southern District of New York, and that such claims will be governed by New York law. Each party has further irrevocably waived any right to a trial by jury with respect to any litigation directly or indirectly arising out of or relating to the Merger Agreement or the transactions contemplated thereby.

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Guarantee

Concurrently with the execution of the Merger Agreement, Parent has delivered to the Company a limited guarantee, dated as of the date of June 2, 2016, which we refer to as the Guarantee, entered into by Riverstone Global Energy and Power Fund V (FT), L.P., an affiliate of Riverstone, which we refer to as the Guarantor. Pursuant to the terms of the Guarantee and subject to the terms and conditions set forth therein, the Guarantor has agreed to guarantee Parent’s obligations under the Merger Agreement, capped at $90,000,000, with respect to payment of the Parent termination fee and certain reimbursement obligations of Parent with respect to (i) costs that the Company may incur in collecting the Parent termination fee and (ii) the Company’s costs and expenses in connection with financing cooperation under the Merger Agreement.

SUPPORT AGREEMENT

The following describes the material provisions of the Support Agreement, which is attached as Annex B to this proxy statement and which is incorporated by reference in this proxy statement. The summary does not purport to be complete and may not contain all of the information about the Support Agreement that is important to you. You are encouraged to read carefully the Support Agreement in its entirety before making any decisions.

In connection with the Merger Agreement, on June 2, 2016, the Sponsor Entities, which collectively own approximately 35% of the issued and outstanding Shares, entered into a Support Agreement with the Company pursuant to which the Sponsor Entities have committed to vote their Shares in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. Additionally, the Sponsor Entities committed to vote against any action or agreement that is not recommended by the Board and that would reasonably be expected to (i) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (ii) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or (iii) materially impede, frustrate, interfere with, delay or postpone the Merger and the other transactions contemplated by the Merger Agreement.

Pursuant to the terms of the Support Agreement, if Parent’s aggregate payment obligation to the Company for certain of Parent’s expense reimbursement obligations and collection expense obligations, as well as the termination fee payable by Parent, each pursuant to the Merger Agreement and if and when payable thereunder, exceeds $105 million, the Company will be entitled to seek payment from the Sponsor Entities, severally and not jointly, in an aggregate amount equal to the excess of Parent’s aggregate payment obligations over $90 million, which we refer to as the Excess Payment Amount, subject to a $15 million cap.

The Support Agreement (other than the obligation of the Sponsor Entities with respect to the Excess Payment Amount) will terminate upon the earliest to occur of (i) the effective time of the Merger, (ii) a termination of the Merger Agreement in accordance with its terms, (iii) an adverse recommendation change and (iv) the written agreement of the parties to the Support Agreement. The obligation of the Sponsor Entities with respect to the Excess Payment Amount will automatically terminate upon the termination of the Guarantee.

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THE DEBT COMMITMENT LETTER

Parent and Merger Sub have obtained the Debt Commitment Letter from the Commitment Parties to provide to Talen Energy Supply, on a several but not joint basis, a senior secured term loan facility in an aggregate amount of up to $1.1 billion and not less than $250 million, upon the terms and subject to the conditions set forth in the Debt Commitment Letter. The term loan facility will rank pari passu with the Credit Facility.

It is anticipated that $250 million of the proceeds of the term loan facility will be used (i) to fund the payment of fees and expenses in connection with the debt financing as well as certain fees and expenses under the Merger Agreement and (ii) for ongoing working capital and other general corporate purposes of the surviving corporation. The remaining $850 million of the debt commitment was to be utilized solely in the event that funds were needed to repurchase, as a result of the Merger, the outstanding 2025 Senior Notes or Municipal Bonds of Talen Energy Supply. On August 15, 2016, Parent and Merger Sub provided the Commitment Parties with notice of the expiration of all specified time periods during which a repurchase obligation may be triggered under the documents governing the 2025 Senior Notes or the Municipal Bonds. In accordance with the terms of the Debt Commitment Letter, the commitment of the Commitment Parties thereunder was subsequently reduced by $850 million.

The term loan facility will mature seven years from the date of funding and will amortize in equal quarterly installments of 0.25% of the original principal amount. The definitive documentation for the term loan facility as contemplated by the Debt Commitment Letter will contain covenants, events of default and other terms and provisions that are based on and generally consistent with the Credit Facility, with such modifications as may be required to reflect (x) the term loan facility structure and (y) certain changes to the negative covenants, prepayment provisions and other terms that have been agreed with the Commitment Parties and are set forth on the term sheet attached as an exhibit to the Debt Commitment Letter. The term loan facility will also have the benefit of the same subsidiary guarantees that support, and the same security interests that secure, the Credit Facility.

Interest under the term loan facility contemplated by the Debt Commitment Letter will be payable, at the option of the borrower, either at a base rate plus 4.75% or a LIBOR-based rate (subject to a floor of 1.0%) plus 5.75%. During the continuation of an event of default under the term loan facility, the applicable interest rate on overdue amounts will be increased by 2.00%.

The financing contemplated by the Debt Commitment Letter is subject to the satisfaction of the following conditions:

•	the substantially concurrent consummation of the Merger in accordance with the Merger Agreement in all material respects;

•	the execution and delivery of definitive documentation consistent with the Debt Commitment Letter;

•	the absence, since June 2, 2016, of (x) a material adverse effect (which, for purposes of the Debt Commitment Letter, is defined as in the Merger Agreement) on the Company and its subsidiaries taken as a whole or (y) certain material adverse effects on Susquehanna Steam Electric Station, Susquehanna Nuclear, LLC or assets or properties thereof (as described in more detail under “The Merger Agreement—Conditions to the Completion of the Merger”);

•	the payment of all applicable fees and expenses;

•	the delivery of certain audited and unaudited financial statements of the Company and its subsidiaries and certain pro forma financial statements of the borrower;

•	the Commitment Parties having been afforded a marketing period of at least 20 consecutive business days (subject to certain blackout dates and other conditions) following receipt of certain financial statements and other information customarily delivered for the preparation of a confidential information memorandum;

•	receipt by the lenders of documentation and other information required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act);

•	the delivery of customary closing documents;

•	the delivery of customary lien searches and any security documents or instruments that may be required; and

•	the accuracy of certain representations and warranties in the Merger Agreement and specified representations and warranties in the definitive debt documents.

If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letter (including the “flex” provisions contained in the fee letter referenced therein), Parent is required to promptly notify the Company and use its reasonable best efforts to obtain sufficient alternative financing on terms and conditions, taken as a whole, not materially less favorable to Parent than the terms and conditions (including the flex provisions) in the Debt Commitment Letter. As of [        ], 2016, the last practicable date before the printing of this proxy statement, no alternative financing arrangements have been made in the event the debt financing is not available as anticipated. The documentation governing the term loan facility contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

The Commitment Parties may invite other banks, financial institutions and institutional lenders to participate in the debt financing contemplated by the Debt Commitment Letter and to undertake a portion of the commitments to provide such debt financing.

The foregoing summary of the Debt Commitment Letter and the related term loan facility is qualified in its entirety by reference to the copy of such letter attached as an exhibit to Schedule 13E-3 filed with the SEC in connection with the Merger and incorporated herein by reference.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Statements contained in this proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “target,” “project,” “forecast,” “seek,” “will,” “may,” “should,” “could,” “would” or similar expressions. Although the Company believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, and actual results may differ materially from the results discussed in forward-looking statements. In addition to the specific factors discussed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 and the Company’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016, the following are among the important factors, risks and uncertainties that could cause actual results to differ materially from the forward-looking statements:

•	our stockholders may not adopt the Merger Agreement;

•	litigation in respect of the Merger could delay or prevent the closing of the Merger;

•	the parties may be unable to obtain governmental and regulatory approvals required for the Merger, or required governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger;

•	the proposed transaction may be delayed or may not close;

•	our announcement and pursuit of the Merger may disrupt our business and make it more difficult to maintain our business and operational relationships and the restrictions imposed on us prior to the closing of the Merger or termination of the Merger Agreement may prevent us from growing our business or operating outside of the ordinary course of business without the consent of Parent and/or Merger Sub;

•	developments beyond the parties’ control, including but not limited to, changes in economic and employment conditions, competitive conditions and health care reform;

•	we may not be able to incur additional debt; or

•	the possibility that alternative acquisition proposals will or will not be made.

Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or referred to herein, including, but not limited to, (i) the information contained under this heading and (ii) the information contained under the heading “Risk Factors” and that is otherwise disclosed in our annual report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016, the quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the SEC on May 10, 2016, and the quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2016, filed with the SEC on August 5, 2016. See “Where You Can Find More Information.”

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or

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persons acting on our behalf. Except as required by law, we undertake no obligation to update any of these forward-looking statements.

PARTIES TO THE MERGER

The Company

Talen Energy Corporation
835 Hamilton Street, Suite 150
Allentown, Pennsylvania 18101
(888) 211-6011

The Company is a Delaware corporation, whose business was formed as a result of the spinoff of Talen Energy Supply and the substantially contemporaneous combination of that business with RJS on June 1, 2015. For more information on the Talen Transactions, see “Other Important Information Regarding the Company—Talen Transactions.” The Company is one of the largest competitive energy and power generation companies in North America. The Company owns or controls 16,000 megawatts of generating capacity in well-developed, structured wholesale power markets, principally in the Northeast, Mid-Atlantic and Southwest regions of the United States. For more information about the Company, please visit the Company’s website at http://www.talenenergy.com. The information contained on the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also “Where You Can Find More Information.” The Shares are publicly traded on the NYSE under the symbol “TLN.”

Parent and Merger Sub

RPH Parent, LLC

SPH Parent LLC

CRJ Parent LLC
RJS Merger Sub Inc.
c/o Extol Energy LLC
2901 Via Fortuna Drive

Building 6, Suite 650
Austin, Texas 78746-7574
(512) 314-8600

RPH Parent, LLC, SPH Parent LLC and CRJ Parent LLC are each Delaware limited liability companies. Parent is beneficially owned by affiliates of Riverstone and was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Parent has not engaged in any business except for the activities incident to its formation and in connection with the transactions contemplated by the Merger Agreement.

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent and was formed solely for the purpose of engaging in the Merger and related transactions. Merger Sub has not engaged in any business other than in connection with the Merger and related transactions. At the effective time of the Merger, Merger Sub will be merged with and into the Company and will cease to exist and the Company will continue as the surviving corporation.

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THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held on [    ], 2016, starting at [        ] (local time) at [     ], or at any postponement or adjournment thereof. At the Special Meeting, holders of the Shares entitled to vote at the Special Meeting will be asked to approve the Merger Agreement Proposal, to approve the Adjournment Proposal, and to approve the Golden Parachute Proposal.

Our stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement carefully in its entirety.

The votes on the proposals to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies and to approve, on an advisory (non-binding) basis, the compensation that may become payable to the named executive officers of the Company in connection with the Merger, as disclosed in the table under “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Golden Parachute Compensation,” including the associated footnotes and narrative discussion, are separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, a stockholder may vote in favor of the proposal to approve the adjournment of the Special Meeting and/or the proposal to approve on an advisory (non-binding) basis, the specified compensation and vote not to approve the proposal to adopt the Merger Agreement (and vice versa).

Record Date and Quorum

We have fixed September 1, 2016 as the Record Date for the Special Meeting, and only record holders of the Shares as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. You are entitled to receive notice of, and to vote at, the Special Meeting if you are a record holder of the Shares at the close of business on the Record Date. You will have one vote for each Share that you owned of record on the Record Date. As of the Record Date, there were [        ] Shares outstanding and entitled to vote at the Special Meeting.

The representation of the holders of a majority of the Shares outstanding and entitled to vote, present in person or by proxy, at the Special Meeting will constitute a quorum for the purposes of the Special Meeting.

The Shares entitled to vote at and represented at the Special Meeting but not voted, including the Shares for which a stockholder directs an abstention from voting, if any, will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the Special Meeting. Once a Share entitled to vote at the Special Meeting is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting. However, if a new record date is set for the adjourned Special Meeting, a new quorum will have to be established. In the event that a quorum is not present at the Special Meeting, the stockholders who are present in person or by proxy may be asked to vote as to whether the Special Meeting will be adjourned to another time and/or place.

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Attendance

Only stockholders of record on the Record Date or their duly authorized proxies have the right to attend the Special Meeting. To gain admittance, you must present valid photo identification, such as a driver’s license. If your Shares are held through a bank, brokerage firm or other nominee, please bring to the Special Meeting a copy of your brokerage statement evidencing your beneficial ownership of the Shares and valid photo identification. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the Special Meeting.

Vote Required

The approval of the Merger Agreement Proposal requires the affirmative vote of (i) the holders of a majority of outstanding Shares entitled to vote at the Special Meeting and (ii) the holders of a majority of the Shares present in person or by proxy at the Special Meeting that are beneficially owned, directly or indirectly, by Disinterested Stockholders. For the Merger Agreement Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Shares present in person or by proxy and entitled to vote thereon at the Special Meeting, whether or not a quorum is present. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

The approval of the Golden Parachute Proposal requires the affirmative vote of the holders of a majority of the Shares present in person or by proxy and entitled to vote thereon at the Special Meeting. For the Golden Parachute Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the Shares owned directly by them in favor of the adoption of the Merger Agreement and approval of each of the other proposals listed in this proxy statement. As of September 1, 2016 the Record Date for the Special Meeting, our directors and executive officers directly owned, in the aggregate, [     ] Shares entitled to vote at the Special Meeting, or collectively approximately [     ]% of the outstanding Shares entitled to vote at the Special Meeting.

The Sponsor Entities beneficially own approximately 35% of the issued and outstanding Shares entitled to vote at the Special Meeting, and have agreed to vote all of their Shares in favor of the Merger Agreement and the transactions contemplated thereunder. As of the date of the filing of this proxy statement, none of Riverstone, the Parent Group or any of their respective affiliates (as defined under Rule 405 of the Securities Act) own any Shares except that the Sponsor Entities beneficially own 44,974,658 Shares. Accordingly, as of the date of the filing of this proxy statement, all stockholders of the Company are Disinterested Stockholders other than the Sponsor Entities.

Voting

Stockholders of Record

If your Shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those Shares, the stockholder of record. This proxy statement and proxy card have been sent directly to you by the Company.

If you fail to vote, either in person or by proxy, your Shares will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.

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Additionally, your failure to vote will have (i) (a) the effect of counting “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote at the Special Meeting, assuming a quorum is present, and (b) no effect on the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of a majority of the Shares present in person or by proxy at the Special Meeting that are beneficially owned, directly or indirectly, by Disinterested Stockholders, and (ii) no effect on the Adjournment Proposal or the Golden Parachute Proposal.

Beneficial Owners

If your Shares are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of those Shares held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those Shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your Shares by following their instructions for voting.

Your bank, brokerage firm or other nominee will only be permitted to vote your Shares if you instruct your bank, brokerage firm or other nominee as to how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your Shares. Under NYSE rules, absent your instructions, a bank, brokerage firm or other nominee does not have discretionary authority to vote on “non-routine” matters and all of the matters to be considered at the Special Meeting are, under the NYSE rules, “non-routine.”

If you instruct your bank, brokerage firm or other nominee how to vote on at least one, but not all of the proposals to be considered at the Special Meeting, your Shares will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a “broker non-vote” will occur with respect to each proposal for which you did not provide voting instructions to your bank, brokerage firm or other nominee.

A failure to provide instructions with respect to any of the proposals and a broker non-vote will have (i) the effect of an “AGAINST” vote on the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote at the Special Meeting, (ii) no effect on the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of Disinterested Stockholders, present in person or by proxy at the Special Meeting and (iii) no effect on the Adjournment Proposal or the Golden Parachute Proposal.

Abstentions

An abstention will have the same effect as a vote cast against the Merger Agreement Proposal, the Adjournment Proposal and the Golden Parachute Proposal and will count for the purpose of determining if a quorum is present at the Special Meeting.

How to Vote

If you are a stockholder of record, you may vote your Shares on matters presented at the Special Meeting in any of the following ways:

•	in person—you may attend the Special Meeting and cast your vote there;

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•	by proxy—stockholders of record have a choice of voting by proxy;

•	over the Internet (the website address for Internet proxies is printed on your proxy card);

•	by using the toll-free telephone number noted on your proxy card; or

•	by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you are a beneficial owner of the Shares as of the Record Date, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your Shares voted. Those instructions will identify which of the above choices are available to you in order to have your Shares voted. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must have a legal proxy from your bank, brokerage firm or other nominee naming you as the proxy.

The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your Shares, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be filed with our Corporate Secretary by the time the Special Meeting begins.

If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution will vote your Shares in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your Shares should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes indicating how your Shares should be voted on a matter, the Shares represented by your properly signed proxy will be voted “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Golden Parachute Proposal.

If you have any questions or need assistance voting your Shares, please call Georgeson LLC, our proxy solicitor, toll-free at (866) 741-9588.

IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, AS PROMPTLY AS POSSIBLE, PLEASE COMPLETE, DATE, SIGN AND RETURN, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

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Proxies and Revocation

Any stockholder of record entitled to vote at the Special Meeting may submit a proxy over the Internet, by telephone or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the Special Meeting. If your Shares are held in “street name” by your bank, broker or other nominee, you should instruct your bank, broker or other nominee, on how to vote your Shares using the instructions provided by your bank, broker or other nominee. If you fail to submit a proxy or to vote in person at the Special Meeting, or you do not provide your bank, broker or other nominee, with instructions, as applicable, your Shares will not be voted at the Special Meeting, which will have the same effect as a vote cast against the Merger Agreement Proposal and will not have any effect on the Adjournment Proposal and the Golden Parachute Proposal.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting another proxy, including a proxy card, at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary before the Special Meeting begins, or by attending the Special Meeting and voting in person. If your Shares are held in “street name” by your bank, broker or other nominee, please refer to the information forwarded by your bank, broker or other nominee for procedures on revoking your proxy.

Only your last submitted proxy will be considered. Please cast your vote “FOR” each of the proposals, following the instructions in your proxy card or voting instructions form provided by your bank, broker or other nominee, as promptly as possible.

Adjournments and Postponements

Any adjournment of the Special Meeting may be made from time to time by approval of the holders of a majority of the Shares present in person or by proxy at the Special Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Special Meeting. If a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, then our stockholders may be asked to vote on a proposal to adjourn the Special Meeting so as to permit further solicitation of proxies (as further described in “Adjournment of the Special Meeting (the Adjournment Proposal—Proposal 2)—the Proposal”). Any adjournment of the Special Meeting for the purpose of soliciting additional proxies with respect to any such proposal will allow our stockholders who have already sent in their proxies to revoke them at any time with respect to such proposal prior to their use at the reconvened Special Meeting.

Anticipated Date of Completion of the Merger

We are working to complete the Merger as promptly as practicable. Assuming timely satisfaction of necessary closing conditions, we anticipate that the Merger will be completed by the end of 2016. If our stockholders vote to approve the Merger Agreement Proposal, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger as set forth in the Merger Agreement.

Rights of Stockholders Who Seek Appraisal

Stockholders are entitled to appraisal rights under Section 262 of the DGCL with respect to any or all of their Shares in connection with the Merger. This means that you are entitled to have the “fair value” of your Shares determined by the Delaware Court of Chancery and to receive payment based on

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that valuation. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before a vote is taken on the Merger Agreement, you must not submit a proxy or otherwise vote in favor of the Merger Agreement Proposal and you must hold your Shares continuously through the effective time of the Merger and otherwise comply with Section 262 of the DGCL. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. See “Appraisal Rights” and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex D to this proxy statement. If you hold your Shares through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

Solicitation of Proxies; Payment of Solicitation Expenses

The Company has engaged Georgeson LLC to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Georgeson LLC a fee of $12,000, and to reimburse Georgeson LLC for reasonable out-of-pocket expenses. The Company will indemnify Georgeson and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company also will reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of the Shares for their expenses in forwarding soliciting materials to beneficial owners of the Shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Georgeson LLC, our proxy solicitor, toll-free at (866) 741-9588.

THE MERGER (THE MERGER AGREEMENT PROPOSAL—PROPOSAL 1)

The Proposal

The Company is asking you to approve the Merger Agreement Proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement.

Vote Required and Board Recommendation

The approval of the Merger Agreement Proposal requires the affirmative vote of (i) the holders of a majority of the outstanding Shares entitled to vote at the Special Meeting and (ii) the holders of a majority of the Shares present in person or by proxy at the Special Meeting that are beneficially owned, directly or indirectly, by Disinterested Stockholders.

The Board (with Messrs. Alexander and Hoffman, who are affiliates of Riverstone, recused) has unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair, advisable and in the best interests of the Company and its unaffiliated stockholders, and has approved the Merger Agreement and the

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transactions contemplated thereby, including the Merger, and recommends that you vote “FOR” the Merger Agreement Proposal.

ADJOURNMENT OF THE SPECIAL MEETING (THE ADJOURNMENT PROPOSAL—PROPOSAL 2)

The Proposal

The Company is asking you to approve a proposal to grant discretionary authority to the presiding officer of the Special Meeting to adjourn the Special Meeting, including for the purpose of soliciting additional proxies in respect of the Merger Agreement Proposal. If the Company stockholders approve the Adjournment Proposal, the Company could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the Special Meeting). Among other things, approval of the Adjournment Proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, the Company could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those Shares to change their votes to votes in favor of any such proposal. Additionally, the Company may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.

Vote Required and Board Recommendation

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Shares present in person or by proxy and entitled to vote thereon at the Special Meeting.

The Board believes that if the number of the Shares present in person or by proxy at the Special Meeting voting in favor of the Merger Agreement Proposal is not a sufficient number of the Shares to approve the Merger Agreement Proposal, it is in the best interests of the Company and its stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes in favor of the Merger Agreement Proposal.

The Board (with Messrs. Alexander and Hoffman, who are affiliates of Riverstone, recused) recommends that you vote “FOR” the Adjournment Proposal.

MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS (THE GOLDEN PARACHUTE PROPOSAL—PROPOSAL 3)

The Proposal

As required by Item 402(t) of Regulation S-K and Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the golden parachute compensation that may become payable to its named executive officers in connection with the completion of the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the “Potential Change-in-Control Payments to Named Executive Officers” table and the footnotes to that table contained in the section captioned “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Golden Parachute Compensation.”

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Vote Required and Board Recommendation

The approval of the Golden Parachute Proposal requires the affirmative vote of the holders of a majority of the Shares present in person or by proxy and entitled to vote thereon at the Special Meeting, whether or not a quorum is present.

The Company believes that the information regarding golden parachute compensation that may become payable to its named executive officers in connection with the completion of the Merger is reasonable and demonstrates that the Company’s executive compensation program was designed appropriately and structured to ensure the retention of talented executive officers and a strong alignment with the long-term interests of the Company’s stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger. In addition, this vote is separate and independent from the vote of stockholders to approve the completion of the Merger. The Company asks that its stockholders vote “FOR” the following resolution:

“RESOLVED, that the golden parachute compensation, as disclosed pursuant to Item 402(t) of Regulation S-K in the “Potential Change-in-Control Payments to Named Executive Officers” table and the footnotes to that table contained in the section captioned “Special Factors—Interests of Executive Officers and Directors of the Company in the Merger—Golden Parachute Compensation,” is hereby APPROVED on a non-binding, advisory basis.”

This vote is advisory, and therefore, it will not be binding on the Company, nor will it overrule any prior decision or require the Board (or any committee thereof) to take any action. However, the Board values the opinions of the Company’s stockholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Board will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns. The Board will consider the affirmative vote of a majority of the votes cast “FOR” the foregoing resolution as advisory approval of the compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger.

The Board (with Messrs. Alexander and Hoffman, who are affiliates of Riverstone, recused) recommends that you vote “FOR” the Golden Parachute Proposal.

OTHER IMPORTANT INFORMATION REGARDING THE COMPANY

Talen Transactions

In June 2014, PPL and Talen Energy Supply executed definitive agreements with the Sponsor Entities to combine their competitive power generation businesses into a new, stand-alone, publicly traded company named Talen Energy Corporation. On June 1, 2015, PPL completed the spinoff to PPL shareowners of Holdco, which at such time owned all of the membership interests of Talen Energy Supply and all of the common stock of the Company. Immediately following the spinoff, Holdco merged with a special purpose subsidiary of the Company, with Holdco continuing as the surviving company to the merger and as a wholly owned subsidiary of the Company and the sole owner of Talen Energy Supply. PPL does not have an ownership interest in the Company or Talen Energy Supply after completion of the spinoff. Substantially contemporaneous with the spinoff and merger, RJS was contributed by the Sponsor Entities to become a subsidiary of Talen Energy Supply, which substantially contemporaneous spinoff, merger and contribution, we refer to collectively as the acquisition. Subsequent to the acquisition, RJS was merged into Talen Energy Supply.

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Directors and Executive Officers of the Company

The Board presently consists of eight members. The persons listed below are the directors and executive officers of the Company as of the date of this proxy statement. The Merger Agreement provides, however, that the directors of Merger Sub immediately prior to the effective time of the Merger will be the initial directors of the surviving corporation immediately following the Merger.

The Merger Agreement provides that the officers of the Company immediately prior to the effective time of the Merger will be the initial officers of the surviving corporation immediately following the Merger. Following the Merger, each executive officer will serve until a successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be.

Neither any of these persons nor the Company has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

All of the directors and executive officers can be reached c/o Talen Energy Corporation, 835 Hamilton Street, Suite 150, Allentown, Pennsylvania 18101, (888) 211-6011, and each of the directors and executive officers is a citizen of the United States.

Directors

Name	Age	Position
Ralph Alexander	61	Director
Frederick M. Bernthal	73	Director
Edward J. Casey, Jr.	58	Director
Philip G. Cox	64	Director
Paul A. Farr	49	Director, President and Chief Executive Officer
Louise K. Goeser	62	Director
Stuart E. Graham	70	Director, Chairman
Michael B. Hoffman	66	Director

Ralph Alexander has served as a member of the Board since June 2015. Mr. Alexander is a partner of Riverstone, an energy and power-focused private equity firm, which he joined in September 2007. In addition to serving on the boards of a number of Riverstone portfolio companies and their affiliates, Mr. Alexander has served on the board of EP Energy Corporation, a leading North American oil and natural gas producer, since September 2013, the board of the general partner of Enviva Partners, LP, an aggregator and processor of wood fiber and pellets, since November 2013, and the board of Niska Gas Storage Partners LLC, an owner and operator of gas storage in North America, since December 2014. He previously served on the boards of Stein Mart, Inc., a retailer for clothing, accessories, housewares and home decor (2007 – June 2014), KiOR, Inc., a renewable fuels company (2011 –  May 2013), and Amyris, Inc., a renewable products company (2007 – July 2013).

Frederick M. Bernthal has served as a member of the Board since June 2015. Dr. Bernthal is the retired president of Universities Research Association, or URA, a position he held from 1994 until March 2011. URA is a consortium of research universities engaged in the construction and operation of major research facilities on behalf of the U.S. Department of Energy and the National Science Foundation. Dr. Bernthal served as a director of PPL from 1997 until June 2015.

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Edward J. Casey, Jr. has served as a member of the Board since June 2015. Mr. Casey is a director and chief operating officer of Serco Group plc, a company that provides professional, technology and management outsourcing services. Before accepting his current position in 2013, Mr. Casey served as chief executive officer of the U.S. subsidiary of Serco Group plc, Serco Inc., from 2005 to 2013 and has sat on the board of Serco Inc. since 2006, including serving as Chairman from 2006 to 2013.

Philip G. Cox has served as a member of the Board since June 2015. Mr. Cox retired in April 2013 as chief executive officer of International Power plc, a global independent power producer. He was promoted to that position in 2003 after serving in his previous role of chief financial officer. Mr. Cox serves as chairman of Drax Group plc, an electrical power generation company, and as chairman of Global Power Generation, a joint venture between the Kuwait Investment Authority and Gas Natural Fenosa that develops and manages power generation assets outside of the U.S. He previously served on the boards of International Power plc (currently known as Engie Energy International), an international electricity generation company (2003 – April 2013); Meggitt PLC, an engineering business specializing in aerospace equipment (2012 – January 2015); Tractebel Energia S.A., a company providing life-cycle consultancy and engineering in power, nuclear, gas, industry and infrastructure (2011 – March 2013); and Wm Morrison Supermarkets PLC, a supermarket chain (April 2009 – January 2016). He also served as a director of PPL from May 2013 until June 2015.

Paul A. Farr has served as our Director, President and Chief Executive Officer since June 2015. He served as president of PPL Energy Supply, LLC (currently known as Talen Energy Supply, LLC) and PPL Generation, LLC (currently known as Talen Energy Generation, LLC) from June 2014 until June 2015. He also previously served as executive vice president and chief financial officer of PPL from April 2007 until June 2014.

Louise K. Goeser has served as a member of the Board since June 2015. Since March 2009, Ms. Goeser has served as president and chief executive officer of Grupo Siemens S.A. de C.V. and is responsible for Siemens Mesoamérica. Siemens Mesoamérica is the Mexican, Central American and Caribbean unit of multinational Siemens AG, a global engineering company operating in the industrial, energy and healthcare sectors. She serves as a director of MSC Industrial Direct Co., Inc., an industrial equipment distributor. Ms. Goeser also served as a director of PPL from 2003 until June 2015.

Stuart E. Graham has served as a member of the Board since June 2015. He served as president and chief executive officer of Skanska AB, an international project development and construction company, from 2002 to 2008, and served on its board of directors for the same period of time. He continued to serve as chairman of Skanska USA Inc., a U.S. subsidiary of that company, until May of 2011, and he remains non-executive chairman of Skanska AB through April 2016. Mr. Graham also is a director of Harsco Corporation, a worldwide industrial services company. Mr. Graham also served as a director of PPL from 2008 until June 2015.

Michael B. Hoffman has served as a member of the Board since June 2015. Mr. Hoffman is a partner of Riverstone, an energy and power-focused private equity firm, which he joined in 2003. In addition to serving on the boards of a number of Riverstone portfolio companies and their affiliates, Mr. Hoffman currently serves as a director of Pattern Energy, Inc., an independent wind power company, as a director of the general partner of Enviva Partners, LP, an aggregator and processor of wood fiber and pellets, and is the chairman of Onconova Therapeutics, Inc., a clinical stage biopharmaceutical company.

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Executive Officers

Name	Age	Position
Paul A. Farr	49	Director, President and Chief Executive Officer
Jeremy R. McGuire	44	Senior Vice President, Chief Financial Officer and Chief Accounting Officer
Clarence J. Hopf	60	Senior Vice President and Chief Commercial Officer
Timothy S. Rausch	51	Senior Vice President and Chief Nuclear Officer
James E. Schinski	57	Senior Vice President and Chief Administrative Officer
Paul M. Breme	44	Senior Vice President, General Counsel and Corporate Secretary

Paul A. Farr has served as our Director, President and Chief Executive Officer since June 2015. See “—Directors” for additional biographical information regarding Mr. Farr.

Jeremy R. McGuire has served as Senior Vice President and Chief Financial Officer since June 2015. In August 2015, Mr. McGuire assumed the role of acting Chief Accounting Officer. Mr. McGuire, a former investment banker, joined PPL in 2008 and led the strategic planning function at that company from 2008 until June 2015.

Clarence J. Hopf, Jr. has served as Senior Vice President and Chief Commercial Officer since June 2015. He served as senior vice president - Fossil and Hydro Generation for PPL Energy Supply, LLC (currently known as Talen Energy Supply, LLC) from August 2014 until June 2015. Mr. Hopf joined PPL in October 2005 but left in 2008 to accept a position with Public Service Enterprise Group Incorporated (PSEG) as president of its energy marketing and trading subsidiary. He rejoined PPL EnergyPlus, LLC (currently known as Talen Energy Marketing, LLC) in 2012 and directed coal trading and supply, and later the wholesale marketing function, before being named eastern trading vice president in March 2014.

Timothy S. Rausch has served as Senior Vice President and Chief Nuclear Officer since June 2015. He served as senior vice president and chief nuclear officer of PPL Generation, LLC (currently known as Talen Generation, LLC) with responsibility for the Susquehanna nuclear plant, from July 2009 until June 2015.

James E. Schinski has served as Senior Vice President and Chief Administrative Officer since June 2015. He joined PPL Services in 2009 as vice president-chief information officer and served in that role until July 2014. From July 2014 until June 2015 he served in a vice president role to assist the Company’s senior management in the transition from PPL to the Company.

Paul M. Breme has served as Senior Vice President, General Counsel and Corporate Secretary since April 2016, and he served as Vice President, General Counsel and Corporate Secretary since June 2015. He joined PPL’s Office of General Counsel in 2008 from the law firm of Cahill, Gordon & Reindel LLP, where he specialized in corporate law and finance. At PPL, he served as counsel from 2008 to 2009, as senior counsel until 2012 and as associate general counsel from 2012 until June 2015.

Selected Historical Consolidated Financial Data

Set forth below is certain selected historical consolidated financial data relating to the Company. The historical selected financial data as of and for the six months ended June 30, 2016 and 2015 and the years ended December 31, 2015, 2014, 2013, 2012 and 2011 has been derived from our consolidated financial statements, which, for the annual periods, have been audited by Ernst & Young LLP, an independent registered public accounting firm. Talen Energy Supply is considered the accounting predecessor of the Company. Therefore, the financial information presented below for periods prior to the

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June 1, 2015 spinoff from PPL and formation of the Company includes only legacy Talen Energy Supply information.

As part of or subsequent to the formation of the Company on June 1, 2015, the Company has completed certain acquisition and disposal transactions. The Company completed the acquisition of RJS in June 2015 and the acquisition of MACH Gen in November 2015. See Note 6 in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015, for additional information. RJS’s and MACH Gen’s operating results since their acquisitions are included in the Company’s results of operations with no comparable amounts for periods prior to their acquisition. The Company completed the sales of Talen Ironwood Holdings, LLC and C.P. Crane LLC in February 2016 and the sale of the Holtwood and Lake Wallenpaupack hydroelectric facilities in April 2016. The sales satisfied the requirement to divest certain PJM assets to comply with a December 2014 FERC order approving the combination with RJS. See Note 8 in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2016 for additional information on these divestitures.

This information is only a summary and should be read in conjunction with Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 and the Company’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016, each of which is incorporated by reference into this proxy statement. More comprehensive financial information is included in such reports, including management’s discussion and analysis of financial condition and results of operations, and other documents filed by the Company with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. See “Where You Can Find More Information.” Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods.

	Six Months Ended June 30,		Year Ended December 31,
(a) (b)	2016	2015	2015	2014	2013	2012	2011
Income Items (in millions)
Operating revenues	$1,870	$2,039	$4,481	$4,581	$4,495	$4,393	$4,834
Income (Loss) from continuing operations after income taxes attributable to Talen Energy Corporation stockholders	$148	$122	$(341)	$187	$(262)	$428	$672
Income (Loss) from discontinued operations (net of income taxes) (c)	$—	$—	$—	$223	$32	$46	$96
Net Income (Loss) attributable to Talen Energy Corporation stockholders	$148	$122	$(341)	$410	$(230)	$474	$768
Balance Sheet Items (in millions) (d)
Property, plant and equipment, net	$8,564	$8,163	$8,587	$6,436	$7,174	$7,293	$6,486
Total assets (e)	$12,403	$12,862	$12,826	$10,760	$11,074	$12,375	$13,179
Short-term debt	$350	$—	$608	$630	$—	$356	$400
Long-term debt (including current portion) (e)	$3,901	$4,059	$4,203	$2,218	$2,525	$3,272	$3,024
Common equity	$4,465	$4,826	$4,303	$3,907	$4,798	$3,848	$4,037
Total capitalization	$8,716	$8,885	$9,114	$6,755	$7,323	$7,476	$7,461
Income (Loss) per share attributable to Talen Energy Corporation stockholders - Basic (f)
Income (Loss) from continuing operations	$1.15	$1.34	$(3.10)	$2.24	$(3.13)	$5.12	$8.04
Income (Loss) from discontinued operations (net of income taxes) (c)	$—	$—	$—	$2.67	$0.38	$0.55	$1.15
Net Income (Loss)	$1.15	$1.34	$(3.10)	$4.91	$(2.75)	$5.67	$9.19
Income (Loss) per share attributable to Talen Energy Corporation stockholders - Diluted (f)
Income (Loss) from continuing operations	$1.14	$1.34	$(3.10)	$2.24	$(3.13)	$5.12	$8.04
Income (Loss) from discontinued operations (net of income taxes) (c)	$—	$—	$—	$2.67	$0.38	$0.55	$1.15
Net Income (Loss)	$1.14	$1.34	$(3.10)	$4.91	$(2.75)	$5.67	$9.19

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(a)	Earnings in each six month or year period were affected by certain items that management believes are not indicative of ongoing operations. See “Results of Operations - EBITDA and Adjusted EBITDA” in “Item 2. Combined Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2016 for a description of those items for the six months ended June 30, 2016 and 2015. See “Results of Operations - EBITDA and Adjusted EBITDA” in “Item 7. Combined Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 for a description of those items in 2015, 2014, and 2013. Significant pre-tax items in 2012 and 2011 included unrealized gains on derivative contracts of $91 million and $120 million, while 2012 included a $29 million coal contract modification payment and 2011 included litigation-related credits of $132 million. The earnings were also affected by acquisitions and sales of various businesses. See Note 6 to the Financial Statements in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 for additional information, including discussion of the discontinued operations in 2014 and 2013.

(b)	See “Item 1A. Risk Factors” and Notes 1 and 11 to the Financial Statements in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 and Note 10 to the Financial Statements and “Item 1A. Risk Factor” in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2016 for a discussion of uncertainties that could affect the Company’s future financial condition.

(c)	2014 includes an after-tax gain on the sale of the hydroelectric business in Montana of $206 million.

(d)	As of each respective period-end.

(e)	Amounts for June 30, 2016 include the impact of the implementation of new accounting guidance to reflect certain debt issuance costs that were previously classified as a deferred asset, as an offset of long-term debt. Other periods have not been recast due to immateriality.

(f)	The calculation of basic and diluted earnings per share for the six months ended June 30, 2016 is based on actual total Shares outstanding during the period. For the six months ended June 30, 2016 and the annual period 2015, the calculation utilized the weighted-average Shares outstanding during the year assuming the Shares issued to PPL’s shareholders were outstanding during the entire period and reflects the impact of the private placement of Shares to the Sponsor Entities on the spinoff date. For the six months ended June 30, 2016 and for the annual periods in 2014, 2013, 2012 and 2011, weighted average Shares outstanding assumed the Shares issued to PPL’s shareholders at the spinoff date in 2015 were outstanding during those entire years.

Ratio of Earnings to Fixed Charges

The following table presents our ratio of earnings to fixed charges for the periods indicated.

	Six Months Ended June 30,		Year Ended December 31,
	2016	2015	2015	2014
Ratio of earnings to fixed charges (a)(b)	2.8	2.2	(0.6)	2.7

(a)	The six months ended June 30, 2016 includes $563 million of net pre-tax gains related to the sale of certain generation facilities and $213 million in pre-tax impairment charges primarily related to the Bell Bend Combined Operating License Application. See Notes 8 and 13 to the financial statements contained in the quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2016 and incorporated herein by reference for additional information on the sales.

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In 2015, $657 million of non-cash, pre-tax goodwill and other long-lived asset impairment charges were recorded. See Note 16 to the financial statements contained in the annual report on Form 10-K for the fiscal year ended December 31, 2015 and incorporated herein by reference for additional information. As a result of these non-cash charges, earnings were lower, which resulted in less than one-to-one coverage. The adjusted amount of the deficiency, or the amount of fixed charges in excess of earnings, was $388 million.

(b)	Talen Energy Supply is considered the accounting predecessor of the Company, therefore, the financial information presented prior to June 1, 2015 for the Company includes only legacy Talen Energy Supply information.

Book Value per Share

As of June 30, 2016, the book value per Share was $34.74. Book value per Share is computed by dividing total equity at June 30, 2016 by the total Shares outstanding on that date.

Market Price of Common Stock and Dividends

Our Shares trade on the NYSE under the symbol “TLN.” Our Shares started “regular-way” trading on the NYSE on June 2, 2015, following the completion of the Talen Transactions. Prior to June 2, 2015, there was no public market for our Shares. Our common stock was traded on a “when-issued” basis starting on May 18, 2015. We have not declared or paid any cash dividends on the Shares. The Merger Agreement does not permit us to pay any additional dividends on the Shares without the prior written consent of Parent.

The following table sets forth, for the periods indicated, the high and low sales prices of our Shares as reported by the NYSE since June 2, 2015, the date that our common stock began “regular-way” trading on the NYSE.

Fiscal Year	High	Low
2015
Second Quarter (beginning June 2, 2015)	$20.25	$16.87
Third Quarter	$18.02	$9.83
Fourth Quarter	$12.09	$5.73
2016
First Quarter	$9.00	$8.65
Second Quarter	$14.03	$8.56
Third Quarter (through August 26, 2016)	$13.84	$13.47

The closing price of the Shares on March 31, 2016, the last trading day before the first public reports of a potential sale of the Company, was $9.00 per Share.

On [     ], 2016, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for the Shares on the NYSE was $[     ] per Share. You are encouraged to obtain current market quotations for the Shares in connection with voting your Shares.

If the Merger is completed, there will be no further market for the Shares and the Shares will be delisted from the NYSE and deregistered under the Exchange Act.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Shares as of August 23, 2016 by:

•	each person known by us to be the beneficial owner of more than five percent of the total outstanding Shares;

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•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The SEC has defined the “beneficial owner” of a security to include any person who, directly or indirectly, has or shares voting power and/or investment power over such security. In computing the number of the Shares beneficially owned by a person and the percentage ownership of that person, the Shares subject to options or other rights held by that person that are exercisable or will become exercisable within 60 days after August 23, 2016 are deemed outstanding, while such Shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the Shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

The percentages reflect beneficial ownership as of August 23, 2016 as determined in accordance with Rule 13d-3 under the Exchange Act. The address for all beneficial owners in the table below is 835 Hamilton Street, Suite 150, Allentown, Pennsylvania 18101, except as otherwise noted.

	Number of
	Shares Beneficially	Percent of Common Stock
Name and Address of Beneficial Owner	Owned	Outstanding

5% or Greater Stockholders:
Raven Entities(1)(3)	25,459,633	19.8%
Jade Entities(2)(3)	16,325,235	12.7%
BlackRock, Inc.(4)	8,507,294	6.6%
Thompson, Siegel & Walmsley LLC(5)	8,681,884	6.8%

Directors and Named Executive Officers:
Paul A. Farr(6)(7)	224,084	*
Clarence J. Hopf, Jr.(7)	33,179	*
Jeremy R. McGuire(7)	50,806	*
Timothy S. Rausch(7)	38,082	*
James E. Schinski(7)	53,563	*
Ralph Alexander(8)	—	*
Frederick M. Bernthal(9)(10)(11)	17,575	*
Edward J. Casey, Jr.(9)(11)	16,841	*
Philip G. Cox(9)(11)	18,177	*
Louise K. Goeser(9)(11)	23,781	*
Stuart E. Graham(9)(11)	50,267	*
Michael B. Hoffman(8)	—	*
All directors and executive officers as a group (13 individuals)(6)(7)(8)(9)(10)(11)	541,966	*

* Represents less than 1%

(1)	Based on information included in Schedule 13G filed with the SEC on February 12, 2016 by Riverstone Energy Partners V, L.P., Riverstone Energy GP V, LLC, Riverstone V Raven Holdings, L.P. and Raven Power Holdings LLC, which we collectively refer to as the Raven Entities, which are affiliates of Riverstone. These entities reported (i) shared voting power with respect to 25,459,633 Shares and (ii) shared dispositive power with respect to 25,459,633 Shares. The address for Riverstone Energy Partners V, L.P., Riverstone Energy GP V, LLC and Riverstone V Raven Holdings, L.P. is 712 Fifth Avenue, 36th Floor, New York, NY 10019. The address for Raven Power Holdings LLC is c/o Extol Energy LLC, 2901 Via Fortuna Drive, Building 6, Suite 650, Austin, TX 78746-7574.

(2)	Based on information included in Schedule 13G filed with the SEC on February 12, 2016 by Carlyle/Riverstone Global Energy & Power Fund III LP, Carlyle/Riverstone Energy Partners III, L.P., C/R Energy GP III, LLC and C/R Energy Jade,

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LLC, which we collectively refer to as the Jade Entities, which are affiliates of Riverstone. These entities reported (i) shared voting power with respect to 16,325,235 Shares and (ii) shared dispositive power with respect to 16,325,235 Shares. The address for Carlyle/ Riverstone Global Energy & Power Fund III LP, Carlyle/Riverstone Energy Partners III, L.P. and C/R Energy GP III, LLC is 712 Fifth Avenue, 36th Floor, New York, NY 10019. The address for C/R Energy Jade, LLC is c/o Extol Energy LLC, 2901 Via Fortuna Drive, Building 6, Suite 650, Austin, TX 78746-7574.

(3)	Does not include 3,189,790 Shares, or approximately 2.5%, of the Company’s outstanding common stock, beneficially owned by Sapphire Power Holdings LLC and/or its affiliates, which we collectively refer to as the Sapphire Entities, which are affiliates of Riverstone, the Raven Entities and the Jade Entities.

(4)	Based on information included in Schedule 13G filed with the SEC on January 28, 2016 by BlackRock, Inc. BlackRock, Inc. reported (i) sole voting power with respect to 7,872,146 Shares and (ii) sole dispositive power with respect to 8,507,294 Shares. The address of BlackRock, Inc. is 55 E. 52nd Street, New York, NY 10055.

(5)	Based on information included in Schedule 13G filed with the SEC on January 28, 2016 by Thompson, Siegel & Walmsley LLC. Thompson, Siegel & Walmsley LLC reported (i) sole voting power with respect to 6,169,393 Shares, (ii) shared voting power with respect to 2,512,491 Shares and (iii) sole dispositive power with respect to 8,681,884 Shares. The address of Thompson, Siegel & Walmsley LLC is 6806 Paragon Place, Suite 300, Richmond, VA 23230.

(6)	Of the amount shown, one share is held in a custodial account in the name of Mr. Farr’s child.

(7)	Includes the following number of the Shares underlying stock options that are exercisable or that will become exercisable within 60 days after August 23, 2016, which were underwater as of August 23, 2016 because the exercise price for each such stock option was greater than the closing price of the Shares on the NYSE on such date:

Paul A. Farr	159,087
Clarence J. Hopf, Jr.	24,114
Jeremy R. McGuire	28,687
Timothy S. Rausch	21,323
James E. Schinski	21,435

(8)	Mr. Alexander and Mr. Hoffman are partners of Riverstone. Each disclaims any beneficial ownership of the Shares attributable to the Raven Entities, the Jade Entities and the Sapphire Entities.

(9)	Amounts shown include the below number of director stock units received as compensation for service on the Board and its committees that are held by independent directors in deferred accounts under the Directors Deferred Compensation Plan, each of which units represents the right to receive a share of our common stock and is fully vested upon grant. Absent a triggering event under the Directors Deferred Compensation Plan, however, the Shares with respect to such director stock units would not be received within 60 days of August 23, 2016.

Frederick M. Bernthal	16,841
Edward J. Casey, Jr.	16,841
Philip G. Cox	17,105
Louise K. Goeser	16,841
Stuart E. Graham	45,851

(10)	Excludes approximately 7,418 director stock units held in a deferred stock unit account on behalf of Mr. Bernthal following his resignation as a director of PPL, which resignation became effective upon the Company’s spinoff. They will convert into Shares in various amounts annually in January 2017 through and including January 2028.

(11)	Excludes director stock units that are expected to be received as part of the independent director compensation program on October 1, 2016, where the number of director stock units to be received will be based on the fair market value of a Share on the date of grant.

Prior Public Offerings

None of the Company, the Sponsor Entities, Riverstone, Parent, Merger Sub or any of their respective affiliates have made an underwritten public offering of the Shares for cash during the past three years that was registered under the Securities Act of 1933, as amended, or exempt from registration under Regulation A promulgated thereunder.

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Certain Transactions in the Shares

Other than the Merger Agreement and agreements entered into in connection therewith, including the Support Agreement, discussed in “The Merger Agreement” and “Support Agreement,” the Company, the Parent Group, Riverstone, and their respective affiliates have not executed any transactions with respect to the Shares during the past 60 days, except as provided below:

Name	Quantity	Price	Trade Date	Transaction Description
Frederick M. Bernthal	2,386.197	—	July 1, 2016	Acquisition of director stock units under the Directors Deferred Compensation Plan
Edward J. Casey Jr.	2,386.197	—	July 1, 2016	Acquisition of director stock units under the Directors Deferred Compensation Plan
Philip G. Cox	2,386.197	—	July 1, 2016	Acquisition of director stock units under the Directors Deferred Compensation Plan
Louise K. Goeser	2,386.197	—	July 1, 2016	Acquisition of director stock units under the Directors Deferred Compensation Plan
Stuart E. Graham	7,342.327	—	July 1, 2016	Acquisition of director stock units under the Directors Deferred Compensation Plan

In addition, other than in connection with the Talen Transactions, none of the Company, the Parent Group, Riverstone or any of their respective affiliates have purchased any Shares during the past two years.

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OTHER IMPORTANT INFORMATION REGARDING THE PARENT GROUP AND RIVERSTONE

Identity and Background of Parent, Merger Sub, Riverstone and the Sponsor Entities and Their Controlling Affiliates

Each of Parent, Merger Sub, the Sponsor Entities and Their Controlling Affiliates (as defined below, and with Riverstone, collectively referred to as the Riverstone Filing Parties) are affiliates of Riverstone. Riverstone is a global energy- and power-focused private equity firm with an investment footprint over $80 billion across five sectors of the energy industry: building and growing companies in the fields of exploration and production, midstream, energy services, power and coal, and certain renewable sectors of the energy business.

Parent and Merger Sub

Merger Sub. RJS Merger Sub Inc., a Delaware corporation, is controlled by Raven Power Holdings LLC. RJS Merger Sub Inc. was incorporated under the laws of the state of Delaware on May 26, 2016. See “Parties to the Merger.”

RPH Parent LLC. RPH Parent LLC, a Delaware limited liability company, is controlled by Raven Power Holdings LLC. RPH Parent LLC, was formed under the laws of the state of Delaware on May 26, 2016. See “Parties to the Merger.”

SPH Parent LLC. SPH Parent LLC, a Delaware limited liability company, is controlled by Sapphire Power Holdings LLC. SPH Parent LLC, was formed under the laws of the state of Delaware on May 26, 2016. See “Parties to the Merger.”

CRJ Parent LLC. CRJ Parent LLC, a Delaware limited liability company, is controlled by C/R Energy Jade, LLC. CRJ Parent LLC, was formed under the laws of the state of Delaware on May 26, 2016. See “Parties to the Merger.”

During the past five years, neither Parent nor Merger Sub has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The principal place of business and telephone number for each of Parent and Merger Sub is:

c/o Extol Energy LLC

2901 Via Fortuna Drive

Building 6, Suite 650

Austin, Texas 78746-7574

Telephone: (512) 314-8600

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The Sponsor Entities and Their Controlling Affiliates

We collectively refer to all of the entities referred to in this subsection as the Sponsor Entities and Their Controlling Affiliates.

Sapphire Power Holdings LLC. Sapphire Power Holdings LLC owns 3,189,790 Shares, representing approximately 2.5% of the Company’s outstanding Shares. 100% of the voting interests of Sapphire Power Holdings LLC are owned by R/C Sapphire Power IP, L.P., which we refer to as R/C SP IP. The general partner of R/C SP IP is Riverstone/Carlyle Energy Partners II, L.P., which we refer to as R/C EP II. The general partner of R/C EP II is R/C Renewable Energy GP II, LLC, which we refer to as R/C Renew II. R/C Renew II is wholly owned by Riverstone. Riverstone is controlled by Pierre F. Lapeyre, Jr. and David M. Leuschen.

C/R Energy Jade, LLC. C/R Energy Jade, LLC owns 16,325,235 Shares, representing approximately 12.7% of the Company’s outstanding Shares. C/R Energy Jade, LLC is controlled by Carlyle/Riverstone Global Energy and Power Fund III, L.P., which we refer to as C/R Power III. The general partner of C/R Power III is Carlyle/Riverstone Energy Partners III, L.P., which we refer to as C/R EP III. The general partner of C/R EP III is C/R Energy GP III, LLC, which we refer to as C/R Energy GP III. The Managing Committee of C/R Energy GP III has delegated authority to appoint board members of C/R Energy Jade, LLC to members of the Managing Committee appointed by Riverstone. Riverstone is controlled by Messrs. Lapeyre, Jr. and Leuschen.

Raven Power Holdings LLC. Raven Power Holdings LLC owns 25,459,633 Shares, representing approximately 19.8% of the Company’s outstanding Shares. Raven Power Holdings LLC is controlled by Riverstone V Raven Holdings, L.P., which we refer to as RS V RH. The general partner of RS V RH is Riverstone Energy Partners V, L.P., which we refer to as RS EP V. The general partner of RS EP V is Riverstone Energy GP V, LLC, which we refer to as RS GP V. RS GP V is wholly owned by Riverstone Energy GP V Corp., which we refer to as RS GP V Corp. RS GP V Corp. is wholly owned by Riverstone. Riverstone is controlled by Messrs. Lapeyre, Jr. and Leuschen.

Pierre F. Lapeyre, Jr. Mr. Lapeyre is currently employed as a founder and Senior Managing Director of Riverstone. During the past five years, Mr. Lapeyre’s material occupation has been as a founder and Senior Managing Director of Riverstone. Mr. Lapeyre is a United States citizen.

David M. Leuschen. Mr. Leuschen is currently employed as a founder and Senior Managing Director of Riverstone. During the past five years, Mr. Leuschen’s material occupation has been as a founder and Senior Managing Director of Riverstone. Mr. Leuschen is a United States citizen.

During the past five years, none of the Sponsor Entities and Their Controlling Affiliates has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The principal place of business and telephone number for each of (i) Raven Power Holdings LLC, (ii) C/R Energy Jade, LLC and (iii) Sapphire Power Holdings LLC is:

c/o Extol Energy LLC

2901 Via Fortuna Drive

Building 6, Suite 650

Austin, Texas 78746-7574

Telephone: (512) 314-8600

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The principal place of business and telephone number for each other member of the Sponsor Entities and Their Controlling Affiliates is:

c/o Riverstone Holdings LLC

712 Fifth Avenue, 36th Floor

New York, New York 10019

Telephone: (212) 993-0076

Significant Past Transactions and Contracts

The Talen Transactions

The Sponsor Entities obtained their aggregate 35% beneficial ownership interest in the Company in connection with the Talen Transactions. For information regarding the Talen Transactions, see “Other Important Information Regarding the Company—Talen Transactions.” Based on the 60-day volume weighted average trading price for the Shares on the NYSE following June 1, 2015 and the number of the Shares outstanding as of July 31, 2015, the value of Riverstone’s proportionate equity interest in the Company was approximately $805 million at the time of the Talen Transactions.

Stockholder Agreement

In connection with the Talen Transactions, on June 1, 2015, the Sponsor Entities entered into the Stockholder Agreement with the Company, which governs the Sponsor Entities’ ongoing relationship with the Company.

Nominations to the Board. Under the Stockholder Agreement, the Board will nominate for election two members designated by the Sponsor Entities and one independent member designated by the Sponsor Entities, each of which we refer to as a Designated Director, subject to certain continuing stock ownership requirements. The Stockholder Agreement provides that, until six months after the date there is no Designated Director on the Board and the Sponsor Entities are no longer entitled to designate directors to be nominated by the Board for election, the Sponsor Entities will agree to cause each Share beneficially owned by the Sponsor Entities to be voted in favor of all those persons nominated to serve as directors by the Board.

Standstill. The Stockholder Agreement also contains a customary standstill provision that prohibits the Sponsor Entities from, among other things, acquiring additional Shares, soliciting proxies to vote Shares and acting alone or in concert with others to seek to control or influence the Company’s policies. Pursuant to the Merger Agreement, the parties agreed that the standstill provision in the Stockholder Agreement would not apply upon the execution and delivery of the Merger Agreement solely to the extent required to permit any action expressly contemplated thereby and in accordance therewith and solely until any valid termination of the Merger Agreement in accordance with its terms.

Registration Rights. Pursuant to the Stockholder Agreement, the Sponsor Entities are provided with “demand” registration rights and “piggyback” registration rights. The Stockholder Agreement provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

Consent Rights. Pursuant to the Stockholder Agreement, for so long as the Sponsor Entities are entitled to designate directors to be nominated by the Board for election, the Company is not permitted to take certain actions, such as amending the Company’s charter or bylaws in a manner that would adversely affect the Sponsor Entities’ rights or obligations under the Stockholder Agreement, without the prior consent of the Sponsor Entities, subject to certain exceptions.

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Riverstone Financial Advisor Materials

In connection with the Merger, Riverstone engaged Goldman, Sachs & Co., which we refer to as Goldman Sachs, as its financial advisor based on its reputation as an internationally recognized investment banking firm and substantial experience with respect to transactions similar to the Merger.  Riverstone agreed to pay Goldman Sachs a fee for its services of $7 million, with an additional payment of up to $3 million at the discretion of Riverstone, payable upon consummation of the Merger.  In addition, Riverstone has agreed to reimburse Goldman Sachs for its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Goldman Sachs together with its affiliates is a full service financial institution. Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Talen Energy, any of its affiliates and third parties, or any currency or commodity that may be involved in the Merger. Goldman Sachs has acted as a financial advisor to Riverstone in connection with, and participated in certain of the negotiations leading to, the Merger. At the request of Riverstone, certain affiliates of Goldman Sachs entered into financing commitments to provide Riverstone with a bridge loan facility in connection with the consummation of the Merger, subject to the terms of such commitments, and pursuant to which one or more of Goldman Sachs’ affiliates will receive customary fees. In addition, Goldman Sachs has provided, and may provide in the future, certain financial advisory and/or underwriting services to Riverstone and/or its affiliates and portfolio companies from time to time, for which its Investment Banking Division has received, and may receive, compensation, including having acted as book manager with respect to the public offering by RJS Power Holdings LLC, a portfolio company of Riverstone, of 5.125% Senior Notes due 2019 (aggregate proceeds amount $1,250 million) in July 2014; as co-manager with respect to the initial public offering of Northern Blizzard Resources Inc., a portfolio company of Riverstone, of its common shares in August 2014; as book manager with respect to the initial public offering by Enviva LLC, a portfolio company of Riverstone, of its common units in April 2015; as book manager with respect to the public offering by EP Energy Corporation, a portfolio company of Riverstone, of 6.375% Senior Notes due 2023 (aggregate principal amount $800 million) in May 2015; as financial advisor to Cobalt International Energy Inc., a portfolio company of Riverstone, in connection with the partial sale of its ownership interest in certain Kwanza Basin Blocks in August 2015; as book manager and global coordinator with respect to a follow-on offering by Riverstone Energy Limited, a portfolio company of Riverstone, of 8,448,006 ordinary shares in November 2015; as book manager with respect to a follow-on offering by USA Compression Partners LP, a portfolio company of Riverstone, of 4,000,000 common units in September 2015 and as joint bookrunning manager with respect to the initial public offering by Silver Run Acquisition Corp, a portfolio company of Riverstone, of its common shares in February 2016. During the two-year period ended June 2, 2016, Goldman Sachs has received compensation for financial advisory and/or underwriting services provided by its Investment Banking Division directly to Riverstone and/or its affiliates and portfolio companies excluding Talen Energy (and which may include companies that are not controlled by Riverstone) of approximately $12 million. Affiliates of Goldman Sachs also may have co-invested with Riverstone and its

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affiliates from time to time and may have invested in limited partnership units of affiliates of Riverstone from time to time and may do so in the future.

Goldman Sachs has also provided, and may provide in the future, certain financial advisory and/or underwriting services to Talen Energy and/or its affiliates from time to time, for which its Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to Talen Energy with respect to the sale of its CP Crane asset in February 2016. Goldman Sachs was also co-manager of remarketing efforts for Talen Energy’s tax-exempt put bonds in August 2015. During the two-year period ended June 2, 2016, Goldman Sachs has received compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Talen Energy and/or its affiliates (other than Riverstone and/or its affiliates and portfolio companies) of approximately $3 million.

In its capacity as Riverstone’s financial advisor, Riverstone requested that Goldman Sachs provide an analysis, based on publicly available information, of the trading price and trading volume history of the Shares, including in response to the publication of an article on April 1, 2016 on SparkSpread that identified Talen Energy as the subject of at least one buyout approach. Goldman Sachs provided to management of Riverstone a presentation on May 16, 2016 and a presentation on May 20, 2016 providing such an analysis as of each such date and based on economic, monetary market and other conditions, as in effect on, and the information made available to it as of each such date, which presentations are included as Exhibits (c)(1) and (c)(2), respectively, to the Transaction Statement on Schedule 13E-3, which we refer to as the Financial Advisor Materials. Goldman Sachs was not requested to, and did not, render any opinion as to the fairness of the Merger Consideration, and the Financial Advisor Materials did not address the underlying business decision of Riverstone to engage in the Merger, nor did they address any legal, regulatory, tax or accounting matters. For purposes of preparing the Financial Advisor Materials, Goldman Sachs relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. The Financial Advisor Materials do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold and are not intended to be, and do not constitute, a recommendation to any person in respect of the Merger, including as to how any Talen Energy stockholder should act or vote in respect of the Merger or any other matter.

The following description of the Financial Advisor Materials is qualified in its entirety by reference to the relevant Financial Advisor Materials included as Exhibits (c)(1) and (c)(2) to the Transaction Statement on Schedule 13E-3, which are incorporated herein by reference.  Such description does not purport to be complete.  The Company’s stockholders are encouraged to read carefully the relevant Financial Advisor Materials in their entirety.

Presentation of Goldman Sachs to Riverstone and the Sponsor Entities, dated May 16, 2016

In connection with Riverstone’s evaluation of its acquisition proposal, Goldman Sachs prepared a presentation analyzing the effect on the trading price and trading volume of Talen Energy common stock of publication of an article on April 1, 2016 on SparkSpread that identified Talen Energy as the subject of at least one buyout approach.  More specifically, the Goldman Sachs presentation analyzed: (i) Talen Energy’s relative trading performance before and after April 1, 2016 as compared to an illustrative group of publicly traded companies that

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while not directly comparable to Talen Energy, are publicly traded companies with operations that for purposes of analysis may be considered similar to certain of Talen Energy’s operations, which we refer to as the Peer Group; (ii) the correlation before and after April 1, 2016 between Talen Energy’s historical Share price and both its Peer Group members’ historical trading prices and historical natural gas commodity prices; and (iii) the price targets for Talen Energy Shares before and after April 1, 2016 among various equity research firms.

The Goldman Sachs presentation also estimated what the theoretical undisturbed trading price for Talen Energy Shares might have been as of May 16, 2016 had the SparkSpread article never been published, which we refer to as Theoretical Undisturbed Price.  Based on application of the relative performance of Talen Energy’s Peer Group members’ stock prices and of natural gas commodity prices from March 31, 2016 until May 15, 2016 to the actual undisturbed price for Talen Energy Shares as of May 31, 2016, Goldman Sachs estimated a Theoretical Undisturbed Price for Talen Energy Shares as of May 16, 2016 between $8.75 and $10.20.  Additionally, based on the historical spread between trading multiples on Talen Energy Shares and the trading multiples on the price for common stock of Peer Group members, Goldman Sachs estimated a Theoretical Undisturbed Price for Talen Energy Shares as of May 16, 2016 between $9.48 and $10.14.

Presentation of Goldman Sachs to Riverstone and the Sponsor Entities, dated May 20, 2016

In connection with Riverstone’s evaluation of its acquisition proposal, Goldman Sachs prepared a presentation analyzing the premium represented by Riverstone’s then-proposed acquisition price of $13.00 per Talen Energy Share.  The Goldman Sachs presentation determined Riverstone’s proposal of $13.00 per Share to represent a 109% premium to the closing price for Talen Energy Shares on February 11, 2016 and a 100.5% and 90.1% premium to the volume weighted average price for Talen Energy Shares during the 30 and 60 calendar day periods ending on March 31, 2016.  Additionally, the Goldman Sachs presentation identified market factors, industry trends and other events that might have positively or negatively affected the trading price for Talen Energy Shares during the period beginning on February 11, 2016 and ending on May 20, 2016.

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APPRAISAL RIGHTS

If the Company’s stockholders adopt the Merger Agreement, stockholders who do not vote in favor of the proposal to adopt the Merger Agreement and who properly exercise and perfect their demand for appraisal of their Shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL, which we refer to as Section 262.

The following discussion is not a complete statement of all applicable requirements pertaining to appraisal rights under the DGCL, and it is qualified in its entirety by reference to Section 262, the full text of which appears in Annex D to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of the Shares is entitled to demand appraisal rights for the Shares registered in that holder’s name. A person having a beneficial interest in the Shares held of record in the name of another person, such as a bank, broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

Under Section 262, record holders of the Shares who have neither voted in favor of, nor consented in writing to, the approval of the adoption of the Merger Agreement, who continuously hold such Shares through the effective time of the Merger and who otherwise follow the procedures set forth in Section 262 will be entitled to have their Shares appraised by the Delaware Court of Chancery and to receive payment in cash of the fair value of such Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of your Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $14.00 per Share that you are otherwise entitled to receive under the terms of the Merger Agreement. Strict compliance with the statutory procedures in Section 262 is required.

Section 262 requires that, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation must, not less than 20 days before the meeting, notify each stockholder who was a stockholder on the record date set by the board of directors for such notice (or if no such record date is set, on the close of business on the day next preceding the day on which notice is given), with respect to such shares for which appraisal rights are available, that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company’s notice to our stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262 and a copy of Section 262 is attached to this document as Annex D.

ANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH STOCKHOLDER’S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX D BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES, THE COMPANY BELIEVES THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH APPRAISAL RIGHTS, SUCH STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.

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Written Demand

If you elect to exercise your appraisal rights, you must deliver to the Company a written demand for appraisal of your Shares before the vote is taken to approve the Merger Agreement Proposal. That demand must be executed by or on behalf of the stockholder of record and will be sufficient if it reasonably informs us of the identity of the holder of record of the Shares and the intention of such stockholder to demand appraisal of his, her or its Shares. Holders of the Shares who desire to exercise their appraisal rights must not vote or submit a proxy in favor of the Merger Agreement Proposal, nor consent thereto in writing. Voting against or failing to vote for the Merger Agreement Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Agreement Proposal.

A holder of record of the Shares wishing to exercise appraisal rights must hold of record the Shares on the date the written demand for appraisal is made and must continue to hold the Shares of record through the effective time of the Merger, because appraisal rights will be lost if the Shares are transferred prior to the effective time of the Merger. If you fail to comply with these conditions and the Merger is completed, you will be entitled to receive payment for your Shares as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your Shares. A proxy card that is submitted and does not contain voting instructions and a proxy submitted by telephone or through the Internet that does not contain voting instructions, will, unless revoked, be voted in favor of the Merger Agreement Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the Merger Agreement Proposal or abstain from voting on the Merger Agreement Proposal. However, neither voting against the adoption of the Merger Agreement, nor abstaining from voting or failing to vote on the Merger Agreement Proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. All demands for appraisal should be sent or delivered to:

Talen Energy Corporation
Attn: Corporate Secretary
835 Hamilton Street, Suite 150
Allentown, Pennsylvania 18101

A demand for appraisal in respect of the Shares should be executed by or on behalf of the holder of record of such Shares, fully and correctly, should specify the holder’s name and mailing address and the number of the Shares registered in the holder’s name and must state that the person intends thereby to demand appraisal of the holder’s Shares in connection with the Merger. The demand for appraisal cannot be made by the beneficial owner if he or she does not also hold the Shares of record. The beneficial holder must, in such cases, have the record owner, such as a bank, broker or other nominee, submit the required demand for appraisal in respect of those Shares. If you hold your Shares through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If the Shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, a demand for appraisal must be executed by or for such record holder. If the Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record holder or owners and expressly disclose the fact that, in executing the demand, such agent is acting as agent for the record

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holder. If a stockholder holds the Shares through a broker who in turn holds the Shares through a central securities depository nominee such as Cede & Co. (the nominee for The Depository Trust Company), a demand for appraisal of such Shares must be made by or on behalf of the depository nominee and must identify the depository nominee as a record holder. A record holder, such as a broker, who holds the Shares as a nominee for others, may exercise his or her right of appraisal with respect to the Shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of the Shares as to which appraisal is sought. Where no number of the Shares is expressly mentioned, the demand will be presumed to cover all the Shares in the name of the record holder.

Notice by the Surviving Corporation

Within 10 days after the effective time of the Merger, the surviving corporation in the Merger must give notice of the date that the Merger has become effective to each of our stockholders who did not vote in favor of or consent in writing to the Merger Agreement Proposal and otherwise complied with Section 262. At any time within 60 days after the effective time of the Merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and accept the Merger Consideration for that stockholder’s Shares by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder within 60 days after the effective time of the Merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the Merger Agreement.

Filing a Petition for Appraisal

Within 120 days after the effective time of the Merger, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Shares held by all such stockholders. Upon the filing of such a petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. Parent has no present intent to cause the Company to file such a petition and has no obligation to cause such a petition to be filed, and holders should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the stockholders who have complied with the requirements of Section 262 to initiate all necessary action to perfect their appraisal rights, and the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previous written demand for appraisal. In addition, within 120 days after the effective time of the Merger, any stockholder who has properly filed a written demand for appraisal, who has complied with the requirements for exercise of appraisal rights under Section 262, upon written request, will be entitled to receive from the surviving corporation, a statement setting forth the aggregate number of the Shares not voted in favor of the Merger Agreement Proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such Shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demand for appraisal under Section 262, whichever is later. A person who is the beneficial owner of the Shares held either in a voting trust or by a

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nominee on behalf of such person may, in such person’s own name, file a petition or request to receive from the surviving corporation such statement.

If a petition for appraisal is duly filed and a copy of the petition is served upon the surviving corporation, then the surviving corporation will be obligated, within 20 days after such service, to file in the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their Shares and with whom agreements as to the value of their Shares have not been reached by the surviving corporation. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262.

Determination of Fair Value

After the Delaware Court of Chancery determines the stockholders entitled to appraisal of their Shares, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the “fair value” of the Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such fair value, with interest thereon accrued during the pendency of the proceeding, if the Court so determines, to stockholders entitled to receive the same, upon surrender by those stockholders of the certificates representing their Shares or, in the case of holders of uncertificated Shares, forthwith. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective time of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the Merger and the date of payment of the judgment.

You should be aware that an investment bank’s opinion as to fairness from a financial point of view of the consideration payable in a sales transaction, such as the Merger, is not an opinion as to, and does not otherwise address, fair value under Section 262. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a fair value higher or lower than, or the same as, the Merger Consideration. Moreover, we do not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a Share is less than the Merger Consideration.

In determining the “fair value” of the Shares, a Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that were known or that

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could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Each stockholder seeking appraisal is responsible for his or her attorneys’ and expert witness expenses, although, upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all the Shares entitled to appraisal.

Any stockholder who duly demanded appraisal in compliance with Section 262 will not, after the effective time of the Merger, be entitled to vote the Shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those Shares, other than with respect to payment of dividends or distributions payable to stockholders of record as of a date prior to the effective time of the Merger. However, if no petition for appraisal is filed within 120 days after the effective time of the Merger, or if the stockholder otherwise fails to perfect his, her or its appraisal rights, successfully withdraws his, her or its demand for appraisal or loses his, her or its right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder’s Shares will be deemed to have been converted at the effective time of the Merger into the right to receive the Merger Consideration pursuant to the Merger Agreement. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the Merger Consideration offered pursuant to the Merger Agreement.

DELISTING AND DEREGISTRATION OF COMMON STOCK

If the Merger is completed, the Shares will be delisted from the NYSE and deregistered under the Exchange Act. As a result, we would no longer file periodic reports with the SEC on account of the Shares.

STOCKHOLDER PROPOSALS AND NOMINATIONS

The 2016 annual meeting of stockholders was held on May 24, 2016. If the Merger is completed, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed, or if we are otherwise required to do so under applicable law, we will hold a 2017 annual meeting of stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.

If the Company holds a 2017 annual meeting, stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2017 may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by us no later than December 13, 2016 unless the date of our 2017 Annual

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Meeting is changed by more than 30 days from May 24, 2017, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

Under the bylaws, no business may be conducted before an annual meeting of stockholders unless it is properly brought before the meeting by or at the direction of the Board or by a stockholder of record entitled to vote who has delivered written notice to our Corporate Secretary at 835 Hamilton Street, Suite 150, Allentown, PA 18101 (containing certain information specified in the bylaws about the stockholder and the proposed action) no later than the close of business (as defined in the bylaws) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; that is, with respect to the 2017 annual meeting, no earlier than January 24, 2017 and no later than February 23, 2017. In the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or 70 days after such anniversary date, to be timely, a stockholder’s notice must be delivered to our Corporate Secretary no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined in the bylaws) of the date of such meeting is first made by the Company. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this proxy statement. We incorporate by reference into this proxy statement the documents listed below (other than portions of these documents that are described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC).

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016;

•	Our Current Reports on Form 8-K as filed with the SEC on January 15, 2016, February 5, 2016, April 4, 2016, May 26, 2016, June 6, 2016, June 9, 2016 (as amended by Current Report on Form 8-K/A filed on June 24, 2016), June 23, 2016, July 1, 2016, August 8, 2016, August 12, 2016 and August 25, 2016 (other than portions of a Current Report on Form 8-K that are furnished under Item 2.02 or Item 7.01, including any exhibits included with such Items unless otherwise indicated therein); and

•	Our Definitive Proxy Statement under Regulation 14A in connection with our Annual Meeting of Stockholders, filed with the SEC on April 12, 2016.

Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes the statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC

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website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to our corporate website at www.talenenergy.com. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Talen Energy Corporation
835 Hamilton Street, Suite 150
Allentown, Pennsylvania 18101
Attention: Investor Relations
Telephone: (888) 211-6011

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request directed to Talen Energy Corporation, Attn: Investor Relations, 835 Hamilton Street, Suite 150, Allentown, Pennsylvania 18101, Telephone (888) 211-6011; or from our proxy solicitor, Georgeson LLC toll-free at (866) 741-9588; or from the SEC through the SEC website at the address provided above.

Because the Merger is a “going private” transaction, the Company and Parent, Merger Sub, Riverstone and the Sponsor Entities have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the proposed Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [                          ], 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

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Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

Dated as of June 2, 2016

by and among

RPH PARENT LLC,

SPH PARENT LLC,

CRJ PARENT LLC,

RJS MERGER SUB INC.

and

TALEN ENERGY CORPORATION

A-i

A-ii

Annex A	Form of Amended and Restated Certificate of Incorporation

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of June 2, 2016 (this “Agreement”), is entered into by and among RPH Parent LLC, a Delaware limited liability company (“RPH”), SPH Parent LLC, a Delaware limited liability company (“SPH”), CRJ Parent LLC, a Delaware limited liability company (“CRJ”) (each of RPH, SPH and CRJ, a “Parent” and collectively, “Parent”), RJS Merger Sub Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Talen Energy Corporation, a Delaware corporation (the “Company”). Defined terms used herein have the meanings set forth in Section 8.13.

W I  T  N  E  S  S  E  T  H

WHEREAS, the Company desires to redeem from the Unaffiliated Stockholders of shares of Company Common Stock their shares of Company Common Stock on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance of the foregoing, Merger Sub will, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the respective boards of directors, or equivalent governing body, of Parent, Merger Sub and the Company have approved (a) the execution, delivery and performance of this Agreement and (b) the Merger and the other Transactions;

WHEREAS, the Company Board has determined that this Agreement and the Transactions are advisable and fair to, and in the best interests of, the Company and the Company’s stockholders;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and material inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered to the Company a limited guarantee in favor of the Company (the “Guarantee”) entered into by Riverstone Global Energy and Power Fund V (FT), L.P. (the “Guarantor”) with respect to certain obligations of Parent and Merger Sub under this Agreement;

WHEREAS, (a) as of the date hereof, Raven Power Holdings LLC, Sapphire Power Holdings LLC and C/R Energy Jade, LLC (each, a “Sponsor Entity” and collectively, the “Sponsor Entities”), collectively, own 44,974,658 shares of Company Common Stock, which shares shall, in connection with the Transactions, be retained and converted into shares of common stock of the Surviving Corporation and (b) concurrently with the execution of this Agreement, the Sponsor Entities and the Company have entered into a support agreement (the “Support Agreement”) in connection with the Transactions, providing, among other things, that the Sponsor Entities will vote the shares of Company Common Stock owned, directly or indirectly, by them in favor of the adoption of this Agreement and take certain other actions in furtherance of the Transactions; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

Article I

The Merger

Section 1.1           The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.2           Closing.  The closing of the Merger (the “Closing”) shall take place (a) at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022 at 10:00 a.m. (local time) on the date that is three (3) Business Days following the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time); provided that notwithstanding the satisfaction or waiver of the conditions set forth in Article VI hereof, in no event shall Parent and Merger Sub be required to effect the Closing until the earlier to occur of (i) any Business Day during the Marketing Period to be specified by Parent to the Company on no less than two (2) Business Days’ written notice to Company, provided that the Closing Date specified in any such notice may be conditioned upon the simultaneous completion of the Debt Financing (it being understood and agreed that if the Debt Financing is not completed for any reason at such time, such notice shall automatically be deemed withdrawn) and (ii) the third (3rd) Business Day following the final day of the Marketing Period, in each case, subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) or (b) such other date, time or place as agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the “Closing Date”.

Section 1.3           Effective Time.  Subject to the provisions of this Agreement, on the Closing Date the Company shall file with the Secretary of State of the State of Delaware a certificate of merger, executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL with respect to the Merger (the “Certificate of Merger”) and the parties hereto shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective being referred to herein as the “Effective Time”).

Section 1.4           Effects of the Merger.  The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5           Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a)           At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in Annex A attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 5.8).

(b)           The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation, except that all references to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 5.8).

Section 1.6           Directors and Officers of the Surviving Corporation.

(a)           The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, as the case may be, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(b)           The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal, as the case may be, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

Article II

Effect of the Merger on Capital Stock

Section 2.1           Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) or any shares of capital stock of Merger Sub:

(a)           Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(b)          Cancellation of Treasury Stock and Merger Sub-Owned Stock. Any shares of Company Common Stock that are owned by the Company as treasury stock, and any shares of Company Common Stock owned by Merger Sub, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c)           Stock Held by a Sponsor Entity, Parent or any of the Company’s Subsidiaries. Each share of Company Common Stock that is owned by a Sponsor Entity, Parent or any of the Company’s Subsidiaries shall automatically be converted into one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(d)           Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b) or converted in accordance with Section 2.1(c), and Dissenting Shares) shall be converted into the right to receive $14.00 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holders immediately prior to the Effective Time of shares of Company Common Stock not represented by certificates (“Book-Entry Shares”) and the holders of certificates that immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Book-Entry Share or Certificate in accordance with Section 2.2(b) without interest.

Section 2.2           Exchange of Certificates.

(a)           Exchange Agent. Prior to the Effective Time, the Company shall designate a bank or trust company reasonably acceptable to Parent (the “Exchange Agent”) for the purpose of exchanging shares of Company Common Stock for the Merger Consideration and the parties shall enter into an agreement with the Exchange Agent relating to the services to be performed by the Exchange Agent. The Company shall (i) prior to the Effective Time (and for the avoidance of doubt, if the condition set forth in Section 6.2(d) would be satisfied), in accordance with applicable Law and in a manner consistent with and subject to the provisions of this Agreement (including, for the avoidance of doubt, Section 5.1), take, or cause to be taken, such actions as are necessary and appropriate such that Available Funds are, and on the Closing Date will be, available to the Company in an amount equal to no less than the Merger Consideration Amount and (ii) out of such Available Funds, deposit, or cause to be deposited, with the Exchange Agent prior to the Effective Time cash in immediately available funds in such aggregate amount necessary to pay the Merger Consideration Amount. The Exchange Agent Agreement shall provide that the Exchange Agent shall, if the Closing does not occur, promptly return to the Company the Merger Consideration Amount deposited by it (together with any interest earned thereon) with the Exchange Agent pursuant to this Section 2.2(a). The Merger Consideration Amount deposited with the Exchange Agent pursuant to this Section 2.2(a) shall, pending its disbursement to such holders, be invested by the Exchange Agent in (i) short-term direct obligations of the United States of America or (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest. Any interest and other income from such investments shall become part of the funds held by the Exchange Agent for purposes of paying the Merger Consideration. No investment by the Exchange Agent of the Merger Consideration shall relieve the Company, the Surviving Corporation or the Exchange Agent from making the payments required by this

Article II and Parent shall cause the Surviving Corporation to promptly replace any funds deposited with the Exchange Agent lost through any investment made pursuant to this Section 2.2(a). No investment by the Exchange Agent of the Merger Consideration Amount shall have maturities that could prevent or delay payments to be made pursuant to this Agreement. Following the Effective Time, Parent agrees to cause the Surviving Corporation to make available to the Exchange Agent, from time to time as needed, additional cash to pay the Merger Consideration as contemplated by this Article II without interest.

(b)           Payment Procedures. Promptly after the Effective Time (but in no event more than two (2) Business Days thereafter), the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Company Common Stock represented by one or more Certificates (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Parent and the Company may reasonably agree and shall be prepared prior to Closing and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby. Upon delivery to the Exchange Agent of a letter of transmittal by any record holder of shares of Company Common Stock represented by Certificates, duly completed and signed in accordance with its instructions, and surrender of the Certificates that immediately prior to the Effective Time represented such shares of Company Common Stock, such record holder shall be entitled to receive the Merger Consideration in respect of such shares of Company Common Stock as promptly as reasonably practicable after the Effective Time, and the Certificate so surrendered shall forthwith be canceled. Notwithstanding anything to the contrary in this Agreement, no record holder of a Book-Entry Share shall be required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent to receive the Merger Consideration in respect of such Book-Entry Shares. In lieu thereof, such record holder shall upon receipt by the Exchange Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Exchange Agent may reasonably request), be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, the Merger Consideration in respect of each Book-Entry Share of such holder, and such Book-Entry Shares shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share in exchange therefor is registered, it shall be a condition of payment that (A) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Book-Entry Share surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II, without interest. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Exchange Agent and the Depository Trust Company (“DTC”) with the objective that (x) if the Effective Time occurs at or prior to 11:30 a.m. (New York time) on the Closing Date, the Exchange Agent will transmit to DTC or its nominee on the Closing Date the Merger Consideration in respect of each share of Company Common Stock held of record by

DTC or such nominee immediately prior to the Effective Time (such aggregate cash amount, the “DTC Cash Payment”) and (y) if the Effective Time occurs after 11:30 a.m. (New York time) on the Closing Date, the Exchange Agent will transmit to DTC or its nominee on the first Business Day after the Closing Date the DTC Cash Payment (with cash payment being delivered in immediately available funds).

(c)           Transfer Books; No Further Ownership Rights in Company Stock. The Merger Consideration paid in respect of shares of Company Common Stock upon the surrender for exchange in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock, and at the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates or Book-Entry Shares that evidenced ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock other than the right to receive the Merger Consideration, except as otherwise provided for herein or by applicable Law. If, at any time after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

(d)           Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated by this Article II.

(e)           Termination of Fund. At any time following the first (1st) anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) that had been made available to the Exchange Agent and which have not been disbursed in accordance with this Article II, and thereafter Persons entitled to receive payment pursuant to this Article II shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration, that may be payable upon surrender of any Company Common Stock held by such holders, as determined pursuant to this Agreement, without any interest thereon. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto, subject to the claims of any former holder of Company Common Stock entitled to payment of Merger Consideration who has not theretofore complied with this Article II.

(f)           No Liability. Notwithstanding any provision of this Agreement to the contrary, none of Parent, Merger Sub, the Surviving Corporation, the Company or the Exchange Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g)           Withholding Taxes. Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the amounts otherwise payable pursuant to this Agreement, any such amounts as may be required to be deducted and withheld with respect to the making of such payments under the Code, or under any applicable provision of state, local or foreign Tax Law. To the extent amounts are so deducted and withheld, and paid over to the appropriate Governmental Authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.3           Appraisal Rights.  Notwithstanding anything in this Agreement to the contrary, including Section 2.1, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time which are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and complies in all respects with, the provisions of Section 262 of the DGCL (the “Dissenting Stockholders”) with respect to any such shares of Company Common Stock held by such Dissenting Stockholder (the “Dissenting Shares”), shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but instead such Dissenting Stockholder shall be entitled to receive such consideration for his, her or its Dissenting Shares as may be determined to be due pursuant to Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such Dissenting Stockholder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL), unless and until such Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL with respect to such Dissenting Stockholder’s Dissenting Shares. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right with respect to his, her or its Dissenting Shares, such Dissenting Stockholder’s Dissenting Shares shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such Dissenting Share, in accordance with Section 2.1, without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, any such demands.

Section 2.4           Treatment of Equity Awards.

(a)           Each stock option to acquire shares of Company Common Stock granted pursuant to the Company Stock Plan which is outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) (each, an “Option”) shall be canceled and terminated at the Effective Time in exchange for an amount in cash, without interest and less applicable withholding Taxes, equal to the product of (i) the total number of shares of Company Common Stock subject to the Option immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock under such Option; provided that if the exercise price per share of Company Common Stock under any such Option is equal to or greater than the Merger Consideration, such Option shall be canceled without any cash payment being made in respect thereof.

(b)           Each RSU which is outstanding immediately prior to the Effective Time (whether or not then vested) shall be canceled and terminated at the Effective Time in exchange for an amount in cash, without interest and less applicable withholding Taxes, equal to the product of (i) the total number of shares of Company Common Stock subject to the RSU immediately prior to the Effective Time and (ii) the Merger Consideration (the “RSU Cash Payment”).  With respect to each RSU granted prior to the date hereof which is outstanding immediately prior to the Effective Time, the RSU Cash Payment shall be made in accordance with Section 2.4(e).  With respect to each RSU granted on or following the date hereof which is outstanding immediately prior to the Effective Time, the RSU Cash Payment which a former holder of the RSU may be eligible to receive shall (i) be earned subject to the same vesting schedule and other vesting terms and conditions which applied to such holder’s RSU as of the Effective Time (including upon certain terminations of employment) and (ii) become payable, less applicable withholding Taxes, on the applicable settlement date or dates that apply to such RSU as of the Effective Time.

(c)           Subject to the further provisions set forth in Section 5.11(d)(3) of the Company Disclosure Schedule, each Performance Unit which is outstanding immediately prior to the Effective Time (whether or not then vested) shall be canceled and terminated at the Effective Time in exchange for an amount in cash, without interest and less applicable withholding Taxes, equal to the product of (i) the total number of shares of Company Common Stock that would be delivered to the holder of such Performance Unit assuming the target achievement of the performance goals applicable to such award, and assuming the satisfaction of all other conditions to such delivery and (ii) the Merger Consideration.

(d)           At the Effective Time, each Director Stock Unit shall be converted into an obligation to pay, at the time specified in the Directors Deferred Compensation Plan, an amount in cash, without interest, equal to the product of (i) the total number of shares of Company Common Stock subject to the Director Stock Unit immediately prior to the Effective Time and (ii) the Merger Consideration. Such obligation shall be payable or distributable in accordance with the terms of the Directors Deferred Compensation Plan (and any related deferral election) and, prior to the time of distribution, such amounts shall be permitted to be deemed invested in an investment option under the Directors Deferred Compensation Plan.

(e)           The Company shall, prior to and effective upon the Effective Time (and for the avoidance of doubt, if the condition set forth in Section 6.2(d) would be satisfied), in accordance with applicable Law and in a manner consistent with and subject to the provisions of this Agreement (including, for the avoidance of doubt, Section 5.1), take, or cause to be taken, such actions as are necessary and appropriate such that Available Funds are, and on the Closing Date will be, available to the Company in an amount equal to no less than the Equity Award

Consideration Amount. Subject to Section 2.4(b), all payments required under this Section 2.4 shall be made as promptly as reasonably practicable following the Effective Time, but in no event later than the first regularly scheduled payroll date following the Effective Time.

(f)           On or prior to the Closing Date, the Company, the Company Board or the compensation committee of the Company Board (or another committee duly authorized by the Company Board for such purpose), as applicable, shall adopt any resolutions and take such other actions as may be necessary to implement the provisions of this Section 2.4, subject to the terms and conditions of the Company Plans.

Section 2.5           Adjustments.  If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock or Contingent Company Equity of the Company shall occur as a result of any reclassification, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Merger Consideration shall be equitably adjusted; provided, however, that nothing in this Section 2.5 shall be deemed to permit or authorize any party hereto to effect any such change that it is not otherwise authorized or permitted to undertake pursuant to this Agreement.

Article III

Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub that, except (a) as disclosed in the disclosure schedule delivered by the Company to Parent simultaneously with the execution of this Agreement (the “Company Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule will be deemed to apply to all other sections or subsections thereof to which the relevance of such item is reasonably apparent on its face; provided, however, that no such disclosure shall be deemed to qualify Section 5.1(a), Section 3.6(a)(i) or Section 3.6(b) of the Company Disclosure Schedule (except to the extent set forth on Section 5.1(a), Section 3.6(a)(i) or Section 3.6(b) of the Company Disclosure Schedule, respectively) or (b) as set forth in (or incorporated by reference in) any of the Company SEC Documents publicly filed prior to the date of this Agreement (the “Filed Company SEC Documents”) excluding any disclosure under the headings “Risk Factors”, “Forward Looking Information” or any disclosures that are forward-looking, predictive or cautionary in nature (provided, however, that this clause (b) shall not apply to the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3(a), Section 3.6(b), Section 3.14, Section 3.17, Section 3.18 or Section 3.19):

Section 3.1           Organization, Standing and Corporate Power.

(a)           The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such corporate power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing in each jurisdiction (with respect to jurisdictions that recognize the concept of good standing) in which the nature of the business conducted by it or the character or location of such properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)           Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (in the case of good standing, to the extent the concept is recognized by such jurisdiction) under the laws of the jurisdiction of its organization and has all requisite corporate or other power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction (with respect to jurisdictions that recognize the concept of good standing) in which the nature of the business conducted by it or the character or location of such properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c)          The Company has made available to Parent complete and correct copies of the certificate of incorporation and bylaws of the Company, in each case as amended as of the date of this Agreement (the “Company Charter Documents”). The Company is not in violation of the Company Charter Documents in any material respect.

Section 3.2           Capitalization.

(a)           The authorized capital stock of the Company consists of 1,000,000,000 shares of Company Common Stock and 100,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”). At the close of business on June 2, 2016 (the “Measurement Date”), (i) 128,526,720 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) (A) 929,610 Options, with a weighted average exercise price of $19.00 per share, were outstanding under the Company Stock Plan, (B) 1,949,967 RSUs were outstanding under the Company Stock Plan, and (C) 901,435 Performance Units were outstanding under the Company Stock Plan (assuming achievement of applicable performance goals at target), (iv) 98,621.03 Director Stock Units were outstanding under the Directors Deferred Compensation Plan and (v) no shares of Company Preferred Stock were issued or outstanding. Except as set forth above, at the close of business on the Measurement Date, there are no shares of capital stock, or other equity or voting securities or equity or voting interests of the Company issued or outstanding. Except as set forth above, at the close of business on the Measurement Date, there is no Contingent Company Equity. From the Measurement Date to the date of this Agreement, there have been no issuances by the Company of any shares of capital stock, or other equity or voting securities or equity or voting interests, or any Contingent Company Equity, other than the issuance of Company Common Stock upon the exercise, vesting or settlement of any Options, RSUs, Performance Units or Director Stock Units (collectively, the “Company Equity Awards”) outstanding as of the Measurement Date and in accordance with the terms thereof as of such date, and from the Measurement Date to the date of this Agreement, the Company has not granted, entered into an agreement to grant, or otherwise committed to grant any Company Equity Awards or other equity or equity-based awards that may be settled in Company Common Stock. All outstanding shares of Company Common Stock, and all shares of Company Common Stock reserved for issuance as set forth above, have been or will be when issued in accordance with the terms of the applicable plan, duly authorized and validly issued and are or will be fully paid, nonassessable and free of preemptive rights. No Subsidiary of the Company owns any shares of capital stock of the Company.

(b)           There are no bonds, debentures, notes or other indebtedness or other securities or obligations of the Company or its Subsidiaries having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote (“Voting Company Debt”). Other than any such agreement with or for the benefit of Parent or its Affiliates, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any capital stock or other equity securities or equity interests of the Company.

(c)           Except as set forth above, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company, or other equity or voting securities or equity or voting interests of the Company, or Contingent Company Equity.

(d)           All Company Equity Awards are evidenced by written award agreements, in each case substantially in the forms that have been made available to Parent, except to the extent that such agreements differ from such forms with respect to the number of Company Equity Awards or shares of Company Common Stock covered thereby, the exercise price (if applicable), vesting schedule and expiration date applicable thereto. Each Company Equity Award was granted in accordance with the terms of the Company Stock Plan.

(e)           Section 3.2(e) of the Company Disclosure Schedule sets forth a correct and complete list of each Subsidiary of the Company as of the date of this Agreement, indicating its jurisdiction of incorporation or formation, and the direct owner of the outstanding shares of capital stock or other equity or voting securities or equity or voting interests of such Subsidiary. All outstanding shares of capital stock or other equity or voting securities or equity or voting interests of each Subsidiary of the Company are owned directly or indirectly by the Company, free and clear of all Liens, other than Liens securing the Credit Facilities and the Secured Trading Facility and transfer restrictions of general applicability arising under the Securities Act and other applicable securities Laws. At the close of business on the date hereof, there is no Contingent Subsidiary Equity. All outstanding shares of capital stock of or other equity or voting securities or equity or voting interests in each Subsidiary of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. There are no bonds, debentures, notes or other indebtedness or other securities or obligations of the Company or its Subsidiaries having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which equity holders of such Subsidiary are entitled to vote (“Voting Subsidiary Debt”). There are no stockholder agreements, voting trusts or other agreements or understandings to which any of the Company’s Subsidiaries is a party or by which it is bound relating to the voting or registration of any capital stock or other equity securities or equity interests of any such Subsidiary of the Company. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any Subsidiary of the Company, or other equity or voting securities or equity or voting interests of any Subsidiary of the Company, or Contingent Subsidiary Equity.

(f)           Except as set forth in this Section 3.2, neither the Company nor any Subsidiary owns, directly or indirectly, any capital stock or other equity or voting securities or equity or voting interests, or has any interest convertible into or exercisable or exchangeable therefor, in any Person.

Section 3.3           Authority; Noncontravention.

(a)           The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of and performance by the Company under this Agreement, and the consummation of the Transactions, have been duly authorized and approved by the Company Board, and except for obtaining the Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution and delivery of and performance by the Company under this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b)          Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) assuming the Stockholder Approval is obtained, conflict with or violate any provision of the Company Charter Documents or the respective certificate of incorporation, bylaws, limited liability company agreement or other similar organizational documents of the Company’s Subsidiaries, (ii) assuming that each of the consents, authorizations and approvals referred to in Section 3.4 and the Stockholder Approval is obtained and each of the filings referred to in Section 3.4 are made and any applicable waiting periods referred to therein have expired, conflict with or violate any Law or Order applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or its or their properties or assets are bound or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, require any consent of any Person pursuant to, materially and adversely alter the rights or obligations of the Company or any of its Subsidiaries under or give rise to any right of termination, amendment, acceleration or cancellation of, any Company Material Contract to which the Company or any of its Subsidiaries is a party, or by which their properties or assets or bound, or any Company Permit, or result in the creation of a Lien, other than any Permitted Lien, upon any of the properties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (i) (only with respect to the Company’s

Subsidiaries), (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (provided that clause (b)(v) of the definition of Company Material Adverse Effect shall be disregarded for purposes of this Section 3.3(b)).

(c)           The Company Board, at a meeting duly called and held, duly adopted resolutions (i) approving and declaring advisable this Agreement and the Transactions, (ii) determining that the Merger and the other Transactions are fair to and in the best interests of the Company and the stockholders of the Company, (iii) directing that adoption of this Agreement be submitted to the stockholders of the Company at a meeting of the Company’s stockholders and (iv) recommending that stockholders of the Company adopt this Agreement, which resolutions, as of the date of this Agreement, have not been rescinded, modified or withdrawn.

Section 3.4           Governmental Approvals.  Except for (a) the filing with the SEC of a proxy statement relating to the Company Stockholders Meeting (as amended or supplemented from time to time, the “Proxy Statement”) and, if required, a Rule 13E-3 transaction statement on Schedule 13E-3 (as amended or supplemented from time to time, the “Schedule 13E-3”), and other filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and the rules of NYSE, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (c) submissions and filings required under, and compliance with other applicable requirements of, the HSR Act, (d) the filings and notices with the Federal Energy Regulatory Commission (“FERC”) pursuant to Section 203 of the Federal Power Act and the approval of FERC thereunder (the “FERC Approval”), (e) the filings and notices with the Nuclear Regulatory Commission (the “NRC”) for approval of any indirect transfer of control of the NRC Licenses deemed to be created by the Merger and the approval of the NRC for such transfer (the “NRC Approval”), (f) the filings and notices required in connection with or in compliance with the rules and regulations of the New York Public Service Commission (the “NYPSC Approval”) and (g) those consents, approvals, authorizations, filings, notifications and other actions in connection with the Company Permits as set forth in Section 3.4 of the Company Disclosure Schedule (the “Other Approvals” and together with the approvals referred to in clauses (c) through (f) of this Section 3.4, the “Regulatory Approvals”), no consents or approvals of, or filings, declarations or registrations with, or notifications to, any Governmental Authority or any regional transmission organization or independent system operator are necessary for the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations pursuant to this Agreement and the consummation by the Company of the Transactions, other than as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.5           Company SEC Documents; Financial Statements; Undisclosed Liabilities.

(a)           The Company has filed with or furnished to the SEC, on a timely basis, all statements, schedules, reports, forms, amendments and other documents required by the SEC to be filed or furnished since June 1, 2015 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”)) and as of their respective filing dates (in the case of all other Company SEC Documents), and in the case of amendments thereto, as of the date of each such amendment, the Company SEC Documents complied in all material respects with the requirements of applicable Law, including the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC thereunder, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended, the date of the filing of such amendment with respect to the disclosures that are amended thereby (provided, that with respect to the accuracy of this Section 3.5(a) as of the date hereof for purposes of Section 6.2(a)(iv), only such amendments as are filed prior to the date hereof shall be taken into account)) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that the Company makes no representation or warranty with respect to information furnished in writing by or on behalf of Parent or Merger Sub or any of their respective Affiliates specifically for inclusion or use in any such document). As of the date of this Agreement, to the Knowledge of the Company, there are no material outstanding or unresolved comments in comment letters received from the SEC or its staff, and none of the Company SEC Documents is the subject of ongoing SEC review. None of the Company’s Subsidiaries are subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any periodic statements, schedules, reports, forms or other documents with the SEC.

(b)           Except to the extent updated, amended, restated or corrected by a subsequent Company SEC Document (provided, that with respect to the accuracy of this Section 3.5(b) as of the date hereof for purposes of Section 6.2(a)(iv), only such amendments as are filed prior to the date hereof shall be taken into account)), as of their respective dates of filing with the SEC, the consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents (i) complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by SEC rules or the Exchange Act), (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (A) as may be indicated in the notes thereto, (B) as permitted by Regulation S-X or (C) in the case of unaudited financial statements, as permitted by SEC rules or the Exchange Act) and (iii) present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries, and the results of their operations and cash flows, for each of the dates and for the periods shown, in conformity with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and normal year-end adjustments and as permitted by SEC rules or the Exchange Act). Since June 1, 2015, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the notes thereto. Neither the Company nor any Subsidiary of the Company is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K of the SEC).

(c)           The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs

(e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since June 1, 2015, the Company’s auditors and the Company Board have not been advised of and the Company has not identified (i) any material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud that involves management or other employees who have a significant role in the Company’s accounting, financial reporting or internal control over financial reporting. Since June 1, 2015, each of the principal executive officer of the Company (with the meaning given to such term under the Sarbanes-Oxley Act) and the principal financial officer of the Company (with the meaning given to such term under the Sarbanes-Oxley Act) (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder. Since June 1, 2015, neither the Company nor any of its Subsidiaries has arranged any outstanding “extensions of credit” to directors or executive officers (as defined in Rule 13b-7 of the Exchange Act) within the meaning of Section 402 of the Sarbanes-Oxley Act.

(d)           Neither the Company nor any of its Subsidiaries has any liabilities which would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except for liabilities or obligations (i) reflected or reserved against on the balance sheet of the Company and its Subsidiaries as of December 31, 2015 (the “Balance Sheet Date”) (including the notes thereto) included in the Filed Company SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as expressly contemplated by this Agreement or otherwise arising in connection with the Transactions or (iv) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.6           Absence of Certain Changes.

(a)           From the Balance Sheet Date to the date of this Agreement, (i) there has not been any change, event, occurrence, fact, development, circumstance, condition or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect, and (ii) except in connection with the Transactions, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business.

(b)           Neither Talen Energy Supply nor its Subsidiaries (i) has granted or caused to exist any Liens on its assets or properties described in Section 10.01(a) (securing Indebtedness incurred under Section 10.04(b)(i)(B)) or Section 10.01(bb) of the Citi Credit Agreement, (ii) has incurred or become responsible for any Indebtedness described in Section 10.04(b)(i)(B) or

10.04(b)(xxiii) of the Citi Credit Agreement, or (iii) has made any Restricted Payments other than Restricted Payments permitted by clauses (ii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) of Section 10.03(b) of the Citi Credit Agreement. For purposes of this Section 3.6(b), the references to “Liens”, “Indebtedness” and “Restricted Payments” shall have the meanings ascribed to such terms in the Citi Credit Agreement as in effect on the date of this Agreement. As of 8:00 a.m. New York time on the date of this Agreement, the Company and its Subsidiaries have Unrestricted Cash and Cash Equivalents of over $1,100,000,000 and Undrawn Capacity of over $1,300,000,000.

Section 3.7           Legal Proceedings.  There are no (a) actions, suits, claims, hearings, arbitrations or audits, or, to the Knowledge of the Company, inquiries, examinations or investigations, or other proceedings (each, a “Proceeding”), pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or its or their properties or assets or, to the Knowledge of the Company, against any officer or director of the Company or its Subsidiaries, or (b) Orders or settlements to which the Company or any of its Subsidiaries is a party or subject to or by which any of their properties or assets are bound, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.8           Compliance With Laws; Permits.

(a)           Each of the Company and its Subsidiaries is, and since June 1, 2015, has been in compliance with all Laws and Orders applicable to it or its assets, properties, business or operations, except for instances of noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. This Section 3.8(a) does not apply to tax matters (which is subject to Section 3.9), employee benefits matters (which is subject to Section 3.10), environmental matters (which is subject to Section 3.11), labor matters (which is subject to Section 3.12), intellectual property matters (which is subject to Section 3.13) or nuclear- and energy-related regulatory matters (which is subject to Section 3.20). Since June 1, 2015, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority alleging any material violation of any applicable Law or Order.

(b)          The Company and its Subsidiaries are in possession of all Company Permits, except where the failure to have any such Company Permit has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All Company Permits are valid and in full force and effect, no default (with or without notice or lapse of time or both) has occurred under any such Company Permit, and no suspension or cancellation of such Company Permits is pending or, to the Knowledge of the Company, threatened, except where the failure to be in full force and effect, default, suspension or cancellation has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries are and have been in compliance with the terms and requirements of such Company Permits, except where the failure to be in compliance has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.9           Tax Matters.

(a)           Except for those matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all Tax Returns required to be filed by it, and all such filed Tax Returns are correct and complete; (ii) each of the Company and its Subsidiaries has timely paid, or has caused to be timely paid on its behalf (taking into account any extension of time within which to file) all Taxes required to be paid by it (whether or not shown to be due on any Tax Return); (iii) no deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries which has not been fully paid or adequately reserved against in accordance with GAAP in the Company SEC Documents; and (iv) no audit or other administrative or court proceedings are pending with any Governmental Authority with respect to Taxes of the Company or any of its Subsidiaries, and no written notice thereof has been received; (v) neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (vi) neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement, except that Talen Energy Holdings, Inc. and PPL Energy Supply, LLC were “controlled corporations” in the Distribution and the Internal Distribution, respectively (as such terms are defined in the Transaction Agreement); (vii) neither the Company nor any of its Subsidiaries is a party to any Tax allocation, sharing or indemnity agreement or arrangement (other than (A) any Tax indemnification provisions in commercial agreements that are not primarily related to Taxes, (B) any agreement solely between or among any of the Company and its Subsidiaries and (C) the obligations set forth in the Transaction Agreement and the Separation Agreement); (viii) neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2); and (ix) neither the Company nor any of its Subsidiaries has any liability for Taxes of any other Person (other than the Company or any of its Subsidiaries) pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of Law) or as a transferee or successor, except that, prior to and on the date of the Distribution (as defined in the Transaction Agreement), the Company and certain of its Subsidiaries were members of the consolidated federal income tax return group of which PPL Corporation is the common parent.

(b)           For purposes of this Agreement: (i) “Taxes” shall mean all federal, state, local or foreign taxes, charges, imposts, levies or other assessments in the nature of tax, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes or any tax based upon, measured by or calculated with respect to the generation of electricity, and all interest, penalties, fines, or additions to tax imposed by any Governmental Authority in connection with any of the foregoing and (ii) “Tax Returns” shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto and any amendment thereof.

Section 3.10         Employee Benefits Matters.

(a)           Section 3.10(a) of the Company Disclosure Schedule sets forth a true and complete list of all Company Plans. Section 3.10(a) of the Company Disclosure Schedule separately sets forth a true and complete list of all Multiemployer Plans to which the Company or any of its Subsidiaries makes, or has an obligation to make, contributions or with respect to which the Company or any of its Subsidiaries have, or would reasonably be expected to have, any material liability, contingent or otherwise (each, a “Company Multiemployer Plan”). Within 60 days following the date of this Agreement, the Company will make available to the Parent a list of contributions required to be made by the Company or any of its Subsidiaries to each Company Multiemployer Plan since June 1, 2015.

(b)           The Company has made available to Parent correct and complete copies of, as applicable, (i) the current plan and trust document for each written Company Plan (or, to the extent that no such copy exists, an accurate written description thereof), (ii) the most recent Form 5500 or other applicable annual reports required to be filed with respect to each Company Plan, (iii) the most recent actuarial report for such Company Plan, if applicable, (iv) the most recent summary plan description for each Company Plan for which a summary plan description is required, and (iv) any material correspondence to or from any Governmental Authority relating to any Company Plan since June 1, 2015.

(c)           The Company and its Subsidiaries have not incurred any material withdrawal liability with respect to any Company Multiemployer Plans that has not been satisfied in full. The Company and its Subsidiaries have timely made all required contributions to all Company Multiemployer Plans in all material respects. To the Knowledge of the the Company, Company Multiemployer Plan (i) has received a notice of insolvency or (ii) is “endangered” or in “critical status” under Section 432 of the Code. For each Company Multiemployer Plan, the Company has made available to Parent correct and complete copies of all material information that has been provided to the Company or any of its Subsidiaries regarding any assessed or potential withdrawal liability under such Company Multiemployer Plan.

(d)           Each Company Plan has been administered in compliance in all material respects with its terms and in compliance in all material respects with applicable Laws. There are no pending or, to the Knowledge of the Company, threatened Proceedings (other than routine claims for benefits) with respect to any Company Plans.

(e)           All Company Plans that are “employee pension benefit plans” (as defined in Section 3(2) of ERISA) that are intended to be tax qualified under Section 401(a) of the Code (each, a “Company Pension Plan”) have received a favorable determination letter from the IRS or may rely on a favorable opinion letter issued by the IRS and, to the Knowledge of the Company, no circumstances exist that are likely to adversely affect the qualified status of any such Company Plan under Section 401(a) of the Code. The Company has made available to Parent a correct and complete copy of the most recent determination or opinion letter received from the IRS with respect to each Company Pension Plan. Each trust funding a Company Plan that is intended to be tax exempt under Section 501(c)(9) of the Code (i) has received, has applied for, or will timely apply for a favorable determination letter from the IRS recognizing its exempt status, (ii) has been drafted and operated in all material respects in compliance with the requirements of Section 501(c)(9) of the Code and (iii) to the Knowledge of the Company, no circumstances exist that are likely to adversely affect the exempt status of such trust.

(f)           No material liability under Title IV of ERISA, the Code or other applicable Laws has been incurred by the Company or any of its Subsidiaries that has not been satisfied in full, and no condition exists that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect under Title IV of ERISA, other than liability for premiums due to the Pension Benefit Guaranty Corporation. No material assets of the Company or its Subsidiaries are or would reasonably be expected to be subject to a lien pursuant to the Code or ERISA with respect to any Company Plan. No Company Plan subject to Title IV of ERISA (a “Title IV Company Plan”) has incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code), or failed to timely satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Sections 412 and 430 of the Code), in each case whether or not waived. No Company Plan is “at risk” under Section 430 of the Code.

(g)           No Company Plan provides for, and the Company and its Subsidiaries are not otherwise obligated to provide, any gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code.

(h)           No Company Plan obligates the Company or its Subsidiaries to provide any current or former employee (or any dependent thereof) any life insurance or medical or health benefits after his or her termination of employment with the Company or any of its Subsidiaries, other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(i)           The consummation of the Transactions will not, either alone or in combination with any other event, except as expressly provided in this Agreement, (i) entitle any current or former employee, director or independent contractor of the Company or any of its Subsidiaries to severance pay or any other payment under a Company Plan upon such consummation or upon any termination of employment in connection with such consummation, (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due any such current or former employee, director or independent contractor or result in the forgiveness of any indebtedness of any such employee, director or independent contractor, or (iii) result in payments or benefits that will be made by the Company or any of its Subsidiaries which would not be deductible for federal income tax purposes by virtue of Section 280G of the Code.

Section 3.11         Environmental Matters.

(a)           The Company and its Subsidiaries are, and since June 1, 2015 have been, in compliance with all applicable Environmental Laws, including with respect to maintaining and complying with all Company Permits required by Environmental Laws for the conduct of their respective businesses as they are now being conducted, except where the failure to comply or maintain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)           Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there is no Proceeding before any Governmental Authority alleging a violation of, or liability under, Environmental Laws that is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (ii) there is no Order imposed by any Governmental Authority upon the Company or any of its Subsidiaries relating to any alleged violation by the Company or any of its Subsidiaries of, or liability of the Company or any of its Subsidiaries under, Environmental Laws, (iii) neither the Company nor any of its Subsidiaries has received any written notice alleging a violation of, or liability under, Environmental Laws, the subject matter of which remains unresolved and (iv) neither the Company nor any of its Subsidiaries are responsible for remediating a Release of Hazardous Materials at any property pursuant to any Environmental Laws, and (v) neither the Company nor any of its Subsidiaries has Released, and to the Company’s Knowledge, there otherwise has been no Release of, any Hazardous Materials, at any real property leased, sub-leased or operated or currently or formerly owned by the Company or its Subsidiaries, in each case in violation of Environmental Laws and in any manner that would reasonably be expected to give rise to any remedial obligation or liability of the Company or its Subsidiaries under Environmental Laws.

Section 3.12         Labor Matters.

(a)           Section 3.12 of the Company Disclosure Schedule sets forth a true and complete list of, as of the date of this Agreement, each collective bargaining agreement or collective bargaining relationship or other Contract with a labor union or representative of employees to which the Company or any of its Subsidiaries is a party or bound. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all collective bargaining agreements to which each is subject. To the Knowledge of the Company, no union organizing or decertification activities are underway or threatened with respect to any employees of the Company or any of its Subsidiaries and no such activities have occurred since June 1, 2015. There are no strikes, slowdowns, picketing, work stoppages, lockouts or material labor disputes, or, to the Company’s Knowledge, threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries, and no such disputes have occurred since June 1, 2015. Since June 1, 2015, neither the Company nor any of its Subsidiaries has implemented any layoffs requiring notice under the Worker Adjustment and Retraining Notification Act or any similar applicable Law (collectively, the “WARN Act”).

(b)          No material claim, complaint, charge or investigation is pending, or, to the Knowledge of the Company, threatened in writing by any Person against the Company or any of its Subsidiaries or any Company Benefit Plan under any Law governing or concerning labor relations, unions and collective bargaining, conditions of employment, employment discrimination and harassment, worker classification, wages, hours, occupational safety and health or immigration, and the Company and its Subsidiaries is, and has been since June 1, 2015, in compliance in all material respects with such Laws.

Section 3.13         Intellectual Property; Data Privacy and Information Security.

(a)           Section 3.13(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all patents, patent applications, registered trademarks and applications therefor, domain names and registered copyrights and applications therefor owned by the Company or any of its Subsidiaries (collectively, “Registered Intellectual Property”). To the Knowledge of the Company, the Registered Intellectual Property is valid, subsisting and enforceable. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, misappropriate or otherwise violate, and since June 1, 2015 has not infringed, misappropriated or otherwise violated, any other Person’s Intellectual Property; (ii) there is no claim of such infringement, misappropriation or other violation pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; (iii) to the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Intellectual Property owned by the Company or any of its Subsidiaries; (iv) no claims of Intellectual Property infringement, misappropriation or other violation are pending or, to the Knowledge of the Company, threatened against any Person by the Company or any of its Subsidiaries; (v) the consummation of the Transactions shall not terminate or adversely affect the ownership or use of the Intellectual Property owned by the Company or any of its Subsidiaries or the rights of the Company or any of its Subsidiaries to use Intellectual Property licensed to the Company or any of its Subsidiaries, as applicable; and (vi) the Company and each of its Subsidiaries have taken commercially reasonable steps to protect the trade secrets and confidential information used or held for use in the businesses of the Company or any of its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries own or have a license, subscription or other valid right to use all Intellectual Property used by them in the conduct of their business in the ordinary course.

(b)           Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) the Company and each of its Subsidiaries has complied with the Company’s and each of its Subsidiaries’ own privacy policies and Laws applicable to the Company or any of its Subsidiaries regarding personally identifiable information, including any data privacy Laws or consumer privacy Laws; (ii) the Company and each of its Subsidiaries have implemented and maintain commercially reasonable security measures and policies to protect all personally identifiable information owned, collected, stored, controlled or processed by them or on their behalf from and against unauthorized access, use or disclosure; (iii) neither the Company nor any of its Subsidiaries has been legally required to provide any notices to data owners in connection with any unauthorized disclosure of, or access to, personally identifiable information; and (iv) since June 1, 2015, there has been no failure, material substandard performance, or breach of any computer systems of the Company or its Subsidiaries or their contractors that has caused any material disruption to the businesses of the Company or its Subsidiaries or resulted in any unauthorized disclosure of or access to any data owned, collected, stored, controlled or processed by or on behalf of the Company or any of its Subsidiaries.

Section 3.14         Antitakeover Statutes.  Neither Section 203 of the DGCL nor, to the Knowledge of the Company, any other anti-takeover, moratorium, fair price, control share, interested shareholder or similar Law (an “Anti-Takeover Statute”) is, or at the Effective Time

will be, applicable to the Company with respect to this Agreement or the Transactions. The Company has not adopted a shareholder rights plan.

Section 3.15         Property.  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries, as applicable, has valid leasehold title in and to all of the real property leased or subleased by it as lessee or sublessee (the “Leased Real Property”, and the Contracts pursuant to which the Leased Real Property is leased or subleased by any of the Company and its Subsidiaries, the “Leases”), free and clear of all Liens (except in all cases for Permitted Liens). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and except as may be limited by the Bankruptcy and Equity Exception, all Leases are valid and in full force and effect against the Company or such Subsidiaries, as applicable, and, to the Company’s Knowledge, the counterparties thereto, in accordance with their respective terms, and there is not, under any of such Leases, any existing default by the Company or applicable Subsidiary or, to the Company’s Knowledge, the counterparties thereto, or any fact or circumstance which, with notice or lapse of time or both, would become a default by the Company or applicable Subsidiary thereunder. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries has good and marketable fee simple title in and to all of real property owned in fee by it (the “Owned Real Property”), free and clear of all Liens, except Permitted Liens. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries has good and valid title in and to all easements, rights-of-way and other interests or estates in real property (other than the Leased Real Property and the Owned Real Property) owned or otherwise held by it (the “Other Real Property” and, together with the Leased Real Property and the Owned Real Property, the “Real Property”), free and clear of all Liens, except Permitted Liens. Except for Permitted Liens, neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy the Real Property or any portion thereof. There are no outstanding options, rights of first offer or rights of first refusal or other contractual rights or obligations to purchase, sell, lease, assign or otherwise encumber (except for Permitted Liens) any Real Property that is material to the business of the Company and its Subsidiaries or any portion thereof or interest therein, and neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase, sell, lease, assign or otherwise encumber (except for Permitted Liens) any Real Property or interest therein. There is no pending, or to the Company’s Knowledge threatened, condemnation, eminent domain or similar proceeding affecting any of the Real Property, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.16         Contracts.

(a)          Except for this Agreement and for the Contracts filed as exhibits to the Filed Company SEC Documents, Section 3.16 of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, and the Company has made available to Parent prior to the date hereof true and complete copies (including, for the avoidance of doubt, all amendments, modifications, extensions or renewals with respect thereto) of:

(i)          each Contract which is or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii)         each Contract to which the Company or any of its Subsidiaries is a party that (A) restricts in any material respect the ability of the Company or any of its Subsidiaries to engage in or compete in any business or with any Person in any geographical area, (B) requires the Company or any of its Subsidiaries to conduct any business on a “most favored nations” basis with any third party, (C) provides for “exclusivity”, rights of first refusal or offer or any similar requirement or right in favor of any third party, or (D) contains any standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of another Person;

(iii)        each Contract to which the Company or any of its Subsidiaries is a party (other than an Energy Marketing and Trading Contract) that provides for payments to or from the Company or any its Subsidiaries in excess of $20,000,000 in the aggregate after the date of this Agreement;

(iv)        each Contract creating, guaranteeing or securing Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness solely between the Company and any of its wholly owned Subsidiaries or between the Company’s wholly owned Subsidiaries);

(v)         each Contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(vi)        each Contract with respect to the creation, formation, governance or control of any partnerships, joint ventures or similar arrangements with third parties;

(vii)       each Contract that (A) relates to the acquisition, directly or indirectly, of assets (other than in the ordinary course of business) or capital stock or other securities (by merger, capital contribution or otherwise) of any Person with a total consideration of more than $20,000,000 in the aggregate after the date of this Agreement; (B) relates to the disposition (except in the ordinary course of business) after the date of this Agreement, directly or indirectly, of assets of the Company or its Subsidiaries with a total consideration of more than $20,000,000 in the aggregate or any capital stock or other securities (by merger, capital contribution or otherwise) of the Company or its Subsidiaries or (C) contains a put, call, right of first refusal or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any of the foregoing;

(viii)      any Contract not entered into in the ordinary course of business that requires the Company or any of its Subsidiaries to make any advance, loan or commitment therefor or provide any credit support for or any capital contribution to, or other investment in, any Person in excess of $5,000,000;

(ix)        any Contract that limits or otherwise restricts (A) the payment of dividends or distributions in respect of the capital stock or equity interests of the Company or any of its Subsidiaries, (B) the granting of material Liens on any property or asset of the Company or its Subsidiaries or (C) the issuance of guarantees by any of the Subsidiaries of the Company;

(x)         any Contract entered into since June 1, 2015 that relates to the sale, transfer or other disposition of a business or assets by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries has any continuing indemnification, guarantee, “earnout” or other contingent, deferred or fixed payment obligations that would reasonably be expected to result in aggregate payments in excess of $20,000,000;

(xi)        any material Contract for the supply of water or utility services, in each case, that relates to the use, ownership, operation or maintenance of any electric generating facility that is owned or operated by the Company or any of its Subsidiaries (each, a “Talen Energy Facility”);

(xii)       any Lease for Leased Real Property that is material to the business of the Company and its Subsidiaries;

(xiii)      any interconnection Contract that relates to any Talen Energy Facility;

(xiv)      any energy management agreement or any other Contract providing for the management, maintenance or operation of any Talen Energy Facility (or the output thereof) by a third party;

(xv)       any Energy Marketing and Trading Contract (A) that if entered into on the date of this Agreement would require an exception to or waiver under the Risk Management Policy or (B) with respect to a Specified Energy Marketing and Trading Transaction; and

(xvi)      any Contract that is a settlement, conciliation or similar agreement with any Governmental Authority or other Person in respect of any matter that is material to the business, assets or liabilities of the Company or its Subsidiaries or pursuant to which the Company or any of its Subsidiaries will be required after the date of this Agreement to pay consideration in excess of $5,000,000.

Each such Contract described in clauses (i) through (xvii) above together with each Contract filed or required to be filed as exhibits to the Filed Company SEC Documents, is referred to herein as a “Company Material Contract”.

(b)           Each Company Material Contract (other than any Company Material Contract that has expired in accordance with its terms) is valid, and binding on the Company and any of its Subsidiaries to the extent the Company or such Subsidiary is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms (subject to the Bankruptcy and Equity

Exception), except where the failure to be valid, binding, enforceable and in full force and effect, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Company Material Contract, except where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute a breach or default pursuant to any Company Material Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.17        Opinion of Financial Advisor.  The disinterested directors of the Company Board have received the opinion of Citigroup Global Markets Inc., dated as of the date of this Agreement, to the effect that, as of the date of such opinion, and based on and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Merger Consideration is fair, from a financial point of view, to the Unaffiliated Stockholders. A signed copy of such opinion will be made available to Parent solely for informational purposes promptly following the date of this Agreement (it being expressly understood that Parent and its Affiliates shall not be entitled to rely on such opinion).

Section 3.18        Brokers and Other Advisors.  Except for Citigroup Global Markets Inc., no broker, investment banker, financial advisor or other Person is, directly or indirectly, entitled or will be entitled to any broker’s, finder’s, agent’s, financial advisor’s or other similar fee, commission or charge in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has disclosed to Parent prior to the date hereof all amounts payable (including on a contingent basis) to Citigroup Global Markets Inc. by the Company or any of its Affiliates in connection with the Transactions (other than in a capacity as lender or agent under the Citi Credit Agreement).

Section 3.19        Stockholder Approval.  The adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Stockholders Meeting (the “Stockholder Approval”) is the only vote or approval of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement, and approve and consummate the Transactions under applicable Law.

Section 3.20         Regulatory Matters.

(a)           Section 3.20 of the Company Disclosure Schedule accurately identifies and describes each Talen Energy Facility.

(b)          The Company is not a “public utility” as defined in the FPA. Section 3.20(b) of the Company Disclosure Schedule identifies the Subsidiaries of the Company that are “public utilities” as defined in the FPA and are subject to regulation by FERC as public utilities. Neither the Company nor any of its Subsidiaries (other than Interstate Energy Company) is subject to regulation as a “public utility” or “public service company” (or similar designation)

with respect to its rates, securities issuances or capital structure by any state Governmental Authority.

(c)           Each of the Company’s Subsidiaries (other than Subsidiaries of Jade Power Generation Holdings LLC) that sells electric energy, capacity or certain ancillary services at wholesale in interstate commerce (i) is subject to the jurisdiction of FERC under the FPA, (ii) has been authorized by FERC to make wholesale sales of electric energy, capacity and certain ancillary services at market-based rates pursuant to Section 205 of the FPA (“MBR Authority”) and to make wholesale sales of electric energy, capacity and certain ancillary services into the markets in which it sells at market-based rates, subject to the mitigation listed in Section 3.20(c) of the Company Disclosure Schedule, and (iii) except for Talen Energy Marketing, LLC, is an Exempt Wholesale Generator (“EWG”) under the Energy Policy Act of 2005 (the “EPAct 2005”) and either has been determined by order of FERC to be an EWG or has filed with FERC a notification of self-certification of EWG status that is complete and accurate in all material respects. Neither the MBR Authority of the Company and its Subsidiaries nor their respective status as an EWG under the EPAct 2005 is the subject of any pending or, to the Knowledge of the Company, threatened, Proceeding to revoke or modify such status. To the Knowledge of the Company, there are no facts that are reasonably likely to cause the Company or any of its Subsidiaries to lose its MBR Authority or its status as an EWG under the EPAct 2005.

(d)           Since June 1, 2015, the operation of Susquehanna Steam Electric Station (“Susquehanna”) is and has been conducted in compliance in all material respects with applicable health, safety, regulatory and other requirements under applicable Laws. Such requirements under applicable Laws include the NRC Licenses, and all regulations, requirements and Orders related in any way to the NRC Licenses or Susquehanna, and all obligations of Susquehanna Nuclear, LLC (“Susquehanna Nuclear”), as the operator of Susquehanna, pursuant to contracts with the United States Department of Energy for the disposal of spent nuclear fuel and high-level radioactive waste, and any Laws of the State of Pennsylvania or any agency thereof. The operations of Susquehanna are not and since June 1, 2015 have not been the subject of either any material notice of violation that has not been addressed by corrective actions or any material request for information from the NRC or any other agency with jurisdiction over such facility. Susquehanna Nuclear maintains, and is in compliance in all material respects with, emergency plans designed to protect the health and safety of the public in the event of an unplanned release of radioactive materials and such plans are in compliance in all material respects with the NRC’s rules and regulations.

(e)           Since June 1, 2015, (i) Susquehanna Nuclear’s Qualified Decommissioning Fund consists of one or more trusts that are validly existing and in good standing under the Laws of their respective jurisdictions of formation with all requisite authority to conduct their affairs as they now do; (ii) Susquehanna Nuclear’s Qualified Decommissioning Fund satisfies the requirements necessary for such fund to be treated as a “Nuclear Decommissioning Reserve Fund” within the meaning of Code Section 468A(a) and as a “Nuclear Decommissioning Fund” and a “Qualified Nuclear Decommissioning Fund” within the meaning of Treasury Regulation Section l.468A-l(b)(3); (iii) Susquehanna Nuclear’s Qualified Decommissioning Fund is in compliance in all material respects with all applicable rules and regulations of any Governmental Authority having jurisdiction, including the requirements of the

NRC with respect to the minimum funds for radiological decommissioning and NRC license termination and the requirements of the IRS, (iv) Susquehanna Nuclear’s Qualified Decommissioning Fund has not engaged in any acts of “self-dealing”, as defined in Treasury Regulation Section 1.468A- 5(b)(2); and (v) no “excess contribution”, as defined in Treasury Regulation Section 1.468A-5(c)(2)(ii), has been made to Susquehanna Nuclear’s Qualified Decommissioning Fund which has not been withdrawn within the period provided under Treasury Regulation Section 1.468A-5(c)(2)(i).

(f)            The Company has heretofore made available to Parent a correct and complete copy of Susquehanna Nuclear’s decommissioning trust agreements.

(g)           Since June 1, 2015, Susquehanna Nuclear or The Bank of New York Mellon, the Trustee of the Susquehanna Nuclear’s Qualified Decommissioning Fund (the “Trustee”), has filed or caused to be filed with the NRC, the IRS and any other applicable Governmental Authority all material forms, statements, reports, documents (including all exhibits, amendments and supplements thereto) required to be filed by Susquehanna Nuclear or the Trustee of Susquehanna Nuclear’s Qualified Decommissioning Fund. Since June 1, 2015, the Company has not requested a schedule of ruling amounts from the IRS for Susquehanna Nuclear’s Qualified Decommissioning Fund, has not made any contribution to its Qualified Decommissioning Fund pursuant to a schedule of ruling amounts issued by the IRS under Treasury Regulation Section 1.468A-3, and has not made any special transfers pursuant to a schedule of deduction amounts issued by the IRS under Section 468A(f) of the Code and Treasury Regulation Section 1.468A-8.

(h)           The Company has made available to Parent a correct and complete statement of assets prepared by the Trustee for Susquehanna Nuclear’s Qualified Decommissioning Fund as of December 31, 2015 and as of March 31, 2016 and will make such a statement available as of the most recently available month end preceding the Closing, and such statements fairly presented and will fairly present as of such dates the financial position of Susquehanna Nuclear’s Qualified Decommissioning Fund. The Company has made available to Parent correct and complete information from which Parent can determine the Tax basis of all assets in Susquehanna Nuclear’s Qualified Decommissioning Fund and will make such information available as of the most recently available month end preceding the Closing.

(i)            Susquehanna Nuclear’s Qualified Decommissioning Fund does not include funds specifically designated for obligations other than radiological decommissioning as required by the NRC for license termination.

(j)            Susquehanna Nuclear maintains funds, either in its Qualified Decommissioning Fund or in another fund, in excess of the amounts needed to satisfy (i) NRC requirements for radiological decommissioning of Susquehanna and NRC license termination and (ii) the estimated costs of spent fuel management after Susquehanna permanently ceases operation, decommissioning of the Susquehanna independent spent fuel storage installation, and non-radiological site restoration.

(k)           Susquehanna Nuclear does not maintain any funds for radiological decommissioning and NRC license termination in any nonqualified decommissioning trusts.

Section 3.21         Risk Management Policy.

(a)           The Company Board has adopted the Risk Management Policy that established risk parameters, limits and guidelines with respect to the management of the risk exposures related to commodity prices and volumes, interest rates, foreign currency exchange rates, liquidity and counterparty credit in connection with the business activities of the Company and its Subsidiaries. The Company has, prior to the date of this Agreement, provided Parent with a true and complete copy of the Risk Management Policy, which has not been amended, modified or otherwise supplemented in any material respect since its adoption on June 1, 2015.

(b)           Since June 1, 2015, the Company and its Subsidiaries have not engaged in any Energy Marketing and Trading Transactions other than transactions of the type permitted under the Risk Management Policy. Since June 1, 2015, all Energy Marketing and Trading Transactions of the Company and its Subsidiaries have been entered into in the ordinary course of business and within the risk limits that are set forth in, and otherwise in compliance in all material respects with, the Risk Management Policy, except for waivers or exceptions granted or utilized in accordance with the terms of the Risk Management Policy (which waivers and exceptions, and the Energy Marketing and Trading Transactions undertaken pursuant thereto, since June 1, 2015 and prior to the date of this Agreement, are set forth in Section 3.21(b) of the Company Disclosure Schedule).

(c)           As of the date of this Agreement, the Company has provided to Parent (i) good faith calculations and listings of the EMT Information and (ii) a statement of the Secured EMT Information that is true and correct in all material respects, in the case of the immediately preceding clauses (i) and (ii), determined as of the close of business on May 27, 2016 for all then-outstanding Energy Marketing and Trading Transactions of the Company and its Subsidiaries. The Company has provided to Parent true and complete copies of all compliance monitoring and violation reports and all other material portfolio reports, risk limit reports, credit reports, risk management committee reports prepared for, or provided to, the Risk Management Committee (as defined in the Risk Management Policy) or the Company Board since June 1, 2015.

Section 3.22         Information in Proxy Statement and Schedule 13E-3.  Each of the Proxy Statement, as of the date of filing and as of the date of mailing to the Company’s stockholders and as of the date of the Company Stockholders Meeting, and the Schedule 13E-3, as of the date of filing, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that the Company does not make any representation or warranty with respect to any information supplied by or on behalf of Parent or Merger Sub or any of their respective Affiliates specifically for inclusion or incorporation by reference in the Proxy Statement or Schedule 13E-3. Each of the Proxy Statement and Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.23         No Other Representations or Warranties.  Except for the representations and warranties expressly made by the Company in this Article III or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company or its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to Parent or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

Article IV

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub jointly and severally represent and warrant to the Company that:

Section 4.1          Organization, Standing and Corporate Power.  Each Parent is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability company power and authority necessary to own or lease all of its properties and assets and to carry on its businesses as now being conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its businesses as now being conducted. Parent and Merger Sub are duly qualified to do business and each is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.2           Authority; Noncontravention.

(a)           Each of Parent and Merger Sub has all necessary limited liability company or corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the Transactions. The execution and delivery of and performance by Parent and Merger Sub under this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by all necessary limited liability company or corporate action by Parent and Merger Sub (including by the sole member of each Parent and the board of directors of Merger Sub and by Parent, as the collective sole stockholder of Merger Sub), and no other limited liability company or corporate action on the part of Parent and Merger Sub is necessary to authorize the execution and delivery of and performance by Parent and Merger Sub under this Agreement, subject only to the adoption and approval of this Agreement by Parent as the sole stockholder of Merger Sub, which will occur promptly following the execution of this Agreement, and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except to the extent that such enforceability is subject to the Bankruptcy and Equity Exception. No vote or approval of the holders of any class or series of equity units of Parent is necessary to adopt this Agreement, and approve and consummate the Transactions.

(b)           Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of formation and limited liability company agreement or certificate of incorporation and bylaws of Parent or Merger Sub, respectively, in each case as amended to the date of this Agreement, (ii) assuming that each of the consents, authorizations and approvals referred to in Section 4.3 and each of the filings referred to in Section 4.3 are made and any applicable waiting periods referred to therein have expired, conflict with or violate any Law or Order applicable to Parent or any of its Subsidiaries or by which Parent or any of its Subsidiaries or its or their properties or assets are bound or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time or both) under, result in any loss of benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which their properties or assets or bound, other than, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.3           Governmental Approvals.  Except for (a) the filing with the SEC of the Proxy Statement and, if required, the Schedule 13E-3, and other filings required under, and compliance with other applicable requirements of, the Exchange Act and the rules of NYSE, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (c) the Regulatory Approvals, no consents or approvals of, or filings, declarations or registrations with, or notifications to, any Governmental Authority or any regional transmission organization or independent system operator are necessary for the execution and delivery of this Agreement by Parent and Merger Sub and the performance by Parent and Merger Sub of their obligations pursuant to this Agreement and the consummation by Parent and Merger Sub of the Transactions, other than as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4           Legal Proceedings.  As of the date of this Agreement, there are no (a) Proceedings pending, or, to the Knowledge of Parent, threatened against Parent or Merger Sub or its or their properties or assets or, to the Knowledge of Parent, against any officer or director of Parent or Merger Sub, or (b) Orders or settlements to which Parent or Merger Sub is a party or subject to or by which any of their properties or assets are bound, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.5          Brokers and Other Advisors.  Except for Goldman, Sachs & Co. and RBC Capital Markets, no broker, investment banker, financial advisor or other Person is, directly or indirectly, entitled or will be entitled to any broker’s, finder’s, agent’s, financial advisor’s or other similar fee, commission or charge in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

Section 4.6          Subsidiaries.  Parent collectively owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

Section 4.7           Financing.

(a)           Concurrently with the execution of this Agreement, Parent has delivered to the Company true, correct and complete copies of an executed debt commitment letter dated as of the date hereof and corresponding fee letter dated as of the date hereof (with only the fee amounts, pricing caps and other economic “flex” terms redacted (none of which redacted provisions would adversely affect the amount, conditionality or availability of the Debt Financing (as defined below))) from the financial institutions identified therein (together with all exhibits and schedules thereto, collectively, the “Debt Commitment Letter”) to provide, subject to the terms and conditions therein, debt financing to the Company or its Subsidiaries in the amounts set forth therein for the purpose of funding, in part, the Transactions (the “Debt Financing”). As of the date hereof, the Debt Commitment Letter has not been amended or modified and the commitments contained in such letter have not been withdrawn, terminated or rescinded in any respect. Parent or Merger Sub has fully paid or caused to be fully paid any and all commitment fees or other fees required to be paid in connection with the Debt Commitment Letter that are payable on or prior to the date hereof. Assuming the Debt Financing is funded in accordance with the Debt Commitment Letter, the aggregate net proceeds (after netting out original issue discount and similar premiums and charges after giving effect to the maximum amount of flex (including original issue discount flex) provided under the Debt Commitment Letter) committed to be delivered pursuant to the Debt Commitment Letter (such amount, the “Required Amount”), together with the amount of Undrawn Capacity and Unrestricted Cash and Cash Equivalents, immediately after the Closing, assuming the Pro Forma Liquidity Amount equals no less than $350,000,000 less the Affected STF Amount (assuming for purposes of determining the Pro Forma Liquidity Amount, the funding of at least $250,000,000 in connection with the Debt Financing) after the payment of the Aggregate Consideration Amount in accordance with Article II and any Transaction Costs, will provide sufficient funds required for consummation of the Transactions in accordance with this Agreement and the Debt Commitment Letter, including (a) the payment of the Aggregate Consideration Amount, (b) the repayment of any Indebtedness of the Company or its Subsidiaries required by its terms, or contemplated by this Agreement or the Debt Commitment Letter, to be repaid or refinanced on the Closing Date and (c) the payment of any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation or its Subsidiaries in connection with the Transactions, including the Debt Financing. As of the date hereof, the Debt Commitment Letter is a valid and binding obligation of Parent and Merger Sub and, to the Knowledge of Parent, each of the other parties thereto and is in full force and effect, in each case, subject to the Bankruptcy and Equity Exception. As of the date hereof, (x) there is no default or breach under the Debt Commitment Letter by Parent or Merger Sub or any of their respective Affiliates, or, to the Knowledge of Parent, any other parties thereto, and (y) no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub, any of their respective Affiliates or, to the Knowledge of Parent, any other parties thereto, under the Debt Commitment Letter, or a failure of any condition to the Debt Financing. As of the date hereof, Parent has no Knowledge of any facts or circumstances or any reason to believe that any facts or circumstances exist that, assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2 and the completion of the Marketing Period, would be reasonably likely to result in any of the conditions set forth in the Debt Commitment Letter not being satisfied or the funding contemplated in the Debt Commitment Letter not being made available on the Closing Date. As of the date hereof, the Debt Commitment Letter is not subject to any conditions precedent to the obligations of the parties thereunder (including pursuant to any flex provisions in the related fee letter or otherwise) to make the full amount of the Debt Financing available at the Closing, or any contingencies that would permit the parties thereto to reduce the amount of the Debt Financing, other than as expressly set forth therein. As of the date hereof, there are no side letters, arrangements or other Contracts to which Parent, Merger Sub or any of their respective Affiliates is a party (a) which are related to the funding of the full amount of the Debt Financing, other than as expressly set forth in the Debt Commitment Letter (and the related fee letter) or (b) that would reasonably be expected to adversely affect the timing of Closing, other than as expressly set forth in the Debt Commitment Letter.

(b)           Parent has delivered to the Company a correct and complete signed copy of the Citi Credit Agreement Amendment, which assuming due authorization, execution and delivery thereof by the parties thereto (including the Company or its applicable Subsidiaries) and satisfaction by the Company and its applicable Subsidiaries of the conditions precedent set forth in Sections 5.1(b) and 5.1(c) thereof, is a valid and binding obligation of the parties thereto, enforceable against the parties thereto in accordance with its terms (subject to the Bankruptcy and Equity Exception).

Section 4.8           Guarantee.  Concurrently with the execution of this Agreement, Parent has delivered to the Company the Guarantee, dated as of the date of this Agreement, which has been duly executed and delivered by the Guarantor. The Guarantee is valid, binding and in full force and effect as of the date hereof and is enforceable against the Guarantor in accordance with its terms except to the extent that such enforceability is subject to the Bankruptcy and Equity Exception. As of the date hereof, there is no default or breach under the Guarantee by the Guarantor and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default or breach under the Guarantee by the Guarantor.

Section 4.9           Solvency.  Assuming (a) the accuracy at Closing of the representations and warranties of the Company set forth in Article III and any certificate delivered pursuant to this Agreement, (b) the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, (c) the accuracy in all material respects, as of the Effective Time and immediately following the Closing, of the information that is required under paragraph 5(a) and (b) of Exhibit B to the Debt Commitment Letter as in effect on the date hereof and (d) that any estimates, projections and other forecasts and plans of the Company and its Subsidiaries provided or made available to Parent by or on behalf of the Company prior to the date hereof have been prepared in good faith and based upon assumptions that were and continue to be reasonable immediately prior to Closing, then immediately after giving effect to the Transactions, including the Debt Financing, any alternative financing and any fees incurred in connection with the Transactions, the Surviving Corporation and its Subsidiaries, taken as a whole, will be Solvent.

Section 4.10         Information in Proxy Statement and Schedule 13E-3.  None of the information to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, as of the date of filing and as of the date of mailing to the Company’s stockholders and as of the date of the Company Stockholders Meeting, and none of the information to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Schedule 13E-3 will, as of the date of filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.11        Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans.  In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Parent and Merger Sub hereby acknowledge and agree that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plan information, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plan information, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plan information), except as otherwise set forth herein. Accordingly, Parent and Merger Sub hereby acknowledge that, except as otherwise set forth in this Agreement or any certificate delivered pursuant to this Agreement, none of the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents or representatives, has made or is making any representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plan information (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plan information).

Section 4.12         No Other Representations or Warranties.  Except for the representations and warranties expressly made by Parent and Merger Sub in this Article IV or in any certificate delivered pursuant to this Agreement, none of Parent, Merger Sub or any other Person makes any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to Parent or Merger Sub or their Affiliates or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

Article V

Covenants

Section 5.1           Conduct of Business.

(a)           Except as expressly contemplated or required by this Agreement, as required by applicable Law or as set forth in Section 5.1(a) of the Company Disclosure Schedule, during the period from the date of this Agreement until the Effective Time, unless Parent otherwise consents (which consent shall not be unreasonably withheld, delayed or conditioned) in writing, the Company shall (and shall cause its Subsidiaries to) conduct the business of the Company and its Subsidiaries in all material respects in the ordinary course and, to the extent consistent thereunder, use reasonable best efforts to preserve intact its present lines of business, maintain its rights and franchises, retain the services of its key personnel and preserve satisfactory relationships with Governmental Authorities, employees, customers and suppliers, and except as expressly contemplated or required by this Agreement, as required by applicable Law or as set forth in Section 5.1(a) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, unless Parent otherwise consents in writing (which consent, other than in the case of clauses (i), (ii), (iii), (iv), (v), (vi)(B), (viii), (xiii)(A), (xiv), (xviii), and, to the extent related to the foregoing clauses, clauses (xvi) and (xxix), shall not be unreasonably withheld, delayed or conditioned):

(i)          issue, transfer, dispose of, sell, pledge, grant, lease, license, guarantee or encumber (or make payments based on the value of), or authorize the issuance, transfer, disposal of, sale, pledge, grant, lease, license, guarantee or encumbrance (or making of payments based on the value) of any shares of capital stock, or other equity or voting securities or equity or voting interests of the Company or its Subsidiaries (other than issuances of such securities solely to the Company or a wholly owned Subsidiary of the Company) or any Company Equity Awards (or any other equity-based awards), any Voting Company Debt or Voting Subsidiary Debt or any Contingent Company Equity or Contingent Subsidiary Equity (other than the issuance of shares of Company Common Stock upon the exercise, vesting or settlement of Company Equity Awards outstanding as of the Measurement Date or permitted to be issued after the Measurement Date in accordance with the terms of this Agreement, in each case, in accordance with their terms);

(ii)         except for transactions solely among the Company and its direct or indirect wholly owned Subsidiaries or solely among the Company’s direct or indirect wholly owned Subsidiaries, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting securities or equity or voting interests or Contingent Company Equity or Contingent Subsidiary Equity, other than (A) the acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Options in order to pay the exercise price of Options, (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to the Company of Company Equity Awards, and (C) the acquisition by the Company of Company Equity Awards in connection with the forfeiture of such awards, in each case in accordance with their terms;

(iii)        (A) other than dividends or distributions by a wholly owned Subsidiary of the Company to the Company or any other wholly owned Subsidiary of the Company, declare, authorize, establish a record date for, set aside for payment or pay any dividend on, or make any other distribution (in cash, stock or other equity, property or a combination thereof) in respect of, any shares of its capital stock or other equity or voting securities or equity or voting interests or any Contingent Company Equity or Contingent Subsidiary Equity, or (B) adjust, split, combine, subdivide or reclassify any shares of its capital stock or other equity or voting securities or equity or voting interests or any Contingent Company Equity or Contingent Subsidiary Equity;

(iv)        redeem, repurchase, prepay, defease, cancel, incur or otherwise acquire, or modify in any material respect the terms of, any Indebtedness or assume, guarantee or endorse, or otherwise become responsible for, any such Indebtedness of another Person, issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, other than (A) borrowings under, and letters of credit issued pursuant to, the Credit Facilities, in each case, in the ordinary course of business, (B) interest rate hedging arrangements that are not speculative in nature entered into on customary commercial terms in the ordinary course of business and not to exceed $25,000,000 in aggregate notional amount, (C) capital leases entered into in the ordinary course of business and (D) Indebtedness set forth on Section 5.1(a)(iv) of the Company Disclosure Schedule;

(v)         make any loans or advances to, or provide any credit support for, or investments in, any Person (other than any of the Company’s wholly owned Subsidiaries);

(vi)        (A) sell, lease (as lessor), license or otherwise dispose of (including through “spin-off”), or exchange or swap any properties or assets of the Company or any of its Subsidiaries having a value in excess of $5,000,000 individually or $20,000,000 in the aggregate, except sales or other dispositions of (1) inventory in the ordinary course of business, (2) excess or obsolete properties or assets, or (3) pursuant to Contracts in force on the date of this Agreement and set forth on Section 5.1(a)(vi) of the Company Disclosure Schedule (as such Contracts are in effect on the date of this Agreement), correct and complete copies of which Contracts have been provided to Parent prior to the date hereof, (4) properties or assets by the Company or any of its wholly owned Subsidiaries to the Company or any other wholly owned Subsidiary of the Company or (5) pursuant to Energy Marketing and Trading Transactions permitted by the EMT Provisions or (B) without limiting Section 5.1(a)(xxiii), pledge, mortgage, encumber or otherwise subject to any Lien (other than a Permitted Lien) any properties or assets of the Company or any of its Subsidiaries;

(vii)       (A) amend the Capital Expenditure Plan in any material respect or (B) make, commit to or authorize capital expenditures (1) for any purpose other than substantially as contemplated in the Capital Expenditure Plan (as in effect on the date of this Agreement) or (2) in aggregate amounts in excess of 120% of the amount budgeted in the Capital Expenditure Plan;

(viii)      make any acquisition (including by merger) of (A) the capital stock or a material portion of the assets of any other Person or (B) any other properties or assets of any other Person (other than the Company or any of its wholly owned Subsidiaries) for consideration in excess of $25,000,000 in the aggregate (other than with respect to Energy Marketing and Trading Transactions permitted by the EMT Provisions), except for (x) acquisition of supplies, parts, fuel, materials and other inventory in the ordinary course of business, (y) capital expenditures made in accordance with Section 5.1(a)(vii) or (z) pursuant to Contracts in force on the date of this Agreement and set forth on

Section 5.1(a)(viii) of the Company Disclosure Schedule (as such Contracts are in effect on the date of this Agreement), correct and complete copies of which Contracts have been provided to Parent prior to the date hereof;

(ix)         except as required pursuant to applicable Law or any applicable collective bargaining agreement or Company Plan in effect as of the date hereof and set forth on Section 3.12 or Section 3.10(a) of the Company Disclosure Schedule, respectively, (1) increase or commit to increase the compensation, wages, incentive compensation or benefits of any of its directors, employees or independent contractors (provided that payments of bonuses in the ordinary course in accordance with the terms of Section 5.1(a)(ix) of the Company Disclosure Schedule shall not constitute an increase in compensation), (2) establish, adopt, enter into, terminate, extend, renew, materially amend or take any action to accelerate the vesting, funding or payment of any compensation or benefits under, any Company Plan (or any plan or agreement that would constitute a Company Plan if in effect as of the date hereof), (3) grant, pay or increase any severance, change in control, retention, bonus, termination or similar compensation or benefits payable to any of its directors, employees or independent contractors, (4) terminate (other than termination for cause) the employment of any employee employed by the Company or any of its Subsidiaries having an annualized base salary in excess of $200,000, (5) hire any employee to be employed by the Company or any of its Subsidiaries having an annualized base salary in excess of $200,000, other than to replace a departing employee, (6) fund, or agree to provide any funding for, any compensation or benefits, including any “rabbi” or similar trust or other funding agreement or (7) effect any facility closings or employee layoffs that would implicate the WARN Act;

(x)         enter into, amend or terminate any collective bargaining agreement or similar labor agreement or any other Contract with any labor union, works council or other labor organization;

(xi)        adopt or amend in any material respect the Company Stock Plan or any other equity compensation plan;

(xii)        (A) make any changes to working capital policies or manage working capital, payables or receivables, other than in the ordinary course of business, including with respect to revenue recognition, the timing of payment of accounts payable and the timing of collection of accounts receivable and the maintenance of inventory, or (B) make any change to its methods of accounting in effect at December 31, 2015, except, in each case, as required by GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, Regulation S-X of the Exchange Act, as required by a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization) or as required by applicable Law;

(xiii)      (A) amend the Company Charter Documents or (B) amend in any material respect the organizational documents of any of its Subsidiaries;

(xiv)      adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation or other reorganization, other than any liquidations or dissolutions, mergers, consolidations or other reorganizations solely among the Company and its wholly owned Subsidiaries or solely among its wholly owned Subsidiaries;

(xv)       except as required by Law, make or change any material Tax election, change any material method of Tax accounting, amend any material Tax Return, settle or compromise or abandon any material Tax liability or refund;

(xvi)      (A) except as in the ordinary course of business or with respect to Energy Marketing and Trading Contracts as permitted in accordance with the EMT Provisions, enter into, including pursuant to an amendment or supplement (other than any Contract that is otherwise expressly permitted to be entered into pursuant to any other subsection of this Section 5.1(a)), renew, extend, terminate, modify or amend in any material and adverse respect, or waive, release, assign or otherwise forego any material right or claim under, any Company Material Contract or any Contract that, if existing on the date hereof, would have been a Company Material Contract; or (B) amend, supplement or otherwise modify any Contract that is not otherwise a Company Material Contract to contain a Restrictive Provision;

(xvii)     subject to and without limiting Section 5.9 and other than with respect to Taxes, which is governed by Section 5.1(a)(xv), waive, release, discharge, pay, compromise, settle or agree to settle any Proceeding, or agree to the entry of any Order (A) requiring payment of any amounts in excess of $1,000,000 individually or $10,000,000 in the aggregate, that are not covered and paid by third-party insurance or by a third-party indemnity or (B) that would impose any material non-monetary obligations on the Company or its Subsidiaries;

(xviii)    enter into any new line of business;

(xix)       fail to maintain with financially responsible insurance companies (or through self-insurance consistent with past practice), insurance (including outage insurance) with respect to the Company and its Subsidiaries in such amounts and against such risks and losses as are in all material respects customary for companies engaged in the power generation industry;

(xx)        other than clerical or administrative modifications or otherwise in a manner that is more restrictive to the Company and its Subsidiaries, amend, supplement or otherwise modify the Risk Management Policy;

(xxi)       terminate or suspend, or permit or grant any exception in respect of, the Risk Management Policy, except to the extent that the Company and its Subsidiaries shall at any time cease to comply with the risk limits established in the Risk Management Policy following the occurrence of a Market Dislocation Event, exceptions permitted or granted by the Company’s Risk Management Committee on a temporary basis (subject to notice to Parent) to permit the restoration of compliance with the Risk Management Policy as soon as reasonably practicable in an economically prudent manner following the occurrence of such non-compliance and solely for the purposes of, and to the extent necessary to, reduce risk and restore compliance with the risk limits set forth in the Risk Management Policy (it being understood that the Company or its applicable Subsidiaries shall take no action to increase the risk in respect of any Energy Marketing and Trading Transaction that has triggered (either alone or with other Energy Marketing and Trading Transactions) the need for such temporary exemption and during the period of any such temporary exemption, neither the Company nor any of its Subsidiaries shall be permitted to enter into any new Energy Marketing and Trading Transaction that would otherwise require such temporary exemption other than primarily for the purposes of restoring compliance with the risk limits set forth in the Risk Management Policy);

(xxii)      adopt any shareholder rights plan, except (other than with respect to a plan applicable to the Transactions or Parent Related Parties) if the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law;

(xxiii)     enter into or assume any Energy Marketing and Trading Contract, or otherwise engage in any Energy Marketing and Trading Transaction, in each case other than (A) in compliance with the Risk Management Policy, (B) to the extent any such Energy Marketing and Trading Contract or Energy Marketing and Trading Transaction, as applicable, entered into after the date of this Agreement does not contain a Restrictive Provision and is not a Specified Energy Marketing and Trading Transaction, (C) to the extent that the obligations of the Company or any of its Subsidiaries in respect of any such Energy Marketing and Trading Contract or Energy Marketing and Trading Transaction entered into after the date of this Agreement are secured, the Company and its Subsidiaries shall have used commercially reasonable efforts to (1) enter into such Energy Marketing and Trading Transactions pursuant to Energy Marketing and Trading Contracts for which EMT Confirmations shall have been obtained or shall not be required to permit or facilitate the Transactions and (2) secure such obligations pursuant to the Secured Trading Facility and (D) to the extent that such Energy Marketing and Trading Transaction is for the sale of natural gas at retail, any associated Hedging Trading or associated natural gas transportation arrangements, in each case in the ordinary course of business consistent with past practice;

(xxiv)    terminate, assign or novate any Energy Marketing and Trading Contract or Energy Marketing and Trading Transaction other than (A) in the ordinary course of business with respect to Energy Marketing and Trading Transactions involving the sale of electricity or natural gas at retail and (B) to the extent resulting in a reduction in the percentage (but not below 100%) of the Forecasted Delta Generation that is hedged for the peak or off-peak periods, as applicable, in any month in respect of the Talen Energy Facilities on an aggregate monthly basis in a particular regional transmission organization, independent system operator or balancing authority area;

(xxv)     renew, extend, or modify or amend in any material respect, or waive, release or otherwise forego any material right or claim under, any Energy Marketing and Trading Contract or in respect of any Energy Marketing and Trading Transaction, other than (A) in compliance with the Risk Management Policy and (B)

solely to the extent that such amendment, renewal, extension, modification, waiver, release or other action would not (1) create a Restrictive Provision or (2) result in such transaction becoming a Specified Energy Marketing and Trading Transaction (if measured from the date of such amendment, renewal, extension, modification, waiver, release or other action);

(xxvi)    materially defer the commencement of any planned maintenance or scheduled outage for Susquehanna;

(xxvii)   make any material changes to the fuel supply practices at Susquehanna;

(xxviii)  terminate, amend or otherwise modify, or grant any consent or waiver under or in respect of, the Citi Credit Agreement Amendment, the EMT Confirmations or any Enhancement Documents; or

(xxix)     agree to take any of the foregoing actions.

(b)          Notwithstanding Section 5.1(a), the Company may, and may cause its Subsidiaries to, take commercially reasonable actions that would otherwise be prohibited pursuant to Section 5.1(a)(vi)(A), Section 5.1(a)(vii), Section 5.1(a)(viii)(B), Section 5.1(a)(xxvi) or Section 5.1(a)(xxvii) (and, to the extent related to the foregoing clauses, Section 5.1(a)(xvi) and Section 5.1(a)(xxix)) in order to prevent the occurrence of or mitigate the existence of an emergency situation involving endangerment of life, human health, safety or the environment or the protection of equipment or other assets; provided, however, that the Company shall provide Parent with notice of such emergency situation and any such action taken by the Company or its Subsidiaries as soon as reasonably practicable.

(c)          During the period from the date of this Agreement until the Effective Time, no party hereto shall, and no party hereto shall permit its Subsidiaries to, take any action that would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by such party or any of its Subsidiaries of the Transactions (it being agreed that Parent’s and Merger Sub’s obligation to consummate the Debt Financing is expressly governed by Section 5.14 and not limited, expanded or qualified by this Section 5.1(c)).

(d)          During the period from the date of this Agreement until the Effective Time, the Company shall (and shall cause its Subsidiaries to) use reasonable best efforts to conduct its retail natural gas and electricity businesses in a manner consistent with past practice, including by entering into Energy Marketing and Trading Transactions reasonably expected to cover the risks associated with retail sales of natural gas and electricity by the Company and its Subsidiaries.

Section 5.2           Preparation of the Proxy Statement; Schedule 13E-3; Stockholders Meeting.

(a)           Promptly following the date of this Agreement, (i) the Company shall prepare the Proxy Statement, and Parent shall reasonably cooperate with the Company with the preparation of the foregoing and (ii) the Company and Parent shall, if required, jointly prepare the Schedule 13E-3. As promptly as practicable after the date of this Agreement (or such earlier date as the Company determines in its sole discretion), subject to the receipt from Parent and Merger Sub of the information described in this Section 5.2(a), the Company shall file the Proxy Statement with the SEC, and, if required, the Company and Parent shall jointly file the Schedule 13E-3 with the SEC. The Company, with Parent’s cooperation, shall use commercially reasonable efforts to respond as promptly as reasonably practicable to and use reasonable best efforts to resolve all comments received from the SEC or its staff concerning the Proxy Statement as promptly as reasonably practicable and shall respond (with the cooperation of, and after consultation with, each other as provided by this Section 5.2) as promptly as reasonably practicable to and use reasonable best efforts to resolve all comments received from the SEC or its staff concerning the Schedule 13E-3 as promptly as reasonably practicable. Each of the Company and Parent shall promptly provide the other with copies of all correspondence between such party and its Representatives, on the one hand, and the SEC and its staff, on the other hand, and promptly advise the other of any oral comments received by such party and its Representatives from the SEC or its staff, in each case, relating to the Proxy Statement or the Schedule 13E-3, as applicable. The Company will cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable (and in any event within five (5) Business Days assuming (i) the good faith cooperation of Parent and (ii) that the Company has concluded a “broker search” in accordance with Rule 14a-13 of the Exchange Act, provided that the Company will use it reasonable best efforts to conclude such broker search as soon as reasonably practicable following the filing of the Proxy Statement with the SEC; provided, further, that the Company shall be permitted to delay mailing to the extent necessary to supplement or amend disclosure in the Proxy Statement to reflect new facts or events if the Company has determined in good faith (after consultation with outside legal counsel) that such amended or supplemented disclosure is necessary under applicable Law) after the SEC confirms that it has no further comments on the Proxy Statement; but in no event earlier than the No-Shop Period Start Date. No filing of, or amendment or supplement to, or correspondence with the SEC with respect to the Proxy Statement or the Schedule 13E-3 will be made by the Company or Parent, as applicable, without providing the Company or Parent, as applicable, a reasonable opportunity to review and comment thereon, which comments to the Company or Parent, as applicable, shall consider and implement in good faith; provided, however, that the foregoing shall not apply with respect to a Superior Proposal, a Company Adverse Recommendation Change or any related disclosures covering such matters. Each of Parent, Merger Sub and the Company shall cooperate and consult with each other in connection with the preparation and filing of the Proxy Statement and the Schedule 13E-3, as applicable, including promptly furnishing to each other in writing upon request any and all information relating to a party or its Affiliates as may be required to be set forth in the Proxy Statement or the Schedule 13E-3, as applicable, under applicable Law. If, at any time prior to the Effective Time, any information relating to a party hereto or its Affiliates, officers or directors, should be discovered by such party which should be set forth in an amendment or supplement to the Proxy Statement or Schedule 13E-3 so that the Proxy Statement or Schedule 13E-3, as applicable, would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such party shall promptly notify the other parties hereto so that an appropriate amendment or supplement may be filed with the SEC describing such information and, to the extent required by Law, disseminated to the stockholders of the Company.

(b)           The Company shall, as promptly as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement, in accordance with applicable Law, the Company Charter Documents and NYSE rules, duly give notice of, convene and hold a meeting of its stockholders to consider and vote upon the adoption of the Merger Agreement for the purpose of obtaining the Company Stockholder Approvals (including any adjournment or postponement thereof, the “Company Stockholders Meeting”), which Company Stockholders Meeting shall be held on a date mutually agreed upon by the Company and Parent that is as promptly as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement, but in no event earlier than the Cut-Off Time; provided, however, that the Company shall be permitted to delay, adjourn or postpone convening the Company Stockholders Meeting (i) with the prior written consent of Parent, (ii) for the absence of a quorum, (iii) to allow reasonable additional time for any supplemental or amended disclosure which the Company has determined in good faith (after consultation with outside legal counsel) is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholders Meeting but only for such amount of time as the Company has determined in good faith (after consultation with outside legal counsel) is necessary under applicable Law or (iv) for up to ten (10) Business Days to allow additional time to solicit additional proxies if necessary to obtain the Company Stockholder Approvals; provided, further, that the Company shall, if requested by Parent, delay, adjourn or postpone convening the Company Stockholders Meeting (x) for the absence of quorum or (y) for up to ten (10) Business Days to allow additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approvals. The Company agrees that no matters shall be brought before the Company Stockholders Meeting other than the adoption of this Agreement, the related “golden parachute” vote under Rule 14a-21(c) of the Exchange Act and any related and customary procedural matters (including a proposal to adjourn the meeting to solicit additional votes).

(c)           The Company Board (or a duly authorized committee thereof) shall, subject to the right of the Company Board to make a Company Adverse Recommendation Change pursuant to Section 5.3, (i) recommend to its stockholders that the stockholders of the Company vote in favor of adoption of this Agreement and that the Company Stockholder Approvals be given (the “Company Board Recommendation”) and (ii) subject to Section 5.3, use reasonable best efforts to obtain the Company Stockholder Approvals, including to solicit from its stockholders proxies in favor of the adoption of this Agreement. Subject to Section 5.3, the Company shall include the Company Board Recommendation in the Proxy Statement. The Company shall keep Parent informed on a reasonably current basis regarding its solicitation efforts and proxy tallies following the mailing of the Proxy Statement.

Section 5.3           Solicitation; Change in Recommendation.

(a)           During the period beginning on the date of this Agreement and continuing until 11:59 p.m. (Eastern time) on July 12, 2016 (the “Go-Shop Period”), the Company, its Subsidiaries, directors, officers, employees, and other Representatives shall have the right to: (i) solicit, initiate, encourage or facilitate any Alternative Proposal or the making thereof, including by way of furnishing non-public information and other access to any Person pursuant to (but only pursuant to) an Acceptable Confidentiality Agreement; provided that the Company shall provide Parent, substantially concurrently with providing it to any such other Person, any material non-public information with respect to the Company or its Subsidiaries furnished to such other Person which was not previously furnished to Parent, except to the extent providing Parent with such information would violate any federal, state, provincial, municipal, county, local or foreign Law to which the Company or any of its Subsidiaries is subject and (ii) enter into, or otherwise participate in any discussions or negotiations with any Persons or groups of Persons regarding any Alternative Proposal.

(b)           Except as expressly permitted by this Section 5.3 (including the final sentence of Section 5.3(b) and Section 5.3(c)), the Company agrees that it shall, and shall cause its Subsidiaries and their directors, officers, employees and other Representatives to, at 12:01 a.m. (Eastern time) on July 13, 2016 (“No-Shop Period Start Date”) immediately cease all existing discussions or negotiations with any Person with respect to any Alternative Proposal and request that all confidential information previously furnished to any such Person be returned or destroyed promptly and shut down any physical or electronic “data room” or analogous access to information. Except as otherwise expressly provided in this Agreement, from the No-Shop Period Start Date until the earlier of the Effective Time and the date, if any, on which this Agreement is validly terminated pursuant to Section 7.1, the Company shall not, and shall cause its Subsidiaries and their directors, officers, employees and other Representatives not to, directly or indirectly, (i) solicit, initiate, propose, knowingly encourage or knowingly facilitate (including by way of furnishing non-public information) any Alternative Proposal or any proposal, offer, inquiry or request for information or request for negotiations or discussions that would reasonably be expected to lead to any Alternative Proposal or inquiries regarding or the making, disclosure, submission or consummation of any Alternative Proposal, (ii) engage in, knowingly facilitate, knowingly encourage or otherwise participate in any discussions (except solely to notify such Person of the existence of the provisions of this Section 5.3 without any other or further discussions) or negotiations regarding, or furnish to any Person any non-public information in connection with, any Alternative Proposal or any proposal, offer, inquiry or request for information or request for negotiations or discussions that would reasonably be expected to lead to any Alternative Proposal, (iii) approve, authorize, endorse, declare advisable, adopt, enter into or recommend, or publicly propose to approve, authorize, endorse, declare advisable, adopt, enter into or recommend any Alternative Proposal or Company Acquisition Agreement, (iv) adopt resolutions or otherwise take any action to make the provisions of any Anti-Takeover Statute inapplicable to any Alternative Proposal, or (v) resolve, agree or propose to do any of the foregoing. Except as otherwise expressly provided in this Agreement, from the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VII, the Company shall not, and shall cause its Subsidiaries and their directors, officers, employees and other Representatives not to, directly or indirectly, (x) terminate, amend, release, modify or fail to enforce any provision (including any standstill or similar provision) of, or grant any permission, waiver or request under, any confidentiality, standstill or similar agreement, except solely to permit a Person to submit an Alternative Proposal to the extent failure to take such action would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law, or (y) grant any waiver, amendment or release under any Anti-Takeover Statutes or (z) resolve, agree or propose to do any of the foregoing.

(c)           Notwithstanding anything to the contrary contained in this Agreement, if at any time following the No-Shop Period Start Date and prior to obtaining the Company

Stockholder Approvals, the Company or any of its Subsidiaries, or any of its or their respective Representatives receives an Alternative Proposal in writing, which Alternative Proposal did not result from any material breach of this Section 5.3, the Company, its Subsidiaries, directors, officers, employees and other Representatives shall have the right to engage in negotiations and discussions with, or furnish any information and other access to, any Person making such Alternative Proposal and any of its Representatives or potential sources of financing if the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with the Company’s outside legal and financial advisors, that such Alternative Proposal is or would reasonably be expected to lead to a Superior Proposal; provided that (x) prior to engaging in any such negotiations or discussions or furnishing any non-public information or access to any such Person, the Company enters into an Acceptable Confidentiality Agreement with the Person making such Alternative Proposal and (y) the Company also provides Parent, substantially concurrently with providing it to any such other Person, any material non-public information or access with respect to the Company and its Subsidiaries furnished to such other Person which was not previously furnished to Parent, except to the extent providing Parent with such information would violate any federal, state, provincial, municipal, county, local or foreign Law to which the Company or any of its Subsidiaries is subject. Notwithstanding the occurrence of the No-Shop Period Start Date, the Company and its Subsidiaries and their respective Representatives may continue to engage in the activities described in Section 5.3(a) with respect to any Excluded Party, including with respect to any amended proposal submitted by any Excluded Party, so long as such Person continues to be an Excluded Party, following the No-Shop Period Start Date until the earlier of 12:01 a.m. (Eastern time) on August 1, 2016 (the “Cut-Off Time”) and the time that such Excluded Party ceases to be an Excluded Party; provided that the Company, its Subsidiaries and their directors, officers, employees and other Representatives comply in all material respects with the requirements of this Section 5.3, including the information requirements of Section 5.3(a). Following the No-Shop Period Start Date, the Company shall, and shall cause its Subsidiaries and their directors, officers, employees and other Representatives to, keep Parent informed on a reasonably current basis (and in any event within 36 hours or, if any 12 consecutive hours of such period fall on a Saturday or Sunday, within 48 hours) of the existence, status and terms and conditions of any Alternative Proposal or any proposal, offer, inquiry or request for information or request for negotiations or discussions that would reasonably be expected to lead to any Alternative Proposal, including the price and form of consideration and all material terms and conditions thereof (and the identity of the Person making any such Alternative Proposal or other proposal, offer, inquiry or request) and any material developments, discussions or negotiations in connection therewith, and any material modifications to the terms or conditions thereof (including any modification to the economic terms thereof). With respect to any Alternative Proposal (or such other proposal, offer, inquiry or request) received in writing, the Company shall promptly notify Parent in writing of the identity of the Person from which the Company has received such written Alternative Proposal (or such written proposal, offer, inquiry or request, as applicable) and promptly (and in any event within 36 hours or, if any 12 consecutive hours of such period fall on a Saturday or Sunday, within 48 hours) provide Parent with a copy of such written Alternative Proposal (or such written proposal, offer, inquiry or request, as applicable). For the avoidance of doubt, any breach of this Section 5.3 by the Company’s Subsidiaries or by any directors, officers or other Representatives of the Company and its Subsidiaries shall be deemed to be a breach of this Section 5.3 by the Company.

(d)           Except as otherwise expressly provided in this Agreement, neither the Company Board nor any committee thereof shall (i) fail to include the Company Board Recommendation in the Proxy Statement, (ii) withdraw, qualify or withhold, amend or modify or publicly propose to withdraw or withhold, amend, qualify or modify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (iii) fail to, within ten (10) days following a written request from Parent following any public announcement of an Alternative Proposal or any material modification thereto, publicly reaffirm the Company Board Recommendation (provided that Parent may not make any such request more than one time in respect of each Alternative Proposal or each material modification thereto), (iv) fail to recommend against any Alternative Proposal that is a tender or exchange offer subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender or exchange offer, (v) approve, authorize, endorse, declare advisable, adopt, enter into, recommend, or publicly propose to approve, authorize, endorse, declare advisable, adopt, enter into, or recommend to the stockholders of the Company, an Alternative Proposal, (vi) approve or enter into, or publicly propose to approve or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other agreement providing for or constituting any Alternative Proposal (other than an Acceptable Confidentiality Agreement) (a “Company Acquisition Agreement”), or (vii) resolve, agree or publicly propose to do any of the foregoing (any action or failure to act described in this Section 5.3(d) being referred to herein as a “Company Adverse Recommendation Change”).

(e)           Notwithstanding anything to the contrary in this Agreement, the Company Board (or a duly authorized committee thereof) may, provided none of the Company, its Subsidiaries or their directors, officers, employees or other Representatives have materially breached this Section 5.3, (i) after the date hereof and prior to the time the Company Stockholder Approvals are obtained, make a Company Adverse Recommendation Change of the type described in clauses (i), (ii) or (vii) (solely with respect to the actions described in clauses (i) and (ii)) of the definition thereof solely in response to an Intervening Event if the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law and (ii) prior to the time the Company Stockholder Approvals are obtained, solely with respect to an Alternative Proposal that the Company Board has determined in good faith, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal, make a Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.1(d)(ii) in order to concurrently enter into a definitive agreement for a Superior Proposal; in each case, provided that, prior to making such a Company Adverse Recommendation Change or so terminating this Agreement, (A) the Company provides Parent prior written notice of its intent to make any Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.1(d)(ii) at least four (4) Business Days prior to taking such action, which notice shall specify the basis for such Company Adverse Recommendation Change or termination, including, in the case of an Intervening Event, a reasonably detailed description of the facts and circumstances relating to such Intervening Event, and, in the case of a Superior Proposal, the financial and other material terms of any Superior Proposal and attaches the most current version of the proposed agreement or other documentation under which such Superior Proposal is proposed to be consummated and any other material documents in respect of such Superior Proposal and states the identity of the third party making such Superior Proposal (a “Notice”) (it being understood that such Notice shall not in itself be deemed a Company Adverse Recommendation Change and that any material change to (x) the facts or circumstances relating to such Intervening Event or (y) the terms of such Superior Proposal (including any change to the economic terms thereof), as applicable, shall require a new Notice and, in such case, all references to four (4) Business Days in this Section 5.3(e) shall be deemed to be three (3) Business Days (each such four or three Business Day Period, a “Notice Period”)); (B) during such Notice Period, if requested by Parent, the Company shall, and shall make available and direct its necessary Representatives to, discuss and negotiate in good faith with Parent and Parent’s Representatives any proposed modifications to the terms and conditions of this Agreement; and (C) following such Notice Period, (x) in the case of an Intervening Event, the Company Board, after taking into account any modifications to the terms of this Agreement and the Merger to which Parent and Merger Sub would agree, determines in good faith, after consultation with outside legal counsel, that failure to effect such Company Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law or (y) in the case of a Superior Proposal, the Company Board, after taking into account any modifications to the terms of this Agreement and the Merger to which Parent and Merger Sub would agree, determines in good faith, after consultation with outside legal counsel and financial advisors, that such Alternative Proposal continues to constitute a Superior Proposal; provided that any such purported termination to enter into a definitive agreement for a Superior Proposal shall not be effective unless and until the Company pays the Termination Fee in full.

(f)            Nothing contained in this Agreement shall prohibit the Company or the Company Board (or a duly authorized committee thereof) from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 under the Exchange Act, (ii) making any disclosure to the stockholders of the Company if the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with applicable Law, (iii) in response to an inquiry, responding to inform any Person of the existence of the provisions contained in this Section 5.3 or (iv) making any “stop, look and listen” statement pursuant to Rule 14d-9(f) under the Exchange Act. No disclosures under this Section 5.3(f) shall be, in themselves, a breach of this Section 5.3; provided, however, that nothing in this Section 5.3(f) shall be deemed to modify or supplement the definition of (or the requirements pursuant to this Section 5.3 with respect to a) “Company Adverse Recommendation Change”, and any public disclosure (other than any “stop, look and listen” statement pursuant to Rule 14d-9(f) under the Exchange Act) by the Company or the Company Board or any committee thereof relating to any determination, position or other action by the Company Board or any committee thereof with respect to any Intervening Event or Alternative Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company Board expressly publicly reaffirms the Company Board Recommendation in such disclosure.

(g)           No later than one (1) Business Day after the No-Shop Period Start Date, the Company shall notify Parent in writing of the identity of each Person from whom the Company, any of its Subsidiaries or any of their respective Representatives received a written

Alternative Proposal (and each Person who entered into an Acceptable Confidentiality Agreement in accordance with Section 5.3(a)) after the execution of this Agreement and prior to the No-Shop Period Start Date, and provide to Parent (i) a copy of any Alternative Proposal made in writing and any other written terms or proposals provided (including financing commitments) to the Company or any of its Subsidiaries or to their officers, directors, employees or other Representatives and (ii) a written summary of the material terms of any Alternative Proposal not made in writing (including any terms proposed orally or supplementally). Within two (2) Business Days after the No-Shop Period Start Date, the Company shall notify Parent in writing of each Person that the Company considers to be an Excluded Party as of the No-Shop Period Start Date. The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or other agreement subsequent to the date hereof which prohibits the Company from complying with this Section 5.3(g).

(h)           As used in this Agreement, “Alternative Proposal” shall mean any inquiry, proposal or offer from any Person (other than Parent, Merger Sub and any Affiliates thereof) to purchase or otherwise acquire, in a single transaction or series of related transactions, (i) assets of the Company and its Subsidiaries (including securities of Subsidiaries), whether by asset acquisition, joint venture or otherwise, that account for 20% or more of the Company’s consolidated assets or from which 20% or more of the Company’s revenues or earnings on a consolidated basis are derived, (ii) 20% or more of the outstanding Company Common Stock (or 20% or more of the voting power in respect thereof) or the capital stock or voting power of the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity (including if such ownership is through the equityholders of any such parent) pursuant to a merger, consolidation or other business combination, recapitalization, liquidation, dissolutions, binding share exchange purchase or sale of shares of capital stock, tender offer, exchange offer or similar transaction or (iii) any combination of the foregoing.

(i)            As used in this Agreement, “Superior Proposal” shall mean any bona fide written Alternative Proposal that did not result from any material breach of this Section 5.3, on terms which the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with outside legal counsel and financial advisors, to be more favorable to the Unaffiliated Stockholders than the Transactions from a financial perspective, taking into account, to the extent applicable, the legal, financial, regulatory, timing and other aspects of such proposal and this Agreement that the Company Board considers relevant, and to be reasonably likely to be completed on the terms proposed; provided that for purposes of the definition of Superior Proposal, the references to “20%” in the definition of Alternative Proposal shall be deemed to be references to “50%”.

(j)             As used in this Agreement, “Intervening Event” shall mean a material event, change, effect, development, condition or occurrence that affects or would be reasonably likely to affect the business, financial condition or continuing results of operations of the Company and its Subsidiaries, taken as a whole, that (i) is not known and is not reasonably foreseeable by the Company Board as of the date of this Agreement, (ii) does not relate to a Superior Proposal or an Alternative Proposal and (iii) did not result from any breach of this Agreement by the Company or its Subsidiaries or its or their directors, officers, employees or other Representatives.

(k)           As used in this Agreement, “Excluded Party” means any Person or group of Persons or group that includes any Person or group of Persons from whom the Company has received during the Go-Shop Period a bona fide written Alternative Proposal (provided that for purposes of the definition of “Excluded Party”, the references to “20%” in the definition of “Alternative Proposal” shall be deemed to be references to “50%”) that the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with outside legal and financial advisors, prior to the No-Shop Period Start Date, is, or would reasonably be expected to lead to, a Superior Proposal; provided that any such Person or group of Persons shall cease to be an Excluded Party upon the earliest to occur of the following: (i) the ultimate equityholder(s) of such Person and the other Persons who were members of such group, if any, as of immediately prior to the No-Shop Period Start Date cease to constitute in the aggregate at least 50% of the equity financing (measured by each of voting power and value) of such Person or group at any time from and after the No-Shop Period Start Date; (ii) if at any time prior to the Cut-Off Time, such Person’s Alternative Proposal is withdrawn, terminated or expires; and (iii) the Cut-Off Time.

Section 5.4           Reasonable Best Efforts.

(a)           Subject to the terms and conditions of this Agreement and applicable Laws, each of the Company, Parent and Merger Sub shall (and shall cause their respective Subsidiaries and, with respect to clauses (i) and (ii) of this Section 5.4(a), Affiliates that are required by applicable Law to be a party to such Regulatory Approval filings or furnish information in connection therewith, to) use its respective reasonable best efforts to, and cooperate with the other parties to, to the extent applicable to such Person, cause the Transactions to be consummated as soon as practicable, including using their reasonable best efforts to (i) make promptly all required submissions and filings with Governmental Authorities of competent jurisdiction with respect to the Transactions as are required to obtain the Regulatory Approvals, (ii) promptly furnish such information as may be required in connection with such submissions and filings with such Governmental Authorities, including such confidential and proprietary information as required to obtain the Regulatory Approvals; provided that reasonable measures are taken to protect the confidentiality of any confidential information; provided further that privileged information shall be provided only if the parties shall have entered into an agreement or arrangement as contemplated by Section 5.4(c), (iii) obtain the Regulatory Approvals as soon as practicable; and (iv) defend any litigation or other administrative or judicial action or proceeding challenging the consummation of any of the Transactions, including to contest and resist and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the Transactions; provided, however, that, subject to Section 5.4(d), no party shall be required to pay (and, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), none of the Company or its Subsidiaries shall pay or agree to pay) any fee, penalty or other consideration to any third party (other than any filing fees paid or payable to any Governmental Authority) for any consent or approval required for the consummation of the Transactions. Notwithstanding anything to the contrary contained in this Agreement, all obligations of the Company, Parent and Merger Sub with respect to the Financing or any other financing for the Transactions shall be governed by Section 5.1 and Section 5.14, and not this Section 5.4. The parties shall jointly coordinate the overall development of the positions and strategies taken, information presented and regulatory action requested in any application, notification, filing, submission, meeting or other communication with a Governmental Authority pursuant to this Section 5.4  in connection with the Regulatory Approvals; provided that, without limiting Parent’s obligations pursuant to this Section 5.4, the Company and its Subsidiaries shall not, without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), make any material filing or submission with a Governmental Authority pursuant to this Section 5.4 in connection with any non-action, action, clearance, consent, approval or waiver from any Governmental Authority in connection with the Transactions.

(b)           In furtherance and not in limitation of the foregoing: each of the Company and Parent agrees (and shall cause their respective Subsidiaries and, with respect to clauses (i), (ii) and (iv) of this Section 5.4(b), Affiliates that are required by applicable Law to be a party to such Regulatory Approval filings or supply information or documentary material in connection therewith) to (i) file with the Department of Justice and the Federal Trade Commission its Notification and Report Form pursuant to the HSR Act with respect to the Transactions as soon as practicable and in any event within ten (10) Business Days after the date hereof (unless the parties otherwise agree in writing to a different date); (ii) file, no later than thirty (30) Business Days after the date of this Agreement (or such other period as may be agreed in writing by the parties), (A) with NRC an application seeking the NRC Approval, (B) with FERC such filings as are required to be made with respect to the FERC Approval, and (C) such filings and notices required to be made in connection with the NYPSC Approval; (iii) use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 5.4 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and obtain the Regulatory Approvals; and (iv) to supply as soon as practical any additional information and documentary material that may be required under applicable Law or reasonably requested by any Governmental Authority in connection with any application, notice or filing made by the parties, in each case in respect of the Regulatory Approvals; provided that reasonable measures are taken to protect the confidentiality of any confidential information; provided further that privileged information shall be provided only if the parties shall have entered into an agreement or arrangement as contemplated by Section 5.4(c). Parent shall pay all filing fees payable in connection with the filing under the HSR Act, irrespective of whether the Transactions are consummated.

(c)           The Company, Parent and Merger Sub shall (and shall cause their respective Subsidiaries and, with respect to clauses (i), (ii). (iii) and (iv) of this Section 5.4(c), applicable Affiliates that are required by applicable Law to be a party to the applicable Regulatory Approval filings), subject to any restrictions under applicable Laws, (i) furnish to the other parties hereto such necessary information and assistance as the others may reasonably request in connection with the preparation of any registrations, applications, filings, notifications, communications or submissions in connection with the Regulatory Approvals; (ii) promptly notify the other parties hereto of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any communication received by such Person or its Subsidiaries or Affiliates from a Governmental Authority or any other third party whose consent or approval is or may be required in connection with the Transactions (or who alleges as much) in connection with the Transactions and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed applications, notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Transactions to a Governmental Authority or any such other third party, it being understood that no submissions of any of the foregoing shall be made to the NRC without Parent’s prior approval (not to be unreasonably withheld, conditioned or delayed); (iii) keep the other parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authorities in connection with the Regulatory Approvals or the Transactions and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws and (D) the nature and status of any objections raised or proposed or threatened to be raised by a Governmental Authority or any other third party with respect to the Transactions; and (iv) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone or otherwise) with or before a Governmental Authority (including any member of any Governmental Authority’s staff) in respect of the Transactions (including any Regulatory Approvals, any related filing, investigation or inquiry in connection with the Transactions and any actions referred to in this Section 5.4) without giving the other parties reasonable prior notice of such meeting or discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of Parent and the Company may designate any non-public information provided to any Governmental Authority as restricted to “Outside Counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other party without approval of the party providing the non-public information. The parties shall take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 5.4 in a manner so as to preserve any applicable privilege. No party hereto shall, without the other party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), commit to any extension of any waiting period under any applicable Antitrust Law or with respect to any Regulatory Approval or any agreement not to consummate the Transactions.

(d)           In furtherance and not in limitation of the foregoing, each of the Company, Parent and Merger Sub agree to, and shall cause their respective Subsidiaries, to the extent applicable to such Person, to take promptly any and all steps necessary to obtain all Regulatory Approvals so as to enable the parties to close the Transactions as soon as reasonably practicable (taking into account the other conditions to Closing set forth in Article VI, and in any event no later than the End Date), including by proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, trust, or otherwise, (i) the sale, license, holding separate or other disposition of assets or businesses of the Company or the Surviving Corporation or any of their respective Subsidiaries, (ii) terminating, relinquishing, modifying, or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of the Company or the Surviving Corporation or their respective Subsidiaries, (iii) creating any relationships, ventures, contractual rights, obligations or other arrangements of the Company or the Surviving Corporation or their respective Subsidiaries and (iv) in the event that a Governmental Authority, with respect to any Regulatory Approval, determines that, as a condition to obtaining such Regulatory Approval, additional assets or standby guarantees or similar financial commitments are required to establish the financial qualifications of the Company, the Surviving Corporation or their respective Subsidiaries, committing or causing, in each case, the Company or the Surviving Corporation or their respective Subsidiaries to provide and maintain, as applicable, any additional assets, guarantee or other commitment, in each case, from the Company or the Surviving Corporation or their respective Subsidiaries, in the case of each of the foregoing clauses (i) through (iv), if such action should be reasonably necessary to (x) avoid, prevent or eliminate the actual or threatened commencement of any litigation or other administrative or judicial action or Proceeding by a Governmental Authority of competent jurisdiction challenging the Transactions or the issuance of any Order, whether temporary, preliminary or permanent, that prohibits, prevents or restricts (or would reasonably be expected to prohibit, prevent or restrict) the consummation of the Transactions or (y) obtain the Regulatory Approvals (in the case of each of the foregoing clauses (i) through (iv) and subject to clauses (x) and (y), a “Required Action”); provided, however, that (1) Parent and Merger Sub shall not be required to (and the Company and its Subsidiaries shall not, without Parent’s prior written consent, in its sole discretion), in connection with obtaining any Regulatory Approval or any other clearance, consent, approval, authorization or waiver of any Governmental Authority in connection with this Agreement or the Transactions, offer or accept, or agree, commit to agree or consent to, any undertaking, term, condition, liability, obligation, commitment or sanction or any other act or thing (including any Required Action), in each case, in respect of or affecting the Company, the Surviving Corporation or their respective Subsidiaries that constitutes a Burdensome Condition; (2) Parent shall have the right, on behalf of the Company, the Surviving Corporation and their respective Subsidiaries, to consent or agree to (and to direct the Company and its Subsidiaries to consent or agree to) any agreement, commitment, condition, settlement or Order (and any modification of any of the foregoing) with any Governmental Authority in connection with the Transactions, so long as such agreement, commitment, condition, settlement or Order is expressly conditioned on the Closing occurring; (3) none of the Company and its Subsidiaries shall become subject to, or be required to consent or agree to any agreement, commitment or condition (including any Required Action) in connection with the consummation of the Transactions to which the Company or the Surviving Corporation or any of their respective Subsidiaries is a party or by which the Company or the Surviving Corporation or any of their respective Subsidiaries or the assets thereof are or will be bound the effectiveness of which is not expressly conditioned upon the Closing occurring; (4) without limiting Parent’s obligations pursuant to this Section 5.4, in the event that alternative Required Actions, agreements, commitments or conditions that are proposed by or acceptable to a Governmental Authority, Parent shall have the right to elect (after consultation with the Company), in its sole discretion, among such alternatives and to direct the Company and its Subsidiaries to consent and agree thereto, subject to the provisions of the immediately preceding clause (3); (5) nothing in this Agreement shall require (and reasonable best efforts shall in no event require) Parent or Merger Sub to accept (and the applicable Regulatory Approval shall not be considered obtained if it includes) any conditions, restrictions, obligations or requirements, including any Required Action, imposed upon or applicable to Parent, Merger Sub or any of their respective Affiliates (other than, conditioned upon the Closing, the Company or the Surviving Corporation and any of their respective Subsidiaries) or otherwise limiting the rights or interests of any of the foregoing Persons in the Surviving Corporation or its Subsidiaries in connection with or as a condition to the consummation of the Transactions; and (6) without limiting Parent’s obligations pursuant to this Section 5.4, the Company and its Subsidiaries shall not, without Parent’s prior written consent, propose, offer, negotiate or accept, or agree or consent to, any Required Action.

(e)           None of the Company, Parent nor Merger Sub shall, nor shall they permit their respective Subsidiaries or any Specified Entity to make any investment, acquisition or joint venture, in each case in power generation, if such investment, acquisition or joint venture, individually or in the aggregate, would reasonably be expected to materially delay or prevent the obtaining of any Regulatory Approval. Except as set forth expressly in Section 5.4(a), Section 5.4(b), Section 5.4(c) and this Section 5.4(e), nothing in this Section 5.4 shall require Parent or Merger Sub to cause any Affiliate (other than a Subsidiary of Parent or Merger Sub, as applicable) to take any action or omit to take any action.

Section 5.5           Public Announcements.  The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company.  Following such initial press release, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice and consultation as is feasible); provided, however, that the restrictions set forth in this Section 5.5 shall not apply to any release or public statement made or proposed to be made with respect to an Alternative Proposal, a Superior Proposal or a Company Adverse Recommendation Change or any action taken pursuant or in response thereto; provided, further, that the foregoing shall not limit the ability of any party hereto to make internal announcements to their respective employees and other stakeholders that are consistent with (and do not contain any substantive or material information not already included in) the prior public disclosures regarding the Transactions that were made in accordance herewith.  Notwithstanding the foregoing (or anything in the Confidentiality Agreement to the contrary), nothing in this Agreement shall restrict the ability of Parent or any of its Affiliates from making customary disclosures to current or prospective general or limited partners, equity holders, members, managers and investors of Parent or its Affiliates in the ordinary course of Parent’s business, in each case, who are subject to customary confidentiality restrictions.

Section 5.6           Access to Information; Confidentiality.

(a)           From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with its terms, the Company shall (and shall cause its Subsidiaries to) afford Parent and its Representatives and Debt Financing Sources reasonable access during normal business hours to the properties of the Company and its Subsidiaries (but not for the conduct of any sampling or other similarly invasive analysis of soil, water, air or building materials), facilities, personnel, books, Contracts and records and the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent such information concerning the Company and its Subsidiaries as Parent may reasonably request (other than any publicly available document filed by it pursuant to the requirements of federal or state securities Laws); provided that (i) Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company or any of its Subsidiaries; (ii) the Company shall have the right to have a designee of the Company accompany Parent and its Representatives on any visits or inspections of any properties of the

Company and its Subsidiaries; and (iii) the Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, after consultation with outside legal counsel, that doing so would reasonably be expected to violate applicable Law (including Antitrust Laws) or a Contract or obligation of confidentiality owing to a third party (provided that the Company has used commercially reasonable efforts to obtain, at Parent’s sole cost and expense with respect to any reasonable, documented, out-of-pocket costs and expenses related thereto, the consent of such counterparty to the Contract or such third party to whom the confidentiality obligation owes) or jeopardize the protection of the attorney-client privilege; provided that in each case described in this clause (iii) the Company shall cooperate with Parent and use its commercially reasonable efforts to develop, at Parent’s sole cost and expense with respect to any reasonable, documented, out-of-pocket costs and expenses related thereto, alternative methods of providing such information.

(b)          Until the Effective Time, the parties hereto will be subject to the terms of the confidentiality letter agreement, dated as of February 9, 2016, between Riverstone Investment Group LLC and the Company, which shall remain in full force and effect and survive the termination of this Agreement (as it may be amended from time to time, the “Confidentiality Agreement”). Notwithstanding anything herein to the contrary, the parties agree and acknowledge that the standstill and similar restrictions in the Stockholder Agreement shall not apply upon the execution and delivery of this Agreement solely to the extent required to permit any action expressly contemplated hereby and in accordance herewith and solely until any valid termination of this Agreement in accordance with its terms.

(c)          Parent acknowledges and agrees that it (i) had an opportunity to discuss the business of the Company with the management of the Company, (ii) has had access to the books and records, facilities, contracts and other assets of the Company which it and its Representatives have requested to review, (iii) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (iv) has conducted its own independent investigation of the Company, its businesses and the Transactions.

(d)          From the date of this Agreement until the earlier of the Effective Time and the date on which this Agreement is validly terminated pursuant to Section 7.1, the Company shall (and shall cause its Subsidiaries to) deliver to Parent the reports set forth on Section 5.6(d) of the Company Disclosure Schedule, as and when required by Section 5.6(d) of the Company Disclosure Schedule.

Section 5.7          Takeover Laws.  None of the Company, its Subsidiaries or the Company Board shall take any action that would result in any Anti-Takeover Statute being or becoming applicable to the Transactions, and if any Anti-Takeover Statute is or becomes applicable to the Transactions, the Company, its Subsidiaries and the Company Board shall take all actions reasonably necessary to ensure that such Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Anti-Takeover Statute on the Transactions.

Section 5.8          Indemnification and Insurance.

(a)          From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) indemnify, defend and hold harmless each current and former director and officer of the Company and any of its Subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any of its Subsidiaries (each, an “Indemnitee” and, collectively, the “Indemnitees”) against all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including reasonable fees and expenses of legal counsel) in connection with any actual or threatened claim, suit, action, proceeding or investigation (whether civil, criminal, administrative or investigative) (each, a “Claim”), arising out of or related to such Indemnitees’ service as a director or officer of the Company or its Subsidiaries or services performed by such persons at the request of the Company or its Subsidiaries (in each case, when acting in such capacity) at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any Claim relating in whole or in part to this Agreement or the Transactions), to the fullest extent permitted under applicable Law and (ii) assume all obligations of the Company and its Subsidiaries to the Indemnitees in respect of limitation of liability, exculpation, indemnification and advancement of expenses to the extent provided in (A) the Company Charter Documents and the respective organizational documents of each of the Company’s Subsidiaries as in effect on the date hereof and (B) any indemnification agreements with an Indemnitee or similar rights of an Indemnitee under Company policies, as in effect on the date hereof, which shall in each case survive in accordance with their terms. Without limiting the foregoing, for a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the certificate of incorporation and bylaws of the Surviving Corporation to include provisions for limitation of liabilities of directors and officers, indemnification, advancement of expenses and exculpation of the Indemnitees no less favorable to the Indemnitees than as set forth in the Company Charter Documents as in effect on the date hereof, which provisions, for a period of six (6) years from the Effective Time, shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees except as required by applicable Law.

(b)          From and after the Effective Time, Parent shall cause the Surviving Corporation to pay and advance to an Indemnitee any expenses (including reasonable fees and expenses of legal counsel) in connection with any Claim relating to any acts or omissions covered under this Section 5.8 or the enforcement of an Indemnitee’s rights under this Section 5.8 as and when incurred to the fullest extent permitted under applicable Law; provided that the person to whom expenses are advanced provides an undertaking to repay such expenses (but only to the extent required by applicable Law, the Company Charter Documents, applicable organizational documents of Subsidiaries of the Company or applicable indemnification agreements or policies).

(c)          Notwithstanding anything to the contrary contained in this Section 5.8 or elsewhere in this Agreement, Parent shall not (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment with respect to any Claim, without consent of the applicable Indemnitee, unless such settlement, compromise, consent or termination includes no admission of guilt or wrong-doing and includes an unconditional release of such Indemnitee from all liability arising out of such claim, action, suit, proceeding or investigation. Nothing in this Section 5.8(c) shall relieve Parent or the Surviving Corporation of its obligations set forth in Section 5.8.

(d)          For a period of six (6) years from the Effective Time, Parent shall cause the Surviving Corporation to cause to be maintained in effect the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the date hereof maintained by the Company and its Subsidiaries with respect to acts or omissions occurring before the Effective Time either through the Company’s existing insurance provider or another provider reasonably selected by Parent; provided that the Surviving Corporation shall not be required to pay an annual premium in excess of 350% of the last annual premium paid by the Company for such insurance prior to the date hereof; provided, however, that in lieu of the foregoing insurance coverage, the Company may, prior to the Effective Time, purchase a six (6)-year prepaid “tail” insurance policy that provides coverage and substantially equivalent benefits as the coverage described above, in which case no party shall have any further obligation to purchase or pay for insurance hereunder; provided that the Company shall not, in respect of such prepaid “tail” policy spend in excess of 350% of the last annual premium paid by the Company for its directors’ and officers’ liability insurance coverage prior to the date hereof.

(e)          The provisions of this Section 5.8 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for or limitation of, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.8 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.8 applies unless (A) such termination or modification is required by applicable Law or (B) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8).

(f)          In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 5.8.

Section 5.9          Transaction Litigation.  The Company shall (a) give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company or any of its directors or officers relating to this Agreement or the Transactions, (b) afford Parent a reasonable opportunity to review and comment on filings and responses related thereto, which comments the Company shall consider in good faith and (c) keep Parent apprised of, and consult with Parent with respect to, proposed strategy and any significant decisions related thereto. No settlement or offer of settlement of any such stockholder litigation shall be agreed to or made without Parent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Each of Parent and the Company shall notify the other promptly of the commencement of any such stockholder litigation of which it has received notice.

Section 5.10         Section 16.  The Company shall take all steps reasonably necessary to cause the Transactions, including any dispositions of equity securities of the Company (including derivative securities with respect to such equity securities of the Company) by each individual who is or becomes subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.11         Employee Matters.

(a)          From the Effective Time through the twelve (12) month anniversary of the Effective Time (the “Continuation Period”), with the exception of employees represented by any labor organization, Parent shall provide, or shall cause to be provided, to each employee of the Company and its Subsidiaries (including the Surviving Corporation and its Subsidiaries) as of the Effective Time (each such employee not represented by a labor organization, a “Company Employee”), for so long as the Company Employee is employed by the Surviving Corporation or any of its Subsidiaries during the Continuation Period, (i) an annualized base salary or base wage rate, as applicable, and short-term and long-term incentive compensation opportunities (which, for the avoidance of doubt, shall take into account the value attributable to cash and equity based compensation opportunities for purposes of determining the Company Employee’s annual total direct compensation opportunity) that are no less favorable than the same provided to such Company Employee immediately prior to the Effective Time and (ii) employee benefits (excluding, for the avoidance of doubt, incentive compensation and retiree welfare benefits) that are no less favorable in the aggregate than the same provided to such Company Employee immediately prior to the Effective Time. Notwithstanding the foregoing, Parent shall provide, or shall cause to be provided, to each Company Employee whose employment terminates during the Continuation Period under circumstances set forth on Section 5.11(a) of the Company Disclosure Schedule with severance benefits no less favorable than as set forth on Section 5.11(a) of the Company Disclosure Schedule or, if more favorable, than as required by applicable local Law. With respect to employees of the Company or its Subsidiaries who are represented by a labor organization, Parent shall cause the Surviving Corporation or its Subsidiaries, as applicable, to honor all existing collective bargaining agreements applicable to such employees as may remain in effect, and as may be modified from time to time.

(b)          For all purposes (including purposes of vesting, eligibility to participate and level of benefits but not for purposes of defined benefit pension accrual) under any benefit or compensation plan, program, agreement or arrangement that may be established or maintained by Parent or any of its Subsidiaries on or after the Effective Time (including the Company Plans) (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and any of its Subsidiaries and their respective predecessors before the Effective Time, provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans, (ii) for purposes of each New Plan providing welfare benefits, Parent shall cause all pre-existing condition exclusions, evidence of insurability and actively-at-work requirements of such New Plan to be waived for any Company Employee and his or her covered dependents, to the extent such conditions were satisfied, inapplicable or waived under the comparable Company Plan as of the Effective Time and (iii) Parent shall cause any eligible expenses incurred on or before the Effective Time by any Company Employee and his or her covered dependents to be taken into account under any New Plan for purposes of satisfying any deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c)          From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries, to assume and honor all Company Plans in accordance with their terms as in effect immediately before the Effective Time and the Transactions shall be deemed to constitute a “change in control”, “change of control” or “corporate transaction”, as applicable, under such Company Plans.

(d)          Parent and the Company agree to the matters set forth in Section 5.11(d) of the Company Disclosure Schedule.

(e)          Nothing contained in this Section 5.11 shall (i) be deemed to establish any Company Plan or New Plan or treated as an amendment or modification to any Company Plan or New Plan, (ii) subject to compliance with the other provisions of this Section 5.11, obligate Parent or the Surviving Corporation to maintain any particular benefit plan or arrangement or retain the employment or services of any particular employee, director or consultant or (iii) prevent Parent or the Surviving Corporation from (x) amending, modifying or terminating any compensation or benefit plan, program, agreement or arrangement or (y) terminating the employment or services of, or changing the terms and conditions of employment or services of any employee, director or consultant at any time for any reason, with or without cause or notice.

(f)          Without limiting the generality of Section 8.7, nothing in this Agreement, express or implied, is intended to or shall confer upon any person or entity, including any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates, or any representatives thereof, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 5.12       Merger Sub and Surviving Corporation.  Parent shall cause Merger Sub and, following the Effective Time, the Surviving Corporation to perform their respective obligations under this Agreement.

Section 5.13       No Control of Other Party’s Business.  Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.14        Financing.

(a)          Subject to Section 5.14(h), Parent and Merger Sub shall use their reasonable best efforts to cause the Debt Financing to be obtained on the terms and conditions (including the flex provisions) described in the Debt Commitment Letter, including using reasonable best efforts (i) to maintain in effect the Debt Commitment Letter, (ii) to negotiate definitive agreements with respect to the Debt Financing (the “Definitive Documents”) on the terms and conditions (including any flex provisions) contained in the Debt Commitment Letter (or on terms, taken as a whole, no less favorable to Parent or Merger Sub than the terms and conditions (including any flex provisions) in the Debt Commitment Letter and that would not adversely affect (including with respect to timing, taking into account the expected timing of the Marketing Period) the ability of the Parent and Merger Sub to consummate the Transactions), (iii) to comply in all material respects with their respective obligations under the Debt Commitment Letter and the Definitive Documents, (iv) to satisfy (or, if reasonably required to obtain the Debt Financing, seek the waiver of) on a timely basis all conditions to funding in the Debt Commitment Letter and such Definitive Documents applicable to Parent that are with its control and (v) to enforce its rights under the Debt Commitment Letter, including through litigation pursued in good faith (provided that all of the conditions set forth in Section 6.1 and Section 6.2 (except those that, by their nature, are to be satisfied at the Closing, provided that such conditions would be so satisfied as of such date) have been satisfied or waived and the Marketing Period has ended). Parent and Merger Sub shall furnish correct and complete copies of any such definitive documentation to the Company promptly upon execution thereof.

(b)          Parent shall have the right from time to time to amend, replace, supplement or otherwise modify, or waive any of its rights under, the Debt Commitment Letter and the Definitive Documents with respect to the Debt Financing, including to add lenders, arrangers, bookrunners, agents, managers or similar entities that have not executed the Debt Commitment Letter as of the date of this Agreement and amend titles, allocations and the fee arrangements with respect to the existing and additional lenders, arrangers, bookrunners, agents, managers or similar entities; provided that, subject to Section 5.14(h), no such amendment, replacement, supplement, modification or waiver shall (or would reasonably be expected to), without the prior written consent of the Company, (i) reduce (or have the effect of reducing) the aggregate amount of the Debt Financing (including by increasing the amount of fees to be paid or original issue discount in respect of the Debt Financing (except as set forth in any flex provisions set forth in the Debt Commitment Letter on the date hereof)), (ii) add conditions to the Debt Financing or amend, replace, supplement or modify any conditions to the Debt Financing relative to the conditions in the Debt Commitment Letter as in effect as of the date hereof in a manner that would reasonably be expected to prevent, impede, impair or delay the availability of the Debt Financing or the consummation of the Transactions when required pursuant to Section 1.2, (iii) adversely affect the ability of Parent or Merger Sub to enforce or cause the enforcement of their respective rights under the Debt Commitment Letter or the Definitive Documents with respect to the Debt Financing relative to their respective ability to enforce or cause the enforcement of their rights under the Debt Commitment Letter or the Definitive Documents as of the date hereof or (iv) prevent or materially impede, impair or delay the availability of the Debt Financing or the consummation of the Transactions when required pursuant to Section 1.2.

(c)          Parent shall give the Company prompt written notice if (i) Parent obtains Knowledge of any material breach or default (or any event or circumstance that, with or without notice or the lapse of time or both, would reasonably be expected to result in a material breach or default) by any party to the Debt Commitment Letter or the Definitive Documents, (ii) Parent or Merger Sub receives any written notice or other written communication (including email), in each case, from any Person providing the Debt Financing with respect to any (A) actual or threatened (or allegation of) breach, default, termination or repudiation of the Debt Commitment Letter or any Definitive Document, in each case, with respect to any material provision thereof, or (B) material dispute or disagreement between or among any parties to the Debt Commitment Letter or the Definitive Documents, in each case, with respect to the Debt Financing and (iii) Parent or Merger Sub, for any reason, believes in good faith that all or any portion of the Debt Financing will not be available to the Company on the terms set forth in the Debt Commitment Letter or the Definitive Documents; provided that, notwithstanding any other provision hereof, in no event shall Parent be under any obligation to disclose any information that is subject to attorney-client privilege if Parent shall have used its reasonable best efforts to disclose such information in a way that would not waive such privilege. Subject to Section 5.14(h), if any portion of the Debt Financing becomes unavailable on the terms and conditions (including the flex provisions) contemplated in the Debt Commitment Letter, Parent shall (x) promptly notify the Company of such unavailability and to the Knowledge of the Parent, the reason therefor and (y) use its reasonable best efforts to arrange and cause to be obtained, as promptly as practicable, in replacement thereof alternative financing from the same or alternative sources in an amount sufficient to fund the Required Amount (for the avoidance of doubt, after the payment of the Aggregate Consideration Amount in accordance with Article II and any Transaction Costs) and on terms and conditions not materially less favorable (taken as a whole) to Parent (including with respect to conditionality and taking into account the flex provisions) than the terms and conditions set forth in the Debt Commitment Letter (including with respect to conditionality and taking into account the flex provisions) as promptly as practicable following the occurrence of such event and in any event no later than the last day of the Marketing Period. To the extent requested by the Company from time to time, Parent shall keep the Company informed on a reasonably current basis of the status of its efforts to arrange the Debt Financing and Parent shall provide to the Company copies of all material drafts and amendments of the Definitive Documents and all executed copies thereof. For purposes of this Agreement, references to “Debt Financing” shall include any alternate financing obtained in accordance with this Section 5.14, and “Debt Commitment Letter” and “Definitive Documents” shall include, respectively, such documents related to such alternative debt financing entered into in accordance with this Section 5.14.

(d)          Prior to the Closing, the Company shall use its reasonable best efforts to, and shall cause each of its Subsidiaries to use their reasonable best efforts to, and shall use its reasonable best efforts to cause its and their respective Representatives (including legal and accounting) to use their reasonable best efforts to, in each case at Parent’s sole expense, provide Parent and Merger Sub such cooperation reasonably requested by Parent in connection with the Debt Financing, including:

(i) assisting with the preparation of Offering Documents, including furnishing customary authorization letters in connection therewith (including with respect to the presence or absence of material non-public information about the Company and its Subsidiaries and customary representations regarding the accuracy of the information provided by the Company contained therein);

(ii) preparing and furnishing to Parent and the Debt Financing Sources as promptly as practicable (A) the Required Information and (B) any other pertinent information and disclosures relating to the Company and its Subsidiaries that is reasonably requested by Parent and customarily provided to assist in preparation of the Offering Documents;

(iii) participating (and using reasonable best efforts to cause members of senior management of the Company to participate) in marketing efforts, including a reasonable number of meetings, presentations, road shows, sessions with rating agencies, due diligence sessions and drafting sessions with the Debt Financing Sources and actual and prospective lenders and investors in the Debt Financing;

(iv) assisting in the preparation of, and executing and delivering, subject to the occurrence of the Effective Time, Definitive Documents, including guarantee and collateral documents and other certificates and documents as may be reasonably requested by Parent (including a certificate of the chief financial officer or other senior financial officer (reasonably acceptable to the Debt Financing Sources) of the Company with respect to solvency matters in the form set forth as an annex to the Debt Commitment Letter);

(v) using reasonable best efforts to assist the Debt Financing Sources in benefiting from the existing lending relationships of the Company and its Subsidiaries;

(vi) facilitating the pledging of collateral, subject to the occurrence of the Effective Time, (including reasonable cooperation in connection with the payoff of existing indebtedness and the release of related Liens and termination of related security interests and reasonable cooperation in connection with Parent’s efforts to obtain non-invasive Phase I environmental assessments and title insurance);

(vii) taking all corporate actions necessary, in each case, subject to the occurrence of the Effective Time, and reasonably requested by Parent to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available on the Closing Date;

(viii) using reasonable best efforts to cause its independent accountants to provide assistance and cooperation to Parent, including participating in drafting sessions and accounting due diligence sessions, assisting in the preparation of any pro forma financial statements referred to in clause (xii) below and providing any necessary and customary “comfort letters”;

(ix) providing at least three (3) Business Days prior to the Closing Date all documentation and other information required by applicable “know your customer” and anti-money laundering rules and regulations including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 to the extent requested at least ten (10) Business Days prior to the anticipated Closing Date;

(x) using reasonable best efforts to satisfy the conditions precedent set forth in the Debt Commitment Letter to the extent satisfaction thereof requires the cooperation, and is within the control of the Company, its Subsidiaries or their respective Representatives;

(xi) periodically updating or supplementing any Required Information provided to Parent to the extent that any such Required Information, to the Knowledge of the Company, (i) is not Compliant and (ii) does not meet the applicable requirements set forth in the definition of “Required Information”;

(xii) using reasonable best efforts to assist Parent in connection with the preparation of pro forma financial information and financial statements to be included in any Offering Documents;

(xiii) cooperating with Parent to execute in advance of the Closing Date (but, in each case, effective only at the Effective Time) confirmations and waivers in respect of Energy Marketing and Trading Transactions to permit and facilitate the Transactions and waive any default or termination event arising in connection with the Transactions (collectively, the “EMT Confirmations”); and

(xiv) using reasonable best efforts to cooperate with Parent and Parent’s efforts to obtain corporate and facilities ratings from rating agencies (in accordance with the Debt Commitment Letter);

provided, however, that (x) nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its Subsidiaries, encumber any of the assets of the Company or any of its Subsidiaries prior to Closing, or require the Company or any of its Subsidiaries to pay any commitment or other fee or make any other payment in connection with the Debt Financing prior to the Closing Date (unless promptly reimbursed by Parent pursuant to the terms of this Agreement), (y) no obligation of the Company or any of its Subsidiaries under any agreement, certificate, document or instrument executed pursuant to the foregoing shall be effective until the Closing (provided, however, that the Company shall provide, prior to Closing to the extent reasonably requested by Parent, customary authorization letters with respect to any Offering Documents); and (z) none of the boards of directors (or equivalent bodies) of the Company or any of its Subsidiaries shall be required to enter into any resolutions or take similar action approving the Debt Financing prior to the Effective Time.

(e)          In addition to the foregoing, the Company shall use reasonable best efforts to, and shall cause its Subsidiaries to use reasonable best efforts to, provide to Parent such cooperation reasonably requested by Parent that is necessary or advisable in connection with (i) the amendment of the Citi Credit Agreement to permit and facilitate the Transactions and waive any default arising in connection with the Transactions (the “Citi Credit Agreement Amendment”) and (ii) such supplemental indentures, guarantees and any other documents as Parent may choose to pursue in order to avoid giving rise to any obligation of the Company to repay any of its outstanding unsecured debt securities set forth on Section 5.14(e) of the Company Disclosure Schedule as a result of the Transactions (the “Enhancement Documents”); provided, however, that (x) nothing herein shall require the Company or any of its Subsidiaries to pay any commitment or other fee or make any other payment in connection with the Citi Credit Agreement Amendment or the Enhancement Documents prior to the Closing Date (unless paid directly in full by Parent on behalf of the Company prior to the effectiveness thereof) and (y) no obligation of the Company or any of its Subsidiaries under the Citi Credit Agreement

Amendment or any Enhancement Document executed pursuant to this Section 5.14(e) shall become effective until the Effective Time.

(f)          Parent shall indemnify and hold harmless the Company, its Subsidiaries and its and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Debt Financing (including any alternative financing), any Enhancement Document or the Citi Credit Agreement Amendment (including any action taken in accordance with Section 5.14(d) or Section 5.14(e) and any information utilized in connection therewith (other than any historical information relating to the Company or its Subsidiaries provided in writing by or on behalf of the Company or its Subsidiaries)), in each case other than to the extent any of the foregoing arises from the bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, the Company or any of its Subsidiaries or their respective Representatives. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs (including reasonable attorneys’ and accountants’ fees) incurred by the Company or its Subsidiaries in connection with the arrangement of the Debt Financing (including any alternative financing) and the Citi Credit Agreement Amendment (including any action taken in accordance with Section 5.14(d) or Section 5.14(e) and any information utilized in connection therewith; provided, however, that the Company shall bear all such costs related to its obligations with respect to the preparation, review, delivery and audit of historical information relating to the Company or its Subsidiaries). The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing and the Citi Credit Agreement Amendment; provided, however, that such logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

(g)          Parent and Merger Sub acknowledge and agree that the obtaining of the Debt Financing (including any alternative financing) or the Citi Credit Agreement Amendment is not a condition to the Closing and reaffirm their obligation to consummate the Transactions irrespective and independently of the availability of the Debt Financing or any alternative financing, subject to the satisfaction or waiver of the conditions set forth in Article VI.

(h)          Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that Parent and Merger Sub shall be permitted to terminate up to $850,000,000 of commitments in respect of the senior secured term loan facility contemplated by the Debt Commitment Letter (or any alternative financing in respect thereof obtained prior to the Change of Control Expiration Date (as defined in the Debt Commitment Letter)) from and after the Change of Control Expiration Date; provided, that Parent and Merger Sub shall not deliver written notice to the Debt Financing Sources of the expiration of all specified periods with respect to the “dual trigger put” obligations (an “Expiration Notice”) in each series of Change of Control Indebtedness (as defined in the Debt Commitment Letter) (including any permitted extensions thereof) or otherwise terminate or reduce such commitments, unless and until such specified periods shall have expired without the occurrence of a Change of Control Triggering Event (as defined in each series of Change of Control Indebtedness); provided, further, that prior to delivering the Expiration Notice or otherwise terminating or reducing such commitments, Parent and Merger Sub shall provide the Company with no less than forty eight (48) hours advance written notice of their intent to deliver such Expiration Notice.

Section 5.15        Tax Opinion.

(a)          The Company shall cooperate and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable (including delivering executed copies of a representation letter substantially in the form set forth in Section 5.15(a) of the Company Disclosure Schedule on the Closing Date and signed by an officer of the Company (the “Company Representation Letter”)) as shall be necessary or appropriate to enable Kirkland & Ellis LLP to deliver the Company Tax Opinion.

(b)          Parent shall cooperate and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable (including delivering executed copies of a representation letter substantially in the form set forth in Section 5.15(b) of the Parent Disclosure Schedule on the Closing Date and signed by an officer of Parent (the “Parent Representation Letter”)) as shall be necessary or appropriate to enable Kirkland & Ellis LLP to deliver the Company Tax Opinion.

(c)          As of the date hereof, Parent knows of no reason why it would not be able to deliver the Parent Representation Letter. As of the date hereof, the Company knows of no reason why it would not be able to (i) deliver the Company Representation Letter, or (ii) obtain the Company Tax Opinion.

(d)          Each of Parent and the Company shall use reasonable best efforts, and shall cooperate in good faith with one another, to cause the Company to satisfy or obtain an effective waiver of the requirements of Section 6.01(d) of the Separation Agreement with respect to the transactions contemplated by this Agreement, including to obtain the Company Tax Opinion. The Company shall consult in good faith with Parent and provide Parent a reasonable opportunity to review in advance any written materials in respect of, and will keep Parent promptly and reasonably informed with respect to, any meetings, discussions or communications between the Company and PPL Corporation or any other Person with respect thereto.

Section 5.16        Transfer Taxes.  If the Closing occurs, except as provided in Section 2.2(b) of this Agreement, all stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) (“Transfer Taxes”) imposed with respect to the Transactions shall be paid by the Surviving Corporation, and the parties shall cooperate with one another in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

Section 5.17        Stock Exchange De-listing.  The Surviving Corporation shall cause the Company’s securities to be de-listed from the NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and the Company shall prior to the Effective Time reasonably cooperate with Parent with respect thereto.

Section 5.18        Notification of Certain Matters.  The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, in each case, if such party has Knowledge of, (a) any inaccuracy of any representation or warranty of such party set forth in this

Agreement in any material respect, or (b) any failure of such party to comply with or satisfy in any material respect any covenant or agreement of such party set forth in this Agreement, in each case of clauses (a) and (b), that would reasonably be expected to result in any condition set forth in Section 6.2(a) or Section 6.2(b), with respect to the Company, or Section 6.3(a) or Section 6.3(b), with respect to Parent and Merger Sub, not being satisfied hereunder; provided that the delivery of any notice pursuant to this Section 5.18 shall not affect or be deemed to modify any representation or warranty (or cure any inaccuracy thereof) of any party hereto or the conditions to the obligations of the parties hereto to consummate the Transactions.

Article VI

Conditions Precedent

Section 6.1          Conditions to Each Party’s Obligations to Effect the Merger.  The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing of the following conditions:

(a)          Company Stockholder Approvals. (x) The Stockholder Approval shall have been obtained and (y) the holders of a majority of the shares of Company Common Stock present in person or by proxy at the Company Stockholders Meeting that are beneficially owned, directly or indirectly, by the Unaffiliated Stockholders shall have affirmatively voted in favor of the adoption of this Agreement (the “Unaffiliated Stockholder Approval” and, together with the Stockholder Approval, the “Company Stockholder Approvals”).

(b)          Required Approvals. All waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and all other Regulatory Approvals shall have been obtained.

(c)          No Injunctions or Restraints. No Law, injunction, judgment, Order or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal.

(d)          Separation Agreement. The Company shall have satisfied or obtained an effective waiver of the requirements of Section 6.01(d) of the Separation Agreement with respect to the transactions contemplated by this Agreement and shall have provided written evidence thereof to Parent.

Section 6.2          Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing of the following conditions:

(a)	Representations and Warranties.

(i)          The representations and warranties of the Company set forth in Section 3.1(a) (Organization, Standing and Corporate Power), Section 3.2(b) (Capitalization), Section 3.2(c) (Capitalization), the second through fifth sentences of

Section 3.2(e) (Capitalization), Section 3.3(a) (Authority; Noncontravention), Section 3.3(c) (Authority; Noncontravention), the first sentence of Section 3.6(b) (Absence of Certain Changes), Section 3.14 (Antitakeover Statutes), Section 3.17 (Opinion of Financial Advisor), Section 3.18 (Brokers and Other Advisors) and Section 3.19 (Stockholders Approval) shall be true and correct in all material respects as of the date hereof and at and as of the Effective Time as though made at and as of the Effective Time (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(ii)         The representations and warranties of the Company set forth in Section 3.6(a)(i) (Absence of Certain Changes) shall be true and correct in all respects as of the date hereof and at and as of the Effective Time as though made at and as of the Effective Time (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(iii)        The representations and warranties of the Company set forth in Section 3.2(a) (Capitalization) shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect) as of the date hereof and at and as of the Effective Time as though made at and as of the Effective Time (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct are de minimis.

(iv)        The representations and warranties of the Company set forth in this Agreement, excluding the representations and warranties identified in the foregoing clauses (i), (ii) and (iii), shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect) as of the date hereof and at and as of the Effective Time with the same effect as though made at and as of the Effective Time (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

(v)         Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company stating that the conditions specified in this Section 6.2(a) have been satisfied.

(b)          Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c)          Absence of Burdensome Condition. No Law, any Regulatory Approvals or Governmental Authority shall impose or require any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions, or any structural or remedial actions or other acts or things (including any Required Actions) that, individually or in the aggregate, constitute a Burdensome Condition.

(d)          Minimum Liquidity. After giving effect to the Transactions and the Closing, including the Debt Financing and the Citi Credit Agreement Amendment, and assuming the prior payment of the Aggregate Consideration Amount in accordance with Article II and any Transaction Costs, and (for the avoidance of doubt, without limiting Section 6.2(c)) without giving effect to the posting, provision, funding, establishment or grant of, or commitment to post, provide, fund, establish or grant, up to an aggregate amount equal to $250,000,000 in Credit Support (it being understood that Credit Support to the extent above $250,000,000 shall be given effect), the Pro Forma Liquidity Amount shall be greater than or equal to $350,000,000 less the Affected STF Amount.

(e)          No Default. On the Closing Date, immediately prior to giving effect to the consummation of the Transactions, no Specified Event of Default shall have occurred and be continuing under the Citi Credit Agreement.

(f)          No Material Adverse Effect. From the date of this Agreement through Closing, no change, event, occurrence, fact, development, circumstance, condition or effect shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have (i) a Company Material Adverse Effect or (ii) a Susquehanna Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

Section 6.3          Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing of the following conditions:

(a)          Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (disregarding all qualifications and exceptions contained therein relating to materiality or Parent Material Adverse Effect) as of the date hereof and at and as of the Effective Time as though made at and as of the Effective Time (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent and Merger Sub to such effect.

(b)          Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

Section 6.4          Frustration of Closing Conditions.  None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was primarily caused by the failure of such party to perform any of its obligations under this Agreement.

Article VII
Termination

Section 7.1          Termination.  This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approvals:

(a)          by the mutual written consent of the Company and Parent; or

(b)          by either of the Company or Parent:

(i)          if the Merger shall not have been consummated on or before March 2, 2017 (such date, as it may be extended pursuant to the provisions of this Agreement, the “End Date”); provided that if on (A) such End Date all of the conditions to Closing shall have been satisfied or waived or, with respect to conditions that by their nature are to be satisfied at Closing, other than the conditions set forth in Section 6.1(b), Section 6.2(c), Section 6.2(d) and/or the conditions set forth in Section 6.1(c) (as they relate to the conditions set forth in Section 6.1(b) or Section 6.2(c)), then the End Date shall be extended from March 2, 2017 to June 2, 2017 or (B) such End Date (as may be extended by clause (B) above) the Marketing Period has not then ended, then the End Date shall be extended until the fourth (4th) Business Day following the last day of the Marketing Period; provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to a party if the failure of the Merger to have been consummated on or before the End Date was primarily due to the failure of such party to perform any of its obligations under this Agreement;

(ii)         if any Restraint having the effect set forth in Section 6.1(c) shall be in effect and shall have become final and non-appealable or if any Governmental Authority that must grant a clearance, consent, approval or waiver required by Section 6.1(b) shall have denied such clearance, consent, approval or waiver and such denial has become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party if the issuance of such final, non-appealable Restraint was primarily due to the failure of such party to perform any of its obligations under this Agreement;

(iii)        if the Company Stockholders Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Stockholder Approvals contemplated by this Agreement shall not have been obtained; or

(c)          by Parent:

(i)          if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b), respectively, and (B) cannot be cured by the Company by the End Date or, if capable of being cured, shall not have been cured within thirty (30) calendar days following receipt of written notice from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if it is then in material breach of any representation, warranties, covenants or other agreements hereunder;

(ii)         (A) if the Company Board (or a duly authorized committee thereof) shall have effected a Company Adverse Recommendation Change or (B) the Company fails to include the Company Board Recommendation in the Proxy Statement; or

(d)          by the Company:

(i)          if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b), respectively, and (B) cannot be cured by Parent or Merger Sub by the End Date or, if capable of being cured, shall not have been cured within thirty (30) calendar days following receipt of written notice from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided that, Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if it is then in material breach of any representation, warranties, covenants or other agreements hereunder;

(ii)         at any time prior to obtaining the Company Stockholder Approvals, in order to enter into a definitive agreement for a Superior Proposal, in accordance with Section 5.3; provided that a termination pursuant to this Section 7.1(d)(ii) shall not be effective unless the Company pays or has paid the Termination Fee to Parent or causes the Termination Fee to be paid to Parent prior to or concurrently with such termination in accordance with Section 7.3 (provided that Parent shall have provided wiring instructions for such payment or, if not, then such payment shall be paid promptly following delivery of such instructions); it being understood that the Company may enter into such definitive agreement for a Superior Proposal simultaneously with the termination of this Agreement (and payment of the Termination Fee) pursuant to and in accordance with this Section 7.1(d)(ii); or

(iii)        at any time prior to the Effective Time, if (A) all of the conditions set forth in Section 6.1 and Section 6.2 have been and continue to be satisfied (other than those conditions that by their nature cannot be satisfied other than at the Closing and that would be satisfied if there were a Closing), (B) Parent and Merger Sub fail to consummate the Transactions within two (2) Business Days of the date the Closing should have occurred pursuant to Section 1.2 and (C) the Company has given Parent written notice at least two (2) Business Days prior to any termination that Parent that the

Company stands ready and willing to consummate the Merger from the date the Closing should have occurred pursuant to Section 1.2 through any such termination and stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(d)(iii).

Section 7.2          Effect of Termination.  In the event of the valid termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Section 7.2 and Section 7.3, Article VIII and the first sentence of Section 5.6(b), all of which shall survive termination of this Agreement), and there shall be no liability or obligation on the part of Parent, Merger Sub, any Parent Related Party or the Company or their respective directors, officers and Affiliates hereunder; provided, however, that (i) no such termination shall relieve any party of its obligation to pay the Termination Fee, the Parent Termination Fee or the Parent Expense Reimbursement Obligations, if, as and when required pursuant to Section 7.3, (ii) except as otherwise provided in Section 7.3 (including the limitations on liability contained therein), no party shall be relieved or released from any liabilities or damages arising out of any willful and material breach of this Agreement prior to termination or fraud and (iii) no such termination shall relieve (x) any party of its obligations pursuant to the provisions set forth in Section 5.6(b) or the indemnification and reimbursement obligations of Parent pursuant to Section 5.14(f) and (y) the obligations of the parties to the Guarantee under such Guarantee (in accordance with the terms and conditions thereof) or the parties to the Confidentiality Agreement thereunder (in accordance with the terms and conditions thereof), all of which shall survive the termination of this Agreement as and to the extent in accordance with their terms. For purposes of this Agreement, “willful and material breach” means a breach that is material, which is caused by an action or omission that the breaching party knew was, or would reasonably be expected to result in, such breach.

Section 7.3          Termination Fee.

(a)          In the event that this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii) (Superior Proposal), the Company shall pay or cause to be paid as directed by Parent the Termination Fee prior to or concurrently with the termination of this Agreement.

(b)          In the event that this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii) (Company Adverse Recommendation Change), the Company shall pay or cause to be paid as directed by Parent the Termination Fee within three (3) Business Days of such termination.

(c)          In the event that this Agreement is terminated (i) by Parent or the Company pursuant to Section 7.1(b)(i) (End Date) (provided that the Company Stockholders Meeting has not yet occurred at the time of termination), by Parent or the Company pursuant to Section 7.1(b)(iii) (Company Stockholder Approvals) or by Parent pursuant to Section 7.1(c)(i) (Company Breach), (ii) an Alternative Proposal shall have been publicly disclosed or shall have become publicly known (or, in the case of a termination pursuant to Section 7.1(b)(i) (End Date) or Section 7.1(c)(i) (Company Breach), shall have become known to the Company Board) after the date hereof and, in the case of termination pursuant to Section 7.1(b)(iii) (Company Stockholder Approvals), such Alternative Proposal shall not have been publicly withdrawn (or, with respect to any such Alternative Proposal that shall have become known to the Company Board but not publicly disclosed or known, otherwise withdrawn) at least five (5) Business Days prior to the date of the Company Stockholders Meeting, and (iii) within twelve (12) months of the date that this Agreement is terminated, the Company enters into a Company Acquisition Agreement with respect to or consummates any Alternative Proposal, regardless of whether it was the same Alternative Proposal referenced in clause (ii) (provided that for purposes of clause (iii) of this Section 7.3(c), the references to “20%” in the definition of “Alternative Proposal” shall be deemed to be references to “50%”), then the Company shall pay or cause to be paid as directed by Parent the Termination Fee on the earlier of entry into such Company Acquisition Agreement or consummation of such Alternative Proposal.

(d)          For purposes of this Agreement, “Termination Fee” shall mean a cash amount equal to $50,000,000, except that in the event that this Agreement is terminated by (x) the Company pursuant to Section 7.1(d)(ii) (Superior Proposal) in order to enter into a definitive agreement providing for a Superior Proposal with an Excluded Party or (y) Parent pursuant to Section 7.1(c)(ii) (Company Adverse Recommendation Change) in connection with a Company Adverse Recommendation Change resulting from a Superior Proposal with an Excluded Party and not in respect of an Intervening Event, the “Termination Fee” shall mean a cash amount equal to $25,000,000.

(e)          In the event that Parent shall receive full payment of the Termination Fee pursuant to Section 7.3(a), Section 7.3(b) or Section 7.3(c) under circumstances in which the Termination Fee was payable in accordance with the terms of this Agreement, (i) the payment by Company of the Termination Fee shall not be a penalty and shall constitute liquidated damages for any and all losses suffered or incurred by Parent or any other Person in connection with this Agreement and, (ii) notwithstanding anything in this Agreement that may be deemed to the contrary, the Termination Fee shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of Parent and Merger Sub and their respective Affiliates against the Company and any of its respective former, current or future Affiliates, and any directors, officers, employees, agents, direct or indirect stockholders or representatives of any of the foregoing (collectively, the “Company Related Parties”) in connection with such termination or any loss or other liability of any kind under or related to this Agreement, and (iii) upon such payment of such amount(s), none of the Company and its Subsidiaries and any of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions; provided, however, that nothing in this Section 7.3(e) shall limit the rights of Parent and Merger Sub under Section 8.9; provided, further, however, that to the extent Parent is required to initiate any action to collect the Termination Fee that results in a final and non-appealable judgment against the Company for the Termination Fee, Parent shall be entitled to collect its reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred in connection with such action, which shall be in addition to the amount of the Termination Fee. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that, including in the case of any breach, whether willful and material, intentional, material, knowing or otherwise, in no event shall Parent (or any other Person) seek or be entitled to multiple, special, punitive, consequential, indirect, statutory, exemplary, multiple or similar damages against of the Company or any Company Related Party. For the avoidance of doubt, under no circumstances shall Parent be entitled to collect the Termination Fee on more than one occasion (or, after the receipt in full thereof, any portion thereof or further funds).

Notwithstanding anything to the contrary in this Agreement, the aggregate liability of the Company and all Company Related Parties for any breach, cost, expense, liability, loss or damage or other claim suffered as a result thereof or in connection with the Transactions, this Agreement, the Guarantee, the Support Agreement, the Confidentiality Agreement or otherwise, including, for the avoidance of doubt, payment by the Company of the Termination Fee pursuant to this Article VII, shall in no event exceed the Maximum Aggregate Liability and in no event shall Parent, its Affiliates, their respective stockholders or Representatives or any other Person seek, directly or indirectly, to recover against any of the Company Related Parties, or compel any payment by any of the Company Related Parties of, any damages or other payments whatsoever that are, in aggregate, in excess of the Maximum Aggregate Liability.

(f)          In the event that this Agreement is terminated (i) by the Company pursuant to Section 7.1(d)(iii) (Failure by Parent and Merger Sub to Close) or (ii) by the Company or Parent pursuant to Section 7.1(b)(i) (End Date) and, if, at the time of or prior to such termination, the Company would have been entitled to terminate this Agreement pursuant to Section 7.1(d)(iii) (Failure by Parent and Merger Sub to Close), Parent shall promptly, but in no event later than three (3) Business Days after the date of such termination, pay or cause to be paid the Parent Termination Fee. For the avoidance of doubt, under no circumstances shall the Company be entitled to collect the Parent Termination Fee on more than one occasion (or, after the receipt thereof, any portion thereof or further funds).

(g)          For purposes of this Agreement, “Parent Termination Fee” shall mean a cash amount equal to $85,000,000.

(h)          Notwithstanding anything to the contrary in this Agreement, in the event that the Company shall receive full payment of the Parent Termination Fee pursuant to Section 7.3(f) under circumstances in which the Parent Termination Fee was payable in accordance with the terms of this Agreement, the payment by Parent of the Parent Termination Fee shall not be a penalty and shall constitute liquidated damages for any and all losses suffered or incurred by the Company or any other Person in connection with this Agreement and, notwithstanding anything in this Agreement that may be deemed to the contrary, under such circumstances, the Parent Termination Fee shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise), of the Company and its respective Affiliates or any other Person against any of Parent, Merger Sub, their Subsidiaries or Affiliates, the Guarantor, the Sponsor Entities, the Debt Financing Sources or any other financing source of Parent, and any of their respective former, current or future, direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, affiliated (or commonly advised) funds, members, managers, general or limited partners, attorneys, advisors or other Representatives, or any of their respective successors or assigns or other representative of any of the foregoing (collectively, the “Parent Related Parties”) for any breach, cost, expense, liability, loss or damage or other claim suffered as a result thereof or in connection with such termination or related thereto, in respect of the Transactions, this Agreement, the Guarantee, the Support Agreement, the Confidentiality Agreement, the Debt Financing, the Debt Commitment Letter or the Transactions or thereby or otherwise, and upon payment of such Parent Termination Fee, none of the Parent and its Subsidiaries and any of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the Guarantee, the Support Agreement, the Confidentiality Agreement, the Debt Financing, the Debt Commitment Letter or

the Transactions or thereby or otherwise; provided that to the extent the Company is required to initiate any action to collect the Parent Termination Fee that results in a final and non-appealable judgment against Parent for the Parent Termination Fee, subject to Section 7.3(j), the Company shall be entitled to collect from Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred in connection with such action (subject to a cap of $10,000,000, the “Parent Collection Expense Obligations”), which shall be in addition to the amount of the Parent Termination Fee. The Parent Related Parties are intended third party beneficiaries of this Section 7.3(h) and Section 7.3(j).

(i)          Any amount that becomes payable pursuant to this Section 7.3 shall be paid by wire transfer of immediately available funds to an account designated by Parent or the Company, as applicable, and shall be reduced by any amounts required to be deducted or withheld therefrom under applicable Law in respect of Taxes.

(j)          Other than with respect to the Retained Claims (as defined below), all Proceedings (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to (A) the Transactions, this Agreement, the Guarantee, the Support Agreement, the Confidentiality Agreement, the Debt Financing or the Debt Commitment Letter, (B) the negotiation, execution or performance of this Agreement, the Guarantee, the Support Agreement, the Confidentiality Agreement or the Debt Commitment Letter (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement, the Guarantee, the Support Agreement, the Confidentiality Agreement or the Debt Commitment Letter), (C) any breach of this Agreement, the Guarantee, the Support Agreement, the Confidentiality Agreement or the Debt Commitment Letter and (D) any failure of the Debt Financing, the Merger or the other Transactions to be consummated, may be made only by or against (and are those solely of) the Persons that are expressly identified as parties hereto and thereto. No other Parent Related Party shall have any liabilities (whether in contract or in tort, in law or in equity, or granted by statute, or otherwise) for any Proceedings arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (A) through (D) except for Proceedings that the Company may assert: (i) against any Person that is party to, and solely pursuant to the terms of, the Confidentiality Agreement; (ii) against the Guarantor under, and solely pursuant to the terms of, the Guarantee; (iii) against the Sponsor Entities under, and solely pursuant to the terms of, the Support Agreement; and (iv) against Parent and Merger Sub, solely in accordance with, and pursuant to the terms of, this Agreement (the Proceedings in clauses (i) through (iv) of this Section 7.3(j), the “Retained Claims”). Notwithstanding anything herein to the contrary, the parties acknowledge and agree that, including in the case of any breach, whether willful and material, intentional, material, knowing or otherwise, (w) in no event shall the Company (or any other Person) seek or be entitled to multiple, special, punitive, consequential, indirect, statutory, exemplary, multiple or similar damages against any of Parent, Merger Sub, the Guarantor, the Sponsor Entities or any other Parent Related Party, (x) in no event will Parent, Merger Sub or the Guarantor or the Sponsor Entities or any other Parent Related Party have liability for monetary damages whatsoever arising under, out of, in connection with or related in any manner to the items in the preceding clauses (A) through (D) (including monetary damages in lieu of specific performance) in the aggregate in excess of the amount of the Parent Termination Fee (less any portion thereof that has been paid) plus, any other expense reimbursement pursuant to Section 5.14(f) (subject to a cap of $10,000,000, the “Parent Expense

Reimbursement Obligations”) (the amount of the Parent Termination Fee plus the Parent Expense Reimbursement Obligations, plus the Parent Collection Expense Obligations, the “Maximum Aggregate Liability”) (provided, that with respect to any Parent Related Party other than Parent, Merger Sub or the Sponsor Entities (and without affecting any of the other limitations herein or in the Guarantee, the Support Agreement, the Confidentiality Agreement or the Debt Commitment Letter), for all purposes under this Agreement, the Guarantee, the Support Agreement, the Confidentiality Agreement or the Debt Commitment Letter, the Maximum Aggregate Liability shall be deemed to in no event exceed, in aggregate, $90,000,000 and any amounts in excess of such amount and up to and including the Maximum Aggregate Liability may only be claimed against Parent, Merger Sub or the Sponsor Entities), and, accordingly, the Maximum Aggregate Liability shall be the maximum aggregate liability of Parent and Merger Sub hereunder and thereunder (and of the Guarantor under the Guarantee and the Sponsor Entities under the Support Agreement, and, for the avoidance of doubt, any other Parent Related Party, collectively); and (y) in no event shall the Company, its Affiliates, their respective stockholders or Representatives or any other Person seek, directly or indirectly, to recover against any of the Parent Related Parties, or compel any payment by any of the Parent Related Parties of, any damages or other payments whatsoever that are, in aggregate, in excess of the Maximum Aggregate Liability.

(k)          Each of the parties acknowledges and agrees that the agreements contained in this Section 7.3 are integral parts of the Transactions and that, without these agreements, the Parent Entities and Merger Sub, on the one hand, and the Company, on the other hand, would not enter into this Agreement. Each of the parties further acknowledges and agrees that payment of the Termination Fee and Parent Termination Fee, as applicable, if, as and when required pursuant to this Section 7.3, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision.

Article VIII
Miscellaneous

Section 8.1          No Survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance in whole or in part after the Effective Time. The Confidentiality Agreement shall survive termination of this Agreement in accordance with its terms.

Section 8.2          Fees and Expenses.  The Surviving Corporation and its Subsidiaries shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article II. Except as provided in Section 5.4, Section 5.14(f), Section 5.15, Section 7.3 and this Section 8.2, whether or not the Transactions are consummated, all fees and expenses incurred in connection with the Transactions and this Agreement shall be paid by the party incurring or required to incur such fees or expenses.

Section 8.3          Amendment or Supplement.  At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approvals, by written agreement of all of the parties hereto and delivered by duly authorized officers of the respective parties; provided, however, that following receipt of the Company Stockholder Approvals, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval. Notwithstanding anything herein to the contrary, any amendment or modification of this Section 8.3 or Section 7.3(h), the last sentence of Section 8.7, Section 8.8, Section 8.9 and Section 8.10 that is materially adverse to the Debt Financing Sources shall not be made without the prior written consent of such Debt Financing Sources.

Section 8.4          Waiver.  At any time prior to the Effective Time, any party hereto may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.5          Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties; provided that Parent may, without the prior written consent of the Company, assign (a) any or all of its rights and obligations under this Agreement to one or more of its Affiliates or (b) its rights under this Agreement to any of its Debt Financing Sources for collateral purposes, provided that such assignment by Parent shall not limit or affect Parent’s obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.5 shall be null and void.

Section 8.6          Counterparts.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by electronic communication, facsimile or otherwise) to the other parties. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.7          Entire Agreement; Third-Party Beneficiaries.  This Agreement (including any exhibits hereto), the Company Disclosure Schedule, the Parent Disclosure Schedule, the Confidentiality Agreement, the Support Agreement, the Debt Commitment Letter and the Guarantee (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto and thereto (and their respective successors and permitted assigns) any rights, claims, actions or remedies hereunder or thereunder. Notwithstanding anything to the contrary contained herein, (v) the Company’s Representatives shall be third-party beneficiaries of Section 5.14(f), (w) only if the Effective Time occurs, the Indemnitees shall be third-party beneficiaries of Section 5.8, (x) following the Effective Time, the Company’s stockholders and holders of Company Equity Awards shall be entitled to receive the Merger Consideration and other payments pursuant to Article II, (y) the Parent Related Parties shall be third-party beneficiaries of Section 7.3(h) and Section 7.3(j), and (z) the Debt Financing Sources are expressly intended as third party beneficiaries of the last sentence of this Section 8.7 and Section 7.3(h), Section 8.3, Section 8.8, Section 8.9 and Section 8.10.

Section 8.8          Governing Law; Jurisdiction.

(a)          Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 8.8 in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to this Article VIII. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

(b)          This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware; provided that, except as specifically set forth in the Debt Commitment Letter, any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source, or any of its representatives, in any way relating to this Agreement, the Debt Commitment Letter or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules or conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the parties hereto by this Agreement irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with Section 8.8(a), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. No party hereto, nor any of its Affiliates, will bring, or support the bringing of, any claim, whether at law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof, anywhere other than in (A) any New York State court sitting in the County of New York or (B) the United States District Court for the Southern District of New York.

Section 8.9         Remedies.  Subject to the remainder of this Section 8.9, except as otherwise provided in this Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Subject to the foregoing and to the following sentence, the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto shall be entitled, unless this Agreement has been terminated in accordance with Article VII, to an injunction or injunctions to prevent breaches of this Agreement or a decree or order to enforce specifically the performance of the terms and provisions hereof in any of the courts referred to in Section 8.8, in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to effect the Closing shall be subject to the requirements that (i) all conditions in Section 6.1 and Section 6.2 (other than those conditions that by their terms are to be satisfied by actions taken at the Closing (provided such conditions would be satisfied as of such date) have been satisfied or (to the extent permitted by Law) waived at the time when the Closing would have been required to occur pursuant to Section 1.2 hereof, (ii) the Debt Financing has been funded in accordance with the terms set forth in the Debt Commitment Letter or applicable Definitive Documents or would be funded in accordance with such terms at the Closing if Parent were to effect the Closing pursuant to Section 1.2 and (iii) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the Debt Financing is funded and Parent effects the Closing pursuant to Section 1.2, then the Closing will occur. Subject to this Section 8.9, each party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties hereto further agree that (x) by seeking the remedies provided for in this

Section 8.9, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including, subject to the limitations herein, monetary damages) in the event that the remedies provided for in this Section 8.9 are not available or otherwise are not granted, and (y) nothing set forth in this Section 8.9 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 8.9 prior or as a condition to exercising any termination right under Article VII (or seeking any other form of relief that may be available to a party under this Agreement (including, subject to the limitations herein, monetary damages)). For the avoidance of doubt, while any party may, subject to the terms and conditions hereof, pursue both a grant of specific performance in accordance with this Section 8.9 and subject to the limitations herein, payment of monetary damages, the payment of the Termination Fee, the payment of the Parent Termination Fee, or expense reimbursement (as applicable), under no circumstances shall any party be permitted or entitled to receive both a grant of specific performance requiring consummation of the Merger and any such payments. Notwithstanding anything to the contrary contained herein, the Company and its Affiliates hereby (i) waive any rights or claims against any of the Debt Financing Sources in connection with this Agreement or the Debt Commitment Letter, whether at law or equity, in contract, in tort or otherwise, and (ii) agree not to commence (and if commenced agree to dismiss or otherwise terminate, and not to assist) any action, arbitration, audit, hearing, investigation, litigation, petition, grievance, complaint, suit or proceeding against any Debt Financing Source in connection with this Agreement or the Debt Commitment Letter. Notwithstanding anything herein to the contrary, the remedy of specific performance shall not be available to the Company with respect to Section 5.4(e).

Section 8.10        WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS (INCLUDING THE DEBT FINANCING). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any Proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 8.10.

Section 8.11        Notices.   All notices, requests, claims, demands and other communications under this Agreement to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), sent by overnight courier (providing proof of delivery), sent by registered or certified mail (postage prepaid, return receipt requested) or sent by electronic mail to the respective parties at the following addresses:

If to Parent or Merger Sub, to:

Riverstone Holdings LLC

712 Fifth Avenue, 36th Floor

New York, NY 10019

Attention:	General Counsel
Facsimile:	(212) 271-2928
Email:	scoats@riverstonellc.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:	Igor Kirman
Edward J. Lee
Facsimile:	(212) 403-2000
Email(s):	IKirman@wlrk.com
EJLee@wlrk.com

and

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention:	Trina Chandler
Facsimile:	(713) 615-5088
Email:	tchandler@velaw.com

If to the Company, to:

Talen Energy Corporation
835 Hamilton Street, Suite 150
Allentown, PA 18101

Attention:	Paul Breme
Thomas Douglass
Facsimile:	610-774-2755
Email(s):	Thomas.Douglass@TalenEnergy.com
Paul.Breme@TalenEnergy.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

600 Travis Street

Suite 3300

Houston, TX 77002

Attention:	Andrew Calder
Facsimile:	(713) 835-3601
Emails:	andrew.calder@kirkland.com

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:	Sarkis Jebejian, P.C.
David Beller
Facsimile:	(212) 446-4900
Emails:	sarkis.jebejian@kirkland.com
david.beller@kirkland.com

or such other address, facsimile number or electronic mail address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 8.12       Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 8.13       Definitions.  As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“Acceptable Confidentiality Agreement” shall mean a duly executed customary confidentiality agreement that (a) contains confidentiality and use provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; (b) contains a customary standstill provision (except that such provision may include an exception solely to the extent necessary to allow such Person to make a confidential proposal to the Company Board); and (c) does not contain any provision requiring the Company or its Subsidiaries to pay or reimburse the counterparty’s expenses.

“Affected Energy Marketing and Trading Transaction” shall mean each Energy Marketing and Trading Transaction that is outstanding as of immediately prior to the Closing and in respect of which obligations of the Company or any of its Subsidiaries are secured, in whole or in part, pursuant to the Secured Trading Facility for which (a) an EMT Confirmation from the counterparty thereto is required in order to waive a default or termination event arising in connection with, or as a result of, the Transactions in respect of such Energy Marketing and Trading Transaction and (b) as of immediately prior to the Closing, the applicable EMT Confirmation has not been obtained.

“Affected STF Amount” shall mean an amount, in U.S. dollars, determined as of immediately prior to the Closing, equal to the lesser of (a) $85,000,000 and (b) the aggregate amount of cash or letters of credit required to be posted by the Company or its Subsidiaries as replacement collateral in respect of any Affected Energy Marketing and Trading Transactions in accordance with their terms in order to permit such Affected Energy Marketing and Trading Transactions to remain in effect immediately after giving effect to the Closing.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise. Notwithstanding anything herein to the contrary, for purposes of this Agreement, (a) none of Parent, Merger Sub, the Guarantor or any Sponsor Entity or their respective Subsidiaries shall be deemed an “Affiliate” of the following (and none of the following shall be deemed an “Affiliate” of Parent, Merger Sub, the Guarantor or any Sponsor Entity or their respective Subsidiaries): (i) the Company, (ii) the Company's Subsidiaries or (iii) any other Person that, but for the Sponsor Entities’ ownership of Company Common Stock, would not be an Affiliate of the Sponsor Entities; and (b) no Affiliated RJS Person shall be deemed to be an “Affiliate” of the Company or any of its Subsidiaries (and none of the Company or any of its Subsidiaries shall be deemed to be an “Affiliate” of any Affiliated RJS Person).

“Affiliated RJS Persons” shall mean (a) Parent, Merger Sub, the Guarantor, the Sponsor Entities and their respective Subsidiaries, (b) any direct or indirect portfolio companies owned, managed or controlled by investment funds managed or advised by Riverstone Investment Group LLC or any of its Affiliates (other than the Company or any of its Subsidiaries), (c) any investment fund controlled, managed or advised by Riverstone Investment Group LLC or any of its Affiliates, and (d) any Affiliates of the foregoing (other than the Company or any of its Subsidiaries).

“Aggregate Consideration Amount” shall mean (a) the Merger Consideration Amount plus (b) the Equity Award Consideration Amount.

“Agreement” shall have the meaning set forth in the Preamble.

“Alternative Proposal” shall have the meaning set forth in Section 5.3(h).

“Anti-Takeover Statute” shall have the meaning set forth in Section 3.14.

“Antitrust Laws” shall mean the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Atomic Energy Act” shall mean the United State Atomic Energy Act of 1954, as amended.

“Available Funds” shall mean cash, in U.S. dollars, in immediately available funds and available without restriction for the payment of the Aggregate Consideration Amount.

“Balance Sheet Date” shall have the meaning set forth in Section 3.5(d).

“Bankruptcy and Equity Exception” shall have the meaning set forth in Section 3.3(a).

“Book-Entry Shares” shall have the meaning set forth in Section 2.1(d).

“Burdensome Condition” shall mean any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions (including any Required Action) imposed upon or otherwise affecting, directly or indirectly, the Company, the Surviving Corporation or any of their respective Subsidiaries (a) that, individually or in the aggregate, would have or would be reasonably likely to have, a material adverse effect on the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, after giving effect to the Merger or (b) that would require or involve, directly or indirectly, (i) the sale or other disposition of Susquehanna, Susquehanna Nuclear or any assets or properties of any of the foregoing that are material to the ownership, operation or maintenance of Susquehanna or (ii) the funding of or establishment of cash reserves, letters of credit or other credit support that has the effect of reducing Undrawn Capacity or Unrestricted Cash and Cash Equivalents (or any commitment in respect of any of the foregoing) in an amount that would exceed $250,000,000 with respect to the Regulatory Approvals in the aggregate; provided that no such undertakings, terms, conditions, liabilities, obligations, commitments or sanctions (including any Required Action) imposed upon or otherwise affecting, directly or indirectly, the Company, the Surviving Corporation or any of their respective Subsidiaries as a direct result of any investment, acquisition or joint venture, in each case in power generation, made or entered into by any “affiliate” (as defined in 18 C.F.R. Section 35.36(a)(9)) of Parent or Merger Sub (other than the Company or its Subsidiaries or any other Person that, but for the Sponsor Entities’ ownership of Company Common Stock, would not be an “affiliate” (as defined in 18 C.F.R. Section 35.36(a)(9)) of the Sponsor Entities) that owns or controls electric generation or transmission facilities within any geographic market relevant for the preparation of a horizontal Competitive Analysis Screen under 18 C.F.R. Section 33.3 for the transaction contemplated by this Agreement, shall be taken into account in determining whether a “Burdensome Condition” exists.

“Business Day” shall mean a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Capital Expenditure Plan” shall mean the plan approved by the Company's board of directors on January 28, 2016, a true and complete copy of which has been provided to Parent prior to the date hereof.

“Certificate” shall have the meaning set forth in Section 2.1(d).

“Certificate of Merger” shall have the meaning set forth in Section 1.3.

“Citi Credit Agreement” shall mean that certain credit agreement, dated as of June 1, 2015, among Talen Energy Supply, the lenders and arrangers party thereto and Citibank, N.A., as administrative agent.

“Citi Credit Agreement Amendment” shall have the meaning set forth in Section 5.14(e).

“Claim” shall have the meaning set forth in Section 5.8(a).

“Clayton Act” shall mean the Clayton Act of 1914.

“Closing” shall have the meaning set forth in Section 1.2.

“Closing Date” shall have the meaning set forth in Section 1.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the Preamble.

“Company Acquisition Agreement” shall have the meaning set forth in Section 5.3(d).

“Company Adverse Recommendation Change” shall have the meaning set forth in Section 5.3(d).

“Company Board” shall mean the board of directors of the Company.

“Company Board Recommendation” shall have the meaning set forth in Section 5.2(c).

“Company Charter Documents” shall have the meaning set forth in Section 3.1(c).

“Company Common Stock” shall have the meaning set forth in Section 2.1.

“Company Disclosure Schedule” shall have the meaning set forth in Article III.

“Company Employee” shall have the meaning set forth in Section 5.11(a).

“Company Equity Awards” shall have the meaning set forth in Section 3.2(a).

“Company Material Adverse Effect” shall mean any change, event, occurrence, fact, development, circumstance, condition or effect that, individually or in the aggregate, (a) would or would reasonably be expected to prevent or materially impede or materially delay the consummation by the Company of the Transactions; or (b) is or would reasonably be expected to be materially adverse to the business, assets, results of operations or financial condition of the Company and its Subsidiaries taken as a whole; other than, in the case of clause (b), any change, event, occurrence, or effect to the extent arising out of or resulting from or relating to the following: (i) general changes in the industries or markets in which the Company or its Subsidiaries operates; (ii) any enactment of, change in, or change in interpretation of, any Law or GAAP or governmental policy after the date hereof; (iii) general economic, regulatory or political conditions (or changes therein after the date hereof) or conditions (or changes therein after the date hereof) in the financial, credit or securities markets (including changes in interest or currency exchange rates) in any country or region in which the Company or any of its Subsidiaries conducts business; (iv) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of terrorism, armed hostilities or war; (v) the execution, announcement or performance of this Agreement, the consummation of the Transactions, or the identity of Parent, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees, consultants or Governmental Authorities (it being understood that this clause (v) shall not apply with respect to Section 3.3(b) and Section 3.4); (vi) the taking of any specific action as expressly required by the terms of this Agreement or at the written direction of Parent or Merger Sub or the failure to take any specific action by the Company or its Subsidiaries if that specific action is expressly prohibited by this Agreement and Parent denied a written request from the Company seeking consent to take such specific action; (vii) any change in the market price, or change in trading volume, of the capital stock of the Company, in and of itself; (viii) any failure by the Company or its Subsidiaries to meet internal, analysts’ or other earnings estimates or financial projections or forecasts for any period, or any changes in credit ratings and any changes in any analysts recommendations or ratings with respect to the Company or any of its Subsidiaries, in each case, in and of itself; and (ix) any pending, initiated or threatened legal or administrative proceeding, claim, suit or action against the Company, any of its Subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution of this Agreement or the Transactions; provided that the changes, events, occurrences or effects set forth in clauses (i), (ii), (iii) and (iv) may be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur, in each case to the extent, and only to the extent, that such changes, events, occurrences, facts, developments, circumstances, conditions or effects have a disproportionate adverse impact on the Company and its Subsidiaries, taken as a whole, compared to other companies operating in the industries in which any of the Company or its Subsidiaries operate; provided, further, that the exceptions in clauses (vii) and (viii) above shall not prevent or otherwise affect a determination that the underlying cause of any failure or change referred to therein (if not otherwise falling within any of the exceptions provided by clauses (i) through (vi) and (ix) above) has had or contributed to a Company Material Adverse Effect.

“Company Material Contract” shall have the meaning set forth in Section 3.16(a).

“Company Multiemployer Plan” shall have the meaning set forth in Section 3.10(a).

“Company Pension Plan” shall have the meaning set forth in Section 3.10(e).

“Company Permits” shall mean all licenses, franchises, permits, grants, easements, variances, exceptions, consents, emission credits, certificates, registrations, exemptions,

approvals and authorizations from Governmental Authorities and all rights under any Contract with any Governmental Authority required by Law for the conduct of the Company’s and its Subsidiaries’ respective businesses as they are now being conducted.

“Company Plans” shall mean (a) each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and (b) each other material employee benefit or compensation plan, program or arrangement, including any stock option, stock purchase, stock appreciation right or other stock or stock-based incentive plan, cash bonus or incentive compensation arrangement, retirement or deferred compensation plan, profit sharing or savings plan, defined benefit plan, perquisite, material fringe benefit plan, sick leave, vacation pay, salary continuation for disability, change in control, retention or severance plans, programs, agreements or arrangements and other similar employee benefit plans or programs sponsored, maintained or contributed to by the Company or any of its Subsidiaries for any current or former employee, independent contractor or director of the Company or any of its Subsidiaries, in each case, other than (i) any plan which is a “multiemployer plan” (as defined in Section 3(37) or Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”) or (ii) any collective bargaining agreement or any plan, program, policy or arrangement mandated by applicable Law or by any applicable collective bargaining or similar agreement.

“Company Preferred Stock” shall have the meaning set forth in Section 3.2(a).

“Company Related Parties” shall have the meaning set forth in Section 7.3(f).

“Company Representation Letter” shall have the meaning set forth in Section 5.15(a).

“Company SEC Documents” shall have the meaning set forth in Section 3.5(a).

“Company Severance Plan” shall have the meaning set forth in Section 5.11(a).

“Company Stock Plan” shall mean the Talen 2015 Stock Incentive Plan.

“Company Stockholder Approvals” shall have the meaning set forth in Section 6.1(a).

“Company Stockholders Meeting” shall have the meaning set forth in Section 5.2(b).

“Company Tax Opinion” shall mean a written opinion of Kirkland & Ellis LLP, dated as of the Closing Date, that satisfies the requirements of Section 6.01(d) of the Separation Agreement.

“Compliant” shall mean, with respect to the Required Information, that (a) such Required Information, when taken as a whole, does not or will not, when furnished, contain any untrue statement of a material fact or omit to state any material fact, in each case, with respect to the Company and its Subsidiaries necessary in order to make such Required Information not misleading in light of the circumstances under which it was furnished and (b) the financial statements and other financial information included in such Required Information would not be deemed stale or otherwise be unusable under customary practices for offerings and private placements of debt securities under Rule 144A of the Securities Act and are sufficient to permit the Company and its Subsidiaries’ applicable independent accountants to issue comfort letters to the Debt Financing Sources providing the Debt Financing.

“Confidentiality Agreement” shall have the meaning set forth in Section 5.6(b).

“Contingent Company Equity” shall mean any preemptive or other outstanding rights, options, warrants, convertible, exchangeable or exercisable securities, conversion, exchange or exercise rights, stock or equity appreciation rights, phantom stock, restricted or performance stock units, redemption rights, repurchase rights, subscriptions or other agreements, arrangements, calls or commitments of any kind that obligate the Company or any of its Subsidiaries to issue, transfer, deliver, purchase, dispose of, redeem, repurchase, acquire or sell, or cause to be issued, transferred, delivered, purchased, disposed of, redeemed, repurchased, acquired or sold, or make payments based on the value of, any shares of Company Common Stock or other equity or voting securities or equity or voting interests of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or obligating the Company or its Subsidiaries or giving any Person a right to subscribe for or acquire any of the foregoing, including any shares of Company Common Stock or other equity or voting securities or equity or voting interests of the Company.

“Contingent Subsidiary Equity” shall mean any preemptive or other outstanding rights, options, warrants, convertible, exchangeable or exercisable securities, conversion, exchange or exercise rights, stock or equity appreciation rights, phantom stock, restricted or performance stock units, redemption rights, repurchase rights, subscriptions or other agreements, arrangements, calls or commitments of any kind that obligate the Company or any of its Subsidiaries to issue, transfer, deliver, purchase, dispose of, redeem, repurchase, acquire or sell, or cause to be issued, transferred, delivered, purchased, disposed of, redeemed, repurchased, acquired or sold, or make payments based on the value of, any shares of capital stock of any Subsidiary of the Company or other equity or voting securities or equity or voting interests of any Subsidiary of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or obligating the Company or its Subsidiaries or giving any Person a right to subscribe for or acquire any of the foregoing, including any shares of capital stock of any Subsidiary of the Company or other equity or voting securities or equity or voting interests of any Subsidiary of the Company.

“Continuation Period” shall have the meaning set forth in Section 5.11(a).

“Contract” shall mean any written contract, lease, license, indenture, note, bond, agreement, arrangement, concession, franchise or other binding instrument.

“Credit Facilities” shall mean, collectively, (a) the Citi Credit Agreement and (b) the First Lien Credit and Guaranty Agreement by and among New Mach Gen, LLC, the guarantors and lenders thereto and CLMG Corp., dated as of April 28, 2014, as amended.

“Credit Support” shall mean the aggregate amount of assets, standby guarantees, credit support and/or other financial commitments (that have the effect of reducing Undrawn Capacity or Unrestricted Cash and Cash Equivalents) required in connection with or as a condition to any Regulatory Approval or other consent, approval or waiver of any Governmental Authority required to permit the satisfaction of the conditions set forth in Section 6.1(b) and, solely with respect to any Restraint arising under an Antitrust Law or with respect to a Regulatory Approval, Section 6.1(c).

“CRJ” shall have the meaning set forth in the Preamble.

“Cut-Off Time” shall have the meaning set forth in Section 5.3(c).

“Debt Commitment Letter” has the meaning set forth in Section 4.7.

“Debt Financing” shall have the meaning set forth in Section 4.7.

“Debt Financing Sources” shall mean the entities that have committed to provide or arrange or have otherwise entered into agreements in connection with all or any part of the Debt Financing in connection with the Transactions, including the parties to the Debt Commitment Letter and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto and their respective Affiliates, officers, directors, employees and representatives involved in the Financing and their successors and assigns.

“Default” shall have the meaning ascribed to such term in the Citi Credit Agreement as in effect on the date of this Agreement.

“Definitive Documents” shall have the meaning set forth in Section 5.14(a).

“DGCL” shall have the meaning set forth in the recitals to this Agreement.

“Director Stock Units” shall mean all stock units credited to participants’ accounts under the Directors Deferred Compensation Plan.

“Directors Deferred Compensation Plan” shall mean the Talen Directors Deferred Compensation Plan.

“Dissenting Shares” shall have the meaning set forth in Section 2.3.

“Dissenting Stockholders” shall have the meaning set forth in Section 2.3.

“DTC” shall have the meaning set forth in Section 2.2(b).

“DTC Cash Payment” shall have the meaning set forth in Section 2.2(b).

“Effective Time” shall have the meaning set forth in Section 1.3.

“EMT Confirmations” shall have the meaning set forth in Section 5.14(d)(xiv).

“EMT Information” shall mean, with respect all then-outstanding Energy Marketing and Trading Transactions of the Company and its Subsidiaries, as of the applicable date of determination, the following information, both aggregated on a monthly basis and on a summary annual basis: (i) with respect to power transactions, on- and off-peak underlying power and basis transactions, including day ahead and real time transactions both in aggregate volume amounts

(expressed in megawatts) and a weighted average price in the following categories of transactions: (A) exchange-based futures and swaps, (B) bilaterally traded transactions, (C) exchange traded options, (D) bilaterally traded options, (E) inter-book transfers associated with retail transactions and (F) wholesale inter-book transfers associated with load following transactions; and (ii) with respect to fuel transactions: (A) aggregate monthly index (Henry Hub) and gas basis transactions and (B) long-term and spot market coal transactions; and (iii) with respect to emissions and environmental attributes: aggregate volumes and prices of emission allowances (RGGI, SO2 and NOx) purchases and sales and entitlements.

“EMT Provisions” means, collectively, Section 5.1(a)(xx), Section 5.1(a)(xxi), Section 5.1(a)(xxiii), Section 5.1(a)(xxiv) and Section 5.1(a)(xxv) of this Agreement.

“End Date” shall have the meaning set forth in Section 7.1(b)(i).

“Energy Marketing and Trading Contract” shall mean, with respect to an Energy and Marketing Trading Transaction, any master agreement, confirmation, credit support document, schedule, credit support annex, cover sheet, master netting agreement, master collateral agreement or similar or related agreement.

“Energy Marketing and Trading Transactions” shall mean (a) the daily or forward purchase or sale or other acquisition or disposition of wholesale or retail electric energy, capacity, ancillary services, transmission rights, emissions allowances and offsets, renewable energy certificates, early reduction certificates, weather derivatives, demand derivatives or related commodities, in each case, whether physical or financial, (b) the daily or forward purchase or sale or other acquisition of fuel, fuel transportation or storage rights or capacity, mineral rights or related commodities, including whether physical or financial, (c) electric energy-related tolling transactions or other tolling services and (d) commodity price risk management activities or services.

“Enhancement Documents” shall have the meaning set forth in Section 5.14(e).

“Environmental Laws” shall mean any applicable Laws relating to pollution or protection of occupational health or safety (to the extent relating to exposure to Hazardous Materials), natural resources or the environment (including ambient air, surface, water, ground water, land surface or subsurface strata), including all those relating to the use, handling, transportation, treatment, storage, disposal, Release, threatened Release, recycling, exposure to or cleanup of any Hazardous Materials.

“EPAct 2005” shall have the meaning set forth in Section 3.20(c).

“Equity Award Consideration Amount” shall mean cash, in U.S. dollars, in immediately available funds in such aggregate amount necessary for the Surviving Corporation to make payments to the holders of Options, RSUs, Performance Units and Director Stock Units of the Company to which such holders are entitled pursuant to Section 2.4.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning ascribed to such term in the Citi Credit Agreement as in effect on the date of this Agreement.

“EWG” shall have the meaning set forth in Section 3.20(c).

“Exchange Act” shall have the meaning set forth in Section 3.4.

“Exchange Agent” shall have the meaning set forth in Section 2.2(a).

“Excluded Party” shall have the meaning set forth in Section 5.3(k).

“Expiration Notice” shall have the meaning set forth in Section 5.14(h).

“Fair Saleable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Surviving Corporation and its Subsidiaries are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“Federal Trade Commission Act” shall mean the Federal Trade Commission Act of 1914.

“FERC” shall have the meaning set forth in Section 3.4.

“FERC Approval” shall have the meaning set forth in Section 3.4.

“Filed Company SEC Documents” shall have the meaning set forth in Article III.

“Forecasted Delta Generation” shall mean the sum of the forecasted monthly electric generation output of the applicable Talen Energy Facilities where Talen develops such forecasts using (a) current applicable market prices for fuel and energy, and (b) the plant operating characteristics of each Talen Energy Facility.

“FPA” shall mean The Federal Power Act, as amended.

“GAAP” shall mean generally accepted accounting principles in the United States.

“GMAR” shall mean gross margin at risk.

“Go-Shop Period” shall have the meaning set forth in Section 5.3(a).

“Governmental Authority” shall mean any supranational, national, federal, state, local or other, whether foreign or domestic, governmental entity, quasi-governmental entity, court, tribunal, judicial or arbitral body, commission, board, bureau, agency or instrumentality, or any regulatory (including a stock exchange or other self-regulatory body, any self-regulatory organization and the North American Electric Reliability Corporation (including any applicable regional authorities thereof)), administrative or other department, agency, or any political or other subdivision, department or branch of any of the foregoing.

“Guarantee” shall have the meaning set forth in the recitals to this Agreement.

“Guarantor” shall have the meaning set forth in the recitals to this Agreement.

“Hazardous Materials” shall mean any waste, pollutant or contaminant or any chemical, material, substance or waste that is regulated as harmful, hazardous or injurious to human health or safety, the environment or natural resources under any Environmental Law due to its dangerous or deleterious properties or characteristics, including (a) any petrochemical or petroleum products, radioactive materials, radon gas, friable asbestos, polychlorinated biphenyls, or (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “restricted hazardous materials”, “extremely hazardous substances” or “toxic substances” under Environmental Law.

“Hedging Trading” shall mean any Energy Marketing and Trading Transaction that hedges all or a portion of the price risk with respect to the inputs and/or output of any Talen Energy Facility incurred in the ordinary course of business and that is reasonably expected to reduce the GMAR of the Company and any of its Subsidiaries.

“Indebtedness” shall mean, at any time with respect to any Person, without duplication, all obligations in respect of (a) indebtedness for borrowed money, (b) indebtedness evidenced by bonds, debentures, notes or similar instruments for the payment of which such Person is responsible or liable, (c) all obligations of such Person in respect of capital leases required to be capitalized by GAAP, (d) letters of credit, banker’s acceptances or similar credit transactions (in each case solely to the extent drawn), (e) any swap, option, hedging or derivative instruments or arrangements (other than Energy Marketing and Trading Transactions) in each case valued on the date of determination at the termination value or fair value thereof, (f) all obligations to pay the deferred and unpaid purchase price of any asset, business or company, including earn-outs and any obligations secured by a purchase money mortgage, (g) any accrued and unpaid interest on, fees owed in respect of, and any prepayment premiums, penalties or similar charges in respect of, any indebtedness, liabilities or obligations described in any other clause in this definition, and (h)(1) any guarantees or other contingent obligations in respect of obligations of any other Person of the type described in any other clause of this definition and (2) obligations of any other Person of the type referred to in any other clause of this definition which such Person has pledged any of its assets as security for, or as to which such Person has undertaken or become obligated to maintain or cause to be maintained the financial position or financial covenants of such other Person, or to purchase such other Person’s obligations.

“Indemnitees” shall have the meaning set forth in Section 5.8(a).

“Intellectual Property” shall mean any and all proprietary and intellectual property rights under the law of any jurisdictions throughout the world or rights under international treaties, both statutory and common law rights, including: all (a) utility models, patents, supplementary protection certificates and applications for any of the foregoing, including all extensions, divisionals, continuations, continuations-in-part, reexaminations, reviews, and reissues thereof, (b) trademarks, trade names, service marks, logos, corporate names, Internet domain names, other indicia of source, and any applications for registration of any of the foregoing, together with all goodwill associated with each of the foregoing, (c) registered and unregistered copyrights and rights in other works of authorship, including copyrights in computer software, mask works rights, moral rights and database rights, and (d) trade secrets and other intellectual property rights in know-how or confidential information, including customer lists, designs, formulations, concepts, methods, techniques, procedures, and processes, whether or not patentable.

“Intended Tax-Free Treatment” shall have the meaning given to such term in the Transaction Agreement.

“Intervening Event” shall have the meaning set forth in Section 5.3(j).

“IRS” shall mean the U.S. Internal Revenue Service.

“Knowledge” shall mean, (a) in the case of the Company, the actual knowledge, as of the date of this Agreement, of the individuals listed on Section 8.13(a) of the Company Disclosure Schedule after reasonable inquiry of their respective direct reports and (b) in the case of Parent and Merger Sub, the actual knowledge, as of the date of this Agreement, of the individuals listed on Section 8.13(a) of the Parent Disclosure Schedule after reasonable inquiry of their respective direct reports.

“Laws” shall mean any laws, statutes, ordinances, codes, rules or regulations.

“Leased Real Property” shall have the meaning set forth in Section 3.15.

“Leases” shall have the meaning set forth in Section 3.15.

“Liens” shall mean any liens, restrictions, title defects, charges, pledges, mortgages, deeds of trust, hypothecations, security interests, claims, preferential rights, options to purchase or otherwise acquire, lease or license any interest, or other encumbrances of any kind or nature whatsoever. For the avoidance of doubt, any license of Intellectual Property shall not constitute a Lien.

“Marketing Period” shall mean the first period of twenty (20) consecutive Business Days after the date of this Agreement during and at the end of which (a) Parent shall have received delivery of or had access to the Required Information that is Compliant (it being understood that if at any time during the Marketing Period the Required Information is not Compliant pursuant to clause (a) of the definition thereof, but becomes Compliant as a result of a supplement to the “Required Information” as defined, then the Marketing Period shall be extended by five (5) days but shall not re-commence), and (b) the conditions set forth in Section 6.1 and Section 6.2 shall have been satisfied (other than Section 6.1(a), from and after May 2, 2017, Section 6.1(b) and those conditions that by their nature are to be satisfied at the Closing) or (to the extent permitted by applicable Law) waived and nothing shall have occurred and no condition shall exist that would cause any of the conditions set forth in Section 6.1 or Section 6.2 to fail to be satisfied assuming the Closing were to be scheduled for any time during such twenty (20) consecutive Business Day period; provided that (x) the Marketing Period shall either end on or prior to August 17, 2016 or, if the Marketing Period has not ended on or prior to August 17, 2016, then the Marketing Period shall commence no earlier than September 6, 2016, (y) July 1-5, 2016, October 10, 2016, and November 23-27, 2016 shall not be considered Business Days for purposes of this definition and (z) the Marketing Period shall either end on or prior to December 21, 2016 or, if the Marketing Period has not ended on or prior to December 21, 2016, then the

Marketing Period shall commence no earlier than January 2, 2017; provided, further, that if the Company shall in good faith reasonably believe that it has provided the Required Information and that the Required Information is Compliant, it may deliver to Parent a written notice to that effect (stating the date upon which it believes it completed such delivery or provided such access to Required Information that is Compliant), in which case the Company shall be deemed to have complied with such obligation to deliver or provide access to Required Information that is Compliant, and such twenty (20) consecutive Business Day period shall be deemed to have commenced, on the date specified in the notice, unless Parent in good faith reasonably believes the Company has not completed delivery of, or provided access to, Required Information that is Compliant or that clause (b) of this definition has not been satisfied and within three (3) days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating in good faith, to the extent reasonably practicable, which items of Required Information the Company has not delivered or provided access or are not Compliant or which applicable conditions in Section 6.1 or Section 6.2 are not satisfied (other than those conditions that by their nature are to be satisfied at the Closing). Notwithstanding anything in this definition to the contrary, (A) the Marketing Period shall end on any earlier date prior to the expiration of the twenty (20) consecutive Business Day period if the Debt Financing is consummated on such earlier date and (B) the Marketing Period shall not commence or be deemed to have commenced if, after the date hereof and prior to the completion of such twenty (20) consecutive Business Day period, (I) the Company’s independent accountants shall have withdrawn any audit opinion with respect to any financial statements included in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to such financial statements of the Company for the applicable periods by the applicable independent accountants or another independent public accounting firm of recognized national standing reasonably acceptable to Parent, (II) the Company or any of its Subsidiaries shall have failed to file any report or other document required to be filed with the SEC by the date required under the Exchange Act or the Securities Act, as applicable, containing any financial statements that would be required to be contained therein, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, all such reports have been filed or (III) the Company publicly announces its intention to (or determines that it must) restate any historical financial statements or other historical financial information included in the Required Information, in which case, the Marketing Period shall not be deemed to commence unless and until such restatement has been completed or the Company has publicly announced that it has concluded that no such restatement shall be necessary.

“Maximum Aggregate Liability” shall have the meaning set forth in Section 7.3(j).

“MBR Authority” shall have the meaning set forth in Section 3.20(c).

“Measurement Date” shall have the meaning set forth in Section 3.2(a).

“Merger” shall have the meaning set forth in the recitals to this Agreement.

“Merger Consideration” shall have the meaning set forth in Section 2.1(d).

“Merger Consideration Amount” shall mean cash, in U.S. dollars, in immediately available funds in such aggregate amount necessary to pay the Merger Consideration and make any other payments to the holders of Company Common Stock to which such holders are entitled pursuant to Article II.

“Merger Sub” shall have the meaning set forth in the Preamble.

“Multiemployer Plan” shall have the meaning set forth in the definition of Company Plans.

“New Plans” shall have the meaning set forth in Section 5.11(b).

“No-Shop Period Start Date” shall have the meaning set forth in Section 5.3(b).

“Notice” shall have the meaning set forth in Section 5.3(e).

“Notice Period” shall have the meaning set forth in Section 5.3(e).

“NRC” shall have the meaning set forth in Section 3.4.

“NRC Approval” shall have the meaning set forth in Section 3.4.

“NRC Licenses” shall mean Renewed Facility Operating Licenses Nos. NPF-14 and NPF-22 for the Susquehanna Steam Electric Station, Units 1 and 2, issued on November 24, 2009, and the general license for the SSES Independent Spent Fuel Storage Installation.

“NYPSC Approval” shall have the meaning set forth in Section 3.4.

“NYSE” shall mean the New York Stock Exchange, Inc.

“Offering Documents” shall mean offering and syndication documents and materials, including prospectuses, private placement memoranda, information memoranda and packages, lender and investor presentations, road show materials, rating agency materials and presentations, and similar documents and materials, in connection with the Debt Financing.

“Option” shall have the meaning set forth in Section 2.4(a).

“Order” shall mean any writ, judgment, ruling, award, assessment, decree, injunction or similar order of, by or agreement with any Governmental Authority (in each such case whether preliminary or final).

“Other Approvals” shall have the meaning set forth in Section 3.4.

“Other Real Property” shall have the meaning set forth in Section 3.15.

“Owned Real Property” shall have the meaning set forth in Section 3.15.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Collection Expense Obligations” shall have the meaning set forth in Section 7.3(h).

“Parent Expense Reimbursement Obligations” shall have the meaning set forth in Section 7.3(j).

“Parent Material Adverse Effect” shall mean any change, event, occurrence, fact, development, circumstance, condition or effect that, individually or in the aggregate, would or would reasonably be expected to prevent or materially impede or materially delay the consummation by Parent and Merger Sub of the Transactions.

“Parent Related Parties” shall have the meaning set forth in Section 7.3(h).

“Parent Representation Letter” shall have the meaning set forth in Section 5.15(b).

“Parent Termination Fee” shall have the meaning set forth in Section 7.3(g).

“Performance Unit” shall mean all RSU awards with performance-based vesting or delivery requirements granted pursuant to the Company Stock Plan.

“Permitted Lien” shall mean a Lien (a) for Taxes or governmental assessments, charges or claims of payment not yet due and payable or being contested in good faith through appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP in the Filed Company SEC Documents, (b) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien (whether statutory or otherwise) arising in the ordinary course of business that is not yet due and payable or is being contested in good faith and for which adequate accruals or reserves have been established in accordance with GAAP in the Filed Company SEC Documents, (c) that is a zoning, building, entitlement or other land use or environmental regulation by any Governmental Authority that does not, individually or in the aggregate, materially and adversely affect, impair or interfere with the continued use of any property affected thereby, (d) (i) in effect on the date of this Agreement and that secures Indebtedness under the Credit Facilities or the Secured Trading Facility or (ii) that secures the Debt Financing, if any incurred (provided, however, that, at such time, any Lien securing Indebtedness refinanced or replaced pursuant to the Debt Financing that would otherwise have been a Permitted Lien shall cease to be a Permitted Lien), (e) that is an easement, covenant, condition, right of way or other similar restriction with respect to any Real Property, and in each case to the extent such restriction is filed as of the date hereof of record in the applicable public records (or provided or made available by the Company to Parent prior to the date hereof) and is valid and subsisting against the applicable Real Property or that does not materially interfere with or impair the use or operation of, or any of the benefits of ownership of, such Real Property, (f) that is a pledge or deposit made in the ordinary course of business to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations, or (g) that relates to any conditions that are disclosed by any title insurance policies, title commitment(s) or survey(s) of the Real Property that are provided by the Company to Parent prior to the date hereof.

“Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act), including a Governmental Authority.

“Proceedings” shall have the meaning set forth in Section 3.7.

“Pro Forma Liquidity Amount” shall mean, in each case as of immediately after the Closing, the (a) Undrawn Capacity plus (b) Unrestricted Cash and Cash Equivalents.

“Proxy Statement” shall have the meaning set forth in Section 3.4.

“Qualified Decommissioning Fund” shall mean all amounts contributed to qualified funds for administrative costs and costs incurred in connection with the entombment, dismantlement, removal and disposal of the structures, systems and components of a unit or common facilities, including all costs incurred in connection with the preparation for decommissioning, such as engineering and other planning expenses incurred with respect to the unit or common facilities after actual decommissioning occurs, such as physical security and radiation monitoring expenses.

“Real Property” shall have the meaning set forth in Section 3.15.

“Registered Intellectual Property” shall have the meaning set forth in Section 3.13(a).

“Regulatory Approvals” shall have the meaning set forth in Section 3.4.

“Release” shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, leaching, abandonment, pumping, pouring, emptying, dumping, or escape.

“Representatives” shall mean, with respect to any Person, the advisors, attorneys, accountants, investment bankers, financial advisors, consultants and other representatives (acting in such capacity) retained by such Person or any of its Subsidiaries, together with directors, officers and employees of such Person and its Subsidiaries.

“Required Action” shall have the meaning set forth in Section 5.4(d).

“Required Amount” shall have the meaning set forth in Section 4.7(a).

“Required Information” shall mean the information that is required under paragraph 5 of Exhibit B to the Debt Commitment Letter as in effect on the date hereof and, to the extent reasonably requested by Parent or Merger Sub in connection with the preparation of a confidential information memorandum customary for the type of Debt Financing contemplated by the Debt Commitment Letter as in effect on the date hereof, all reasonably available or readily obtainable information and disclosure relating to the Company and its Subsidiaries.

“Restraints” shall have the meaning set forth in Section 6.1(c).

“Restrictive Provision” shall mean any of the following provisions contained in a Contract: (a) “change of control” provision in favor of the other party or parties thereto that would (i) prohibit the Transactions or give such party or parties a right to terminate such agreement as a result of the Transactions or (ii) result in a loss of benefits or rights or require a payment to, or give rise to any rights of, such other party, as a result of the Transactions, (b) any provision that would limit or otherwise restrict (i) the payment of dividends or distributions in respect of the capital stock or equity interests of the Company or any of its Subsidiaries, (ii) the granting of Liens on any property or asset of the Company or its Subsidiaries or (iii) the issuance of guarantees or the incurrence of other Indebtedness by the Company or any of its Subsidiaries, or (c) any provision that would give rise to an event of default or termination if the other party or parties thereto or an Affiliate thereof ceases to be a provider of debt financing to the Company or any of its Subsidiaries.

“Retained Claims” shall have the meaning set forth in Section 7.3(j).

“Talen Energy Facility” shall have the meaning set forth in Section 3.16(a)(xi).

“Talen Energy Supply” shall mean Talen Energy Supply, LLC, a wholly owned Subsidiary of the Company.

“Risk Management Policy” shall mean, collectively (and, during the period from the date hereof until the Effective Time, as modified by the terms of Section 5.1), (a) the Talen Energy Corporation Financial Risk Management Policy adopted as of June 1, 2015 and as amended as of October 23, 2015 and May 1, 2016, (b) the Risk Management Hedge Procedure of Talen Energy Marketing, LLC, and (c) all other documentation of the Company and its Subsidiaries setting forth the risk management procedures and operating requirements established under the documents referenced in the immediately preceding clauses (a) and (b), true, correct and complete copies of each of which documents referenced in the immediately preceding clauses (a) through (c) have been made available to Parent.

“RPH” shall have the meaning set forth in the Preamble.

“RSU Cash Payment” shall have the meaning set forth in Section 2.4(b).

“RSUs” shall mean all restricted share units granted pursuant to the Company Stock Plan that are payable in shares of Company Common Stock or whose value is determined with reference to the value of shares of Company Common Stock.

“Sarbanes-Oxley Act” shall have the meaning set forth in Section 3.5(a).

“Schedule 13E-3” shall have the meaning set forth in Section 3.4.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Secured EMT Information” shall mean, with respect all then-outstanding Energy Marketing and Trading Transactions in respect of which the obligations of the Company or any of its Subsidiaries thereunder is secured: (a) the dollar amount of such obligations secured under the Secured Trading Facility, in the aggregate and with respect to each individual counterparty under the Secured Trading Facility, (b) the dollar amount of such obligations secured by letters of credit issued pursuant to the Citi Credit Agreement, in the aggregate, (c) the dollar amount of such obligations secured by cash collateral, in the aggregate, and (d) the dollar amount of such obligations that are secured by sources other than those set forth in the immediately preceding clauses (a) through (c), in the aggregate and with respect to each applicable counterparty, and indicating the nature of the security therefor.

“Secured Trading Facility” shall mean the Secured Energy Marketing and Trading Facility Amended and Restated Common Agreement, dated as of December 15, 2015, among Talen Energy Marketing, LLC, Talen Energy Supply, LLC, as guarantor, Wilmington Trust, National Association, as agent, and the secured counterparties from time to time parties thereto.

“Securities Act” shall have the meaning set forth in Section 3.5(a).

“Separation Agreement” shall mean the Separation Agreement, dated June 9, 2014, entered into by and among PPL Corporation, Talen Energy Holdings, Inc., the Company, PPL Energy Supply, LLC, Raven Power Holdings LLC, Sapphire Power Holdings LLC and C/R Energy Jade, LLC.

“Sherman Act” shall mean the Sherman Antitrust Act of 1890.

“Solvent” shall mean, when used with respect to any Person, that, as of any date of determination, (a) the amount of the Fair Saleable Value of the assets of such Person and its Subsidiaries, taken as a whole, on a going concern basis will, as of such date, exceed (i) the value of all liabilities of such Person and its Subsidiaries, taken as a whole, including contingent and other liabilities as of such date and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured (in each case, determined in accordance with GAAP consistently applied), (b) as of such date, such Person and its Subsidiaries, taken as a whole, will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged following such date and (c) as of such date, such Person, and its Subsidiaries, taken as a whole, will be able to pay their liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, each of the phrases “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person and its Subsidiaries, taken as a whole, will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet their obligations as they become due.

“Specified Energy Marketing and Trading Transactions” shall mean any Energy Marketing and Trading Transaction that: (a) does not constitute Hedging Trading; (b) is entered into for purposes of intra-day trading that is not Hedging Trading; (c) includes any obligations on the part of the Company or any of its Subsidiaries that extend for a period longer than thirty-six (36) months following the trade date; (d) consists of a heat rate, spark spread or related hedging arrangement for one or more gas-fired Talen Energy

Facility, other than (i) physical fuel purchases for plant operations and daily energy sale offers, in each case, entered into in the ordinary course of business and with a delivery date no later than thirty (30) days following such trade and (ii) any such hedging arrangement entered into on the same trading day with respect to both the expected natural gas input and expected electric power output of such Talen Energy Facility; (e) at the time such Energy Marketing and Trading Transaction is entered into, would (taking into account all then outstanding Energy Marketing and Trading Transactions to which the Company or any of its Subsidiaries is a party or subject) cause the percentage of Forecasted Delta Generation that is hedged for the peak or off-peak periods, as applicable, in any month in respect of the Talen Energy Facilities on a monthly aggregate basis in a particular regional transmission organization, independent system operator or balancing authority area to exceed 100%; (f) relates to a hedging arrangement that is not correlated to the relevant hub, zone or market for one or more of the Talen Energy Facilities; or (g) is not for the retail sale of natural gas, associated Hedging Trading or natural gas transportation.

“Specified Entity” shall have the meaning set forth in Section 5.4(e) of the Parent Disclosure Schedule.

“Specified Event of Default” shall mean (a) any Event of Default and/or (b) any Default under (i) Section 11.01 of the Citi Credit Agreement, (ii) Section 11.02 of the Citi Credit Agreement, (iii) Section 11.03 of the Citi Credit Agreement solely with respect to the covenants set forth in Sections 9.01 (other than 9.01(b)), 9.03(a)(i), 9.05, 9.06 and 9.08 thereof, (iv) Section 11.05(a) of the Citi Credit Agreement and/or (v) Section 11.08 of the Citi Credit Agreement, in each case, without giving effect to any cure period related thereto as set forth in the Citi Credit Agreement as in effect on the date of this Agreement.

“SPH” shall have the meaning set forth in the Preamble.

“Sponsor Entity” and “Sponsor Entities” shall have the meaning set forth in the recitals to this Agreement.

“Stockholder Agreement” shall mean the Stockholder Agreement, dated as of June 1, 2015, by and among the Sponsor Entities and the Company.

“Stockholder Approval” shall have the meaning set forth in Section 3.19.

“Subsidiary” when used with respect to any Person, shall mean any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity and more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Subsidiary Guarantor” shall have the meaning set forth in the Citi Credit Agreement as in effect on the date of this Agreement.

“Superior Proposal” shall have the meaning set forth in Section 5.3(i).

“Support Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Surviving Corporation” shall have the meaning set forth in Section 1.1.

“Susquehanna” shall have the meaning set forth in Section 3.20(d).

“Susquehanna Material Adverse Effect” shall mean (a) any incident reasonably expected to constitute an extraordinary nuclear occurrence (as defined in the Atomic Energy Act) at Susquehanna or (b) Susquehanna Unit 1 or Susquehanna Unit 2 being placed in NRC Reactor Oversight Process Matrix Column 4 or Column 5.

“Susquehanna Nuclear” shall have the meaning set forth in Section 3.20(d).

“Surviving Corporation” shall have the meaning set forth in Section 1.1.

“Tax” or “Taxes” shall have the meaning set forth in Section 3.9(b).

“Tax Returns” shall have the meaning set forth in Section 3.9(b).

“Termination Fee” shall have the meaning set forth in Section 7.3(d).

“Transaction Agreement” shall mean the Transaction Agreement, dated June 9, 2014, entered into by and among PPL Corporation, Talen Energy Holdings, Inc., the Company, PPL Energy Supply, LLC, Talen Energy Merger Sub, Inc., C/R Energy Jade, LLC, Sapphire Power Holdings LLC and Raven Power Holdings LLC, and as in effect as of the date hereof.

“Transaction Costs” shall mean the fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation or its Subsidiaries in connection with the Transactions, including the Debt Financing, not to exceed, in the case of such fees and expenses incurred by the Parent or Merger Sub (it being understood that, for the purposes of this definition, financing fees payable in connection with the Debt Financing shall be deemed expenses of Parent and Merger Sub, and not of the Surviving Corporation or its Subsidiaries), $100,000,000.

“Transactions” refers collectively to this Agreement and the transactions contemplated hereby, including the Merger.

“Transfer Taxes” shall have the meaning set forth in Section 5.16.

“Trustee” shall the meaning set forth in Section 3.20(g).

“Unaffiliated Stockholders” shall mean holders of Company Common Stock other than Riverstone Holdings LLC, its related entities and any of their respective Affiliates.

“Unaffiliated Stockholder Approval” shall have the meaning set forth in Section 6.1(a).

“Undrawn Capacity” shall mean, as of any time of determination, (a) the amount of the aggregate commitments of the lenders available to be drawn under the Citi Credit Agreement to make loans thereunder, as of such time of determination, less (b) the aggregate outstanding principal amount of all loans thereunder outstanding as of such time of determination, less (c) the aggregate amount of all letters of credit issued thereunder outstanding as of such time of determination.

“Unrestricted Cash and Cash Equivalents” shall mean, as of any time of determination, cash and cash equivalents, in U.S. dollars, of immediately available to the Company its consolidated Subsidiaries that would be reflected on a consolidated balance sheet of the Company as of such time of determination prepared in accordance with GAAP and would not appear as “restricted” on such consolidated balance sheet.

“Voting Company Debt” shall have the meaning set forth in Section 3.2(b).

“Voting Subsidiary Debt” shall have the meaning set forth in Section 3.2(f).

“WARN Act” shall have the meaning set forth in Section 3.12(a).

Section 8.14        Interpretation.

(a)          The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to “this Agreement” shall include the Company Disclosure Schedule and the Parent Disclosure Schedule. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any terms used in the Company Disclosure Schedule, the Parent Disclosure Schedule, any Exhibit or any certificate or other document made or delivered pursuant hereto but not otherwise defined therein shall have the meaning as defined in this Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall”. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” shall not be exclusive. The phrase “date of this Agreement” or “date hereof” shall be deemed to refer to June 2, 2016. All references to “dollars” or “$” shall refer to the lawful currency of the United States, with any required currency conversion being calculated on the basis of the most recent month end spot rate as quoted by Bloomberg. Unless the context requires otherwise (i) any definition of or reference to any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or otherwise modified, including by succession of comparable successor statutes and references to the rules and regulations promulgated thereunder, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement. The words “made available” means (unless otherwise specified), with respect to a particular document, item or other piece of information, inclusion and availability to Parent and its Representatives in the virtual data room hosted by R.R. Donnelley & Sons Company in connection with the Merger on or prior to 8:00 a.m. New York time on June 2, 2016. Each Parent agrees that its obligations hereunder are joint and several with respect to each other Parent.

(b)          The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

TALEN ENERGY CORPORATION

By:	/s/ Paul A. Farr

Name:	Paul A. Farr
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

RPH PARENT LLC

By:	/s/ Carl L. Williams
Name: Carl L. Williams
Title: Authorized Person

SPH PARENT LLC

By:	/s/ Carl L. Williams
Name: Carl L. Williams
Title: Authorized Person

CRJ PARENT LLC

By:	/s/ Carl L. Williams
Name: Carl L. Williams
Title: Authorized Person

RJS MERGER SUB INC.

By:	/s/ Carl L. Williams
Name: Carl L. Williams
Title: Authorized Person

[Signature Page to Agreement and Plan of Merger]

Annex B

EXECUTION VERSION

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of June 2, 2016, is entered into by and among Talen Energy Corporation, a Delaware corporation (the “Company”), Raven Power Holdings LLC, C/R Energy Jade, LLC and Sapphire Power Holdings LLC, each a Delaware limited liability company (each a “Holder” and collectively, the “Holders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company has entered into an Agreement and Plan of Merger (as may be amended from time to time in accordance with its terms, the “Merger Agreement”) with RPH Parent LLC, CRJ Parent LLC and SPH Parent LLC, each a Delaware limited liability company (collectively, “Parent”), and RJS Merger Sub Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), dated as of the date hereof, pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company as the surviving corporation;

WHEREAS, the Holders, collectively, beneficially own 44,974,658 shares of Company Common Stock as of the date hereof (collectively, together with any shares of Company Common Stock subsequently acquired, the “Subject Shares”);

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company has required that the Holders agree, and the Holders have agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, covenants and agreements contained in this Agreement, the parties intending to be legally bound, hereby agree as follows:

Article I
VOTING

Section 1.1           Agreement to Vote.  Each Holder hereby agrees that:

(a)          at any meeting of stockholders of the Company (or any adjournment or postponement thereof) or in any other circumstance upon which a vote, consent or other approval (including a written consent) with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement is sought, such Holder shall vote or execute consents with respect to (or cause to be voted or consents to be executed with respect to) all Subject Shares beneficially owned by such Holder as of the applicable record date in favor of the adoption and approval of the Merger Agreement, the Merger and any other transaction contemplated by the Merger Agreement.

(b)          such Holder shall vote or execute consents with respect to (or cause to be voted or consents to be executed with respect to) all Subject Shares beneficially owned by such

Holder as of the applicable record date against each of the following matters at any meeting of stockholders of the Company (or any adjournment or postponement thereof), or in any other circumstance upon which a vote, consent or other approval (including a written consent) with respect to any of the following matters is sought: any action or agreement that is not recommended by the Company Board and that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (B) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or (C) materially impede, frustrate, interfere with, delay or postpone the Merger and the other transactions contemplated by the Merger Agreement.

Section 1.2           Further Assurances.  Each Holder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request to the extent necessary to effectively carry out the transactions contemplated by this Agreement.

Section 1.3           Transfers.  Each Holder agrees that until the termination of this Agreement, such Holder shall not, except as contemplated by this Section 1.3, sell, transfer, pledge, assign, encumber, hypothecate or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any Contract or option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any Person other than pursuant to the Merger. Notwithstanding the foregoing, the Holders may Transfer, subject to the terms of the Stockholders Agreement, any Subject Shares to any other Holder or to any of their respective Affiliates, Parent or Merger Sub; provided that the effectiveness of any such Transfers shall be conditioned on the transferee agreeing in writing to be bound by the provisions of this Agreement and the Stockholder Agreement in a form reasonably satisfactory to the Company; provided, further, notwithstanding such Transfer, the transferor shall remain liable hereunder as though still a party hereto.

Section 1.4           Voting Arrangements.  Except for this Agreement and the Stockholders Agreement, each Holder shall not enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to its Subject Shares (other than solely among the Affiliates who are bound to this Agreement with respect to the applicable Subject Shares) and shall not commit or agree to take any of the foregoing actions.

Section 1.5           Representations of Each Holder.  Each Holder hereby represents and warrants to the Company, severally and not jointly, with respect to such Holder and such Holder’s ownership of the Subject Shares as follows:

(a)          Authority. Such Holder is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware and has all requisite limited liability company power and authority necessary to execute and deliver this Agreement, to comply with and perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Holder or its compliance with and performance of this Agreement, and the consummation by such Holder of the transactions contemplated hereby, has been duly authorized and approved by all necessary action by such Holder (including by the board of directors or applicable corporate bodies), and no other limited liability company action on the part of such Holder is necessary to authorize the execution and delivery of and performance by such Holder under this Agreement. This Agreement has been duly executed and delivered by such Holder and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of such Holder, enforceable against it in accordance with its terms, except that such enforceability may be subject to a Bankruptcy and Equity Exception. Other than as provided in the Merger Agreement with respect to the Transactions and any filings by such Holder with the SEC, the execution, delivery and performance by such Holder of this Agreement does not require any consent of or Permit from any Governmental Authority, other than any consent or Permit the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger or such Holder’s ability to observe or perform its obligations hereunder.

(b)          Noncontravention. Neither the execution and delivery of this Agreement by such Holder nor the consummation by such Holder of the transactions contemplated hereby, nor the performance of or compliance with any of the terms or provisions hereof by such Holder, will conflict with, result in a breach of, constitute a default (with or without notice or lapse of time or both) under or violate (i) any provision of any Contract, Permit, Order or Law applicable to such Holder or (ii) conflict with or violate any provision of the certificate of formation and operating agreement of such Holder, in the case of clause (i) except as would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger or such Holder’s ability to observe or perform its obligations hereunder.

(c)          The Subject Shares. As of the date of this Agreement, such Holder owns beneficially and of record the Subject Shares set forth opposite such Holder’s name on Schedule I hereto, free and clear of any and all Liens and free of any restriction on the right to vote, sell or otherwise dispose of such Subject Shares, other than any of the foregoing that would not prevent or materially delay such Holder’s ability to perform or comply with its obligations hereunder. As of the date of this Agreement, such Holder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite such Holder’s name on Schedule I hereto (except that such Holder may be deemed to beneficially own Subject Shares owned by other Holders). Such Holder has, or will have at the time of the applicable meeting of stockholders of the Company, the right to vote or direct the vote of its Subject Shares and none of such Subject Shares is subject to any Contracts with respect to the voting thereof that would prevent or materially delay such Holder’s ability to perform its obligations hereunder. There are no Contracts of any kind, contingent or otherwise, obligating such Holder to Transfer, or cause to be Transferred, any of the Subject Shares set forth opposite such Holder’s name on Schedule I hereto (other than a Transfer from one Holder to another Holder) and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares.

(d)          Reliance by the Company. Such Holder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Holder’s execution and delivery of this Agreement.

(e)           Legal Proceedings. As of the date of this Agreement, there are no Proceedings pending or, to the knowledge of such Holder, threatened against such Holder that questions the validity of this Agreement or any action taken or to be taken by such Holder in connection with this Agreement.

(f)            Finders Fees. Except for Goldman, Sachs & Co. and RBC Capital Markets, no broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Holder.

Section 1.6           Representations and Warranties of the Company.  The Company represents and warrants to the Holders as follows: (i) the Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to execute and deliver this Agreement and to comply with and perform its obligations hereunder and to consummate the transactions contemplated hereby; (ii) the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Company Board, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery of and performance by the Company under this Agreement and the consummation by it of the transactions contemplated hereby; (iii) this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be subject to a Bankruptcy and Equity Exception; (iv) other than as provided in the Merger Agreement with respect to the Transactions and any filings by the Company with the SEC, the execution, delivery and performance by the Company of this Agreement does not require any consent of or Permit from any Governmental Authority, other than any consent or Permit the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger or the Company’s ability to observe or perform its obligations hereunder; and (v) other than as provided in the Merger Agreement, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor the performance of or compliance with any of the terms or provisions hereof by the Company, will conflict with, result in a breach of, constitute a default (with or without notice or lapse of time or both) under or violate any provision of any Contract, Permit, Order or Law applicable to the Company or any of its Subsidiaries or conflict with or violate any provision of the certificate of incorporation and bylaws of the Company, in each case except as would not, individually or in the aggregate, be reasonably expected to prevent or delay the consummation of the Merger or the Company’s ability to observe or perform its obligations hereunder.

Section 1.7           Additional Acknowledgements.  Each of the Company and each Holder expressly acknowledges and agrees that (a) Section 4.12 (with respect to each Holder rather than Parent and Merger Sub) and Section 3.23 of the Merger Agreement are incorporated by reference herein, mutatis mutandis and (b) each Holder is entering into this Agreement solely in such Holder’s capacity as the record holder or beneficial owner of Subject Shares and in no other capacity whatsoever.

Article II
MISCELLANEOUS

Section 2.1            Notices.  All notices, requests, claims, demands and other communications under this Agreement to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), sent by overnight courier (providing proof of delivery), sent by registered or certified mail (postage prepaid, return receipt requested) or sent by electronic mail to the respective parties at the following addresses:

if to the Holders, to:

Riverstone Holdings LLC

712 Fifth Avenue, 36th Floor

New York, New York 10019

Attention:      General Counsel

Facsimile:      (212) 271-2928

Email:            scoats@riverstonellc.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:      Igor Kirman

        Edward J. Lee

Facsimile:      (212) 403-2000

Email(s):        IKirman@WLRK.com

         EJLee@WLRK.com

and

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention:      Trina Chandler

Facsimile:      (713) 615-5088

Email:            tchandler@velaw.com

if to the Company, to:

Talen Energy Corporation

853 Hamilton Street, Suite 150

Allentown, Pennsylvania 18101

Attention:      General Counsel

Facsimile:      (610) 774-2755

Email(s):        paul.breme@talenenergy.com

        thomas.douglass@talenenergy.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:      Andrew Calder

        Sarkis Jebejian, P.C.

                       David Beller

Facsimile:      (212) 446-4900

Emails:           andrew.calder@kirkland.com

        sarkis.jebejian@kirkland.com

        david.beller@kirkland.com

or such other address, facsimile number or electronic mail address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 2.2            Governing Law and Jurisdiction.

(a)          Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 2.2 in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to this Article II. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

(b)          This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereunder in any court other than the aforesaid courts. Each of the parties hereto by this Agreement irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with Section 2.2(a), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 2.3       Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereunder are fulfilled to the extent possible.

Section 2.4           Excess Parent Liability.

(a)          If and solely to the extent that, pursuant to the terms and conditions of the Merger Agreement, subject to any limitations contained therein (including Section 7.3) and in the Guarantee, Parent’s aggregate payment obligation to the Company for (x) Parent Expense Reimbursement Obligations (for clarity, not to exceed $10,000,000), if any, if and when payable pursuant to the terms of the Merger Agreement, plus (y) Parent Collection Expense Obligations (for clarity, not to exceed $10,000,000), if any, if and when payable pursuant to the terms of the Merger Agreement, plus (z) the Parent Termination Fee (for clarity, not to exceed $85,000,000), if any, if and when payable pursuant to the terms of the Merger Agreement, exceeds $90,000,000, the Company shall be entitled to seek payment from the Holders, severally and not jointly, in an aggregate amount equal to the excess, if any, of (i) the sum of clauses (x) through (z) over (ii) $90,000,000 (the “Excess Payment Amount”) (it being understood that any payment by any such Holder of any amount of the Excess Payment Amount hereunder shall be in full satisfaction of any obligation of Parent or any other Person with respect to such amount under the Merger Agreement, Guarantee or otherwise). Notwithstanding anything to the contrary contained herein, the Excess Payment Amount shall not, in the aggregate, exceed $15,000,000; provided, further, that each Holder’s several (and not joint) maximum liability, if any, under this Section 2.4(a) shall in all cases be limited to compensatory damages (irrespective of the form of the claim or action, whether in contract, tort or otherwise) not in excess of such Holder’s Pro Rata Portion of the Excess Payment Amount (if any). For purposes of this Agreement, “Pro Rata Portion” means, for each Holder, the percentage set forth opposite such Holder’s name on Schedule II hereto. To the extent Parent or Merger Sub is relieved of its applicable obligations under the Merger Agreement, the Holders shall likewise be relieved of their applicable obligations hereunder, and the Holders shall be entitled to the benefit of any defenses, limitations, caps or disclaimers of damages that may be available to Parent or Merger Sub under the Merger Agreement.

(b)          Notwithstanding anything to the contrary, each Holder’s Pro Rata Portion of the Excess Payment Amount, if and to the extent payable pursuant to Section 2.4(a), shall be the sole and exclusive liability imposed on each such Holder in connection with any liability of Parent or of any other Person arising out of or related to the Merger Agreement, the Guarantee, this Agreement (other than as expressly set forth herein), the Confidentiality Agreement or the Debt Commitment Letter and/or any of the transactions contemplated thereby, and in no event shall the Company, its Affiliates, their respective stockholders or Representatives or any other Person seek, directly or indirectly, to recover against any of the Holders, or compel any payment by any of the Holders of, any damages or other payments whatsoever that are, in aggregate, in excess of each such Holder’s Pro Rata Portion of the Excess Payment Amount, if any. Without limiting any other limitations of liability for the benefit of the Holders under this Agreement, the Merger Agreement or the Guarantee, Sections 4(b), 9 and 10 of the Guarantee are hereby expressly incorporated by reference, mutatis mutandis.

Section 2.5            Remedies.  Subject to this Section 2.5 and the terms of the Merger Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that, unless this Agreement has been validly terminated in accordance its terms, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any of the courts referred to in Section 2.2(b), in addition to any other remedy to which they are entitled at law or in equity, in each case subject to the terms of the Merger Agreement (including Sections 7.2, 7.3 and 8.9 thereof). Subject to this Section 2.5, each party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties hereto further agree that by seeking the remedies provided for in this Section 2.5, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including, subject to the limitations hereof and in the Merger Agreement, monetary damages) in the event that the remedies provided for in this Section 2.5 are not available or otherwise are not granted.

Section 2.6            WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any Proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this SECTION 2.6.

Section 2.7            Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties; provided, that a Holder may, without the prior written consent of the Company, assign any or all of its rights and obligations under this Agreement to one or more of its Affiliates pursuant to a Transfer permitted by Section 1.3; provided, further, that any assignment pursuant to the foregoing clause shall not limit or affect such Holder’s obligations under this Agreement as a primary obligor. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 2.7 shall be null and void.

Section 2.8            Counterparts; Section Headings.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by electronic communication, facsimile or otherwise) to the other parties. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 2.9            Entire Agreement.  This Agreement (subject to the terms and conditions of the Merger Agreement) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and is binding solely on, and inures solely to the benefit of, the parties hereto and their respective successors and permitted assigns, and nothing set forth in this Agreement shall be construed to confer upon or give to any Person other than the Company, Parent, Merger Sub, Guarantor and each Guarantor Non-Recourse Party (as defined in the Guarantee), and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement or to confer upon or give to any Person any rights or remedies against any Person other than the Holders under or by reason of this Agreement.

Section 2.10         Amendments.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

Section 2.11        Termination of Agreement.  Except for Section 2.4 (which shall terminate automatically upon termination of the Guarantee), this Agreement shall be automatically terminated without further action upon the earliest to occur of (A) the Effective Time, (B) the termination of the Merger Agreement in accordance with its terms, (C) a Company Adverse Recommendation Change and (D) the written agreement of the Holders and the Company to terminate this Agreement.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

Talen Energy Corporation

By:	/s/ Paul A. Farr
Name:	Paul A. Farr
Title:	President and Chief Executive Officer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

Raven Power Holdings LLC

By:	/s/ Carl L. Williams
Name:	Carl L. Williams
Title:	Authorized Person

C/R Energy Jade, LLC

By:	/s/ Carl L. Williams
Name:	Carl L. Williams
Title:	Authorized Person

Sapphire Power Holdings LLC

By:	/s/ Carl L. Williams
Name:	Carl L. Williams
Title:	Authorized Person

[Signature Page to Support Agreement]

Annex C

OPINION OF CITIGROUP GLOBAL MARKETS INC.

June 2, 2016

The Disinterested Directors of the Board of Directors

Talen Energy Corporation

835 Hamilton Street, Suite 150

Allentown, Pennsylvania 18101

The Disinterested Directors of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Talen Energy Corporation (“Talen Energy”), other than as specified below, of the Merger Consideration (defined below) provided for pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the “Agreement”) to be entered into among Talen Energy, RPH Parent LLC (“RPH”), SPH Parent LLC (“SPH”) and CRJ Parent LLC (together with RPH and SPH, “Parent”), indirect subsidiaries of Raven Power Holdings LLC, Sapphire Power Holdings LLC and C/R Energy Jade, LLC (the “Sponsor Entities”), respectively, and each an affiliate of Riverstone Holdings LLC (“Riverstone”), which currently beneficially owns approximately 35% of the outstanding shares of Talen Energy Common Stock (defined below), and RJS Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the Sponsor Entities, Riverstone and related entities, the “Riverstone Entities”). As more fully described in the Agreement, (i) Merger Sub will be merged with and into Talen Energy (the “Merger”), with Talen Energy as the surviving corporation, and (ii) each outstanding share of the common stock, par value $0.001 per share, of Talen Energy (“Talen Energy Common Stock”) not beneficially owned by the Riverstone Entities or their respective affiliates will be converted into the right to receive $14.00 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

In arriving at our opinion, we reviewed a draft, dated June 2, 2016, of the Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Talen Energy concerning the businesses, operations and prospects of Talen Energy. We reviewed certain publicly available and other business and financial information relating to Talen Energy, including certain internal financial forecasts and other information and data relating to Talen Energy provided to or discussed with us by the management of Talen Energy. We reviewed the financial terms of the Merger as set forth in the Agreement in relation to, among other things: current and historical market prices of Talen Energy Common Stock; the historical and projected earnings and other operating data of Talen Energy; and the capitalization and financial condition of Talen Energy. We analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Talen Energy and we considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

The Disinterested Directors of the Board of Directors

Talen Energy Corporation

June 2, 2016

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management and other representatives of Talen Energy that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to Talen Energy that we have been directed to utilize in our analyses, we have been advised by the management of Talen Energy and we have assumed, with your consent, that such financial forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Talen Energy as to the future financial performance of Talen Energy and the other matters covered thereby. We have relied, at your direction, upon the assessments of the management of Talen Energy as to, among other things, (i) matters relating to the separation of Talen Energy Holdings, Inc., the former parent company of Talen Energy and Talen Energy Supply, LLC, from PPL Corporation consummated in 2015 (the “Separation”) and certain tax indemnities, opinions and other arrangements contemplated in connection with the Separation, (ii) the potential impact on Talen Energy of certain market, competitive, cyclical and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the merchant power generation industry, including assumptions of the management of Talen Energy as to, among other things, future commodity, capacity markets, wholesale and retail energy prices, operational, maintenance and production costs, transmission capacity and demand for energy commodities reflected in the financial forecasts and other information and data utilized in our analyses or otherwise relevant for purposes of our opinion, which are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses and opinion and (iii) existing and future commercial relationships, agreements and arrangements of Talen Energy. We have assumed, with your consent, that there will be no developments with respect to any such matters that would have an adverse effect on Talen Energy or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion.

We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent, off-balance sheet, derivative or otherwise) of Talen Energy or any other entity nor have we made any physical inspection of the properties or assets of Talen Energy or any other entity. We have assumed, with your consent, that the Merger will be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements, amendments or modifications, will be imposed or occur that would have an adverse effect on Talen Energy or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion. Representatives of Talen Energy have advised us, and we also have assumed, that the final terms of the Agreement will not vary materially from those set forth in the draft of the Agreement reviewed by us. We are not expressing any view or opinion as to the prices at which Talen Energy Common Stock (or any other securities of or relating to Talen Energy) may trade or otherwise be transferable at any time. We also are not expressing any view or opinion with respect to any tax (including, without limitation, tax consequences resulting from the Separation, the Merger or otherwise), accounting, regulatory, legal or similar matters and we have relied, with your consent, upon the assessments of representatives of Talen Energy as to such matters. In connection with our engagement, we were not requested to, and we did not, undertake a third-party

C-2

The Disinterested Directors of the Board of Directors

Talen Energy Corporation

June 2, 2016

solicitation process on behalf of Talen Energy; however, we held discussions on behalf of Talen Energy with certain third parties that had made inbound inquiries regarding a possible acquisition of Talen Energy and we have been requested, following public announcement of the Merger, to undertake on behalf of Talen Energy a go-shop process, as contemplated by the provisions of the Agreement and subject to certain limitations, to solicit third-party indications of interest in the acquisition of Talen Energy.

Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration (to the extent expressly specified herein) to the holders of Talen Energy Common Stock other than Riverstone Entities and their respective affiliates. Our opinion does not address any other terms, aspects or implications of the Merger, including, without limitation, the form or structure of the Merger, any guarantee, support agreement or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. We express no view as to, and our opinion does not address, the underlying business decision of Talen Energy to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Talen Energy or the effect of any other transaction in which Talen Energy might engage or consider. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other payments to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration or otherwise. Our opinion is necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to us as of the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion. As you are aware, the credit, financial and stock markets, and the industries in which Talen Energy operates, have experienced and continue to experience volatility and we express no opinion or view as to any potential effects of such volatility on Talen Energy or the Merger.

Citigroup Global Markets Inc. has acted as financial advisor to Talen Energy in connection with the proposed Merger and will receive a fee for such services, a portion of which was payable during the course of our engagement, a portion of which will be payable in connection with the go-shop process and the principal portion of which is contingent upon consummation of the Merger or an alternative transaction or increase in the Merger Consideration. We also will receive a fee in connection with the delivery of this opinion. In addition, Talen Energy has agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. As you are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Talen Energy and its affiliates unrelated to the proposed Merger, for which services we and our affiliates have received and expect to receive compensation, including, during the past two years, having acted or acting as (i) financial advisor in connection with the Separation and related transactions and as financial advisor to Talen Energy in connection with its acquisition of MACH Gen, LLC, (ii) remarketing agent for a repurchase of senior notes of Talen Energy and as lead or joint bookrunning manager for certain debt offerings of certain affiliates of Talen Energy and (iii) lead arranger, administrative agent and collateral trustee for, and/or as a lender or letter of credit issuer under, credit facilities of certain affiliates of Talen Energy. As you also are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Riverstone and/or certain of its affiliates and portfolio companies, for which services we and our affiliates have received and expect to receive

C-3

The Disinterested Directors of the Board of Directors

Talen Energy Corporation

June 2, 2016

compensation, including, during the past two years, having acted or acting as (i) joint bookrunning manager for certain equity and debt offerings of certain affiliates and/or portfolio companies of Riverstone and (ii) arranger and/or bookrunner for, and/or as a lender under, credit facilities, term loans, construction loans and/or letters of credit of certain affiliates and/or portfolio companies of Riverstone. In the ordinary course of business, we and our affiliates may actively trade or hold the securities of Talen Energy, Riverstone and their respective affiliates and/or portfolio companies for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Talen Energy, Riverstone and their respective affiliates and/or portfolio companies.

Our advisory services and the opinion expressed herein are provided for the information of the disinterested directors of the Board of Directors of Talen Energy (in their capacity as such) in their evaluation of the proposed Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger or otherwise.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by holders of Talen Energy Common Stock (other than the Riverstone Entities and their respective affiliates) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

C-4

Annex D

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

D-2

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this

D-3

section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the

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appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

TALEN ENERGY CORPORATION 835 HAMILTON STREET SUITE 150 ALLENTOWN, PA 18101

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [    ], 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [    ], 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E12373-TBD	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TALEN ENERGY CORPORATION

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.	To adopt the Agreement and Plan of Merger, dated as of June 2, 2016, by and among RPH Parent LLC, SPH Parent LLC,CRJ Parent LLC, RJS Merger Sub Inc. (the "Merger Sub") and Talen Energy Corporation (the "Company"), as it may be amended from time to time (the "Merger Agreement"), pursuant to which the Merger Sub will merge with and into the Company (the "Merger").	☐	☐	☐

2.	To approve the adjournment of the Special Meeting, if necessary or appropriate, including adjournment to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.	☐	☐	☐

3.	To approve, on a non-binding, advisory basis, certain compensation arrangements for the Company's named executive officers in connection with the Merger.	☐	☐	☐

Note: If no boxes are marked and the proxy is signed, this proxy will be voted in the manner described on the reverse side.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Admission Ticket

Talen Energy Corporation

 Special Meeting of Stockholders

[    ], 2016

[    ], local time

[    ]

This Admission Ticket admits only named stockholder(s).

Note: If you plan on attending the Special Meeting, please bring, in addition to this Admission Ticket, a proper form of picture identification. The use of video or still photography at the Special Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Meeting and Proxy Statement is available at www.proxyvote.com.

E12374-TBD

TALEN ENERGY CORPORATION

Special Meeting of Stockholders

[    ], 2016

[    ], local time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jeremy R. McGuire, Paul M. Breme and Thomas G. Douglass, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot and in their discretion upon such other matters, which the Board of Directors do not know, as of the date of the proxy statement, that may properly come before the Special Meeting, all of the shares of common stock of TALEN ENERGY CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting to be held at [    ], local time, on [    ], 2016, at [    ], and any adjournment or postponement thereof. This proxy, when properly executed, will revoke all prior proxies relating to the subject matter hereof and will be voted in the manner directed herein.

This proxy when properly executed will be voted in the manner directed on the reverse side. If this proxy is signed but no direction is given, this proxy will be voted according to the Board of Directors recommendation indicated on the reverse side. It will be voted in the discretion of the proxies upon such other matters, which the Board of Directors do not know, as of the date of the proxy statement, that may properly come before the Special Meeting or at any adjournment or postponement thereof.

Continued and to be signed on reverse side